AMENDMENT 3 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1999

                                                 Registration No. 333-44269


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549




                                FORM S-4/A3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                            UNITED TRUST, INC.
          (Exact name of registrant as specified in its charter)



           ILLINOIS                                  6711
(State or other jurisdiction of          (Primary Standard Industrial
incorporation or organization)           Classification Code Number)



                                37-1172848
                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                       5250 SOUTH SIXTH STREET ROAD
                        SPRINGFIELD, ILLINOIS 62703
                              (217) 241-6300
            (Address, including ZIP code, and telephone number,
     including area code, of registrant's principal executive offices)




                             JAMES E. MELVILLE
                   PRESIDENT AND CHIEF OPERATING OFFICER
                       5250 SOUTH SIXTH STREET ROAD
                        SPRINGFIELD, ILLINOIS 62703
                              (217) 241-6300
        (Names, address, including ZIP code, and telephone number, including area code, of agent for service)


     Approximate date of commencement of proposed sale of the securities to the public: UPON COMPLETION OF THE MERGER AS DESCRIBED IN THIS REGISTRATION STATEMENT

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                      CALCULATION OF REGISTRATION FEE


Title of                 Proposed     Proposed
each                      maximum      maximum
Class of     Amount to    offering     aggregate     Amount of
Securities   be           price        offering      Registration
to be        registered   per         unit price        fee(2)
Registered   (1)          (2)

Common Stock,
No par value   826,153        9.70      8,013,684     2,404.11




(1) Represents the approximate number of shares issuable upon the merger of United Income, Inc. into the registrant.

(2) Pursuant to Rule 457(f), the registration fee is based upon the book value of UTI at September 30, 1998.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            UNITED TRUST, INC.

                           CROSS REFERENCE SHEET

        Pursuant to Item 501(b) of Regulation S-K, showing the location in the Prospectus of the answers to the items in Part I of Form S-4.

Item No. and Caption                              Location in Prospectus
1.Forepart of the Registration Statement and
  Outside Front Cover Page of Prospectus       Facing page; Cross- reference
                                               Sheet; Outside Front Cover
                                               Page of Prospectus
2.Inside Front and Outside Back Cover Pages of
  Prospectus                                   Inside Front and Outside Back
                                               CoverPages of Prospectus; Table
                                               of Contents; Available
                                               Information
3.Risk Factors, Ratio of Earnings to Fixed
  Charges and Other Information                Proxy Statement Summary
                                               Information Regarding the
4.Terms of the Transaction                     Proposed Merger; Description
                                               of UTI and UII Capital Stock
5.Pro Forma Financial Information              UTI and UII Pro Forma
                                               Consolidated Condensed
                                               Financial Information -
                                               Unaudited
6.Material Contracts with the Company Being
  Acquired                                     The UTI Holding Company System;
                                               Business or UTI; Business of
                                               UII: Certain Relationships and
                                               Related Transactions
7.Additional Information Required for Reoffering
  By Persons and Parties Deemed to be
  Underwriters                                 *
8.Interests of Named Experts and Counsel       *
9.Disclosure of Commission Position on
  Indemnification for Securities
  Act Liabilities                              *
10.Information with Respect to S-3
   Registrants                                 *
11.Incorporation of Certain Information by
   Reference                                   *
12.Information with Respect to S-2 or S-3
   Registrants                                 *
13.Incorporation of Certain Information by
   Reference                                   *
14.Information with Respect to Registrants Other
   Than S-2 or S-3 Registrants                 Selected Financial Data of UTI;
                                               Business of UTI; Market Prices
                                               and Dividends; UTI Management's
                                               Discussion and Analysis of
                                               UTI's Financial Condition and
                                               Results of Operations;
                                               Potential Conflicts of
                                               Interest; Index to Exhibits;
                                               Index to Financial Statements
15.Information with Respect to S-3 Companies   *

16.Information with Respect to S-2 or S-3
   Companies                                   *
17.Information with Respect to Companies Other
   Than S-2 or S-3 Companies                   Selected Financial Data of
                                               UII; Business Of UII; Market
                                               Prices and Dividends; UII
                                               Management's Discussion and
                                               Analysis Of UII's Financial
                                               Condition and Results

                                               Of Operations; Relationship
                                               with Independent Public
                                               Accountants; Index To
                                               Financial Statements
18.Information if Proxies, Consents or
   Authorizations are to be Solicited          Solicitations and Revocability
                                               of UTI and UII Proxies;
                                               Principal Stockholders and
                                               Stock Ownership of Management;
                                               Dissenters' Appraisal Rights;
                                               Information Regarding the
                                               Proposed Merger; Management of
                                               UTI
19.Information if Proxies, Consents or
   Authorizations are not to be Solicited or
   in an Exchange Offer                        *
  ________

*  Not applicable or answer thereto is negative

                           UNITED INCOME, INC.

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MARCH 15, 1999

To the Stockholders of United Income, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of United Income, Inc. ("UII") will be held on March 15, 1999 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46241 for the following purposes:

     1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and between UII and United Trust, Inc., an Illinois corporation ("UTI"), which provides for the merger  of UII into UTI, the conversion of each outstanding share of  UII
  Common Stock, no par value into one share of UTI Common Stock, no par value. Upon the Effective date of the Merger the corporate name of United Trust, Inc. shall be changed to United Trust Group, Inc. Stockholders of UII who dissent from approval of this proposal have the right to obtain payment for the fair value of their shares pursuant to statutory procedures under Ohio state law, a copy of the relevant provisions of which is attached as Appendix B to the Proxy Statement; and

     2. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on February 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

  Whether or not you plan to attend the Special Meeting, you are urged to mark, date, and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                               By Order of the Board of Directors,



                               GEORGE E. FRANCIS, Secretary

Dated: February 1, 1999

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                          UNITED TRUST, INC.

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MARCH 15, 1999

To the Stockholders of United Trust, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of United Trust, Inc. ("UTI") will be held on March 15, 1999 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46241 for the following purposes:

          1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and between UTI and United Income, Inc., an Ohio corporation ("UII"), which provides for the merger of UII into UTI and the conversion of each outstanding share of UII Common Stock, no par value, into one share of UTI Common Stock, no par value. If the proposed merger is approved, UTI will issue 826,153 shares of its Common Stock, no par value to UII shareholders which will represent 24.9% of its then issued and outstanding Common Stock, net of treasury shares. Upon the Effective date of the Merger, the corporate name of United Trust, Inc. shall be changed to United Trust Group, Inc. Stockholders of UTI who dissent from approval of this proposal have the right to obtain payment for the fair value of their shares pursuant to statutory procedures under Illinois state law, a copy of the relevant provisions of which is attached as Appendix C to the Proxy Statement; and

          2. To consider and act upon a proposal to approve an amendment to UTI's Articles of Incorporation increasing the amount of authorized Common Stock, no par value from 3,500,000 shares to 7,000,000 shares; and

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     Whether or not you plan to attend the Special Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                                By Order of the Board of Directors,



                                GEORGE E. FRANCIS, Secretary


Dated:  February 1, 1999

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

         PRELIMINARY PROSPECTUS/PROXY STATEMENT DATED FEBRUARY 1, 1999

                          PROSPECTUS RELATING TO

                     826,153 SHARES OF COMMON STOCK OF
                            UNITED TRUST, INC.



                     JOINT PROXY STATEMENT RELATING TO

                  SPECIAL MEETINGS OF THE SHAREHOLDERS OF

                UNITED TRUST, INC. AND UNITED INCOME, INC.


                      BOTH TO BE HELD MARCH 15, 1999


      This Prospectus relates to 826,153 shares of Common Stock of United Trust, Inc., an Illinois corporation ("UTI") to be issued in connection with an Agreement and Plan of Reorganization dated as of March 31, 1998, a copy of which is attached hereto as Appendix A ("the Merger Agreement"), pursuant to which UTI would be the surviving company to a merger ("the Merger"), with United Income, Inc., an Ohio corporation ("UII"). If the Merger is approved (See "INFORMATION REGARDING THE PROPOSED MERGER" and "RISK FACTORS") each one share of UII Common Stock, no par value ("the UII Common Stock"), excluding those held by UII as treasury shares will be converted ("the Conversion") into one share of UTI Common Stock, no par value ("the UTI Common Stock"). Simultaneously with the Conversion, the corporate name of UTI will be changed to United Trust Group, Inc. The
826,153 shares of UTI Common Stock issued to the UII Shareholders will represent 24.9% of UTI's then issued and outstanding Common Stock, net of treasury shares and will be issued at an aggregate value of $8,013,684.

      This Prospectus also serves as a Proxy Statement for Special Meetings of Shareholders of each of UTI and UII both of which will be held on March 15, 1999. The close of business on February 1, 1999 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meetings of Shareholders. Each share of both the UTI Common Stock and UII Common Stock is entitled to one vote. Abstentions, shares not voted for any reason and broker non votes will have the same effect as a negative vote. The holders of a majority of the outstanding shares of both the UTI Common Stock and UTI Common Stock entitled to vote represented in person or by proxy shall constitute a quorum for consideration of such matters placed before the Shareholders.

     On September 30, 1998, the high bid for the UTI Common Stock traded on the NASDAQ Small Cap exchange was $6.50 The UII Common Stock is not listed or actively traded, therefore no quote is available.


  THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS FEBRUARY 1, 1999.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UTI, UII OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THE SHARES OF UTI OR UII HOLDINGS TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH

AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SUCH SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UTI OR UII SINCE THE DATE HEREOF, OR THE DATE AS OF WHICH CERTAIN INFORMATION IS SET FORTH HEREIN.


                           AVAILABLE INFORMATION

      UTI is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports, proxy statements distributed to stockholders of UTI, and other information filed by UTI can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium
Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Said information may be obtained via the Internet at (http://www.sec.gov).

      UTI has filed a Registration Statement of Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933.
Information contained herein is subject to the completion or amendment thereof. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to UTI and the shares to be issued in the Merger, reference is made to the Registration Statement and exhibits thereto.

                    DOCUMENTS INCORPORATED BY REFERENCE


      The following documents filed with the Commission by UTI and UII are incorporated herein by reference:

     1. Annual Report of UTI on Form 10-K for the year ended December 31, 1997, as amended on June 1, 1998, October 9, 1998; and
          January 15, 1999.

     2. Quarterly Reports of UTI on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and amendments.

     3.   Annual Report of UII on Form 10-K for the year ended
          December 31, 1997, as amended on June 1, 1998, October 9, 1998; and January 15, 1999.

     4.   Quarterly Reports of UII on Form 10-Q for the quarters ended
          March 31, 1998, June 30, 1998 and September 30, 1998 and amendments.

All documents filed after the date hereof by UTI or UII pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, and prior to the termination of the Merger hereunder, shall be deemed to be incorporated in these Proxy Statements by reference and to be a part of this Proxy Statement from the date of filing of such documents.

     UTI and UII undertake to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference herein (not including exhibits to information incorporated by reference unless such exhibits are specifically incorporated by reference to information that this Proxy Statement incorporates). These documents are available, upon request, from United Trust, Inc., 5250 South Sixth Street Road, Springfield, IL 62703, telephone (217) 241-6300. In order to ensure timely delivery of the documents, any request should be made by five business days prior to the Special Meetings.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Proxy Statement.

            PRELIMINARY PROXY MATERIAL DATED FEBRUARY 1, 1999

                            UNITED INCOME, INC.
                       5250 SOUTH SIXTH STREET ROAD
                        SPRINGFIELD, ILLINOIS 62703

               SOLICITATION AND REVOCABILITY OF UII PROXIES

         This Proxy Statement is furnished in connection with the solicitation by UII's Board of Directors of proxies to be voted at a Special Meeting of Stockholders, or any adjournment thereof, to be held on March 15, 1999 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46201. The purpose of the Special Meeting of Stockholders, as set forth in the accompanying notice, is (i) to vote on the proposal for the merger of UII into UTI, pursuant to the terms of an Agreement and Plan of Reorganization (the "Merger Agreement"), and
(ii) to conduct such other business as may properly come before the meeting or any adjournment thereof. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about February 1, 1999.

        Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of UII a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to UII and not revoked, will be voted at the Special Meeting.

        Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the approval of the Merger Agreement. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

        The close of business on February 1, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, UII had 1,391,919 shares of Common Stock, no par value, outstanding and entitled to vote. No other voting securities of UII are outstanding. There are no cumulative voting rights.

        The cost of soliciting proxies will be borne by UII. UII may reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of UII Common Stock. Solicitations may be made by telephone, by telegram or by personal calls.

        A copy of the Merger Agreement is included as Appendix A to this Proxy Statement. The description of the Merger contained in this Proxy Statement, including the summary of the terms of the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference.

           THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 1, 1999.

             PRELIMINARY PROXY MATERIAL DATED FEBRUARY 1, 1999

                            UNITED TRUST, INC.
                       5250 SOUTH SIXTH STREET ROAD
                        SPRINGFIELD, ILLINOIS 62703

                              PROXY STATEMENT

               SOLICITATION AND REVOCABILITY OF UTI PROXIES


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UTI of proxies to be voted at a Special Meeting of Stockholders, or at any adjournment thereof, to be held on March 15, 1999, at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46201. The purpose of the Special Meeting of Stockholders as set forth in the accompanying notice is
(i) to vote on the proposal for the merger of UII into UTI, pursuant to the terms of an Agreement and Plan of Reorganization ("the Merger Agreement");
(ii) to vote on a proposal to amend UTI's Articles of Incorporation to increase the amount of authorized Common Stock from 3,500,000 shares to 7,000,000 shares; and (iii) to conduct such other business as may properly come before the meeting or any adjournment thereof. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about February 1, 1999.

        Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of UTI a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to UTI and not revoked, will be voted at the Special Meeting.

        Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the approval of the proposals described above. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

        The close of business on February 1, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, UTI had 2,490,438 shares of Common Stock, no par value, outstanding and entitled to vote. No other voting securities of UTI are outstanding. There are no cumulative voting rights.

        The cost of soliciting proxies will be borne by UTI. UTI may reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of UTI Common Stock. Solicitations may be made by telephone, by telegram or by personal calls.

        A copy of the Merger Agreement is included as Appendix A to this Proxy Statement. The description of the Merger contained in this Proxy Statement, including the summary of the terms of the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference.

        THE DATE OF THIS PROXY STATEMENT IS FEBRUARY 1, 1999.

                             TABLE OF CONTENTS



                                                         Page
PROXY STATEMENT SUMMARY                                  13
POTENTIAL CONFLICT OF INTERESTS                          15
RISK FACTORS                                             17
INTRODUCTION                                             20
THE UTI HOLDING COMPANY SYSTEM                           20
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT 23
INFORMATION REGARDING THE PROPOSED MERGER                28
DISSENTERS' RIGHTS                                       34
SELECTED FINANCIAL DATA OF UII                           37
UII MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                 38
SELECTED FINANCIAL DATA OF UTI                           56
UTI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                 57
FEDERAL INCOME TAXES                                     78
CAPITALIZATION OF UTI AND UII                            78
UTI AND UII PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
     INFORMANTION - UNAUDITED                            80
MARKET PRICES AND DIVIDENDS                              87
BUSINESS OF UII                                          88
BUSINESS OF UTI                                          96
DIRECTORS AND EXECUTIVE OFFICERS OF UII                  108
BENEFICIAL OWNERS AND MANAGEMENT OF UII                  115
DIRECTORS AND EXECUTIVE OFFICERS OF UTI                  117
BENEFICIAL OWNERS AND MANAGEMENT OF UTI                  124
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS           126
YEAR 2000 ISSUE                                          127
RECENT DEVELOPMENT                                       128
DESCRIPTION OF UTI AND UII CAPITAL STOCK                 129
PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI  131
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS         132
OTHER MATTERS TO COME BEFORE THE MEETING                 132
SIGNATURES                                               133
INDEX TO EXHIBITS                                        134
INDEX TO FINANCIAL STATEMENTS OF UTI AND UII             138
Appendix A  Agreement and Plan of Reorganization         255
Appendix  B   Rights  of  Dissenting Stockholders of
  United  Income,  Inc.                                  273
Appendix  C   Rights  of  Dissenting Stockholders  of
  United  Trust,  Inc.                                   277
Appendix  D Proposed Amendment to Articles of
  Incorporation  of  UTI                                 280
Appendix E Consent to use of UTI and UII opinions issued
  by Kerber Eck and Braeckel LLP                         283
Appendix F Consent to use of Tax Opinion of KPMG Peat
  Marwick LLP                                            284
Appendix G Tax Opinion of KPMG Peat Marwick LLP          285

                          PROXY STATEMENT SUMMARY

        The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in the Proxy Statement and by the full text of the Agreement and Plan of Reorganization (the "Merger Agreement") which is attached hereto as Appendix A and incorporated herein by reference.

DATE OF SPECIAL MEETINGS OF
UTI AND UII STOCKHOLDERS March 15, 1999

RECORD DATE              February 1, 1999


EFFECTIVE DATE                   The  closing  of  the  transactions  ("the
                    Effective Date") contemplated by the Merger Agreement shall take place at the executive offices of UII beginning at 2:00 p.m. on the first business day following the day upon which the UTI and UII stockholders meetings to approve the Merger were held.



SHARES OF UTI AND UII    UTI Common Stock outstanding  2,490,438

                         UII Common Stock outstanding  1,391,919

                         UII Common Stock owned by UTI   565,766

                         UTI Shares to be issued to UII
                           Shareholders                  826,153


PROPOSALS                       UII will be merged into UTI pursuant to the
                     Merger Agreement. The Merger is conditioned upon the approval of both the UTI Shareholders and the UII Shareholders. The Merger is not conditioned upon the proposal to increase the UTI authorized shares.

                                The  number of authorized Common  Stock  of
                     UTI  will  be  increased from 3,500,000 to  7,000,000.
                     The proposed increase is not conditioned upon the approval of the Merger.

NAME CHANGE          Upon  the  Effective Date of the Merger, the corporate
                     name  of  United  Trust, Inc. will  change  to  United
                     Trust Group, Inc.

REASONS FOR THE
  MERGER The Board of Directors of each UTI and UII has concluded that the Merger will benefit the business operations of UTI and UII and their respective stockholders by creating a larger, more viable life insurance holding group with lower administrative costs, a simplified corporate structure, and more readily marketable securities. UTI and UII have no operations of its own other than its holding companies and investment activities. The Merger will have no effect on the administration of UTI's and UII's subsidiary insurance company operations. The commonalty of ownership among UTI and UTI's officers and directors conflict in terms of their voting authority and resulting differences in their percentage of ownership from the merger. The close of business on February 1, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote on the proposals. Regulatory approval is not required from the States in which its' life insurance subsidiaries are authorized to do business and that UTI and UII are proceeding in accordance with the provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law, respectively.

INCREASE IN UTI
AUTHORIZED           The   Board  of  Directors  of  UTI  has  declared
COMMON STOCK         advisable to increase UTI's authorized  capital  stock
                     from  3,500,000  shares  to 7,000,000 shares.  The
                     purpose is to provide UTI  with the  flexibility to
                     engage in future transactions that UTI's  Board of
                     Directors deem necessary or  desirable UTI  has
                     sufficient  unissued  authorized  stock   to
                     complete the proposed Merger of UTI and UII without the proposed increase in authorized capital stock.

CONVERSION RATIO     One  share of UII Common Stock, excluding shares  held
                     by  UII  as  treasury shares and shares  as  to  which
                     dissenter's   appraisal   rights   shall   have   been
                     perfected,  will be converted into one  share  of  UTI
                     Common Stock.

                     UTI  owns  565,766  shares  of  UII  Common
                     Stock.   Upon consummation of the Merger, these shares
                     will be canceled and no consideration in return with respect thereto.

VOTING                          Each share of both the UTI Common Stock and
                     UII   Common   Stock   is  entitled   to   one   vote.
                     Abstentions, shares not voted for any reason and broker non votes will have the same effect as a negative vote. There are no cumulative voting rights for either the UTI Common Stock or the UII Common Stock. The holders of a majority of the outstanding shares of both the UTI Common Stock and UII Common Stock entitled to vote represented in person or by proxy shall constitute a quorum for consideration of matters placed before the Shareholders.

VOTE REQUIRED           UTI  The affirmative votes of the holders  of  two-
                     thirds of the outstanding UTI Common Stock are required for approval of the proposals 1. and 2. The executive officers and directors of UTI beneficially own 68.0% of the outstanding Common Stock of UTI and they intend to vote in favor of proposals 1. and 2.

                        UII  The  affirmative vote  of  the  holders  of  a
                     majority  of  the  outstanding  UII  Common  Stock  is
                     required for approval of the Merger by UII. The executive officers and directors of UII beneficially own 5.5% of the outstanding Common Stock of UII. Additionally, UTI owns 40.6% of the outstanding Common Stock OF UII. Both the officers and directors of UII and the Board of Directors of UTI (collectively owning 46.1% of the Common Stock of UII) intend to vote in favor of the UII merger.

SHAREHOLDER RIGHTS      If  the Merger is consummated, all Holders  of  UII
                     Common Stock will become shareholders of UTI. The rights of holders of common stock of both UTI and UII are governed by Illinois and Ohio law, respectively. In addition, the rights and obligations of shareholders are also governed by the Articles of Incorporation and Code of Regulation of the respective companies.

                        Because  both UTI and UII Articles of Incorporation
                     and Codes of Regulations are substantially the same, there will be no change in the relative rights and obligations of holders of common stock of UII when they become holders of common stock of UTI. With regard to State laws, there are no consequential effects of any differences on the UII shareholders.


TAX CONSEQUENCES     UTI  believes that the UII merger will be tax-free  to
                     all  shareholders  of UII receiving UTI  Common  Stock
                     and  that  the  UII basis and holding period  for  UII
                     Common  Stock  received will be  those  attributed  to
                     shares  surrendered  in  the  UII  merger.   See  "Tax
                     Consequences".

BOARD OF DIRECTORS   The  Board  of  Directors  of  each  of  UTI  and  UII
                     recommends approval of the proposals.

DISSENTERS' APPRAISAL
RIGHTS UTI and UII stockholders who dissent from approval of the Merger pursuant to certain procedures under Illinois and Ohio state laws have the right to obtain payment for the fair value of their shares.

BUSINESS OF UTI AND
UII                  UTI   is  a  holding  company  owning  53%  of   the
                     outstanding capital stock of UTG. Additionally, UTI owns 40.6% of UII, also a holding company, which in turn owns the remaining 47% of the outstanding capital stock of UTG. UTG is a holding company formed in 1992 as a vehicle to acquire Commonwealth Industries Corporation. UTG owns directly a majority of the outstanding capital stock of First
                     Commonwealth Corporation ("FCC"). FCC in turn owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG in turn owns 100% of United Security Assurance Company ("USA"), and USA in turns owns 84% of Appalachian Life Insurance Company ("APPL"). Finally, APPL owns 100% of Abraham Lincoln Insurance Company ("ABE"). The companies main business is the solicitation and acquisition of life insurance.

POTENTIAL CONFLICTS
OF INTEREST          The   directors  and   officers   of   UTI
                     beneficially  own  68.0%  of  the  outstanding  Common
                     Stock  of  UTI.   UTI  owns 40.6% of  the  issued  and
                     outstanding  Common  Stock  of  UII.    There   is   a
                     potential conflict of interest in the setting  of  the
                     exchange  ratio  for the Merger in that  the  officers
                     and  directors of UTI beneficially own  68.0%  of  the
                     outstanding  stock of UTI, and this  group  only  owns
                     3.7%  of  the  stock of UII.  An exchange  ratio  that
                     favors   UTI   would   benefit  these   officers   and
                     directors. However, as a practical matter almost all of the value of UTI comes from its direct and indirect ownership of UTG, and almost all of the value of UII also comes from its direct ownership of UTG.

                                Prior  to  the  merger,  the  officers  and
                     directors of UTI own 49.4% of the ownership of UTG through their ownership of UTI stock. After the merger that group will own 51.5% of UTG through their ownership of the stock of the merged company.

                                 Because   of  the  existence  of  minority
                     interests in the holding companies within the UTI holding company system, potential conflicts of interest exist with respect to intercompany transactions.

CERTAIN
RELATIONSHIPS        UTI  and  UII  are  members of  an  Insurance  holding
                     company  system  of which UTI is the  ultimate  parent
                     company.   UTI  has a service agreement  with  UII  to
                     perform  services and provide personnel and facilities
                     which   will  be  eliminated  should  the  Merger   be
                     consummated.    UTI's  and  UII's  insurance   company
                     affiliates have similar agreements among the members of the holding company system which will not be effected by the Merger.

EQUITY INVESTMENT
IN UTI               On November 20, 1998, First Southern Funding, Inc.,
                     a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

                     Details of the transaction can be outlined as follows: FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at
                     $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal, consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

                     Following the transactions described above, and together with shares of UTI previously owned, FSF and affiliates currently own 1,035,165 shares of UTI common stock (41.6%) becoming the largest shareholder of UTI. UTI CEO Larry Ryherd owns 487,901 shares of UTI common stock (19.6%). Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.

RISK FACTORS

DEPENDENCE ON DISTRIBUTIONS FROM AFFILIATES

      UTI is a holding company owning 53% of the outstanding capital stock of UTG. Additionally, UTI owns 40.6% of UII, also a holding company, which in turn owns the remaining 47% of the outstanding capital stock of UTG. UTG is a holding company formed in 1992 as a vehicle to acquire Commonwealth Industries Corporation (See "THE UTI HOLDING COMPANY SYSTEM"). UTG owns directly a majority of the outstanding capital stock of First Commonwealth Corporation ("FCC"). FCC in turn owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG in turn owns 100% of United Security Assurance Company ("USA"), and USA in turn owns 84% of Appalachian Life Insurance Company ("APPL"). Finally, APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

      UTI has no operations of its own other than its holding companies and investment activities. Sources of funds available to UTI are its investment assets and the income, if any, from such assets, and service fees and dividends from its operating affiliates. The fair market value of the UTI's cash and cash equivalents and investment assets on June 30, 1998 was approximately $297,000. UTI's investment income for the three months ended June 30, 1998 totaled $44,000.

      UII has a service agreement with USA which states that USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI which states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. USA paid $989,295, $1,567,891 and $2,015,325 under their agreement with UII for 1997, 1996 and 1995, respectively. UII paid $593,577, $940,734 and $1,209,195 under their agreement with UTI for 1997, 1996 and 1995, respectively. Should the proposed Merger be approved the service fees received by UII from USA would continue to be paid to UTI.

      The payment of dividends to UTI from UTG will be dependent upon UTG's receipt for dividends from FCC, directly and indirectly through the holding company system. Should the Merger be approved the dividends from FCC, if any, would be paid directly to UTI. Such dividends in turn depend upon FCC's receipt of dividends from UG and UG's receipt of dividends from its subsidiaries. The payment of dividends by life insurance companies is regulated by state insurance laws, and generally dividends in any year are limited to the net statutory earnings (earnings determined in accordance with accounting rules required or permitted by applicable state insurance laws and regulations) of UG and each of UG's insurance company subsidiaries.

ISSUANCE OF PREFERRED STOCK

      The Articles of Incorporation of UTI provide that in addition to UTI Common Stock, the Board of Directors are authorized to issue 150,000 shares of UTI Preferred Stock. There are no shares of Preferred Stock currently outstanding. The rights of holders of UTI Common Stock may be materially limited or adversely affected upon the issuance of Preferred Stock. Preferred Stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of holders of Common Stock. UTI has no shares, which may be used in certain circumstances to discourage tender offers or proxy contests or removal of incumbent management.

CONTROL BY UTI

      UTI owns 40.6% of the Common Stock of UII. Together, UTI and UII own 100% of the Common Stock of UTG. As a result of its equity ownership, UTI is able to exercise substantial control over the Company's affairs. UTI may effectively control the election of the directors and operations of both UTG and UII. Additionally, UTI may effectively control the approval or disapproval of any matters submitted for stockholder approval and it may prevent a change of management or an acquisition or takeover of UII. The Board of Directors of both UTI and UII intend to vote in favor of the proposed Merger.

CHANGE IN OWNERSHIP INTEREST

      If the Merger is approved, a shareholder of UTI will own a smaller percentage of UTI's equity as a result of the additional 826,153 shares of UTI Common Stock issued to the UII shareholders; however, the additional shares being issued will also cause an increase in UTI's equity (See "UTI AND UII PROFORMA CONSOLIDATED FINANCIAL INFORMATION").

NO DIVIDENDS

      UTI has not paid any cash dividends on its Common Stock and currently intends to retain any earnings for the future development of its business.

COMPARATIVE MARKET VALUE OF SECURITIES

      On March 24, 1997, the date prior to the day the agreement of the proposed merger was entered into, UTI's common stock had a closing bid price of $5.31 as quoted on NASDAQ.

      There is no established public trading market for UII's common stock. UII's common stock is not listed on any exchange. Therefore, no market quote was available.

POTENTIAL CONFLICT OF INTEREST

      The Chairman of the Board, Mr. Larry Ryherd and the President, Mr. James Melville of UTI serve as directors and executive officers of both UTI and UII. The board of directors of UTI, consists of thirteen in number, of which ten are independent directors. Mr. Ryherd beneficially owns 501,701 (19.6%) shares of the issued and outstanding UTI Common Stock. The directors and officers of UTI together beneficially own 68.0% of the issued and outstanding UTI Common Stock. Additionally, UTI owns 40.6% of the outstanding UII Common Stock. The board of directors of UII consists of nine in number, of which six are independent directors who together beneficially own 5.5% of the issued and outstanding UII Common Stock. The board of directors of both UTI and UII and the management of UTI representing the shares of UII owned by UTI intend to vote in favor of the proposals.

      There is a potential conflict of interest in the setting of the exchange ratio for the Merger in that the officers and directors of UTI beneficially own 68.0% of the outstanding stock of UTI, and this group only owns 3.7% of the stock of UII. An exchange ratio that favors UTI would benefit these officers and directors. However, as a practical matter almost all of the value of UTI comes from its direct and indirect ownership of UTG, and almost all of the value of UII also comes from its direct ownership of UTG.

      Because  of  the  existence of minority interest in  certain  holding companies within the UTI holding company system potential conflicts of interest may arise with respect to intracompany transactions. Such transactions may include mergers and allocation of expenses among the companies in the UTI holding company system.

      UTI has taken a number of steps to reduce potential conflicts of interest by increasing the commonality of ownership interest in the subsidiaries (See "THE UTI HOLDING COMPANY SYSTEM"). One of the reasons for this Merger is to increase the commonality of ownership among UTI and UII. (See "Information REGARDING THE PROPOSED MERGER" - Reasons for the merger).

                      SELECTED FINANCIAL INFORMATION
                      PROPOSED MERGER OF UTI AND UII
                 (000's omitted except on per share data)



                       Nine Months Ended             Year Ended
                          September 30,             December 31,
                         1998      1997      1997     1996       1995

UTI - HISTORICAL
 Revenues            $ 31,551  $ 34,192  $ 43,992 $ 46,976    $ 49,869
 Net Income (loss)   $    801  $   (376) $   (559)$   (938)   $ (3,001)
 Per common share:
  Income (loss)      $    .49  $    .21  $  (0.32)$  (0.50)   $  (1.61)
  Cash dividends     $      0  $      0  $      0 $      0    $      0
 Balance sheet data:
  Assets             $347,925            $349,300 $355,474    $356,305
 Common stockholders equity:
  Total              $ 15,785            $ 15,357 $ 18,014    $ 19,022
 Per Share           $   9.70            $   9.39 $   9.63    $  10.19

UII - HISTORICAL
 Revenues            $    814  $   943   $  1,186 $  1,791    $  2,234
 Net Income (loss)   $    659  $     4   $    (79)$   (319)   $ (2,148)
 Per common share:
   Income (loss)     $    .47  $   .00   $  (0.06)$  (0.23)   $  (1.54)
   Cash dividends    $      0  $     0   $      0 $      0    $      0
 Balance sheet data:
   Assets            $ 13,301            $ 12,840 $ 12,881    $ 13,386
 Common Stockholders equity:
   Total             $ 12,396            $ 11,936 $ 11,977    $ 12,355
  Per common share   $   8.91            $   8.58 $   8.60    $   8.87

UTI AND UII - PRO FORMA:
  Revenues           $ 31,243            $ 43,363
   Net Income (loss) $  1,192            $   (615)
   Per common share:
     Income (loss)   $   0.49            $  (0.25)
     Cash dividends  $      0            $           0
   Balance sheet data:
     Assets          $339,470
     Common stockholders equity:
      Total          $ 23,760
     Per Share       $   9.70

                                    19

                  PROXY STATEMENT FOR SPECIAL MEETINGS OF
                              STOCKHOLDERS OF
                            UNITED TRUST, INC.
                                    AND
                            UNITED INCOME, INC.

                               INTRODUCTION

     This Proxy Statement is being provided to stockholders of United Trust, Inc. an Illinois corporation ("UTI"), and to stockholders of United Income, Inc. an Ohio corporation ("UII"), in connection with the solicitation of proxies by and on behalf of the management of UTI and UII, respectively, to be used in voting at the Special Meetings of Stockholders of UTI and UII, respectively, in accordance with the foregoing Notices of Special Meetings of UTI and UII. The mailing address and telephone number of each UTI and UII is 5250 South Sixth Street, Springfield, Illinois 62703 and (217) 241-6300.


                      THE UTI HOLDING COMPANY SYSTEM


     UTI and UII are members of an insurance holding company system of which UTI is the ultimate parent company. The following is the current organizational chart for the companies that are members of insurance holding company system, and the acronyms that will be used herein to reference the companies:


        For purposes of this proxy statement, the term "affiliate life insurance companies" shall mean UG, USA, APPL and ABE, and the term "non-insurance affiliate companies" shall mean the affiliated companies other than UG, USA, APPL and ABE.

        All of these companies, either directly or through subsidiaries operate principally in the individual life insurance business. The primary business of the companies has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

        UTI was incorporated December 14, 1984, as an Illinois corporation. During the next two and a half years, UTI was engaged in an intrastate public offering of its securities, raising over $12,000,000 net of offering costs. In 1986, UTI formed a life insurance subsidiary and by 1987 began selling life insurance products.

At September 30, 1998, the parent, significant subsidiaries and affiliates of United Trust Inc. were as depicted on the following organizational chart.


                      ORGANIZATIONAL CHART
                    AS OF SEPTEMBER 30, 1998



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").



     UII was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

     UTI currently owns 40.6% of the outstanding common stock of UII and accounts for its investment in UII using the equity method. In 1987, UTI made an initial investment in UII of approximately one third of the public offering.

     On February 20, 1992, UTI and UII, formed a joint venture, United Trust Group, Inc. On June 16, 1992, UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary. UII contributed $7.6 million in cash and 100% of its life insurance subsidiary to UTG. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

     On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation ("CIC"), for a purchase price of $15,567,000. Following the acquisition, UTI controlled eleven life insurance subsidiaries. UTI and UII have taken several steps to streamline and simplify the corporate structure following the acquisitions.

     On December 28, 1992, Universal Guaranty Life Insurance Company was the surviving company of a merger with Roosevelt National Life Insurance Company, United Trust Assurance Company, Cimarron Life Insurance and Home Security Life Insurance Company. On June 30, 1993, Alliance Life Insurance Company, a subsidiary of UG, was merged into UG.

     On March 30, 1994, Farmers and Ranchers Life Insurance Company ("F&R) was sold to an unrelated third party. F&R was a small life insurance company which did not significantly contribute to the operations of the group. F&R primarily represented a marketing opportunity. Management determined it would not be able to allocate the time and resources necessary to properly develop the opportunity, due to continued focus and emphasis on certain other agency forces of the Company.

     On July 31, 1994, Investors Trust Assurance Company was merged into Abraham Lincoln Insurance Company.

     On August 15, 1995, the shareholders of CIC, Investors Trust, Inc., and Universal Guaranty Investment Company, all intermediate holding companies within the UTI group, voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC.

               On November 20, 1998, First Southern Funding, Inc., a Kentucky corporation, ("FSF") and affiliates acquired 929,904 shares of common stock of United Trust, Inc., an Illinois corporation, ("UTI") from UTI and certain UTI shareholders. As consideration for the shares, FSF paid UTI $10,999,995 and certain shareholders of UTI $999,990 in cash. FSF and affiliates employed working capital to make these purchases of common stock, including funds on hand and amounts drawn under existing lines of credit with Star Bank, NA. FSF borrowed $7,082,878 and First Southern Bancorp, Inc., an affiliate of FSF, borrowed $495,775 in making the purchases. FSF and affiliates expect to repay the borrowings through the sale of assets they currently own.

              Details  of  the transaction can be outlined as follows:  FSF acquired 389,715 shares of UTI common stock at $10.00 per share. These shares represented stock acquired during 1997 by UTI in private transactions. Additionally, FSF acquired 473,523 shares of authorized but unissued common stock at $15.00 per share. FSF acquired 66,666 shares of common stock from UTI CEO Larry Ryherd, and his family, at $15.00 per share. FSF has committed to purchase $2,560,000 of face amount of UTI convertible notes from certain officers and directors of UTI for a cash price of $3,072,000 by March 1, 1999. FSF is required to convert the notes to UTI common stock by July 31, 2000. UTI has granted, for nominal, consideration, an irrevocable, exclusive option to FSF to purchase up to 1,450,000 shares of UTI common stock for a purchase price in cash equal to $15.00 per share, with such option to expire on July 1, 2001. UTI has also caused three persons designated by FSF to be appointed, as part of the maximum of 11, to the Board of Directors of UTI.

              Following the transactions described above, and together with shares of UTI previously owned, FSF and affiliates currently own 1,035,165 shares of UTI common stock (41.6%) becoming the largest shareholder of UTI. UTI CEO Larry Ryherd owns 487,901 shares of UTI common stock (19.6%). Mr. Jesse T. Correll is the majority shareholder of FSF, which is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.

     The proposed merger described in the Proxy Statement/Prospectus is a further step in the consolidation and restructuring of the UTI holding company system.
                                 22

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT UII

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of the UII's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.


Title                             Number of Shares        Percent
Of        Name and Address         and Nature of             of
Class     of Beneficial Owner   Beneficial Ownership       Class

Common    United Trust, Inc. (1)(2)     565,766             40.6%.
Stock no  5250 South Sixth Street
par value Springfield, IL 62703

(1) Because Larry E. Ryherd owns 501,701 shares of UTI's Common Stock (19.6%), and UTI owns 565,766 shares of UII Common Stock (40.6%) Mr. Ryherd may be considered a beneficial owner of UII; however, Mr. Ryherd disclaims any beneficial interest in the shares of UII owned by UTI as the UTI's board of directors controls the voting and investment decisions regarding such shares.

(2) First Southern Funding, LLC & Affiliates owns 1,054,440 shares of UTI's Common Stock (42.34%) and UTI owns 565,776 shares of UII Common Stock (40.6%), and because Jesse T. Correll owns 83% of First Southern Funding, LLC, Mr. Correll may be considered a beneficial owner of UII.

                  SECURITY OWNERSHIP OF MANAGEMENT OF UII

The following tabulation shows with respect to each of the directors and nominees of UII, with respect to UII's chief executive officer and each of UII's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UII as a group: (i) the total number of shares of all classes of stock of UII or any of its parents or affiliates, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

Title  Directors, Named Executive   Number of Shares    Percent
of     Officers, & All Directors &   and Nature of        of
Class  Executive Officers as a Group  Ownership          Class

UTI's       Randall L. Attkisson         0              *
Common      Vincent T. Aveni             0              *
Stock, no   Jesse T. Correll             0 (1)          *
Par value   Marvin W. Berschet           0              *
            George E. Francis        4,600 (2)          *
            James E. Melville       52,500 (3)         2.0%
            Charlie E. Nash              0              *
            Millard V. Oakley        9,000              *
            Larry E. Ryherd        501,701 (4)        19.6%
            Robert W. Teater             0              *
            All directors and
            executive officers as
            a group(ten in number) 567,801            21.8%

FCC's       Randall L. Attkisson         0              *
Common      Vincent T. Aveni             0              *
Stock,$1.00 Marvin W. Berschet           0              *
Par value   Jesse T. Correll             0              *
            George E. Francis            0              *
            James E. Melville          544 (5)          *
            Charlie E. Nash              0              *
            Millard V. Oakley            0              *

            Larry E. Ryherd              0              *
            Robert W. Teater             0              *
            All directors and executive
            officers as a group
            (ten in number)            544              *

UII's       Randall L. Attkisson         0              *
Common      Vincent T. Aveni         7,716 (6)          *
Stock, no   Marvin W. Berschet       7,161 (7)          *
Par value   Jesse T. Correll             0              *
            George E. Francis            0              *
            James E. Melville            0              *
            Charlie E. Nash          7,052              *
            Millard V. Oakley            0              *
            Larry E. Ryherd         47,250 (8) (9)      *
            Robert W. Teater         7,380 (10)         *
            All directors and
            executive officers as
            a group (ten in number) 76,559            5.5%


(1)In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which own 1,054,440 shares (42.34%) of UTI. (See Principle Holders of Securities)

(2)Includes 4,600 shares which may be acquired upon the exercise of outstanding stock options.

(3)James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and
   (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(4) Larry E. Ryherd owns 181,091 shares of UTI's Common Stock in his own name. Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options.

(5) James E. Melville owns 168 shares individually and 376 shares jointly with his spouse.

(6) Includes 272 shares owned directly by Mr. Aveni's brother and 210 shares owned directly by Mr. Aveni's son.

(7) Includes 42 shares owned directly by each of Mr. Berschet's two sons and 77 shares owned directly by Mr. Berschet's daughter, a total of 161 shares.

(8) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(9) In addition, Mr. Ryherd is a director and officer of UTI, who owns 565,766 shares (29.9%) of the Company. Mr. Ryherd disclaims any beneficial interest in the shares of the Company owned by UTI as the UTI board of directors controls the voting and investment decisions regarding such shares.

(10)  Includes  210  shares  owned directly  by  Mr.  Teater's spouse.

   * Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UII file periodic reports regarding ownership of UII securities with the Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT OF UTI

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTI's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

Title                             Number of Shares        Percent
Of        Name and Address         and Nature of             of
Class     of Beneficial Owner   Beneficial Ownership       Class

Common    First Southern Funding, LLC  1,054,440(1)          42.34%
Stock no  99 Lancaster Street
Par value P.O. Box 328
          Stanford, KY  40484

          Larry E. Ryherd                501,701(2)           19.63%
          12 Red Bud Lane
          Springfield, IL 62707

(1) Includes 123,241 shares owned by First Southern Bancorp, 183,033 shares owned by First Southern Capital, and 22,135 shares owned by First Southern Investments, all affiliates of First Southern Funding, LLC. Jesse T. Correll, Director of UTI, by reason of ownership of 83% of the outstanding shares of First Southern Funding, LLC may be considered a beneficial owner of UTI.

(2) Larry E. Ryherd owns 181,091 shares of UTI's Common Stock in his own name. Includes: (i) 150,050 shares of UTI's common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr and 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife, as custodian for granddaughter;
  (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and
  (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon the exercise of outstanding stock options.


                  SECURITY OWNERSHIP OF MANAGEMENT OF UTI

The following tabulation shows with respect to each of the directors and nominees of UTI, with respect to UTI's chief executive officer and each of UTI's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UTI as a group: (i) the total number of shares of all classes of stock of UTI or any of its parents or subsidiaries, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

Title  Directors, Named Executive   Number of Shares    Percent
 of    Officers, & All Directors &   and Nature of        of
Class  Executive Officers as a Group    Ownership       Class

FCC's       John S. Albin                0              *
Common      Randall L. Attkisson         0              *

Stock,$1.00 William F. Cellini           0              *
Par value   Robert E. Cook               0              *
            Jesse T. Correll             0              *
            Larry R. Dowell              0              *
            George E. Francis            0              *
            Donald G. Geary            225              *
            Raymond L. Larson            0              *
            Dale E. McKee                0              *
            James E. Melville          544 (1)          *
            Thomas F. Morrow             0              *
            Millard V. Oakley            0              *
            Larry E. Ryherd              0              *
            All directors and
            executive officers as a
            group (fourteen in number) 769              *

UII's       John S. Albin                0              *
Common      Randall L. Attkisson         0              *
Stock, no   William F. Cellini           0              *
Par value   Robert E. Cook           4,025              *
            Jesse T. Correll             0              *
            Larry R. Dowell              0              *
            George E. Francis            0              *
            Donald G. Geary              0              *
            Raymond L. Larson            0              *
            Dale E. McKee                0              *
            James E. Melville            0              *
            Thomas F. Morrow             0              *
            Millard V. Oakley            0              *
            Larry E. Ryherd         47,250 (2)         3.4%
            All directors and
            executive officers
            as a group
           (fourteen in number)     51,275             3.7%

UTI's       John S. Albin           10,503 (3)          *
Common      Randall L. Attkisson         0              *
Stock, no   William F. Cellini       1,000              *
Par value   Robert E. Cook          10,199              *
            Jesse T. Correll             0 (4)          *
            Larry R. Dowell         10,142              *
            George E. Francis        4,600 (5)          *
            Donald G. Geary          1,200              *
            Raymond L. Larson        4,400 (6)          *
            Dale E. McKee           11,122              *
            James E. Melville       52,500 (7)         2.1%
            Thomas F. Morrow        40,555 (8)         1.6%
            Millard V. Oakley        9,000              *
            Larry E. Ryherd        501,701 (9) (10)   19.6%
            All directors and
            executive officers
            as a group
           (fourteen in number)    652,922            25.7%

(1) James E. Melville owns 168 shares individually and 376 shares owned jointly with his spouse.

(2) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(3)  Includes 392 shares owned directly by Mr. Albin's spouse.

(4) In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which owns 1,054,440 shares (42.34%) of the Company. (See Principal Holders of Securities)

(5) Includes 4,600 shares which may be acquired upon exercise of outstanding stock options.

(6)  Includes 375 shares owned directly by Mr. Larson's spouse.

(7) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(8) Includes 1,500 shares as custodian for grandchildren. Includes 17,200 shares which may be acquired upon exercise of outstanding stock options.

(9) Larry E. Ryherd owns 181,091 shares of UTI's Common Stock in his own name. Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options

(10) In addition, Mr. Ryherd is a director and officer of UII. The Company owns 565,766 shares of UII. Mr. Ryherd disclaims any beneficial interest of the 565,766 shares of UII owned by the Company as the Company's Board of directors controls the voting and investment decisions regarding such shares.

  *  Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UTI file periodic reports regarding ownership UTI securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

INFORMATION REGARDING THE PROPOSED MERGER

     On March 25, 1997, the Board of Directors of each UTI and UII unanimously approved an Agreement and Plan of Reorganization (the "Merger Agreement") providing for the merger of UII into UTI. UTI and UII jointly own 100% of the outstanding capital stock of UTG. Simultaneously at closing, UTG shall be liquidated and UTI's name will be changed to United Trust Group, Inc. A summary of all material provisions of the Merger Agreement is set forth below and is qualified in its entirety by reference to the full text of the Merger Agreement dated as of March 30, 1998 which is attached hereto as Appendix A to this Proxy Statement.

THE PROPOSED MERGER

     The Merger Agreement provides that, if approved, UII will be merged into UTI. UTI will continue in existence as the surviving company ("Surviving Company"), its name will be changed to United Trust Group, Inc. and will be governed by the State of Illinois. The separate existence of UII will cease, but its business will be continued by the Surviving
Company. No change in the present business of UII is now contemplated. The Surviving Company will succeed to ownership of all of UII's assets and will assume all of UII's liabilities.

     The  independent  directors  of  UTI  are  Messrs.  Albin,  Attkisson,
Cellini, Cook, Dowell, Geary, Larson, McKee, Morrow and Oakley. The independent directors of UII are Messrs. Attkisson, Aveni, Berschet, Nash, Oakley, and Teater. Mr. Ryherd, Chairman and CEO and Mr. Melville, President and COO are directors of UTI and UII. The directors of UII on the effective date of the Merger will continue in office as directors of UTI, until the next annual meeting of UTI stockholders or until their successors are duly elected and qualified. UTI's articles of incorporation as amended provide that 5 to 21 persons shall serve on the Board of
Directors. The addition of the UTI board members to UTI's board will increase its members to a total of 14 directors.

     The certificate of incorporation of UTI, as amended, will continue to be the certificate of incorporation of the Surviving Company following the Effective Date of the Merger (as hereinafter defined), and is not amended by the Merger Agreement. The by-laws of UTI will continue as the by-laws of the Surviving Company until altered, amended or repealed.

REASONS FOR THE MERGER UTI

      In 1992, UTI and its subsidiary UII combined assets to form UTG as a vehicle to acquire Commonwealth Industries Corporation. (See "UTI Holding Company System). The acquisition increased the company's business by more than ten fold. The organization at that time consisted of six separate holding companies and eleven separate life insurance companies. The board of director's short term and long term goals have been to realize operating efficiencies through restructuring and simplification of the organization. To that extent since then, the companies have eliminated through merger three of its six holding companies and seven of its eleven life insurance companies.

      The exchange ratio of one share of UII Common Stock for one Share of UTI Common Stock was arrived at based upon the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of UTG. To satisfy listing standards as promulgated by the NASDAQ, UTI effected a 1 for 10 reverse stock split in early 1997 to retain its listing. UII also effected a 1 for 14.2 reverse stock split. This action placed the book value per share of both UTI and UII on the same basis simplifying an exchange ratio in the event of a merger of the two companies.

      Economically speaking, almost all of the value of UTI comes from its direct and indirect and indirect ownership of UTG. Similarly, almost all of the value of UII comes from its ownership of UTG. The merging of UTI and UII is not a merging of economic interest. Those interests were merged in 1992 with the formation of UTG. The Merger simplifies the legal form of the ownership of the value of UTG. A UTI shareholder who owned 1% of the value of UTG prior to the Merger through its ownership of UTI common stock will own .93% of UTG after the Merger. Similarly, a UII shareholder who owned 1% of the value of UTG through his ownership of UII common stock will own 1.19% of UTG after the Merger.

      The board of directors considered the potential conflict of interest in the setting of the exchange ratio in that officers and directors of UTI beneficially own 43.2% and 3.4% of the outstanding stock of UTI and UII, respectively. Prior to the Merger, this group through its ownership of the UTI Common Stock indirectly owns 31.1% of UTG and after the Merger, that group would own 30.8% of the stock of the merged company. The board of directors thought that the exchange ratio was fair and did not cause material differences between the shareholders of UTI and UII nor did a merger materially effect the beneficial ownership of the UTI Common Stock by management.

      The board of directors also considered a yearly cost savings of approximately $150,000 from the Merger resulting from the elimination of UII's associated franchise taxes and accounting costs for required record keeping. Additionally, the board of directors considered that costs associated with listing the UII Common Stock on an exchange would be avoided as the UII shareholders in the Merger would receive a stock that is listed on the NASDAQ. UTI COMMON STOCK IS A VERY THINLY TRADED STOCK ON THE NASDAQ MARKET.

      UTI's board of directors consisting of Messrs. Albin, Cellini, Cook, Dowell, Geary, Larson and McKee as independent directors and Messrs. Ryherd and Melville together reached a decision that it would be in the best interests of the companies and the shareholders to merge at this time and unanimously adopted the Agreement and Plan of Reorganization at the March 25th, 1998 board meeting. Because the transaction merely simplifies the legal form of the ownership of UTG, and that economically speaking, the value of UTI and UII is mostly made up of their ownership of UTG this transaction is not a merging of economic interests that were in effect merged in 1992 with the formation of UTG, the board of directors concluded that it was unnecessary to consider alternative actions nor was it necessary for the independent directors provide a separate evaluation of the transaction.

REASONS FOR THE MERGER UII

      In 1992, UII and its parent company UTI, combined assets to form UTG as a vehicle to acquire Commonwealth Industries Corporation. (See "UTI Holding Company System). The acquisition increased the company's business by more than ten fold. The organization at that time consisted of six separate holding companies and eleven separate life insurance companies. The board of director's short term and long term goals have been to realize operating efficiencies through restructuring and simplification of the organization. To that extent since then, the companies have eliminated through merger three of its six holding companies and seven of its eleven life insurance companies.

      The exchange ratio of one share of UII Common Stock for one Share of UTI Common Stock was arrived at based upon the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of UTG. To satisfy listing standards as promulgated by the NASDAQ, UTI effected a 1 for 10 reverse stock split in early 1997 to retain its listing. UII also effected a 1 for 14.2 reverse stock split. This action placed the book value per share of both UTI and UII on the same basis simplifying an exchange ratio in the event of a merger of the two companies.

      Economically speaking, almost all of the value of UII comes from its direct and indirect ownership of UTG. Similarly, almost all of the value of UTI comes from its ownership of UTG. The merging of UII and UTI is not a merging of economic interest. Those interests were merged in 1992 with the formation of UTG. The Merger simplifies the legal form of the ownership of the value of UTG. A UII shareholder who owned 1% of the value of UTG prior to the Merger through its ownership of UII common stock will own 1.19% of UTG after the Merger. Similarly, a UTI shareholder who owned 1% of the value of UTG through his ownership of UII common stock will own
 .93% of UTG after the Merger.

      The board of directors considered the potential conflict of interest in the setting of the exchange ratio in that officers and directors of UTI beneficially own 43.2% and 3.4% of the outstanding stock of UTI and UII, respectively. Prior to the Merger, this group through its ownership of the UTI Common Stock indirectly owns 31.1% of UTG and after the Merger, that group would own 30.8% of the stock of the merged company. The board of directors thought that the exchange ratio was fair and did not cause material differences between the shareholders of UTI and UII nor did a merger materially effect the beneficial ownership of the UTI Common Stock by management.

      The board of directors also considered a yearly cost savings of approximately $150,000 from the Merger resulting from the elimination of UII's associated franchise taxes and accounting costs for required record keeping. Additionally, the board of directors considered that costs associated with listing the UII Common Stock on an exchange would be avoided as the UII shareholders in the Merger would receive a stock that is listed on the NASDAQ.

      UII's board of directors consisting of Messrs. Aveni, Berschet, Nash and Teater as independent directors and Messrs. Ryherd and Melville together reached a decision that it would be in the best interests of the companies and the shareholders to merge at this time and unanimously adopted the Agreement and Plan of Reorganization at the March 25th , 1997 board meeting. Because the transaction merely simplifies the legal form of the ownership of UTG, and that economically speaking, the value of UTI and UII is mostly made up of their ownership of UTG this transaction is not a merging of economic interests that were in effect merged in 1992 with the formation of UTG, the board of directors concluded that it was unnecessary to consider alternative actions nor was it necessary for the independent directors provide a separate evaluation of the transaction.

EFFECTIVE DATE

     The  Merger  would become effective after the adoption of  the  Merger
Agreement by the required two thirds affirmative vote of the UTI Common Stock entitled to vote thereon and the required majority affirmative vote of the UII Common Stock, the filing of the merger Agreement and Articles of Merger with the Secretary of State of Illinois and the Secretary of State of Ohio, and the issuance by the Secretary of State of Ohio, a certificate of merger (the "Effective Date"). The closing of the transaction contemplated by the merger Agreement shall take place at the executive offices of UTI beginning at 2:00 P.M. on the first business day following the day upon which the UTI and UII stockholder meetings to approve the merger were held. It is anticipated that the Merger will occur on March 15, 1999.


CONVERSION OF UII SHARES AND DETERMINATION OF MERGER EXCHANGE RATIOS

     The terms of the Merger Agreement provide that on the Effective Date, each (one) issued and outstanding share of UII Common Stock, excluding shares of UII capital stock held as treasury shares by UII or as to which dissenters' rights have been perfected, shall immediately, without any further action by UII, UTI or UII stockholders, be converted into one share of UTI Common Stock. On the Effective Date of the Merger, all further sales or transfers of UII shares will cease. All shares of UII Common Stock held as treasury shares will be cancelled and no consideration issued with respect thereto. In addition, UTI owns 565,766 shares of UII Common Stock that will be canceled and no consideration in return with respect thereto.

      The exchange ratio of one share of UII Common Stock for one Share of UTI Common Stock was arrived at based upon the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of UTG. To satisfy listing standards as promulgated by the NASDAQ, UTI effected a 1 for 10 reverse stock split in early 1997 to retain its listing. UII also effected a 1 for 14.2 reverse stock split. This action placed the book value per share of both UTI and UII on the same basis simplifying an exchange ratio in the event of a merger of the two companies.

      Economically speaking, almost all of the value of UII comes from its direct and indirect ownership of UTG. Similarly, almost all of the value of UTI comes from its ownership of UTG. The merging of UII and UTI is not a merging of economic interest. Those interests were merged in 1992 with the formation of UTG. The Merger simplifies the legal form of the ownership of the value of UTG. A UII shareholder who owned 1% of the value of UTG prior to the Merger through its ownership of UII Common Stock will own 1.19% of UTG after the Merger. Similarly, a UTI shareholder who owned 1% of the value of UTG through his ownership of UII Common Stock will own
 .93% of UTG after the Merger.

     The exchange ratio was arrived at based upon a review of a number of factors, including (1) the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of their common affiliate, United Trust Group, Inc. and (2) the relative historical and projected earnings per share, the relative historical book value per share, and the relative historical market value per share of each of UTI and UII. Taking all these factors into account, the Board of Directors of each UTI and UII determined that the exchange ratio of each (one) share of UII Common Stock for one share of UTI Common Stock would be fair to the stockholders of UTI and UII respectively.

INCREASE IN AUTHORIZED UTI COMMON STOCK

        The merger will require the issuance of almost all of the remaining authorized but unissued shares of UTI. In order to provide UTI with flexibility regarding future merger options, the raising of additional capital or the granting of stock options, a proposal to amend UTI's
Certificate of Incorporation to increase the number of shares of UTI's authorized Common Stock from 3,500,000 shares to 7,000,000 shares will be voted upon by UTI's stockholders at the same special meeting on March 15, 1999 at which the proposed Merger will be voted upon by UTI stockholders. UTI has no pending arrangements or plans for these additional authorized shares at this time. The purpose of the Amendment is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors may deem necessary or desirable without further shareholder action. (See PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UII)

EFFECT ON CURRENT STOCKHOLDERS

     The Merger will have no effect on the rights and privileges of current stockholders of UTI. The name of the company will be changed to United Trust Group, Inc. and the shares of UTI Common Stock will be converted to the new shares of United Trust Group, Inc.

     After the Merger, assuming no stockholders execute their dissenters' rights, the former UII stockholders would receive 826,153 New Shares which would constitute 24.9% of the then issued and outstanding shares.

        As soon as practicable after the closing of the Merger, UTG will mail a letter of instruction and a new stock certificate of UTG Common Stock ("the New Shares") to each UTI and UII shareholder replacing their UTI Common Stock certificate and UII Common Stock certificate ("the Old Shares"). The Old Shares will be considered null and void. SHAREHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES REPRESENTING THE OLD SHARES BEFORE RECEIVING THEIR INSTRUCTIONS.


       After the Merger, assuming no stockholders execute their dissenters' rights, UTI will have issued 826,153 New Shares which would constitute 24.9% of the then issued and outstanding shares of UTI Common Stock.


EXPENSES

     Each of UTI and UII will bear its respective expenses relating to the Merger.

TERMINATION AND AMENDMENT

     The Merger Agreement may be terminated at any time before the Merger becomes effective; (i) by mutual consent of the Boards of Directors of UTI and UII; (ii) by the Board of Directors of either UTI or UII if the merger is for any reason not consummated on or before December 31, 1998; or (iii) by the Board of Directors of either UTI or UII if any of the conditions for closing described below at "INFORMATION REGARDING THE PROPOSED MERGER - Other Provisions" has not been met.

     No material changes may be made to the terms of the Merger Agreement either before or after the Special Meeting of Stockholders of UII and the Special Meeting of Stockholders of UTI without the written agreement of the Board of Directors of each of UTI and UII. Additionally, should the Merger Agreement be approved by a vote of UTI and UII stockholders at their respective Special Meetings, no amendment or modification that would materially affect the rights of UTI or UII stockholders may be made to the terms of the Merger Agreement. If any such change were made, UTI would amend its registration statement and UTI and UII stockholders would be notified and a resolicitation of the stockholders made.

OTHER PROVISIONS

     The Merger Agreement contains certain representations and warranties of each of UTI and UII. In the Merger Agreement, UTI and UII each represent and warrant regarding their current organization and standing; the existence of subsidiaries; their current respective capitalizations;
the accuracy and completeness of financial statements delivered in connection with the Merger; the absence of undisclosed liabilities; the absence of certain materially adverse changes, events or conditions; the absence  of  litigation  or  proceedings  affecting  each  company  or  its properties; the compliance by each company with all licensing and regulatory laws and requirements; the accuracy and completeness of information supplied by the respective company for this Proxy Statement; the absence of conflicts between the Merger Agreement and any other contract or document or any judgment or decree; the authority of the respective company to execute, deliver and perform the Merger Agreement; the absence of material undisclosed tax liabilities; and the absence of material undisclosed liens against or encumbrances of each company's respective assets.

     The Merger Agreement also contains certain covenants by each of UTI and UII. In the Merger Agreement, each of UTI and UII covenants to conduct its business in the ordinary course; to refrain from materially amending any employment contract, pension or retirement plan, or charter documents and by-laws; to refrain from issuing securities or declaring or paying any dividends; to refrain from incurring additional significant debt; to provide access to the other company to properties, books and records of the company; and to attempt to obtain all necessary consents for consummation of the Merger including a favorable vote of stockholders.

     Additionally, the Merger Agreement contains several conditions to the obligation of each of UTI and UII to close the Merger Agreement and consummate the Merger. Neither UTI nor UII is required to close the Merger Agreement and consummate the Merger if any representation or warranty of the other company is untrue; if any covenant is unfulfilled; if approval of the other company's stockholders has not been obtained; if the Registration Statement pertaining to the Merger is not fully effective; if all necessary governmental approvals have not been obtained; if statements made in this Proxy Statement are inaccurate or incomplete; if an action or proceedings exist against any party or its officers or directors seeking to restrain or prohibit or obtain damages or other relief in connection with the Merger; or if all necessary third party consents have not been obtained.


ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase of UII by UTI at a cost of $8,013,684. Value was determined using current book value per share of UTI common stock of $9.70 per share.

TAX CONSEQUENCES

     In  the  opinion  of  KPMG Peat Marwick LLP, in its  capacity  as  tax counsel, the following are the material U.S. federal income tax consequences relevant to shareholders of UII whose shares of common stock of UII would be exchanged for shares of common stock of UTI. This summary does not purport to be a complete analysis of all potential tax considerations relevant to the UII Shareholders. The summary is limited solely to U.S. federal income tax matters. The summary discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect.

     (a)  no gain or loss will be recognized by UTI or UII.
     (b) the basis of assets acquired by UTI in the Merger will be the same as UII's basis in such assets;
     (c) no gain or loss will be recognized by UII stockholders upon receipt of UTI Common Stock;
     (d) the basis of UTI Common Stock received by an UII stockholder will be the same as that stockholder's basis in the stock held by him immediately prior to the Merger;
     (e) the holding period of UTI Common Stock received by an UII stockholder will include that stockholder's holding period for the stock previously held  by him, provided that the stock was a capital
                                        32
          asset in  the stockholder's hands at the time of the Merger;
     (f) no gain or loss will be recognized by current stockholders of UTI, and no change in the basis of their shares will occur.
     (g) dissenting shareholders of UTI or UII who elect to receive cash in exchange for their stock should be treated as receiving a distribution in redemption for their UTI or UII stock. Dissenting shareholders should consult their own tax advisors with respect to the tax character (e.g., capital gain ordinary income) of any taxable gain (or loss) recognized in connection with the UII Merger.


COMPARATIVE RIGHTS UTI AND UII SHAREHOLDERS

      If the merger is consummated, all holders of UII Common Stock will become shareholders of UTI. The rights of holders of common stock of both UTI and UII are governed by Illinois and Ohio law, respectively. In addition, the rights and obligations of shareholders are also governed by the Articles of Incorporation and Code of Regulation of the respective companies.

      Because both UTI and UII Articles of Incorporation and Codes of Regulations are substantially the same, there will be no change the relative rights and obligations of holders of common stock of UII when they become holders of common stock of UTI. With regard to the State laws, the following summary is intended to highlight some substantive differences in stockholders' rights under Ohio and Illinois law, but does not purport to be an exhaustive discussion of all distinctions. There are no consequential effects of any differences on the UII shareholders.


     Stockholder Approval of Significant Corporate Changes

        Under Ohio law, amendment of the Articles of Incorporation requires approval of the holders of two-thirds of the outstanding capital stock entitled to vote. Similarly, a merger consolidation, acquisition by exchange of shares or sale of substantially all of the assets of an Ohio corporation requires the approval of the holders of two-thirds of the outstanding capital stock entitled to vote. The articles of incorporation of an Ohio corporation may modify this statutory two-thirds vote requirement. UII has modified its articles of incorporation requiring the affirmative vote of holders of the majority of the outstanding shares. Thus, a majority of the outstanding shares of UII entitled to vote will be required to merge UII into UTI.

        Under Illinois law, the vote of shareholders of the surviving corporation to a merger is required if the authorized but unissued common stock of the surviving corporation which is to be issued in the merger exceeds 20% of the common stock of such corporation outstanding immediately prior to the effective date of such merger. Because the number of shares to be issued in the merger exceeds the 20% threshold amount, the merger of UII into UTI must receive the affirmative vote of holders of at least two-thirds of the outstanding common stock of UTI.

     Stockholder Voting in General

        Under Ohio and Illinois laws, voting for directors is cumulative; however, the articles of incorporation, may be amended to eliminate cumulative voting. Both UTI and UII have amended their articles of incorporation to eliminate cumulative voting.

        Under Ohio and Illinois laws, proxies for stock are valid for 11 months unless a different period is stated in the proxy.

     Dissenting Stockholders' Rights

        Under the Illinois Law, each shareholder of UTI may, in lieu of receiving the consideration set forth in the Merger Agreement, seek the fair value of his or her shares of UTI common stock and, if the Merger is consummated, receive payment of such fair value in cash from UTI. To receive such payment, a dissenting shareholder must follow the procedures set forth in Section 11.70 of the Illinois Law, a copy of which Is attached hereto as Appendix C. Failure to follow such procedures shall result in the loss of such shareholder's dissenters' rights. Any UTI shareholder who returns a blank executed proxy card will be deemed to have approved the Merger Agreement and to have waived any dissenters' rights he or she may have. See `DISSENTERS' RIGHTS OF SHAREHOLDERS OF UTI".

         Pursuant to Section 1701.84 of the Ohio Revised Code, UII Shareholders entitled to vote on the Merger who follow the procedures set forth in Section 1701.85 of the Ohio Revised Code have the right to demand payment of the "fair cash value" of their shares of UII Common Stock if the Merger is consummated. See "DISSENTERS' RIGHTS OF SHAREHOLDERS OF UII," Section 1701.85 of the Ohio Revised Code is attached as Appendix B to this Proxy Statement/Prospectus.

     Stockholder Rights to Inspect Books and Records

       A shareholder of a corporation in both Illinois and Ohio may examine the books and records of the corporation or have an agent examine such books only for a proper purpose.

     Removal of Directors

        Both Ohio and Illinois allow stockholders to remove directors with or without cause. Such action requires the affirmative vote of holders of a majority of the voting power then entitled to vote in the election of directors.

MANAGEMENT RECOMMENDATIONS

     The board of directors of each UTI and UII has unanimously approved the Merger Agreement and recommends to the stockholders of UTI and UII that they vote for approval of the Merger Agreement. (See "INFORMATION REGARDING PROPOSED MERGER - Reasons for the Merger"). Management of each UTI and UII believes that the Merger is fair and equitable to its stockholders. UTI intends to vote its shares of UII in favor of the Merger and Merger Agreement.

DISSENTERS' RIGHTS OF SHAREHOLDERS OF UII

        Section 1701.84 of the Ohio Revised Code provides that each shareholder of UII Common Stock who is entitled to vote on the Merger may dissent from the Merger. The following is a summary of the principal steps a dissenting shareholder must take to perfect his or her dissenters' rights under Section 1701.85 of the Ohio Revised Code. This summary does not purport to be complete and is qualified in its entirety by reference to
Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Appendix B to this Proxy Statement/Prospectus.

        To perfect his or her dissenters' rights, a dissenting UII Shareholder must vote his proxy against the Merger and must deliver to UII, within ten days after the vote on the Merger is taken, a written demand for payment of the fair cash value of his or her shares of UII Common Stock. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A dissenting shareholder's written demand for payment of the fair cash value of his or her shares should be delivered to UII, 5250 South Sixth Street, Springfield, Illinois 62703, Attention:
Corporate Secretary. Voting against the Merger will not by itself constitute a written demand.

       The written demand for payment must identify the name and address of the holder of record of such shareholder's UII Common Stock, the number of shares of UII common stock held by such shareholder, and the amount claimed by such shareholder as the fair cash value of his or her shares. A beneficial owner of shares of UII common stock must, in all cases, have the record holder of such shares deliver the written demand for payment. The written demand for payment must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of UII. A written demand for payment with respect to shares of common stock of UII owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a written demand for payment on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign such written demand.

        Because only shareholders of record on the Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of shares to satisfy the condition outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section entitled "Rights of Dissenting Shareholders," the dissenters' rights for all of the shares held by that shareholder will be lost.

        Unless UII and the dissenting shareholder reach an agreement on the fair cash value of the shares of UII Common Stock held by the dissenting shareholder, the dissenting shareholder of UII may, within three months after the dissenting shareholder has delivered his or her written demand for payment to UII, file a complaint in the Court of Common Pleas of Franklin County, Ohio (the "Common Pleas Court"), or join or be joined in an action similarly brought by another dissenting UII shareholder, for a judicial determination of the fair cash value (as defined below) of the shares of UII Common Stock held by the dissenting shareholder.

        Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the dissenting UII shareholder is entitled to be paid the fair cash value of his or her shares of UII Common Stock. If the Common Pleas Court finds that the dissenting shareholder is so entitled, it may appoint one or more appraisers to receive evidence and recommend a decision on the amount of the fair cash value of the shares of UII Common Stock held by such shareholder. The Common Pleas Court is required to make a finding as to the fair cash value of the shares of UII common stock and to render judgment against UII for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the shares of UII common stock held by the dissenting shareholder is required to be made within 30 days after the date of final determination of such value or the date on which the Merger is consummated, whichever is later, only upon surrender to UII of the certificates representing such shares.

        Under the Ohio Revised Code, "fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to buy, would be willing to pay. The fair cash value is to be determined as of the date prior to the day of the vote on the Merger, and, in computing the fair cash value, any appreciation or depreciation in market value resulting from the Merger shall be excluded from the computation. In no event may the fair cash value exceed the amount specified in the written demand for payment delivered to UII by a dissenting shareholder.

       Under the Ohio Revised Code, a shareholder's dissenters' rights will terminate if among other things, the dissenting shareholder has not complied with Section 1701.85 of the Ohio Revised Code (unless the Board of Directors of UII waives compliance), the Merger is abandoned or otherwise not carried out or the dissenting shareholder, upon obtaining the consent of the Board of Directors of UII, withdraws his or her written demand for payment, or no agreement is reached between UII and the dissenting shareholder with respect to the fair cash value of his or her shares of UII Common Stock and no complaint is timely filed in the Common Pleas Court.

       FAILURE TO COMPLY STRICTLY WITH THE FOREGOING PROCEDURES SHALL CAUSE A SHAREHOLDER TO LOSE HIS OR HER DESSENTERS' RIGHTS. ANY SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.


DISSENTERS' RIGHTS OF SHAREHOLDERS OF UTI

        Section 11.65 and 11.70 of the Illinois Act provides that each shareholder of UTI Common Stock who is entitled to vote on the Merger may dissent from the Merger. The following is a summary of the principal steps a dissenting shareholder must take to perfect his or her dissenters' rights under Section 11.65 and 11.70 of the Illinois Act. This summary does not purport to be complete and is qualified in its entirety by reference to
Section 11.65 and 11.70 of the Illinois Act, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus.

        To perfect his or her dissenters' rights, a dissenting UTI Shareholder must vote his or her proxy against the merger and must deliver to UTI, before the vote on the merger is taken, a written demand for payment of the fair value of his or her shares of UTI Common Stock. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A dissenting shareholder's written demand for payment of the fair value of his or her shares should be delivered to UTI at 5250 South Sixth Street, Springfield, Illinois 62703, Attention:
Corporate Secretary. Voting against the Merger will not by itself constitute a written demand.

        Within ten days after the date on which the Merger is effective or thirty days after the dissenting shareholder delivers to UTI a written demand for payment, whichever is later, UTI will send each shareholder who has delivered a written demand for payment a statement setting forth UTI's opinion as to the estimated fair value of the shares of UTI Common Stock, a copy of UTI's latest balance sheet as of the end of a fiscal year ending not earlier than sixteen months before the delivery of the foregoing statement, together with the statement of income for that year and the latest available interim financial statements, and a commitment to pay for the shares of the dissenting shareholder at the estimated fair value of such shares. A VOTE AGAINST THE MERGER, WHETHER BY PROXY OR IN PERSON WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

        Upon consummation of the merger, UTI will pay to each dissenting shareholder who transmits to UTI the certificate or other evidence of ownership of the shares of UTI Common Stock the amount that UTI estimates to be the fair value of such shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated. Under the Illinois Act, "fair value" means the value of shares of UTI Common Stock immediately before the consummation of the Merger, exclusive of any appreciation or depreciation of the value of such shares in anticipation of the merger, unless such exclusion would be inequitable. "Interest" means interest, at the average rate currently paid by UTI on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances, from the effective date of the Merger until the date on which UTI pays to the dissenting shareholder the fair value of his or her shares. If the dissenting shareholder agrees with UTI's estimate as to the fair value of UTI common stock, upon consummation of the Merger and payment of the agreed fair value, the dissenting shareholder shall cease to have any interest in shares of UTI Common Stock.

        If a dissenting shareholder does not agree with the opinion of UTI as to the estimated fair value of the shares or the amount of interest due, such shareholder, within 30 days from the delivery of UTI's statement of fair value, must notify UTI in writing of his or her estimated fair value and amount of interest due and demand payment for the difference between his or her estimate of fair value and interest due and the amount of payment by UTI or the proceeds of sale by the shareholder, whichever is applicable. If, within 60 days from delivery to UTI of the shareholder's notification of estimate of fair value of the shares and interest due, UTI and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, UTI will either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office of the principal office of UTI is located, asking such court to determine the fair value of the shares and interest due. If such a petition is filed, UTI will make all dissenting shareholders whose demands remain unsettled parties to the proceeding, whether or not such shareholders are residents of Illinois, and all such parties will be served with a copy of the petition. The "fair value" determined by the court may be more or less than the amount offered to UTI shareholders under the Merger Agreement. Any judgment entered by the court with respect to the fair value of the dissenting shareholders' shares will be payable only upon, and simultaneously with, the surrender to UTI of the certificate or certificates, or other evidence of ownership, representing shares of UTI Common Stock. Upon the payment of such judgment, the dissenting shareholders will cease to have any interest in shares of UTI common stock.

       FAILURE TO COMPLY STRICTLY WITH THE FOREGOING PROCEDURES SHALL CAUSE A SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS. ANY SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

SELECTED FINANCIAL DATA OF UII

THE FOLLOWING TABLE PROVIDES SELECTED FINANCIAL DATA FOR UII FOR THE PAST FIVE YEARS.

 FINANCIAL HIGHLIGHTS
(000's omitted, except per share data)

                            1997     1996     1995     1994     1993
Net Operating Revenues  $  1,186 $  1,791  $  2,234 $  1,667  $  1,459
Operating Costs and
 Expenses               $    909 $  1,414  $  1,976 $  1,627  $  1,384
Income taxes            $      0 $      0  $      0 $      0  $      0
Equity in loss of
 investees              $   (357)$   (696) $ (2,406)$   (384) $  (580)
Net loss                $    (79)$   (319) $ (2,148)$   (344) $  (505)
Net loss per common
 share                  $  (0.06)$  (0.23) $  (1.54)$  (0.25) $ (0.36)
Cash Dividend Declared
 per common share       $      0 $      0  $      0 $      0  $     0
Total Assets            $ 12,840 $ 12,881  $ 13,386 $ 15,414  $14,919
Long Term Obligations   $    902 $    902  $    902 $    902  $     0

                                   37

UII MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1997


At December 31, 1997 and 1996, the balance sheet reflects the assets and liabilities of UII and its 47% equity interest in UTG. The statements of operations and statements of cash flows presented for 1997, 1996 and 1995 include the operating results of UII.


RESULTS OF OPERATIONS

1997COMPARED TO 1996

(A)  REVENUES

UII's primary source of revenues is derived from service fee income, which is provided via a service agreement with USA. The agreement was originally established upon the formation of USA, which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. The fees are based on a percentage of premium revenue ofUSA. The percentages are applied to both first year and renewal premiums at different rates. Under the current structure, FCC pays all general operating expenses of the affiliated group. FCC then receives management and service fees from the various affiliates, including UTI and UII. Pursuant to the terms of the agreement, USA pays UII monthly fees equal to 22% of the amount of collected first year statutory premiums, 20% in second year and 6% of the renewal premiums in years three and after. The Company recognized service agreement income of $989,295, $1,567,891 and $2,015,325 in 1997, 1996 and 1995, respectively, based on statutory collected premiums in USA of $10,300,332, $13,298,597, and $14,128,199 in
1997,1996 and 1995, respectively. First year premium revenues of USA decreased 54% in 1997 from 1996. This decline is primarily related to the potential change in control of UTI over the last two years to two different parties. The possible changes and resulting uncertainties have hurt USA's ability to recruit and maintain sales agents. Management expects first year production to decline slightly in 1998, and then growth is anticipated in subsequent periods following the resolution of the change in control of UTI.

UII holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes. The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate approximately $80,000 annually.


(B)  EXPENSES

UII has a sub-contract service agreement with United Trust, Inc. ("UTI") for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on 60% of the fees paid to UII by USA. UII has incurred $744,000, $1,241,000 and $1,809,000 in service fee expense in 1997, 1996, and 1995, respectively.

Interest expense of $85,000, $84,000 and $89,000 was incurred in 1997, 1996 and 1995, respectively. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.

 (C)  EQUITY IN LOSS OF INVESTEES

Equity in earnings of investees represents UII's 47% share of the net loss of UTG. Included with this filing as Exhibit 99(d) are audited financial statements of UTG. Following is a discussion of the results of operations of UTG:

    Revenues of UTG

    Premiums  and  policy  fee  revenues, net of reinsurance  premiums  and policy fees, decreased 7% when comparing 1997 to 1996. UTG and its subsidiaries currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless UTG and its subsidiaries' acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline.

    Another  cause for the decrease in premium revenues is related  to  the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. At this writing, negotiations are progressing with a different unrelated party for the change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements of UTG for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents.

    New business production decreased significantly over the last two years. New business production decreased 43% or $3,935,000 when comparing 1997 to 1996. In recent years, the insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products, therefore competition has intensified for top producing sales agents. The relatively small size of our companies, and the resulting limitations, have made it challenging to compete in this area.

    A positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

    Net  investment income decreased 6% when comparing 1997 to  1996.   The
    decrease  relates to the decrease in invested assets from a coinsurance
    agreement.   UTG's insurance subsidiary UG entered into  a  coinsurance agreement with First International Life Insurance Company ("FILIC"), an unrelated party, as of September 30, 1996. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to
    non-premium  paying  life  insurance  policies.   At  closing  of   the
    transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000, after deducting the ceding commission due UG
    of  $6,375,000.   To provide the cash required to be transferred  under
    the agreement, UG sold $18,737,000 of fixed maturity investments.

    The overall investment yields for 1997, 1996 and 1995, are 7.25%, 7.31% and 7.14%, respectively. Since 1995 investment yield improved due to the fixed maturity investments. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed maturity portfolio.

    The investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the primary sales product. UTG and its subsidiaries' monitor investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads.

    It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future.

    Realized investment losses were $279,000 and $466,000 in 1997 and 1996, respectively. UTG and its subsidiaries sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. There were other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.


    Expenses of UTG

    Life benefits, net of reinsurance benefits and claims, decreased 11% in 1997 as compared to 1996. The decrease in premium revenues resulted in lower benefit reserve increases in 1997. In addition, policyholder benefits decreased due to a decrease in death benefit claims of $162,000.

    In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by UTG and its subsidiaries' standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force in 1994. Management's initial analysis indicated that expected death claims on the business in-force was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of UTG and its subsidiaries' to repurchase as many of the non-standard policies as possible. Through December 31, 1996, the UTG and its subsidiaries' spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies UTG and its subsidiaries' incurred life benefit costs of $3,307,000, and $720,000 in 1996 and 1995, respectively. UTG and its subsidiaries' incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively. All policies associated with this issue have been settled as of December 31, 1996. Therefore, expense reductions for 1997 would follow.

    Commissions and amortization of deferred policy acquisition costs decreased 14% in 1997 compared to 1996. The decrease is due primarily due to a reduction in commissions paid. Commissions decreased 19% in 1997 compared to 1996. The decrease in commissions was due to the decline in new business production. There is a direct relationship premium revenues and commission expense. First year premium production decreased 43% and first year commissions decreased 33% when comparing 1997 to 1996. Amortization of deferred policy acquisition costs decreased 6% in 1997 compared to 1996. Management would expect commissions and amortization of deferred policy acquisition costs to decrease in the future if premium revenues continue to decline.

    Amortization  of  cost  of insurance acquired  decreased  56%  in  1997 compared to 1996. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised UTG and its subsidiaries' did not have any charge-offs during the periods covered by this report. The decrease in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force. The improvement of persistency during the year had a positive impact on amortization of cost of insurance acquired. Persistency is a measure of insurance in force retained in relation to the previous year. The average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

    Operating expenses decreased 21% in 1997 compared to 1996. The decrease in operating expenses is directly related to settlement of certain litigation in December of 1996. UTG and its subsidiaries' incurred legal costs of $0, $906,000 and $687,000 in 1997, 1996 and 1995, respectively in relation to the settlement of the non-standard insurance policies.

    Interest expense decreased 4% in 1997 compared to 1996. Since December 31, 1996, notes payable decreased approximately $758,000. Average outstanding indebtedness was $19,461,000 with an average cost of 8.6% in 1997 compared to average outstanding indebtedness of 20,652,000 with an average cost of 8.5% in 1996. In March 1997, the base interest rate for most of the notes payable increased a quarter of a point. The base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank. Please refer to
    Note 12 "Notes Payable" in the Notes to the Consolidated Financial Statements of UTG for more information.

    Net loss of UTG

    UTG had a net loss of $923,000 in 1997 compared to a net loss of $1,661,000 in 1996. The improvement is directly related to the decrease in life benefits and operating expenses primarily associated with the 1996 settlement and other related costs of the non-standard life insurance policies.


(D) NET LOSS

UII recorded a net loss of $79,000 for 1997 compared to $319,000 for the same period one year ago. The net loss is from the equity share of UTG's operating results.


RESULTS OF OPERATIONS

1996 COMPARED TO 1995

(A)  REVENUES

UII's source of revenues is derived from service fee income which is provided via a service agreement with USA. The service agreement between UII and USA is to provide USA with certain administrative services. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates.

UII holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes. The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate approximately $80,000 annually.


(B)  EXPENSES

UII has a sub-contract service agreement with United Trust, Inc. ("UTI") for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on a percentage of the fees paid to UII by USA. UII has incurred $1,241,000, $1,809,000, and $1,210,000 in service fee expense in 1996, 1995, and 1994, respectively.

Interest expense of $84,000, $89,000 and $59,000 was incurred in 1996, 1995 and 1994, respectively. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(C)  EQUITY IN LOSS OF INVESTEES

Equity in earnings of investees represents UII's 47% share of the net loss of UTG. Included with this filing as Exhibit 99(d) are audited financial statements of UTG. Following is a discussion of the results of operations of UTG:

    Revenues of UTG

    Premium and policy fee revenues, net of reinsurance premium, decreased 7% when comparing 1996 to 1995. The decrease in premium income is primarily attributed to a 15% decrease in new business production. . The decrease is due to two factors. The first factor is that UTG and its subsidiaries' changed its focus from primarily a broker agency distribution system to a captive agent system. The second factor is that UTG and its subsidiaries' changed its product portfolio from traditional life insurance to universal life insurance.

       Business written by the broker agency force, in recent years, did not meet UTG and its subsidiaries' expectations. With the change in focus of distribution systems, most of the broker agents were terminated. (The termination of the broker agency force caused a non-recurring write down of the value of agency force asset in 1995, see discussion of amortization of agency force for further details.). The change in distribution systems effectively reduced the total number of agents representing and producing business. Broker agents sell insurance and related products for several companies. Captive agents sell for only one company. The change from a brokerage agency system to a captive agent system caused a decline in new premium writings as the captive agents required training from the home office and often had little or no previous insurance sales experience. Additionally, the products sold were changed from traditional whole life to universal life, resulting in veteran captive agents having to learn the features of the new products. Broker agents typically sell products for several companies and typically have more experience in the industry or have experienced agents within the agency to assist and train them. The captive agent approach, though slower and requiring more home office training, is believed to be the best long term approach for UTG and its subsidiaries' as agents will be trained in the procedures and practices of the insurance subsidiaries and will be more familiar through the training process. This will help in recruiting quality individuals with the character and attitude conducive with UTG and its subsidiaries' desires.

   Universal life and interest sensitive products contribute only the risk charge to premium income; however, traditional insurance products contribute all monies received to premium income. UTG and its subsidiaries' changed their product portfolio to remain competitive based on consumer demand.

    A positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. Average persistency rate for all policies in force for 1996 and 1995 has been approximately 87.9% and 87.3%, respectively.

    Net investment income increased 3% when comparing 1996 to 1995. The overall investment yields for 1996 and 1995 are 7.31% and 7.14%, respectively. The improvement in investment yield is primarily attributed to fixed maturity investments. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed investment portfolio.

    The investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the primary sales product. UTG and its subsidiaries' monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies UTG and its subsidiaries' currently has in force and will write in the future.

    Realized investment losses were $466,000 and $114,000 in 1996 and 1995, respectively. UTG and its subsidiaries' sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. There were other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.


    Expenses of UTG

    Life benefits, net of reinsurance benefits and claims, increased 2% compared to 1995. The increase in life benefits is due primarily to settlement expenses discussed in the following paragraph:

    In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by UTG and its subsidiaries' standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force in 1994. Management's initial analysis indicated that expected death claims on the business in-force was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of UTG and its subsidiaries' to repurchase as many of the non-standard policies as possible. Through December 31, 1996, UTG and its subsidiaries' spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies UTG and its subsidiaries incurred life benefits of $3,307,000 and $720,000 in 1996 and 1995, respectively. UTG and its subsidiaries' incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively. All the policies associated with this issue have been settled as of December 31, 1996. UTG and its insurance subsidiaries' has approximately $3,742,000 of insurance in-force and $1,871,000 of reserves from the issuance of paid-up life insurance policies for settlement of matters related to the original non-standard policies. Management believes the reserves are adequate in relation to expected mortality on this block of in-force.

    Commissions and amortization of deferred policy acquisition costs decreased 14% in 1996 compared to 1995. The decrease is due to a decrease in commissions expense. Commissions decreased 15% in 1996 compared to 1995. The decrease in commissions was due to the decline in new business production. There is a direct relationship between premium revenues and commission expenses. First year premium production decreased 15% and first year commissions decreased 32% when comparing 1996 to 1995. Amortization of deferred policy acquisition costs decreased 12% in 1996 compared to 1995. Management expects commissions and amortization of deferred policy acquisition costs to decrease in the future if premium revenues continue to decline.

    Amortization  of  cost  of insurance acquired  increased  26%  in  1996 compared to 1995. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. UTG and its subsidiaries' did not have any charge-offs during the periods covered by this report. The increase in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force.

    UTG and its subsidiaries' reported a non-recurring write down of value of agency force of $0 and $8,297,000 in 1996 and 1995, respectively. The write down was directly related to the change in distribution systems. UTG and its subsidiaries' changed its focus from primarily a broker agency distribution system to a captive agent system. Business produced by the broker agency force in recent years did not meet expectations. With the change in focus of distribution systems, most of the broker agents were terminated. The termination of most of the agents involved in the broker agency force caused management to re-evaluate and write-off the value of the agency force carried on the balance sheet.

    Operating expenses increased 6% in 1996 compared to 1995. The primary factor that caused the increase in operating expenses is directly
    related   to  increased  legal  costs  and  reserves  established   for
    litigation.   The legal costs are due to the settlement of non-standard
    insurance policies as was discussed in the review of life benefits. UTG and its subsidiaries' incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively in relation to the settlement of the non-standard insurance policies.

    Interest expense decreased 12% in 1996 compared to 1995. Since December 31, 1995, notes payable decreased approximately $1,623,000 that has directly attributed to the decrease in interest expense during 1996. Interest expense was also reduced, as a result of the refinancing of the senior debt under which the new interest rate is more favorable. Please refer to Note 12 "Notes Payable" of the Consolidated Notes to the Financial Statements of UTG for more information on this matter.


    Net loss of UTG

    UTG and its subsidiaries' had a net loss of $1,661,000 in 1996 compared to a net loss of $5,321,000 in 1995. The net loss in 1996 is attributed to the increase in life benefits net of reinsurance and operating expenses primarily associated with settlement and other related costs of the non-standard life insurance policies.

(D) NET LOSS

UII recorded a net loss of $319,000 for 1996 compared to a net loss of $2,148,000 for the same period one year ago. The net loss is from the equity share of UTG's operating results.


FINANCIAL CONDITION

UII  owns  47%  equity  interest  in UTG which  controls  total  assets  of
approximately  $348,000,000.   Audited  financial  statements  of  UTG  are
presented as Exhibit 99(d) of this filing.


LIQUIDITY AND CAPITAL RESOURCES

Since UII is a holding company, funds required to meet its debt service requirements and other expenses are primarily provided by its affiliates. UII's cash flow is dependent on revenues from a management agreement with USA and its earnings received on invested assets and cash balances. At December 31, 1997 and March 31, 1998, substantially all of the shareholders equity represents investment in affiliates. UII does not have significant day to day operations of its own. Cash requirements of UII primarily relate to the payment of interest on its convertible debentures and expenses related to maintaining UII as a corporation in good standing with the various regulatory bodies which govern corporations in the jurisdictions where UII does business. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where UII is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. However, if UG paid a dividend to its direct parent and each subsequent intermediate company within the holding company structure paid a dividend equal to the amount it received, UII would receive 37% of the original dividend paid by UG. Please refer to Note 1 of the Notes to the Financial Statements. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,000. At December 31, 1997, UG statutory capital and surplus amounted to
$10,997,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

At March 31, 1998, UII had $734,827 in cash and cash equivalents. UII holds one mortgage loan. Operating activities of UII produced cash flows of $324,097, $255,675 and $326,905 in 1997, 1996 and 1995, respectively.
UII had uses of cash from investing activities of $50,764, $180,402 and $192,801 in 1997, 1996 and 1995, respectively. Cash flows from financing activities were ($2,112), $33 and $0 in 1997, 1996 and 1995, respectively. UII produced cash of $191,806 from operating activities as of March 31, 1998 and had used of cash from investing activities of $263,617 for the same period.

In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between UII and First of America Bank - Southeast Michigan, N.A., as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $25 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. The prime rate was 8.25% during first quarter 1997, increasing to 8.5% April 1, 1997, and has remained unchanged. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem the Debentures. The Debentures will mature on March 31, 2004. The Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

UII is not aware of any litigation that will have a material adverse effect on the financial position of UII. In addition, UII does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on UII. UII is not aware of any material pending or threatened regulatory action with respect to UII or any of its affiliates. UII does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management believes that the overall sources of liquidity available to UII will be more than sufficient to satisfy its financial obligations.


REGULATORY ENVIRONMENT

UII's insurance affiliates are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. UII believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the UII's results.

Currently, UII's insurance affiliates are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. UII cannot predict the impact of any future proposals, regulations or market conduct investigations. UII's insurance affiliates, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most  states  also  have insurance holding company statutes  which  require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance affiliates are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure, concerning the corporation, that controls the registered insurers and all affiliates of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 in the notes to the consolidated financial statements), and payment of dividends (see note 2 in the notes to the consolidated financial statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 1997, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. A primary cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the transaction did not materialize. At this writing, negotiations are progressing with a different unrelated party for the change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified. As this trend appears to continue, the recruiting focus of the Company has been on introducing quality individuals to the insurance industry through an extensive internal training program. UII feels this approach is conducive to the mutual success of our new recruits and UII as these recruits market our products in a professional, company structured manner.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on UII by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the Company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. UII's insurance affiliates conduct an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. This project is not expected to be completed earlier than 1999. Specific recommendations have been set forth in papers issued by the NAIC for industry review. UII is monitoring the process, but the potential impact of any changes in insurance accounting standards is not yet known.


ACCOUNTING AND LEGAL DEVELOPMENTS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S. standard for computing EPS more compatible with the EPS standards of other countries.

Under SFAS No. 128, primary EPS computed in accordance with previous opinions is replaced with a simpler calculation called basic EPS. Basic EPS is calculated by dividing income available to common stockholders (i.e., net income or loss adjusted for preferred stock dividends) by the weighted-average number of common shares outstanding. Thus, in the most significant change in current practice, options, warrants, and convertible securities are excluded from the basic EPS calculation. Further, contingently issuable shares are included in basic EPS only if all the necessary conditions for the issuance of such shares have been satisfied by the end of the period.

Fully diluted EPS has not changed significantly but has been renamed diluted EPS. Income available to common stockholders continues to be adjusted for assumed conversion of all potentially dilutive securities using the treasury stock method to calculate the dilutive effect of options and warrants. However, unlike the calculation of fully diluted EPS under previous opinions, a new treasury stock method is applied using the average market price or the ending market price. Further, prior opinion requirement to use the modified treasury stock method when the number of options or warrants outstanding is greater than 20% of the outstanding shares also has been eliminated. SFAS 128 also includes certain shares that are contingently issuable; however, the test for inclusion under the new rules is much more restrictive.

SFAS No. 128 requires companies reporting discontinued operations, extraordinary items, or the cumulative effect of accounting changes are to use income from operations as the control number or benchmark to determine whether potential common shares are dilutive or antidilutive. Only dilutive securities are to be included in the calculation of diluted EPS.

This statement was adopted for the 1997 Financial Statements. For all periods presented UII reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS No. 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS No. 130 entitled Reporting Comprehensive Income and SFAS No. 132 Employers' Disclosures about Pensions and Other Postretirement Benefits. Both of the above statements are effective for financial statements with fiscal years beginning after December 15, 1997.

SFAS No. 130 defines how to report and display comprehensive income and its components in a full set of financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners.

SFAS   No.   132  addresses  disclosure  requirements  for  post-retirement
benefits.   The  statement does not change post-retirement  measurement  or recognition issues.

UII will adopt both SFAS No. 130 and SFAS No. 132 for the 1998 financial statements. Management does not expect either adoption to have a material impact on the UII's financial statements.

UII is not aware of any litigation that will have a material adverse effect on the financial position of the UII. In addition, UII does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the UII. UII is not aware of any material pending or threatened regulatory action with respect to the Company or any of its affiliates. UII does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.


YEAR 2000 ISSUE

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting Years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on the Company's business/financial systems as well as products and services, if not corrected.

UII established a project to address year 2000 processing concerns in September of 1996. In 1997 UII completed the review of its internally and externally developed software, and made corrections to all year 2000 non-compliant processing. UII also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing should be completed by the end of the first quarter of 1998. After testing is completed, periodic regression testing will be performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance will be achieved using existing staff and without significant impact on UII operationally or financially.

PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.


SUBSEQUENT EVENT

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll, will personally or in combination with other individuals make an equity investment in UTI over a period of three years.

Upon completion of the transaction Mr. Correll will own 51% of UTI. Under the terms of the letter of intent Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI. Upon completion of the transaction, Mr. Correll would be the largest shareholder of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UII FOR THE PERIOD ENDED SEPTEMBER 30, 1998

At September 30, 1998 and December 31, 1997, the balance sheet reflects the assets and liabilities of UII and its 47% equity interest in UTG. The statements of operations and statements of cash flows presented include the operating results of UII.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by UII and its affiliates or any of its officers, directors or employees is qualified by the fact that actual results of UII and its affiliates may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the business of UII and its affiliates:

1. Prevailing interest rate levels, which may affect the ability of UII and its affiliates to sell its products, the market value of UII and its affiliates investments and the lapse ratio of UII and its affiliates policies, notwithstanding product design features intended to enhance persistency of UII and its affiliates products.

2. Changes in the federal income tax laws and regulations which may affect the relative tax advantages of UII and its affiliates products.

3.   Changes in the regulation of financial services, including bank  sales
     and   underwriting  of  insurance  products,  which  may  affect   the
     competitive environment for UII and its affiliates products.

4. Other factors affecting the performance of UII and its affiliates, including, but not limited to, market conduct claims, insurance industry insolvencies, stock market performance, and investment performance.


RESULTS OF OPERATIONS

(A)  REVENUES

UII's primary source of revenues is derived from service fee income, which is provided via a service agreement with USA. The agreement was originally established upon the formation of USA, which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates. Under the current structure, FCC pays all general operating expenses of the affiliated group. FCC then receives management and service fees from the various affiliates, including UTI and UII.

UII holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes. The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate approximately $80,000 in interest income annually.

Interest income increased significantly when comparing the three and nine months ended September 30, 1998 to the same periods one-year ago. The increase in interest income is due to the increase in yield on UII's cash and cash equivalent accounts. The increase in yield is directly related to a change in banking relationships of UII. UII was able to obtain preferred interest rates in conjunction with the financing of FCC's senior debt by First of America Bank.
                                 50

(B)  EXPENSES

UII's primary source of expenses is derived from management fee expense, which is derived from an agreement with UTI. The agreement between UII and UTI was originally established upon the formation of USA, which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original management agreement has remained in place without modification. The calculation of the management fee from UII to UTI is 60% of the revenues derived from UII's service agreement with USA. Under the current structure, FCC pays all general operating expenses of the affiliated group. FCC then receives management and service fees from the various affiliates, including UTI and UII.

Management fee incurred to UTI is comprised of $397,663 and $447,126 for nine months ended September 30, 1998 and 1997, respectively and $139,022 and $128,111 for the three months ended September 30, 1998 and 1997, respectively. Management fee incurred to FCC is comprised of $0 and
$180,000 for the nine months ended September 30, 1998 and 1997, respectively and $0 and $25,000 for the three months ended September 30, 1998 and 1997, respectively.

Operating expenses consist primarily of governmental fees and other expenses associated with maintaining a corporation in good standing with various regulatory authorities. UII is a holding company and does not have significant day to day operations of its own.

Interest expense increased slightly when comparing the first nine months of 1998 to the same period one-year ago. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(C)  EQUITY IN INCOME OF INVESTEES

Equity in income of investees represents UII's 47% share of the net income of UTG. Following is a discussion of the results of operations of UTG and its consolidated subsidiaries ("UTG"):

     Revenues of UTG

     Premium and policy fees, net of reinsurance decreased 6% and 8% when comparing the three and nine months ended September 30, 1998 to the same periods in 1997, respectively. UTG currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless UTG acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline.

     Another cause for the decrease in premium revenues is related  to  the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. At this writing, a contract is pending with First Southern Funding "FSF" (FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company) for the change in control of UTI. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. However, management believes the affiliation with FSF will facilitate long-term growth opportunities. The expected long-term benefits to UTI are an increase in capital, which will enable UTI and its affiliates to pursue further growth through acquisitions. Nationally there is a trend toward consolidation of the financial service industry with proposed legislation to remove barriers between banks and insurance companies.

     Net investment income increased 3% when comparing the three months ended September 30, 1998 to the same period one year-ago. The increase in the current quarter is due to several factors. The improvement in cash flow from operations compared to the previous year. The companies changed banks during 1997, which provided an improvement in yield on cash balances. Another factor that contributed to the increase is the investment of funds in mortgage loans. A higher percentage of investments acquired have been directed to mortgage loans compared to previous periods. These loans provide an investment yield, which are approximately 3% above the yield that can be obtained from quality fixed maturities currently available.

     Net investment income decreased slightly when comparing the nine months ended September 30, 1998 to the same period one year ago. The decrease in net investment income is due to the decrease in invested assets. The decrease in invested assets and the increase in cash and cash equivalents is a short-term fluctuation as management positions UTG for the pending change in control of UTI. The effects of lost investment revenue are partially offset by the factors discussed in the above quarterly comparison of investment income.

     UTG's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is UTG's primary sales product. UTG monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future. At the September 1998 board of directors meeting it was deemed necessary to reduce interest crediting rates one half of a percentage point on certain products. This decision was prompted by the overall decline in market interest rates. The change in credited interest rates affects approximately $60,000,000 of policy liabilities. The expected savings to UTG will be approximately $300,000 per year. The change in credited interest rates is not immediate. The change is effective on the anniversary of the policy.


     Expenses of UTG

     Benefits, claims and settlement expenses decreased 8% and 4% for the nine and three months ended September 30, 1998 as compared to the same periods one year-ago, respectively. The decrease in life benefits net of reinsurance is due to the decrease in premium revenues that resulted in lower benefit reserve increases. In addition, policyholder benefits decreased due to a decrease in death benefit claims of $1,059,000 for the nine months ended September 30, 1998 compared to the same period one year-ago. Policyholder benefits increased due to an increase in death benefit claims of $270,000 for the three months ended September 30, 1998 compared to the same period one year-ago. There is no single event that caused death benefits to increase or decrease. Death claims vary from period to period and therefore, fluctuations in death benefits are to be expected and are not considered unusual by management.

     In future periods, benefits should decrease due to the reduction in credited interest rates. At the September 1998 board of directors meeting it was deemed necessary to reduce interest crediting rates one half of a percentage point on certain products. This decision was prompted by the overall decline in market interest rates. The change in credited interest rates affects approximately $60,000,000 of policy liabilities. The expected savings to UTG will be approximately $300,000 per year. The change in credited interest rates is not immediate. The change is effective on the anniversary of the policy.

     Other expenses decreased 9% and 18% for the nine and three months ended September 30, 1998 as compared to the same periods one year-ago, respectively. The decrease in other expenses is due to the decrease in salaries. The decrease in salaries is due to a 10% reduction in staff compared to the previous year, including the retirement of an executive officer. Interest expense decreased 10% for the nine months ended September 30, 1998 as compared to the same period one year-ago. The decrease in interest expense is due to the decrease in notes payable.

     In future periods, interest expense is expected to decrease due to scheduled principal reductions of notes payable. On November 8, 1998, FCC prepaid $500,000 of the 1999 principal payment due on the senior debt. In October 1998, the base interest rate of variable rate debt decreased one half of one percentage point. This decrease affects approximately $10,961,000 of the outstanding notes payable as of September 30, 1998. The base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank.


(D) NET INCOME

UII recorded net income of $658,697 for the first nine months of 1998 compared to $3,661 for the same period one-year ago. UII recorded net income of $328,299 for third quarter of 1998 compared to $(136,852) for the same period one-year ago. The improvement in net income is the result of a combination of improved operating results of UII and improved earnings of UTG.


FINANCIAL CONDITION

UII owns 47% equity interest in UTG, which controls total assets of approximately $346,000,000


LIQUIDITY AND CAPITAL RESOURCES

Since UII is a holding company, funds required to meet its debt service requirements and other expenses are primarily provided by its affiliates. UII's cash flow is dependent on revenues from a management agreement with USA and its earnings received on invested assets and cash balances. At September 30, 1998, substantially all of the shareholders equity represents investment in affiliates. UII does not have significant day to day operations of its own. Cash requirements of UII primarily relate to the payment of interest on its convertible debentures and expenses related to maintaining UII as a corporation in good standing with the various regulatory bodies which govern corporations in the jurisdictions where UII does business. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the insurance company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. Please refer to Note 1 of the Notes to the Financial Statements. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,000. At December 31, 1997, UG statutory capital and surplus amounted to
$10,997,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

UII currently has $740,511 in cash and cash equivalents. UII holds two mortgage loans. Operating activities of UII produced cash flows of
$297,871 and $234,698 for the nine months ended September 30, 1998 and 1997, respectively. UII had uses of cash from investing activities of $268,257 and $18,165 for the nine months ended September 30, 1998 and 1997, respectively.

UTI and UII acquired a 53% and 47%, respectively interest in a note receivable from an outside party which was payable by UTG. Immediately upon acquisition of the note, UTI and UII contributed their interest in the note to UTG as a capital contribution. UTG did not have the cash available to acquire the note the directly. UTI, UII and UTG deemed the retirement of this debt advantageous in relation to the interest earned from cash versus interest costs of the debt.

In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between UII and First of America Bank - Southeast Michigan, N.A., as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $25 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem the Debentures. The Debentures will mature on March 31, 2004. The Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

UII and its affiliates are not aware of any litigation that will have a material adverse effect on the financial position of UII and its affiliates. In addition, UII and its affiliates do not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on UII and its affiliates. UII and its affiliates are not aware of any material pending or threatened regulatory action with respect to UII or any of its affiliates. UII and its affiliates do not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management believes that the overall sources of liquidity available to UII will be more than sufficient to satisfy its financial obligations.


YEAR 2000 ISSUE

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting Years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on UII and its affiliates business/financial systems as well as products and services, if not corrected.

UII and its affiliates established a project to address year 2000 processing concerns in September of 1996. In 1997 UII and it affiliates completed the review of internally and externally developed software, and made corrections to all year 2000 non-compliant processing. UII and its affiliates also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing was completed by the end of the first quarter of 1998. Periodic regression testing will be performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance will be achieved using existing staff and without significant impact on UII and its affiliates operationally or financially.


PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur during the first quarter of 1999. The proposed merger is not contingent upon the pending change in control of UTI.
                                  54


PENDING CHANGE IN CONTROL OF UNITED TRUST INC.

On April 30, 1998, UTI and First Southern Funding, a Kentucky corporation ("FSF"), signed a Definitive Agreement ("the FSF Agreement") whereby FSF will make an equity investment in UTI. Mr. Jesse T. Correll who signed the initial letter of intent with UTI dated February 19, 1998, is the majority shareholder of FSF. Under the terms of the FSF Agreement, FSF will buy
473,523 authorized but unissued shares of UTI common stock for $15.00 a share and will also buy 389,715 shares of UTI common stock that UTI purchased during the last year in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. FSF will also purchase 66,667 shares of UTI common stock and $2,560,000 of face amount convertible bonds which are due and payable on any change in control of UTI, in private transactions, primarily from officers of UTI. In addition, FSF will be granted a three year option to purchase up to 1,450,000 shares of UTI common stock for $15.00 per share.

Management of UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to the receipt of regulatory and other approvals; and the satisfaction of certain conditions. Two of the three states in which regulatory approval is required have granted such approval. The third state (West Virginia) is expected to approve by the end of November. The transaction is expected to be completed during the fourth quarter 1998, and there can be no assurance that the transaction will be completed. The pending change in control of UTI is not contingent upon the merger of UTI and UII.

FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.


ACCOUNTING AND LEGAL DEVELOPMENTS

THE FASB HAS ISSUED SFAS 130 ENTITLED REPORTING COMPREHENSIVE INCOME, WHICH IS EFFECTIVE FOR FINANCIAL STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 130 ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE INCOME AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE INCOME INCLUDES ALL CHANGES IN
SHAREHOLDERS' EQUITY, EXCEPT THOSE ARISING FROM TRANSACTIONS WITH SHAREHOLDERS, AND INCLUDES NET INCOME AND NET UNREALIZED GAINS (LOSSES) ON SECURITIES. SFAS 130 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD REQUIRED US TO MAKE ADDITIONAL DISCLOSURES IN THE CONSOLIDATED FINANCIAL STATEMENTS, BUT DID NOT AFFECT UII'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

ALL ITEMS OF OTHER COMPREHENSIVE INCOME REFLECT NO RELATED TAX EFFECT, SINCE UII HAS AN ALLOWANCE AGAINST THE COLLECTION OF ANY FUTURE TAX
BENEFITS. IN ADDITION, THERE WAS NO SALE OR LIQUIDATION OF INVESTMENTS REQUIRING A RECLASSIFICATION ADJUSTMENT FOR THE PERIOD PRESENTED.


THE FASB HAS ISSUED SFAS 131 ENTITLED, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, WHICH IS EFFECTIVE FOR FINANCIAL
STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 131 REQUIRES THAT A PUBLIC BUSINESS ENTERPRISE REPORT FINANCIAL AND DESCRIPTIVE INFORMATION ABOUT ITS REPORTABLE OPERATING SEGMENTS. OPERATING SEGMENTS ARE COMPONENTS OF AN ENTERPRISE ABOUT WHICH SEPARATE FINANCIAL INFORMATION IS AVAILABLE THAT IS EVALUATED REGULARLY IN DECIDING HOW TO ALLOCATE RESOURCES AND IN ASSESSING PERFORMANCE. SFAS 131 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD HAD NO AFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE UII HAS NO REPORTABLE OPERATING SEGMENTS.

SELECTED FINANCIAL DATA OF UTI

 FINANCIAL HIGHLIGHTS
(000's omitted, except per share data)
                           1997     1996     1995     1994      1993

Premium income
  net of reinsurance   $  28,639 $  30,944 $  33,099 $  35,145 $  33,530
Total revenues         $  43,992 $  46,976 $  49,869 $  49,207 $  48,541
Net loss*              $    (559)$    (938)$  (3,001)$  (1,624)$    (862)
Net loss per share     $   (0.32)$   (0.50)$   (1.61)$   (0.90)$   (0.50)
Total assets           $ 349,300 $ 355,474 $ 356,305 $ 360,258 $ 375,755
Total long-term debt   $  21,460 $  19,574 $  21,447 $  22,053 $  24,359
Dividends paid per share   NONE      NONE      NONE      NONE      NONE

* Includes equity earnings of investees.

UTI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

The purpose of this section is to discuss and analyze the Company's consolidated results of operations, financial condition and liquidity and capital resources. This analysis should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this report. The Company reports financial results on a consolidated basis. The consolidated financial statements include the accounts of UTI and its subsidiaries at December 31, 1997.


RESULTS OF OPERATIONS

1997 COMPARED TO 1996

(A)    REVENUES

Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased 7% when comparing 1997 to 1996. The Company currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Procedures ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless the Company acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline at a rate consistent with prior experience.

Another cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. At this writing, negotiations are progressing with a different unrelated party for the change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents.

New business production decreased significantly over the last two years. New business production decreased 43% or $3,935,000 when comparing 1997 to 1996. In recent years, the insurance industry as a whole has experienced a decline in the total number of agents who sell insurance products, therefore competition has intensified for top producing sales agents. The relatively small size of our companies, and the resulting limitations, have made it challenging to compete in this area.

A positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The Companies' average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

Net investment income decreased 6% when comparing 1997 to 1996. The decrease relates to the decrease in invested assets from a coinsurance agreement. The Company's insurance subsidiary UG entered into a coinsurance agreement with First International Life Insurance Company ("FILIC"), an unrelated party, as of September 30, 1996. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000, after deducting the ceding commission due UG of $6,375,000. To provide the cash required to be transferred under the agreement, the Company sold $18,737,000 of fixed maturity investments.

The overall investment yields for 1997, 1996 and 1995, are 7.24%, 7.29% and 7.12%, respectively. Since 1995, investment yield improved due to the fixed maturity investments. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed maturity portfolio.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the Company's primary sales product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future.

Realized investment losses were $279,000 and $988,000 in 1997 and 1996, respectively. Approximately $522,000 of realized losses in 1996 are due to the charge-off of two specific investments. The Company realized a loss of $207,000 from a single loan and $315,000 from an investment in First Fidelity Mortgage Company ("FFMC"). The charge-off of the loan represented the entire loan balance at the time of the charge-off. Additionally, the Company sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.


(B)    EXPENSES

Life  benefits,  net of reinsurance benefits and claims, decreased  11%  in
1997 as compared to 1996. The decrease in premium revenues resulted in lower benefit reserve increases in 1997. In addition, policyholder benefits decreased due to a decrease in death benefit claims of $162,000.

In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force in 1994. Management's initial analysis indicated that expected death claims on the business in-force was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of the Company to repurchase as many of the non-standard policies as possible. Through December 31, 1996, the Company spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies the Company incurred life benefit costs of $3,307,000, and $720,000 in 1996 and 1995, respectively. The Company incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively. All policies associated with this issue have been settled as of December 31, 1996. Therefore, expense reductions for 1997 would follow.

Commissions and amortization of deferred policy acquisition costs decreased 14% in 1997 compared to 1996. The decrease is due primarily due to a reduction in commissions paid. Commissions decreased 19% in 1997 compared to 1996. The decrease in commissions was due to the decline in new business production. There is a direct relationship between premium revenues and commission expense. First year premium production decreased 43% and first year commissions decreased 33% when comparing 1997 to 1996. Amortization of deferred policy acquisition costs decreased 6% in 1997 compared to 1996. Management would expect commissions and amortization of deferred policy acquisition costs to decrease in the future if premium revenues continue to decline.

Amortization of cost of insurance acquired decreased 57% in 1997 compared to 1996. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. The Company did not have any charge-offs during the periods covered by this report. The decrease in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force. The improvement of persistency during the year had a positive impact on amortization of cost of insurance acquired. Persistency is a measure of insurance in force retained in relation to the previous year. The Company's average persistency rate for all policies in force for 1997 and 1996 has been approximately 89.4% and 87.9%, respectively.

Operating expenses decreased 23% in 1997 compared to 1996. Approximately one-half of the decrease in operating expenses is related to the settlement of certain litigation in December of 1996 regarding non-standard policies. Included in this decrease were legal fees and payments to the litigants to settle the issue. In 1992, as part of the acquisition of Commonwealth Industries Corporation, an agreement was entered into between John Cantrell and FCC for future payments to be made by FCC. A liability was established at the date of the agreement. Upon the death of Mr. Cantrell in late 1997, obligations under this agreement transferred to Mr. Cantrell's wife at a reduced amount. This resulted in a reduction of approximately $600,000 of the liability held for future payments under the agreement. In addition, 1997 Consulting fees, primarily in the area of actuarial services. were reduced approximately $400,000 as the Company was able to hire an actuary, on a part-time basis, at a cost less than fees paid in the previous year to consulting actuaries. The remaining reduction in operating expenses is attributable to reduced salary and employee benefit costs in 1997, as a result of natural attrition.

Interest expense increased 5% in 1997 compared to 1996. Since December 31, 1996, notes payable increased approximately $1,886,000. Average outstanding indebtedness was $20,517,000 with an average cost of 8.9% in 1997 compared to average outstanding indebtedness of 20,510,000 with an average cost of 8.5% in 1996. The increase in outstanding indebtedness was due to the issuance of convertible notes to seven individuals, all officers or employees of UTI. In March 1997, the base interest rate for most of the notes payable increased a quarter of a point. The base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank. Please refer to Note 12 "Notes Payable" in the Consolidated Notes to the Financial Statements for more information.


(C)    NET LOSS

The Company had a net loss of $559,000 in 1997 compared to a net loss of $938,000 in 1996. The improvement is directly related to the decrease in life benefits and operating expenses primarily associated with the 1996 settlement and other related costs of the non-standard life insurance policies.


1996 COMPARED TO 1995

(A)    REVENUES

Premium and policy fee revenues, net of reinsurance premium, decreased 7% when comparing 1996 to 1995. The decrease in premium income is primarily attributed to a 15% decrease in new business production. The decrease is due to two factors. The first factor is that the Company changed its focus from primarily a broker agency distribution system to a captive agent system. The second factor is that the Company changed its product portfolio from primarily traditional life insurance to universal life insurance.

Business written by the broker agency force, in recent years, did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. (The termination of the broker agency force caused a non-recurring write down of the value of agency force asset in 1995, see discussion of amortization of agency force for further details.). The change in distribution systems effectively reduced the total number of agents representing and producing business for the Company. Broker agents sell insurance and related products for several companies. Captive agents sell for only one company. The change from a brokerage agency system to a captive agent system caused a decline in new premium writings as the captive agents required training from the home office and often had little or no previous insurance sales experience. Additionally, the products sold were changed from traditional whole life to universal life, resulting in veteran captive agents having to learn the features of the new products. Broker agents typically sell products for several companies and typically have more experience in the industry or have experienced agents within the agency to assist and train them. The captive agent approach, though slower and requiring more home office training, is believed to be the best long term approach for the Company as agents will be trained in the procedures and practices of the Company and will be more familiar to the Company through the training process. This will help in recruiting quality individuals with the character and attitude conducive with Company desires.

Universal life and interest sensitive products contribute only the risk charge to premium income; however, traditional insurance products contribute all monies received to premium income. The Company changed its product portfolio to remain competitive based on consumer demand.

A positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The Companies' average persistency rate for all policies in force for 1996 and 1995 has been approximately 87.9% and 87.3%, respectively.

Net investment income increased 3% when comparing 1996 to 1995. The overall investment yields for 1996 and 1995 are 7.29% and 7.12%, respectively. The improvement in investment yield is primarily attributed to fixed maturity investments. Cash generated from the sales of universal life insurance products, has been invested primarily in our fixed investment portfolio.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the Company's primary sales product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future.

Realized investment losses were $988,000 and $124,000 in 1996 and 1995, respectively. Approximately $522,000 of realized losses in 1996 are due to the charge-off of two specific investments. The Company realized a loss of $207,000 from a single loan and $315,000 from an investment in First Fidelity Mortgage Company ("FFMC"). The charge-off of the loan represented the entire loan balance at the time of the charge-off. Additionally, the Company sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.


(B)    EXPENSES

Life  benefits,  net  of  reinsurance benefits  and  claims,  increased  2%
compared  to  1995.   The increase in life benefits  is  due  primarily  to
settlement expenses discussed in the following paragraph:

In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force
in  1994.   Management's  initial analysis indicated  that  expected  death claims  on  the  business in-force was adequate in  relation  to  mortality
assumptions   inherent   in   the  calculation   of   statutory   reserves.
Nevertheless, management determined it was in the best interest of the Company to repurchase as many of the non-standard policies as possible. Through December 31, 1996, the Company spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies the Company incurred life benefits of $3,307,000 and $720,000 in 1996 and 1995, respectively. The Company incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively. All the policies associated with this issue have been settled as of December 31, 1996. The Company has approximately $3,742,000 of insurance in-force and $1,871,000 of reserves from the issuance of paid-up life insurance policies for settlement of matters related to the original non-standard policies. Management believes the reserves are adequate in relation to expected mortality on this block of in-force.

Commissions and amortization of deferred policy acquisition costs decreased 14% in 1996 compared to 1995. The decrease is due to a decrease in commissions expense. Commissions decreased 15% in 1996 compared to 1995.

The decrease in commissions was due to the decline in new business production. There is a direct relationship between premium revenues and commission expenses. First year premium production decreased 15% and first year commissions decreased 32% when comparing 1996 to 1995. Amortization of deferred policy acquisition costs decreased 12% in 1996 compared to 1995. Management expects commissions and amortization of deferred policy acquisition costs to decrease in the future if premium revenues continue to decline.

Amortization of cost of insurance acquired increased 25% in 1996 compared to 1995. Cost of insurance acquired is established when an insurance company is acquired. The Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of insurance acquired is comprised of individual life insurance products including whole life, interest sensitive whole life and universal life insurance products. Cost of insurance acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to risk analysis performed at the time of acquisition on the business acquired. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised. The Company did not have any charge-offs during the periods covered by this report. The increase in amortization during the current period is a fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force.

The Company reported a non-recurring write down of value of agency force of $0 and $8,297,000 in 1996 and 1995, respectively. The write down was directly related to the Company's change in distribution systems. The Company changed its focus from primarily a broker agency distribution system to a captive agent system. Business produced by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. The termination of most of the agents involved in the broker agency force caused management to re-evaluate and write-off the value of the agency force carried on the balance sheet.

Operating expenses increased 4% in 1996 compared to 1995. The primary factor that caused the increase in operating expenses is directly related to increased legal costs and reserves established for litigation. The legal costs are due to the settlement of non-standard insurance policies as was discussed in the review of life benefits. The Company incurred legal costs of $906,000 and $687,000 in 1996 and 1995, respectively in relation to the settlement of the non-standard insurance policies.

Interest expense decreased 12% in 1996 compared to 1995. Since December 31, 1995, notes payable decreased approximately $1,873,000 that has directly attributed to the decrease in interest expense during 1996. Interest expense was also reduced, as a result of the refinancing of the senior debt under which the new interest rate is more favorable. Please refer to Note 11 "Notes Payable" of the Consolidated Notes to the Financial Statements for more information on this matter.


(C)    NET LOSS

The Company had a net loss of $938,000 in 1996 compared to a net loss of $3,001,000 in 1995. The net loss in 1996 is attributed to the increase in life benefits net of reinsurance and operating expenses primarily associated with settlement and other related costs of the non-standard life insurance policies.


FINANCIAL CONDITION

(A)  ASSETS

Investments are the largest asset group of the Company. The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments that they are permitted to make and the amount of funds that may be used for any one type of investment. In light of these statutes and regulations, and the Company's business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and corporate securities rated investment grade by established nationally recognized rating organizations.

The liabilities are predominantly long-term in nature and therefore, the Company invests in long-term fixed maturity investments that are reported in the financial statements at their amortized cost. The Company has the ability and intent to hold these investments to maturity; consequently, the Company does not expect to realize any significant loss from these investments. The Company does not own any derivative investments or "junk bonds". As of December 31, 1997, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity. The Company has identified securities it may sell and classified them as "investments held for sale". Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity.

The following table summarizes the Company's fixed maturities distribution at December 31, 1997 and 1996 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

          Fixed Maturities
      Rating          % of Portfolio
                     1997           1996

Investment Grade
   AAA                31%             30%
   AA                 14%             13%
   A                  46%             46%
   BBB                 9%             10%
Below investment
 grade                 0%              1%
                     100%            100%

Mortgage loans decreased 14% in 1997 as compared to 1996. The Company is not actively seeking new mortgage loans, and the decrease is due to early pay-offs from mortgagee's seeking refinancing at lower interest rates. All mortgage loans held by the Company are first position loans. The Company has $298,227 in mortgage loans, net of a $10,000 reserve allowance, which are in default and in the process of foreclosure, this represents approximately 3% of the total portfolio.

Investment real estate and real estate acquired in satisfaction of debt decreased slightly in 1997 compared to 1996. Investment real estate holdings represent approximately 3% of the total assets of the Company. Total investment real estate is separated into three categories:
Commercial 38%, Residential Development 47% and Foreclosed Properties 15%.

Policy loans decreased 2% in 1997 compared to 1996. Industry experience for policy loans indicates few policy loans are ever repaid by the policyholder other than through termination of the policy. Policy loans are systematically reviewed to ensure that no individual policy loan exceeds the underlying cash value of the policy. Policy loans will generally increase due to new loans and interest compounding on existing policy loans.

Deferred  policy acquisition costs decreased 6% in 1997 compared  to  1996.
Deferred  policy  acquisition costs, which vary  with,  and  are  primarily related to producing new business, are referred to as ("DAC"). DAC consists primarily of commissions and certain costs of policy issuance and underwriting, net of fees charged to the policy in excess of ultimate fees charged. To the extent these costs are recoverable from future profits, the Company defers these costs and amortizes them with interest in relation to the present value of expected gross profits from the contracts, discounted using the interest rate credited by the policy. The Company had $586,000 in policy acquisition costs deferred, $425,000 in interest accretion and $1,735,636 in amortization in 1997. The Company did not recognize any impairment during the period.

Cost  of  insurance  acquired decreased 5% in 1997 compared  to  1996.   At
December  31,  1997,  cost  of  insurance  acquired  was  $41,523,000   and
amortization totaled $2,394,000 for the year.  When an insurance company is
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acquired, the Company assigns a portion of its cost to the right to receive future  cash  flows from insurance contracts existing at the  date  of  the
acquisition.   The  cost of policies purchased represents  the  actuarially determined present value of the projected future cash flows from the acquired policies. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.


(B)  LIABILITIES

Total  liabilities increased slightly in 1997 compared to  1996.   However,
future policy benefits which represented 81% of total liabilities at December 31, 1997, decreased slightly in 1997.

Policy claims and benefits payable decreased 35% in 1997 compared to 1996. There is no single event that caused this item to decrease. Policy claims vary from year to year and therefore, fluctuations in this liability are to be expected and are not considered unusual by management.

Other policyholder funds decreased 12% in 1997 compared to 1996. The decrease can be attributed to a decrease in premium deposit funds. Premium deposit funds are funds deposited by the policyholder with the insurance company to accumulate interest and pay future policy premiums. The change in marketing from traditional insurance products to universal life insurance products is the primary reason for the decrease. Universal life insurance products do not have premium deposit funds. All premiums received from universal life insurance policyholders are credited to the life insurance policy and are reflected in future policy benefits.

Dividend and endowment accumulations increased 7% in 1997 compared to 1996. The increase is attributed to the significant amount of participating business the Company has in force. Over 47% of all dividends paid were put on deposit with the Company to accumulate with interest. Management expects this liability to increase in the future.

Income taxes payable and deferred income taxes payable increased 7% in 1997 compared to 1996. The change in deferred income taxes payable is attributable to temporary differences between Generally Accepted Accounting Principles ("GAAP") and tax basis accounting. Federal income taxes are discussed in more detail in Note 3 of the Consolidated Notes to the Financial Statements.

Notes payable increased approximately $1,886,000 in 1997 compared to 1996. On July 31, 1997, United Trust Inc. issued convertible notes totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. As of December 31, 1997, the notes were convertible into 204,800 shares of UTI common stock with no conversion privileges having been exercised. The Company's long-term debt is discussed in more detail in Note 12 of the Notes to the Financial Statements.


 (C)  SHAREHOLDERS' EQUITY

Total shareholders' equity decreased 15% in 1997 compared to 1996. The decrease is attributable to the Company's acquisition of treasury stock. As indicated in the notes payable paragraph above, on July 31, 1997 UTI issued convertible notes totaling $2,560,000. The notes were issued to provide UTI with additional funds to be used for the following purposes.

A portion of the proceeds in combination with debt instruments were used to acquire approximately 16% of the Larry E. Ryherd and family stock holdings in UTI. This transaction reduced the largest shareholder's stock holdings for the purpose of making UTI stock more attractive to the investment community.

Additionally, a portion of the proceeds in combination with debt instruments were used to acquire the stock holdings of Thomas F. Morrow and family in UTI and UII. Simultaneous to this stock acquisition Mr. Morrow retired as an executive officer of UTI. Mr. Morrow's retirement will provide an annual cost savings to the Company in excess of debt service on the new notes.
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
The remaining proceeds of approximately $1,500,000, of the original $2,560,000, will be used to reduce the outstanding debt of the Company.


LIQUIDITY AND CAPITAL RESOURCES

The Company has three principal needs for cash - the insurance companies' contractual obligations to policyholders, the payment of operating expenses and the servicing of its long-term debt. Cash and cash equivalents as a percentage of total assets were 5% as of December 31, 1997, and 1996, respectively. Fixed maturities as a percentage of total invested assets were 82% as of December 31, 1997 and 1996.

Future policy benefits are primarily long-term in nature and therefore, the Company's investments are predominantly in long-term fixed maturity investments such as bonds and mortgage loans which provide sufficient return to cover these obligations. The Company has the ability and intent to hold these investments to maturity; consequently, the Company's investment in long-term fixed maturities is reported in the financial statements at their amortized cost.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds. With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Cash provided by operating activities was $23,000, $3,140,000 and 486,000 in 1997, 1996 and 1995, respectively. The net cash provided by operating activities plus net policyholder contract deposits after the payment of policyholder withdrawals equaled $3,412,000 in 1997, $9,952,000 in 1996 and $9,499,000 in 1995. Management utilizes this measurement of cash flows as an indicator of the performance of the Company's insurance operations, since reporting regulations require cash inflows and outflows from universal life insurance products to be shown as financing activities when reporting on cash flows.

Cash provided by (used in) investing activities was ($2,989,000), $15,808,000 and ($8,063,000), for 1997, 1996 and 1995, respectively. The most significant aspect of cash provided by (used in) investing activities are the fixed maturity transactions. Fixed maturities account for 70%, 81% and 76% of the total cost of investments acquired in 1997, 1996 and 1995, respectively. The net cash provided by investing activities in 1996, is due to the fixed maturities sold in conjunction with the coinsurance agreement with FILIC. The Company has not directed its investable funds to so-called "junk bonds" or derivative investments.

Net cash provided by (used in) financing activities was $1,746,000, ($14,150,000) and $8,408,000 for 1997, 1996 and 1995, respectively. The change between 1997 and 1996 is due to a coinsurance agreement with FILIC as of September 30, 1996. At closing of the transaction, UG received a reinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000.

Policyholder contract deposits decreased 20% in 1997 compared to 1996, and decreased 11% in 1996 when compared to 1995. Policyholder contract withdrawals has decreased 6% in 1997 compared to 1996, and decreased 4% in 1996 compared to 1995. The change in policyholder contract withdrawals is not attributable to any one significant event. Factors that influence policyholder contract withdrawals are fluctuation of interest rates, competition and other economic factors.

At December 31, 1997, the Company had a total of $21,460,000 in long-term debt outstanding. Long-term debt principal reductions are approximately
$1.5 million per year over the next four years. The debt structure is described in the following paragraphs.

The  senior debt is through First of America Bank - NA and is subject to  a
credit  agreement.   As  of  December 31, 1997  the  outstanding  principal
balance  of  the senior debt is $6,900,000.  The debt bears interest  to  a
rate  equal  to the "base rate" plus nine-sixteenths of one  percent.   The
Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate". The base rate at issuance of the loan was 8.25%, until
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March  of  1997,  when  it  changed to 8.5%.  The base  rate  has  remained
unchanged  at  8.5%  through the date of this  filing.   Interest  is  paid
quarterly and principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1997, the Company prepaid the $1,000,000 May 8,1998, principal payment. Principal and interest payments expected to be paid on this debt are $0 and $625,000 in 1998 and $1,000,000 and $580,000 in 1999, respectively.

The senior debt is through First of America Bank - NA and is subject to a credit agreement. As of December 31, 1997 the outstanding principal balance of the senior debt is $6,900,000. The debt bears interest to a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate". The base rate at issuance of the loan was 8.25%, until March of 1997, when it changed to 8.5%. The base rate has remained unchanged at 8.5% through the date of this filing. Interest is paid quarterly and principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1997, the Company prepaid the $1,000,000 May 8,1998, principal payment. Principal and interest payments expected to be paid on this debt are $0 and $625,000 in 1998 and $1,000,000 and $580,000 in 1999, respectively.

The subordinated debt was incurred June 16, 1992 as a part of an acquisition and consists of 10 and 20 year notes. As of December 31, 1997 the outstanding principal balance of the 10-year notes is $5,747,000 and the 20-year notes is $3,902,000. The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes except for one $840,000 note provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The $840,000 note provides for a lump sum principal payment due June 16, 2002. In June 1997, the Company refinanced $204,267 of its subordinated 10-year notes to subordinated 20-year notes bearing interest at the rate of 8.75%. The repayment terms of these notes are the same as the original subordinated 20 year notes. The 20-year notes bear interest at the rate of 8 1/2% per annum on $3,530,000 and 8.75% per annum on $505,000, payable semi-annually with a lump sum principal payment due June 16, 2012. Principal and interest payments expected to be paid on the 10-year notes are $516,000 and $412,000 in 1998 and $516,000 and $373,000 in
1999, respectively. Principal and interest payments expected to be paid on the 20-year notes are $0 and $333,000 in 1998 and $0 and $333,000 in 1999,
respectively.

On July 31, 1997, United Trust Inc. issued convertible notes totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. As of December 31, 1997 the outstanding principal balance of the convertible notes is $2,560,000. The notes bear interest at a rate of 1% over prime, which has remained unchanged at 8.5%, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. As of December 31, 1997, the notes were convertible into 204,800 shares of UTI common stock with no conversion privileges having been exercised. Principal and interest payments expected to be paid on the convertible notes are $0 and $243,000 in 1998 and $0 and $243,000 in 1999, respectively.

As of December 31, 1997 the Company has a total $22,575,000 of cash and cash equivalents, short-term investments and investments held for sale in comparison to $21,460,000 of notes payable. UTI and FCC service this debt through existing cash balances and management fees received from the insurance subsidiaries. FCC is further able to service this debt through dividends it may receive from UG. See Note 2 in the notes to the consolidated financial statements for additional information regarding dividends.

Since UTI is a holding company, funds required to meet its debt service requirements and other expenses are primarily provided by its subsidiaries. On a parent only basis, UTI's cash flow is dependent on revenues from a management agreement with UII and its earnings received on invested assets
and  cash  balances.   At  December  31, 1997,  substantially  all  of  the
consolidated shareholders equity presents net assets of its subsidiaries. Cash requirements of UTI primarily relate to servicing its long-term debt. The Company's insurance subsidiaries have maintained adequate statutory capital and surplus and have not used surplus relief or financial reinsurance, which have come under scrutiny by many state insurance departments. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UTI due to the ownership
structure.   However, if UG paid a dividend to its direct parent  and  each
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subsequent intermediate company within the holding company structure paid a dividend equal to the amount it received, UTI would receive 42% of the original dividend paid by UG. Please refer to Note 1 of the Notes to the Consolidated Financial Statements. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,000. At December 31, 1997, UG's statutory capital and surplus amounted to $10,997,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The achievement of long-term growth will require growth in the statutory capital of the Company's insurance subsidiaries. The subsidiaries may secure additional statutory capital through various sources, such as internally generated statutory earnings or equity contributions by the Company from funds generated through debt or equity offerings.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The risk-based capital formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action.
The levels and ratios are as follows:

                                Ratio of Total Adjusted Capital to
                                 Authorized Control Level RBC
       Regulatory Event                       (Less Than or Equal to)

  Company action level                                2*
  Regulatory action level                             1.5
  Authorized control level                            1
  Mandatory control level                             0.7

  * Or, 2.5 with negative trend.

At December 31, 1997, each of the insurance subsidiaries has a Ratio that is in excess of 3, which is 300% of the authorized control level; accordingly the insurance subsidiaries meet the RBC requirements.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. In addition, the Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its subsidiaries. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management believes the overall sources of liquidity available will be sufficient to satisfy its financial obligations.
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REGULATORY ENVIRONMENT

The Company's insurance subsidiaries are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. The Company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, the Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to:
(i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the impact of any future proposals, regulations or market conduct investigations. The Company's insurance subsidiaries, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance subsidiaries are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure, concerning the corporation, that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 in the notes to the consolidated financial statements), and payment of dividends (see note 2 in the notes to the consolidated financial statements) in excess of specified amounts by the insurance subsidiary, within the holding company system, are required.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year-end 1997, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. A primary cause for the decrease in premium revenues is related to the potential change in
control  of  UTI over the last two years to two different parties.   During
September of 1996, it was announced that control of UTI would pass to an unrelated party, but the transaction did not materialize. At this writing, negotiations are progressing with a different unrelated party for the change in control of UTI. . Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and
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resulting  uncertainties  have  hurt the insurance  companies'  ability  to recruit and maintain sales agents. The industry has experienced a downward trend in the total number of agents who sell insurance products, and
competition  for the top sales producers has intensified.   As  this  trend
appears to continue, the recruiting focus of the Company has been on introducing quality individuals to the insurance industry through an extensive internal training program. The Company feels this approach is conducive to the mutual success of our new recruits and the Company as these recruits market our products in a professional, company structured manner.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the Company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the Company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. The Company conducts an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. This project is not expected to be completed earlier than 1999. Specific recommendations have been set forth in papers issued by the NAIC for industry review. The Company is monitoring the process, but the potential impact of any changes in insurance accounting standards is not yet known.


ACCOUNTING AND LEGAL DEVELOPMENTS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S. standard for computing EPS more compatible with the EPS standards of other countries.

Under SFAS No. 128, primary EPS computed in accordance with previous opinions is replaced with a simpler calculation called basic EPS. Basic EPS is calculated by dividing income available to common stockholders (i.e., net income or loss adjusted for preferred stock dividends) by the weighted-average number of common shares outstanding. Thus, in the most significant change in current practice, options, warrants, and convertible securities are excluded from the basic EPS calculation. Further, contingently issuable shares are included in basic EPS only if all the necessary conditions for the issuance of such shares have been satisfied by the end of the period.

Fully  diluted  EPS  has not changed significantly  but  has  been  renamed
diluted  EPS.   Income  available to common stockholders  continues  to  be adjusted for assumed conversion of all potentially dilutive securities using the treasury stock method to calculate the dilutive effect of options
                                   68
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and  warrants.  However, unlike the calculation of fully diluted EPS  under previous opinions, a new treasury stock method is applied using the average
market   price  or  the  ending  market  price.   Further,  prior   opinion
requirement to use the modified treasury stock method when the number of options or warrants outstanding is greater than 20% of the outstanding shares also has been eliminated. SFAS 128 also includes certain shares that are contingently issuable; however, the test for inclusion under the new rules is much more restrictive.

SFAS No. 128 requires companies reporting discontinued operations, extraordinary items, or the cumulative effect of accounting changes are to use income from operations as the control number or benchmark to determine whether potential common shares are dilutive or antidilutive. Only dilutive securities are to be included in the calculation of diluted EPS.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS No. 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS No. 130 entitled Reporting Comprehensive Income and SFAS No. 132 Employers' Disclosures about Pensions and Other Postretirement Benefits. Both of the above statements are effective for financial statements with fiscal years beginning after December 15, 1997.

SFAS No. 130 defines how to report and display comprehensive income and its components in a full set of financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners.

SFAS   No.   132  addresses  disclosure  requirements  for  post-retirement
benefits.   The  statement does not change post-retirement  measurement  or recognition issues.

The Company will adopt both SFAS No. 130 and SFAS No. 132 for the 1998 financial statements. Management does not expect either adoption to have a material impact on the Company's financial statements.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. In addition, the Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its subsidiaries. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.


YEAR 2000 ISSUE

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting Years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on the Company's business/financial systems as well as products and services, if not corrected.

The Company established a project to address year 2000 processing concerns in September of 1996. In 1997 the Company completed the review of the Company's internally and externally developed software, and made corrections to all year 2000 non-compliant processing. The Company also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing should be completed by the end of the first quarter of 1998. After testing is completed, periodic regression testing will be performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance will be achieved using existing staff and without significant impact on the Company operationally or financially.


PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.


SUBSEQUENT EVENT

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll will personally or in combination with other individuals make an equity investment in UTI over a period of three years. Upon completion of the transaction Mr. Correll will own 51% of UTI. Under the terms of the letter of intent Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI. Upon completion of the transaction, Mr. Correll would be the largest shareholder of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.
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
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the company's business:

1. Prevailing interest rate levels, which may affect the ability of the company to sell its products, the market value of the company's investments and the lapse ratio of the company's policies, notwithstanding product design features intended to enhance persistency of the company's products.

2. Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the company's products.

3.   Changes in the regulation of financial services, including bank  sales
     and   underwriting  of  insurance  products,  which  may  affect   the
     competitive environment for the company's products.

4.   Other factors affecting the performance of the company, including, but
     not   limited   to,   market   conduct  claims,   insurance   industry
     insolvencies, stock market performance, and investment performance.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION  AND  RESULTS OF OPERATIONS OF  UTI  FOR  THE
PERIOD ENDED SEPTEMBER 30, 1998

The purpose of this section is to discuss and analyze the Company's consolidated results of operations, financial condition and liquidity and capital resources. This analysis should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this report. The Company reports financial results on a consolidated basis. The consolidated financial statements include the accounts of UTI and its subsidiaries at September 30, 1998.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the company or any of its officers, directors or employees is qualified by the fact that actual results of the company may differ materially from any such statement due to the following important factors, among other risks and uncertainties inherent in the company's business:

1. Prevailing interest rate levels, which may affect the ability of the company to sell its products, the market value of the company's investments and the lapse ratio of the company's policies, notwithstanding product design features intended to enhance persistency of the company's products.

2. Changes in the federal income tax laws and regulations which may affect the relative tax advantages of the company's products.

3.   Changes in the regulation of financial services, including bank  sales
     and   underwriting  of  insurance  products,  which  may  affect   the
     competitive environment for the company's products.

4.   Other factors affecting the performance of the company, including, but
     not   limited   to,   market   conduct  claims,   insurance   industry
     insolvencies, stock market performance, and investment performance.


RESULTS OF OPERATIONS

(A)    REVENUES

Premiums and policy fee revenues, net of reinsurance premiums and policy fees, decreased 6% and 8% when comparing the three and nine months ended September 30, 1998 to the same periods in 1997, respectively. The Company currently writes little new traditional business, consequently, traditional premiums will decrease as the amount of traditional business in-force decreases. Collected premiums on universal life and interest sensitive products is not reflected in premiums and policy revenues because Generally Accepted Accounting Principles ("GAAP") requires that premiums collected on these types of products be treated as deposit liabilities rather than revenue. Unless the Company acquires a block of in-force business or marketing changes its focus to traditional business, premium revenue will continue to decline.

Another cause for the decrease in premium revenues is related to the potential change in control of UTI over the last two years to two different parties. During September of 1996, it was announced that control of UTI would pass to an unrelated party, but the change in control did not materialize. At this writing, a contract is pending with First Southern Funding "FSF" (FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company) for the change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes and resulting uncertainties have hurt the insurance companies' ability to recruit and maintain sales agents. However, management believes the affiliation with FSF will facilitate long-term growth opportunities. The expected long-term benefits to UTI are an increase in capital, which will enable the Company to pursue further growth through acquisitions. Nationally there is a trend toward consolidation of the financial service industry with proposed legislation to remove barriers between banks and insurance companies.

Net  investment income increased 3% when comparing the  three  months ended September 30, 1998 to the same period one year-ago. The increase in the current quarter is due to several factors. The improvement in cash flow from operations compared to the previous year. The Company changed banks during 1997, which provided an improvement in yield on cash balances. Another factor that contributed to the increase is the investment of funds in mortgage loans. A higher percentage of investments acquired have been directed to mortgage loans compared to previous periods. These loans provide an investment yield, which are approximately 3% above the yield that can be obtained from quality fixed maturities currently available.

Net investment income decreased slightly when comparing the nine months ended September 30, 1998 to the same period one year ago. The decrease in net investment income is due to the decrease in invested assets. The decrease in invested assets and the increase in cash and cash equivalents is a short-term fluctuation as management positions the Company for the pending change in control of UTI. The effects of lost investment revenue are partially offset by the factors discussed in the above quarterly comparison of investment income.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, which currently is the Company's primary sales product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. It is expected that monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on the insurance policies the Company currently has in force and will write in the future. At the September 1998 board of directors meeting it was deemed necessary to reduce interest crediting rates one half of a percentage point on certain products. This decision was prompted by the overall decline in market interest rates. The change in credited interest rates affects approximately $60,000,000 of policy liabilities. The expected savings to the Company will be approximately $300,000 per year. The change in credited interest rates is not immediate. The change is effective on the anniversary of the policy.

The Company had net realized investment losses of $835,488 and $143,015 for the nine months ended September 30, 1998 and 1997, respectively. The Company had net realized investment losses of $433,084 and $114,436 for the three months end September 30, 1998 and 1997, respectively. During third quarter of 1998 the Company entered into agreements to sell two non-income-producing properties. The Company recorded a loss of $310,000 based on these contracts. The foreclosed properties were subsequently sold for book value. The Company realized a loss of $88,000 on the investment in John Alden Financial Corporation common stock. Under the terms of an acquisition agreement between Fortis, Inc. and John Alden all outstanding common shares of John Alden were acquired. The foreclosure of three mortgages during second quarter of 1998 resulted in realized losses of $301,000.


(B)    EXPENSES

Life benefits, net of reinsurance benefits and claims, decreased 8% and 1% for the nine and three months ended September 30, 1998 as compared to the same periods one year-ago, respectively. The decrease in life benefits net of reinsurance is due to the decrease in premium revenues that resulted in lower benefit reserve increases. In addition, policyholder benefits decreased due to a decrease in death benefit claims of $1,059,000 for the nine months ended September 30, 1998 compared to the same period one year-ago. Policyholder benefits increased due to an increase in death benefit claims of $270,000 for the three months ended September 30, 1998 compared to the same period one year-ago. There is no single event that caused death benefits to increase or decrease. Death claims vary from period to period and therefore, fluctuations in death benefits are to be expected and are not considered unusual by management.

In future periods, life benefits should decrease due to the reduction in credited interest rates. At the September 1998 board of directors meeting it was deemed necessary to reduce interest crediting rates one half of a percentage point on certain products. This decision was prompted by the overall decline in market interest rates. The change in credited interest rates affects approximately $60,000,000 of policy liabilities. The expected savings to the Company will be approximately $300,000 per year. The change in credited interest rates is not immediate. The change is effective on the anniversary of the policy.

Operating expenses decreased 17% and 18% for the nine and three months ended September 30, 1998 as compared to the same periods one year-ago, respectively. The decrease in operating expenses is due to the decrease in salaries. The decrease in salaries is due to a 10% reduction in staff compared to the previous year, including the retirement of an executive officer.

Interest expense increased 10% for the nine months ended September 30, 1998 as compared to the same period one year-ago. Interest expense decreased 3% for the three months ended September 30, 1998. The decrease for the third quarter of 1998 is due to the decrease in notes payable compared to the previous year. The increase in interest expense for the nine months ended as of September 30, 1998 compared to one year ago is due to the $4,061,000 of debt incurred on July 31, 1997.

In future periods, interest expense is expected to decrease due to scheduled principal reductions of notes payable. On November 8, 1998, the Company prepaid $500,000 of the 1999 principal payment due on the senior debt. In October 1998, the base interest rate of variable rate debt decreased one half of one percentage point. This decrease affects approximately $10,961,000 of the outstanding notes payable as of September 30, 1998. The base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank. Please refer to Note 3 "Notes Payable" in the Notes to the Consolidated Financial Statements for more information.

THE PROVISION FOR INCOME TAXES REFLECTED A SIGNIFICANT CHANGE FROM THE SAME PERIODS ONE YEAR AGO. THIS IS THE RESULT OF CHANGES IN THE DEFERRED TAX LIABILITY. DEFERRED TAXES ARE ESTABLISHED TO RECOGNIZE FUTURE TAX EFFECTS ATTRIBUTABLE TO TEMPORARY DIFFERENCES BETWEEN THE FINANCIAL STATEMENTS AND THE TAX RETURN. AS THESE DIFFERENCES ARE REALIZED IN THE FINANCIAL STATEMENT OR TAX RETURN, THE DEFERRED INCOME TAX ESTABLISHED ON THE DIFFERENCE IS RECOGNIZED IN THE FINANCIAL STATEMENTS AS AN INCOME TAX EXPENSE OR CREDIT. DURING 1997, THE INSURANCE SUBSIDIARIES INCURRED A LOSS ON THEIR FEDERAL INCOME TAX RETURN THAT WAS CARRIED FORWARD TO FUTURE PERIODS. A TAX BENEFIT WAS NOT INCURRED IN THE FINANCIAL STATEMENTS AS A CORRESPONDING ALLOWANCE WAS ESTABLISHED AGAINST THE DEFERRED TAX ASSET ATTRIBUTABLE TO THE TAX LOSS CARRYFORWARD.


(C)    NET INCOME

The improvement in net income for the current periods compared to the previous year is directly related to the decrease in life benefits and operating expenses AND THE CHANGE IN DEFERRED INCOME TAXES.


FINANCIAL CONDITION

The  financial  condition  of  the  Company  reflects  a  3%  increase   in
shareholder's equity as of September 30, 1998 compared to December 31, 1997.

Investments and cash and cash equivalents represent approximately 69% and 68% of total assets at September 30, 1998 and December 31, 1997, respectively. Accordingly, investments are the largest asset group of the Company. The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments that they are permitted to make and the amount of funds that may be used for any one type of investment. In light of these statutes and regulations, and the Company's business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and corporate securities rated investment grade by established nationally recognized rating organizations.

The liabilities are predominantly long-term in nature and therefore, the Company invests in long-term fixed maturity investments that are reported in the financial statements at their amortized cost. The Company has the ability and intent to hold these investments to maturity; consequently, the Company does not expect to realize any significant loss from these investments. The Company does not own any derivative investments or "junk bonds". As of September 30, 1998, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity. The Company has identified securities it may sell and classified them as "investments held for sale". Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity.

LIQUIDITY AND CAPITAL RESOURCES

The Company has three principal needs for cash - the insurance companies' contractual obligations to policyholders, the payment of operating expenses and the servicing of its long-term debt. Cash and cash equivalents as a percentage of total assets were 8% and 5% as of September 30, 1998, and December 31, 1997, respectively. Fixed maturities as a percentage of total invested assets were 82% as of September 30, 1998 and December 31, 1997.

Future policy benefits are primarily long-term in nature and therefore, the Company's investments are predominantly in long-term fixed maturity investments such as bonds and mortgage loans which provide sufficient return to cover these obligations. The Company has the ability and intent to hold these investments to maturity; consequently, the Company's investment in long-term fixed maturities is reported in the financial statements at their amortized cost.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds. With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Cash provided by (used in) operating activities was $1,750,927 and ($863,768) in 1998 and 1997, respectively. The net cash provided by (used
in) operating activities plus net policyholder contract deposits after the payment of policyholder withdrawals equaled $3,927,468 in 1998 and $1,925,294 in 1997. Management utilizes this measurement of cash flows as an indicator of the performance of the Company's insurance operations, since reporting regulations require cash inflows and outflows from universal life insurance products to be shown as financing activities when reporting on cash flows.

Cash provided by (used in) investing activities was $8,864,581 and ($6,333,788), for 1998 and 1997, respectively. The most significant aspect of cash provided by (used in) investing activities are the fixed maturity transactions. The increase in fixed maturities matured is due to the timing of the investment strategy, which was started six years ago. The strategy was investing funds into fixed maturity investments with three to seven year maturities. Over the past several years the difference between a seven year maturity investment yield compared to a longer period investment yield was inconsequential. The Company has not directed its investable funds to so-called "junk bonds" or derivative investments.

Net cash provided by financing activities was $1,669,049 and $2,960,606 for 1998 and 1997, respectively. Policyholder contract deposits decreased 15% in 1998 compared to 1997. Policyholder contract withdrawals has decreased 13% in 1998 compared to 1997. The change in policyholder contract withdrawals is not attributable to any one significant event. Factors that influence policyholder contract withdrawals are fluctuation of interest rates, competition and other economic factors.

At September 30, 1998, the Company had a total of $20,615,335 in long-term debt outstanding. Long-term debt principal reductions are approximately $1.5 million per year over the next several years. The senior debt is through First of America Bank - NA and is subject to a credit agreement. The debt bears interest to a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate". The base rate changed to 8.5% on March 1, 1997 and has remained unchanged through September 30, 1998. Interest is paid quarterly and principal payments of $1,000,000 are due in May of each year, with a final payment due May 8, 2005. On November 8, 1998, the Company prepaid $500,000 of the May 8,1999, principal payment. The base interest rate was reduced 0.5% during October 1998. Based on the interest rate reduction on approximately $10,961,000 of the outstanding notes payable as of September 30, 1998 it will save $55,000 of interest expense over a one-year period.

The subordinated debt was incurred June 16, 1992 as a part of the acquisition of the now dissolved Commonwealth Industries Corporation,
(CIC). The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes, except for one $840,000 note, provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The aforementioned $840,000
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
note provides for a lump sum principal payment due June 16, 2002. Principal reductions of $516,500 per year are required on the aforementioned notes.

As of September 30, 1998 the Company has a total $28,390,490 of cash and cash equivalents, short-term investments and investments held for sale in comparison to $20,615,335 of notes payable. UTI and FCC service this debt through existing cash balances and management fees received from the insurance subsidiaries. FCC is further able to service this debt through dividends it may receive from UG.

Since UTI is a holding company, funds required to meet its debt service requirements and other expenses are primarily provided by its subsidiaries. On a parent only basis, UTI's cash flow is dependent on revenues from a management agreement with UII and its earnings received on invested assets and cash balances. At September 30, 1998, substantially all of the consolidated shareholders equity represents net assets of its subsidiaries. Cash requirements of UTI primarily relate to servicing its long-term debt. The Company's insurance subsidiaries have maintained adequate statutory capital and surplus and have not used surplus relief or financial reinsurance, which have come under scrutiny by many state insurance departments. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the insurance company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UTI due to the ownership structure. Please refer to Note 1 of the Notes to the Consolidated Financial Statements. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,000. At December 31, 1997, UG's statutory capital and surplus amounted to $10,997,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. In addition, the Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its subsidiaries. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management believes the overall sources of liquidity available will be sufficient to satisfy its financial obligations.


YEAR 2000 ISSUE

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting Years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on the Company's business/financial systems as well as products and services, if not corrected.

The Company established a project to address year 2000 processing concerns in September of 1996. In 1997 the Company completed the review of the Company's internally and externally developed software, and made corrections to all year 2000 non-compliant processing. The Company also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing was completed by the end of the first quarter of 1998. Periodic regression testing will be performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance will be achieved using existing staff and without significant impact on the Company operationally or financially.


PROPOSED MERGER OF UNITED TRUST, INC. AND UNITED INCOME, INC.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur during the first quarter of 1999. The proposed merger is not contingent upon the pending change in control of UTI.


PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On April 30, 1998, UTI and First Southern Funding, a Kentucky corporation ("FSF"), signed a Definitive Agreement ("the FSF Agreement") whereby FSF will make an equity investment in UTI. Mr. Jesse T. Correll who signed the initial letter of intent with UTI date February 19, 1998, is the majority shareholder of FSF. Under the terms of the FSF Agreement, FSF will buy
473,523 authorized but unissued shares of UTI common stock for $15.00 a share and will also buy 389,715 shares of UTI common stock that UTI purchased during the last year in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. FSF will also purchase 66,667 shares of UTI common stock and $2,560,000 of face amount convertible bonds that are due and payable on any change in control of UTI, in private transactions, primarily from officers of UTI. In addition, FSF will be granted a three-year option to purchase up to 1,450,000 shares of UTI common stock for $15.00 per share.

Management of UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to the receipt of regulatory and other approvals; and the satisfaction of certain conditions. Two of the three states in which regulatory approval is required have granted such approval. The third state (West Virginia) is expected to approve by the end of November. The transaction is expected to be completed during the fourth quarter 1998. There can be no assurance that the transaction will be completed. The pending change in control of UTI is not contingent upon the merger of UTI and UII.

FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.


ACCOUNTING AND LEGAL DEVELOPMENTS

THE FASB HAS ISSUED SFAS 130 ENTITLED REPORTING COMPREHENSIVE INCOME, WHICH IS EFFECTIVE FOR FINANCIAL STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 130 ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE INCOME AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE INCOME INCLUDES ALL CHANGES IN
SHAREHOLDERS' EQUITY, EXCEPT THOSE ARISING FROM TRANSACTIONS WITH SHAREHOLDERS, AND INCLUDES NET INCOME AND NET UNREALIZED GAINS (LOSSES) ON SECURITIES. SFAS 130 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD REQUIRED US TO MAKE ADDITIONAL DISCLOSURES IN THE CONSOLIDATED FINANCIAL STATEMENTS, BUT DID NOT AFFECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

ALL ITEMS OF OTHER COMPREHENSIVE INCOME REFLECT NO RELATED TAX EFFECT, SINCE THE COMPANY HAS AN ALLOWANCE AGAINST THE COLLECTION OF ANY FUTURE TAX BENEFITS. IN ADDITION, THERE WAS NO SALE OR LIQUIDATION OF INVESTMENTS REQUIRING A RECLASSIFICATION ADJUSTMENT FOR THE PERIOD PRESENTED.

THE FASB HAS ISSUED SFAS 131 ENTITLED, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, WHICH IS EFFECTIVE FOR FINANCIAL
STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 131 REQUIRES THAT A PUBLIC BUSINESS ENTERPRISE REPORT FINANCIAL AND DESCRIPTIVE INFORMATION ABOUT ITS REPORTABLE OPERATING SEGMENTS. OPERATING SEGMENTS ARE COMPONENTS OF AN ENTERPRISE ABOUT WHICH SEPARATE FINANCIAL INFORMATION IS AVAILABLE THAT IS EVALUATED REGULARLY IN DECIDING HOW TO ALLOCATE RESOURCES AND IN ASSESSING PERFORMANCE. SFAS 131 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD HAD NO AFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO REPORTABLE OPERATING SEGMENTS.
                                   78

FEDERAL INCOME TAXES

      Under current federal income tax laws, qualifying life insurance companies are, subject to a phase out limitation, entitled to a "small life insurance company" deduction. This deduction is set at 60% of the life insurance company's tentative life insurance taxable income up to $3,000,000. For tentative life insurance taxable income in excess of $3,000,000, the amount of the deduction is equal to $1,800,000 (the maximum amount allowed to be deducted) less 15% of the excess of such income over $3,000,000. In general, the small life insurance company deduction is computed by treating all life insurance companies that are members of the same controlled group as one company, whether these companies join in the filing of a consolidated return or file separate returns. As a result, for the years 1995, 1996 and 1997, the effective tax rate on life insurance companies generally ranged from approximately 15% on companies with taxable income of $3,000,000 or less to approximately 35% on companies with taxable income of $15,000,000 or more.

      Effective in 1984, the provisions of the federal income tax law relating to the timing of the deduction for policy reserve increases were amended. This change had the effect of increasing the portion of gain from operations which is taxed currently.

      The Tax Reform Act of 1986 effected major changes in the basic structure of the federal income tax laws. The Act reduced the highest general corporate tax rates. As a result, after giving effect to the small life insurance company deduction, effective tax rates for life insurance companies generally range from approximately 14% for companies with taxable income of $3,000,000 or less to 35% for companies with taxable income of $15,000,000 or more. The Act also created a new alternative minimum tax on tax preference items of corporations (which includes as a tax preference item 75% of the excess of adjusted current earnings over alternative minimum taxable income).

      UTI and its subsidiaries have net operating loss carry forwards for federal income tax purposes totaling $1,493,000 for UTI, $2,135,000 for FCC, and $3,832,000 for UG expiring as set forth in Note 3 of Notes to Financial Statements of UTI.


CAPITALIZATION OF UTI AND UII

      The following table sets forth the capitalizations on a GAAP basis of UTI and UII as of September 30, 1998 and UTI's capitalization on a pro forma combined basis at such date as if the proposed Merger had been consummated on that date, accounting for the Merger as a purchase of UII by UTI at a cost of $8,013,684. The pro forma combined capitalization is based on the exchange ratio of one share of UTI Common Stock for each share of UII Common Stock assumes that no stockholder dissents and exercises his rights of appraisal. The table should be read in conjunction with the financial statements and pro forma financial statements and related notes of UTI and UII. (* inapplicable).

                                 Outstanding at
                               September 30, 1998        Pro Forma
                                UTI            UII        Combined

Short-term debt                   0              0           0
Long-term debt, less
 current portion         20,615,000        902,000  20,654,000
Shareholders' equity:
  Common Stock:
    UTI, no par value
 (.02 stated value)          33,000              *      49,000
    UII, no par value
 ($.033 stated value)             *         46,000           *
Paid-in Additional
 Capital                 16,420,000     15,242,000      24,379
Unrealized Depreciation
  of Investments
  Held for Sale            (334,000)      (218,000)   (334,000)
Accumulated Deficit        (334,000)    (2,674,000)   (334,000)
Total Shareholders'
 Equity                  15,785,000     12,396,000  23,760,000
  Total Capitalization  $15,785,000    $12,396,000 $23,760,000

                                UTI AND UII
                     PRO FORMA CONSOLIDATED CONDENSED
                     FINANCIAL INFORMATION - UNAUDITED

      The September 30, 1998 pro forma financial information included in this Proxy Statement is based on the exchange ratio of one share of UTI Common Stock for each one share of UII Common Stock and assumes that no stockholder dissents and exercises his rights of appraisal. The pro forma balance sheet assumes the transactions took place as of the balance sheet date and the pro forma statement of operations is prepared as if the transactions took place as of January 1.

      The pro forma financial information included in this Proxy Statement is not intended to reflect results of operations or the financial position that would have actually resulted had the Merger been effective on the dates indicated. The information shown is not necessarily indicative of the results of future operations. These statements should be read in conjunction with the financial statements of UTI and UII contained elsewhere herein.

                    UTI/UII PRO FORMA BALANCE SHEET
                          UNITED TRUST, INC.
                         UNITED INCOME, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET
                      as of September 30, 1998
                             (Unaudited)




                      UTI         UII            Merger
ASSETS                36,433      36,433       Adjustments  Pro Forma

Investments:
 Fixed maturities
  at amortized
   cost         $ 173,273,717$         0 $               $ 173,273,717
 Investments held
  for sale:
  Fixed maturities,
   at market        1,508,793          0                    1,508,793
  Equity securities,
   at market        1,986,074          0                    1,986,074
 Mortgage loans on
  real estate at
   amortized
    cost            9,724,950    170,431                    9,895,381
 Investment real
  estate, at cost,
   net of accumulated
    depreciation    9,283,288          0                    9,283,288
 Real estate acquired
  in satisfaction
   of debt          1,646,001          0                    1,646,001
 Policy loans      13,972,263          0                   13,972,263
 Short term
  investments         224,144                                 224,144
 Other invested
  assets               66,212          0                       66,212
                  211,685,442    170,431              0   211,855,873

Cash and cash
 equivalents      28,390,490     740,511                   29,131,001
Investment in
 Affiliates        5,823,726  11,458,930(1)(2)(6)(17,282,656)       0
Accrued investment
 income            4,019,454      13,713                    4,033,167
Reinsurance receivables:
 Future policy
  benefits        37,154,221           0                   37,154,221
 Policy claims and
  other
   benefits        3,539,631           0                    3,539,631
Other accounts and
 notes receivable    915,764     864,100    (8) (864,100)     915,764
Cost of insurance
 acquired         39,804,518           0    (5) (910,420)  38,894,098
Deferred policy
 acquisition costs 9,698,841           0                    9,698,841
Costs in excess of
 net assets purchased,
  net of accumulated
   amortization    2,665,309           0    (5)(2,665,309)          0
Property and equipment,
 net of accumulated
  depreciation     3,259,525         548                    3,260,073
Receivable from
 affiliate, net            0      33,789    (7)  (33,789)           0
Other assets         968,442      18,496                      986,938
Total assets   $ 347,925,363$ 13,300,518$    (21,756,274)$339,469,607

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
 Future policy
  benefits    $ 247,817,394  $         0$               $ 247,817,394
 Policy claims and
  benefits
   payable        2,086,070            0                    2,086,070
 Other policyholder
  funds           2,263,474            0                    2,263,474
 Dividend and
  endowment
   accumulations 15,334,597            0                   15,334,597
Income taxes payable:
 Current             55,699            0                       55,699
 Deferred        13,119,824            0                   13,119,824
Notes payable    20,615,335            0    (8) (864,100)  19,751,235
Convertible
 debentures               0      902,300                      902,300
Indebtedness to (from)
 affiliates, net     33,789            0    (7)  (33,789)           0
Other liabilities 4,178,581        2,072                    4,180,653
 Total
   liabilities  305,504,763      904,372        (897,889) 305,511,246
Minority interests in
 consolidated
  subsidiaries   26,635,449            0    (3)(16,436,788)10,198,661


Shareholders' equity:
Common stock - no par value,
 stated value
  $.02 per share.    32,545      45,934 (4)(6)(9) (29,521)      48,958
Additional paid-in
 Capital         16,420,441  15,242,365(4)(6)(9)(7,284,229) 24,378,577
Unrealized depreciation of
 investments held
  for sale         (333,656)   (218,107)     (4)   218,107    (333,656)
Accumulated
 deficit           (334,179) (2,674,046)     (4) 2,674,046    (334,179)
  Total shareholders'
   Equity        15,785,151  12,396,146         (4,421,597) 23,759,700
  Total liabilities and
   shareholders'
    equity    $ 347,925,363$ 13,300,518$       (21,756,274)339,469,607

                                      81

                    UTI/UII PRO-FORMA INCOME STATEMENT
                           UNITED TRUST, INC.
                          UNITED INCOME, INC.
              PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               For the Nine Months Ended September 30, 1998
                               (Unaudited)


                             UTI         UII         Merger
                        September 30 September 30  Adjustments  Pro Forma

Revenues:

    Premiums and policy $ 24,154,829$        0 $             $ 24,154,829
    Reinsurance premiums
     and policy fees      (3,568,400)        0                 (3,568,400)
    Net investment income 11,305,186    98,224   (3)  (62,168) 11,341,242
    Realized investment gains
     and (losses), net     (835,488)         0                   (835,488)
    Other income            495,224    716,002(1)(2)(1,060,470)   150,756
                         31,551,351    814,226      (1,122,638)31,242,939


Benefits and other expenses:

     Benefits, claims and
      settlement expenses:
          Life           17,588,570          0                 17,588,570
          Reinsurance benefits
           and claims    (2,058,464)         0                 (2,058,464)
          Annuity         1,095,033          0                  1,095,033
          Dividends to
           Policyholders  2,706,633          0                  2,706,633
      Commissions and
       amortization of
        deferred policy
          acquisition
           cost           2,644,751          0                  2,644,751
      Amortization of cost
       of insurance
        acquired          1,718,370          0                  1,718,370
      Operating expenses  6,428,800    468,450(1)(2)(1,060,470) 5,836,780
      Interest expense    1,448,988     64,289(3)      (62,168) 1,451,109
                         31,572,681    532,739      (1,122,638)30,982,782
Loss before income
 taxes, minority interest
   and equity in loss
    of investees            (21,330)   281,487              0     260,157
Income tax credit         1,001,812          0                  1,001,812
Minority interest in loss
   of consolidated
    subsidiaries           (447,072)         0   (6)  377,210     (69,862)
Equity in earnings
 of investees               267,737    377,210(4)(5) (644,947)          0

Net income              $   801,147 $  658,697 $     (267,737)$ 1,192,107


Basic earnings per
 share from continuing
   operations and
    net income          $      0.49 $     0.47                $      0.49

Diluted earnings per
 share from continuing
   operations and
    net income          $      0.50 $     0.51                $      0.50


Basic weighted average
 shares outstanding       1,627,644  1,391,919                  2,448,289

Diluted weighted average
 shares outstanding       1,834,006   1,428,242                 2,690,974

               UTI/UII PRO-FORMA INCOME STATEMENT 12/31/97
                          UNITED TRUST, INC.
                         UNITED INCOME, INC .
             PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Year Ended December 31, 1997

                                                   Merger
                             UTI        UII        Adjustments Pro Forma

Revenues:

   Premiums and
    policy fees         $ 33,373,950$        0$             $ 33,373,950
   Reinsurance
    premiums
    and policy fees       (4,734,705)        0                (4,734,705)
   Net investment
    income                14,857,297   109,706  (3) (82,579)  14,884,424
   Realized
    investment gains
    and (losses), net      (279,096)         0                  (279,096)
   Other income             774,884  1,076,416(1)(2)(1,732,872)  118,428
                         43,992,330  1,186,122     (1,815,451)43,363,001


Benefits and
 other expenses:

   Benefits, claims and
    settlement expenses:
       Life              23,644,252          0                23,644,252
       Reinsurance benefits
        and claims       (2,078,982)         0                (2,078,982)
       Annuity            1,560,828          0                 1,560,828
       Dividends to
        policyholders     3,929,073          0                 3,929,073
   Commissions and
    amortization of deferred
       policy acquisition 3,616,365          0                 3,616,365
   Amortization of cost
    of insurance acquired 2,394,392          0                 2,394,392
   Operating expenses     9,222,913    823,750(1)(2)(1,732,872)8,313,791
   Interest expense       1,816,491     85,155(3)      (82,579)1,819,067
                         44,105,332    908,905     (1,815,451)43,198,786


Loss before income
 taxes, minority interest
   and equity in loss
    of investees           (113,002)   277,217            0      164,215
Credit for income taxes    (986,229)         0                  (986,229)
Minority interest in loss
   of consolidated
    subsidiaries            563,699          0 (6) (356,533)     207,166
Equity in loss of investee  (23,716)  (356,533)(4)(5)380,249           0
Net loss                $  (559,248)$  (79,316)$      23,716 $  (614,848)



Net loss per
   common share         $      (.32)$    (0.06)              $      (.25)

Weighted average common
   shares outstanding     1,772,870   1,391,996                2,455,774

           EXPLANATORY NOTES TO PRO FORMA FINANCIAL INFORMATION







A. The pro forma consolidated balance sheet reflects the following adjustments:

     1. Eliminate UII investment in UTG of $11,419,795

     2. Eliminate UTI investment in UII of $5,823,726

     3. Eliminate minority interest liability for UII ownership of UTG of $16,436,788

     4. Eliminate UII equity accounts:

               Common stock                        $    45,934
               Additional paid in capital          $15,242,365
               Unrealized depreciation of investments
                held for sale                      $  (218,107)
               Accumulated deficit                 $(2,674,046)

     5. Record reduction to intangibles from basis difference in equity carrying value of UII and UII shareholders equity of $(3,575,729)

               Costs in excess of net assets
                purchased                          $(2,665,309)
               Cost of insurance acquired          $  (910,420)

     6.   Record as treasury shares 5,508 shares of UTI stock owned by UII

               Common stock                        $       110
               Additional paid in capital          $    39,025

     7.   Reclassify due to/due from affiliate of 33,789

     8.   Eliminate UII notes receivable from affiliates of $864,100

     9.   To record the issuance of 826,153 shares of UTI common stock to
          the  shareholders  of  UII  at a cost  of  $8,013,684.   Value  was
          determined using September 30, 1998 book value per share of UTI common stock of $9.70 per share.

               Common stock                            $    16,523
               Additional paid in capital              $ 7,997,161

                       UTI/UII PRO-FORMA MERGER
                   INCOME STATEMENT ELIMINATION ENTRIES
                                 09/30/98






B. The pro forma statement of operations for the nine months ended September 30, 1998 reflects the following adjustments:

     1.   Eliminate management fee UII receives from USA of $662,807

     2. Eliminate management fee UII pays to UTI Consolidated affiliates of $397,663

     3. Eliminate intercompany interest paid to UII by UTI Consolidated affiliates of $62,168

     4.   Eliminate UTI equity in income of UII of $267,737

     5.   Eliminate UII equity in income of UTG of $377,210

     6. Eliminate minority interest in income of UTG established for UII ownership of $377,210

                         UTI/UII PRO-FORMA MERGER
                   INCOME STATEMENT ELIMINATION ENTRIES
                                 12/31/97





C. The pro forma statement of operations for the year ended December 31, 1997 reflects the following adjustments:

     1. Eliminate management fee UII receives from USA of $989,295

     2. Eliminate management fee UII pays to UTI Consolidated affiliates of $743,577

     3. Eliminate intercompany interest expense of $82,579

     4. Eliminate UTI equity in loss of UII of $23,716

     5. Eliminate UII equity in loss of UTG of $356,533

     6. Eliminate minority interest in loss of UTG established for UII ownership of $356,533

MARKET FOR COMPANY'S COMMON STOCK AND RELATED SECURITY HOLDERS MATTERS

On June 18, 1990, UTI became a member of NASDAQ. Quotations began on that date under the symbol UTIN. The following table shows the high and low bid quotations for each quarterly period during the past two years, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                        BID
            PERIOD                 LOW       HIGH

            1997
            First quarter         3 3/4     5 5/8
            Second quarter        4 5/8     5 1/4
            Third quarter         9 1/4     9 1/2
            Fourth quarter          8         8


                                        BID
            PERIOD                 LOW       HIGH

            1996
            First quarter         3 3/4     5 5/8
            Second quarter        3 3/4     6 7/8
            Third quarter         5         6 7/8
            Fourth quarter        3 3/4     7 1/2


On May 13, 1997, UTI effected a 1 for 10 reverse stock split. Fractional shares received a cash payment on the basis of $1.00 for each old share.
The reverse split was completed to enable UTI to meet new NASDAQ requirements regarding market value of stock to remain listed on the NASDAQ market and to increase the market value per share to a level where more brokers will look at UTI and its stock. Prior period numbers have been restated to give effect of the reverse split.

CURRENT MARKET MAKERS ARE:

M. H. Meyerson and Company
30 Montgomery Street
Jersey City, NJ  07303

Herzog, Heine, Geduld, Inc.
26 Broadway, 1st Floor
New York, NY  10004

As of December 31, 1997, no cash dividends had been declared on the common stock of UTI.

See Note 2 in the accompanying consolidated financial statements for information regarding dividend restrictions.

Number of Common Shareholders as of March 13, 1998 is 5,444.

BUSINESS OF UII

UII and its affiliates operate principally in the individual life insurance business. The primary business of UII and its affiliates has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

United Income, Inc. ("UII"), was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

On February 20, 1992, UII and its affiliate, UTI, formed a joint venture, United Trust Group, Inc., ("UTG"). On June 16, 1992, UII contributed $7.6 million in cash and 100% of the common stock of its wholly owned life insurance subsidiary. UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation, ("CIC") for a purchase price of $15,567,000. Following the acquisition, UTG controlled eleven life insurance subsidiaries. The Company has taken several steps to streamline and simplify the corporate structure following the acquisitions.

On December 28, 1992, Universal Guaranty Life Insurance Company ("UG") was the surviving company of a merger with Roosevelt National Life Insurance Company ("RNLIC"), United Trust Assurance Company ("UTAC"), Cimarron Life Insurance Company ("CIM") and Home Security Life Insurance Company ("HSLIC"). On June 30, 1993, Alliance Life Insurance Company ("ALLI"), a subsidiary of UG, was merged into UG.

On July 31, 1994, Investors Trust Assurance Company ("ITAC") was merged into Abraham Lincoln Insurance Company ("ABE").

On August 15, 1995, the shareholders of CIC, ITI, and UGIC voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders. Neither UTI nor UII have
any  other  significant  holdings  or  business  dealings.   The  Board  of
Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.

The holding companies within the group, UTI, UII, UTG and FCC, are all life insurance holding companies. These companies became members of the same affiliated group through a history of acquisitions in which life insurance companies were involved. The focus of the holding companies is the acquisition of other companies in similar lines of business and management of the insurance subsidiaries. The companies have no activities outside the life insurance focus.

The insurance companies of the group, UG, USA, APPL and ABE, all operate in the individual life insurance business. The primary focus of these companies has been the servicing of existing insurance business in force and the solicitation of new insurance business.

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll will personally or in combination with other individuals make an equity investment in UTI over a period of three years. Under the terms of the letter of intent, Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.


PRODUCTS

The Company's portfolio consists of two universal life insurance products. Universal life insurance is a form of permanent life insurance that is characterized by its flexible premiums, flexible face amounts, and unbundled pricing factors. The primary universal life insurance product is referred to as the "Century 2000". This product was introduced to the marketing force in 1993 and has become the cornerstone of current marketing. This product has a minimum face amount of $25,000 and currently credits 6% interest with a guaranteed rate of 4.5% in the first 20 years and 3% in years 21 and greater. The policy values are subject to a $4.50 monthly policy fee, an administrative load and a premium load of 6.5% in all years. The premium and administrative loads are a general expense charge which is added to a policy's net premium to cover the insurer's cost of doing business. A premium load is assessed upon the receipt of a premium payment. An administrative load is a monthly maintenance charge. The administrative load and surrender charge are based on the issue age, sex and rating class of the policy. A surrender charge is effective for the first 14 policy years. In general, the surrender charge is very high in the first couple of years and then declines to zero at the end of 14 years.. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan.

The second universal life product referred to as the "UL90A", has a minimum face amount of $25,000. The administrative load is based on the issue age, sex and rating class of the policy. Policy fees vary from $1 per month in the first year to $4 per month in the second and third years and $3 per month each year thereafter. The UL90A currently credits 5.5% interest with a 4.5% guaranteed interest rate. Partial withdrawals, subject to a remaining minimum $500 cash surrender value and a $25 fee, are allowed once a year after the first duration. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premium starting at 120% for years 1-5 then grading downward to zero in year 15. This policy contains a guaranteed interest credit bonus for the long term policyholder. From years 10 through 20, additional interest bonuses are earned with a total in the twentieth year of 1.375%. The bonus is calculated from the policy issue date and is contractually guaranteed.

The Company's actual experience for earned interest, persistency and mortality vary from the assumptions applied to pricing and for determining premiums. Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. Credited rates are reviewed and established by the Board of Directors of the respective life insurance affiliates.

The premium rates are competitive with other insurers doing business in the states in which the Company is marketing its products.

The Company markets other products, none of which is significant to operations. The Company has a variety of policies in force different from those which are currently being marketed. The previously defined Universal life and interest sensitive whole life, which is a type of indeterminate premium life insurance which provides that the policy's cash value may be greater than that guaranteed if changing assumptions warrant an increase, account for approximately 46% of the insurance in force. Approximately 29% of the insurance in force is participating business, which represents policies under which the policyowner shares in the insurance companies divisible surplus. The Company's average persistency rate for its policies in force for 1997 and 1996 has been 89.4% and 87.9%, respectively. The Company does not anticipate any material fluctuations in these rates in the future that may result from competition.

Interest-sensitive life insurance products have characteristics similar to annuities with respect to the crediting of a current rate of interest at or above a guaranteed minimum rate and the use of surrender charges to discourage premature withdrawal of cash values. Universal life insurance policies also involve variable premium charges against the policyholder's account balance for the cost of insurance and administrative expenses. Interest-sensitive whole life products generally have fixed premiums. Interest-sensitive life insurance products are designed with a combination of front-end loads, periodic variable charges, and back-end loads or surrender charges. Traditional life insurance products have premiums and benefits predetermined at issue; the premiums are set at levels that are designed to exceed expected policyholder benefits and Company expenses. Participating business is traditional life insurance with the added feature of an annual return of a portion of the premium paid by the policyholder through a policyholder dividend. This dividend is set annually by the Board of Directors of each insurance company and is completely discretionary.


MARKETING

The Company markets its products through separate and distinct agency forces. The Company has approximately 45 captive agents who actively write new business, and 15 independent agents who primarily service their existing customers. Captive agents work under an ordinary agency distribution system which relies on career agents to sell and service insurance and annuity policies of a single company. Independent agents work under a brokerage distribution system which relies on brokers to distribute the insurance and annuity policies of more than one company. Both captive and independent agents work on a contractual basis and are paid commissions on a percentage of premiums written. No individual sales agent accounted for over 10% of the Company's premium volume in 1997. The Company's sales agents do not have the power to bind the Company.

Marketing is based on referrals from existing policyholders and new prospect lists obtained from newly recruited sales agents. Recruiting of sales agents is based on referrals from existing agents and the invitation to attend our Company's comprehensive training school. The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified. As this trend appears to continue, the recruiting focus of the Company has been on introducing quality individuals to the insurance industry through an extensive internal training program. The Company feels this approach is conducive to the mutual success of our new recruits and the Company as these recruits market our products in a professional, company structured manner.

New  sales  are  marketed by UG and USA through their agency  forces  using
contemporary   sales  approaches  with  personal  computer   illustrations.
Current marketing efforts are primarily focused on the Midwest region.

USA is licensed in Illinois, Indiana and Ohio. During 1997, Ohio accounted for 99% of USA's direct premiums collected.

ABE  is  licensed  in  Alabama, Arizona, Illinois, Indiana,  Louisiana  and
Missouri.   During 1997, Illinois and Indiana accounted for  46%  and  32%, respectively of ABE's direct premiums collected.

APPL is licensed in Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, West Virginia and Wyoming. During 1997, West Virginia accounted for 95% of APPL's direct premiums collected.

UG is licensed in Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. During 1997, Illinois accounted for 33%, and Ohio accounted for 14% of direct premiums collected. No other state accounted for more than 7% of direct premiums collected in 1997.

In  1997 $38,471,452 of total direct premium was written by USA, ABE,  APPL
and  UG.   Ohio  accounted for 35% , Illinois accounted for 21%,  and  West
Virginia accounted for 10% of total direct premiums collected.

New business production has decreased 15% from 1995 to 1996 and 43% from 1996 to 1997. Several factors have had a significant impact on new business production. Over the last two years there has been the possibility of a change in control of UTI. In September of 1996, an agreement was reached effecting a change in control of UTI to an unrelated party. The transaction did not materialize. At this writing negotiations are progressing with a different unrelated party for change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes in control, and the uncertainty surrounding each potential event, have hurt the insurance Companies' ability to attract and maintain sales agents. In addition, increased competition for consumer dollars from other financial institutions, product Illustration guideline changes by State Insurance Departments, and a decrease in the total number of insurance sales agents in the industry, have all had an impact, given the relatively small size of the Company.

Management recognizes the aforementioned challenges and is responding. The potential change in control of the Company is progressing, bringing the possibility for future growth, efforts are being made to introduce additional products, and the recruitment of quality individuals for intensive sales training, are directed at reversing current marketing trends.


UNDERWRITING

The underwriting procedures of the insurance affiliates are established by management. Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates. Most policies are individually underwritten. Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history. Additional information may include inspection reports, medical examinations, statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. After reviewing the information collected, the Company either issues the policy as applied for or with an extra premium charge because of unfavorable factors or rejects the application. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

The insurance affiliates require blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (age 16-45). Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.


RESERVES

The applicable insurance laws under which the insurance affiliates operate require that each insurance company report policy reserves as liabilities to meet future obligations on the policies in force. These reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

Policy reserve liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method, where policy reserves are established on a consistent and uniform basis. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance affiliates' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in each of the years 1997, 1996 and 1995.


REINSURANCE

As is customary in the insurance industry, the insurance affiliates cede insurance to other insurance companies under reinsurance agreements. Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk. The ceding insurance company remains primarily liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it, however it is the practice of insurers to reduce their exposure to loss to the extent that they have been reinsured with other insurance companies. The Company sets a limit on the amount of insurance retained on the life of any one person. The Company will not retain more than $125,000, including accidental death benefits, on any one life. At December 31, 1997, the Company had insurance in force of $3.692 billion of which approximately $1.022 billion was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers. The Company believes the assuming companies are able to honor all contractual commitments, based on the Company's periodic reviews of their financial statements, insurance industry reports and reports filed with state insurance departments.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health affiliates. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1997.


INVESTMENTS

At December 31, 1997, substantially all of the assets of UII represent investments in or receivables from affiliates. UII does own one mortgage loan as of December 31, 1997. The mortgage loan is in good standing.
Interest income was derived from mortgage loans and cash and cash equivalents.

COMPETITION

The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates. Many of these competing insurers are larger, have more diversified lines of insurance coverage, have substantially
greater  financial resources and have a greater number  of  agents.   Other
significant competitive factors include policyholder benefits, service to policyholders, and premium rates.
                                  92
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The insurance industry is a mature industry.  In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. The products offered (see Products) are similar to those offered by other major companies. The product features are regulated by the states and are
subject to extensive competition among major insurance organizations.   UII
believes a strong service commitment to policyholders, efficiency and flexibility of operations, timely service to the agency force and the expertise of its key executives help minimize the competitive pressures of the insurance industry.

The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified. As this trend appears to continue, the recruiting focus of the Company has been on introducing quality individuals to the insurance industry through an extensive internal training program. UII feels this approach is conducive to the mutual success of our new recruits and UII as these recruits market our products in a professional, company structured manner.


GOVERNMENT REGULATION

UII's insurance affiliates are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. UII believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the UII's results.

Currently, UII's insurance affiliates are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. UII cannot predict the form of any future proposals or regulation. The Company's insurance affiliates, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most  states  also  have insurance holding company statutes  which  require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective
jurisdictions.   The insurance affiliates are subject to  such  legislation and registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 of the Notes to the Financial Statements), and payment of dividends (see Note 2 of the Notes to the Financial Statements) in excess of specified amounts by the insurance subsidiary within the holding company system are required.
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Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year end 1997, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. The cause for the decrease in premium income is related to the possible change in control of UTI over the last two years to two different parties. At year end 1996 it was announced that UTI was to be acquired by an unrelated party, but the sale did not materialize. At this writing negotiations are progressing with a different unrelated party for the change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes in control over the last two years have hurt the insurance companies' ability to recruit new agents. The active agents were apprehensive due to uncertainties in relation to the change in control of UTI. In recent years, the industry experienced a decline in the total number of agents selling insurance products and therefore competition has increased for quality agents. Accordingly, new business production decreased significantly over the last two years.

A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The achievement of long-term growth will require growth in the statutory capital of the Company's insurance affiliates. The affiliates may secure additional statutory capital through various sources, such as internally generated statutory earnings or equity contributions by the Company from funds generated through debt or equity offerings.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The risk-based capital formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                     Ratio of Total Adjusted Capital to
                                      Authorized Control Level RBC
       Regulatory Event                       (Less Than or Equal to)

  Company action level                                2*
  Regulatory action level                             1.5
  Authorized control level                            1
  Mandatory control level                             0.7

  * Or, 2.5 with negative trend.

At December 31, 1997, each of the insurance affiliates has a Ratio that is in excess of 3, which is 300% of the authorized control level; accordingly the insurance affiliates meet the RBC requirements.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. UII and its affiliates do not presently anticipate any material adverse change in its business as a result of these changes.
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Legislative and regulatory initiatives regarding changes in the  regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The NAIC adopted the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. UII conducts an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. This project is not expected to be completed earlier than 1999. Specific recommendations have been set forth in papers issued by the NAIC for industry review. The Company is monitoring the process, but the potential impact of any changes in insurance accounting standards is not yet known.


EMPLOYEES

UII has no employees of its own. There are approximately 90 persons who are employed by the UII's affiliates.


PROPERTIES

UII leases approximately 1,951 square feet of office space at 2500 Corporate Exchange Drive, Suite 345, Columbus, Ohio 43231. The lease expires June 30, 1999 with annual lease rent of $23,000 unadjusted for additional rent for the UII's pro rata share of building taxes, operating expenses and management expenses. Under the current lease agreement, UII will pay a minimum of $35,000 through the remaining term of the lease. The rent expense will be approximately $35,000 for 1998. The lease contains no renewal or purchase option clause. The leased space cannot be sublet without written approval of lessor. Rent expense for 1997, 1996 and 1995 was approximately $35,000, $61,000 and $69,000, respectively.


LEGAL PROCEEDINGS

UII and its affiliates are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the UII's liabilities. Management is of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.
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BUSINESS OF UTI

The Registrant and its subsidiaries (the "Company") operate principally in the individual life insurance business. The primary business of the Company has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

United Trust, Inc., ("UTI") was incorporated December 14, 1984, as an Illinois corporation. During the next two and a half years, UTI was engaged in an intrastate public offering of its securities, raising over $12,000,000 net of offering costs. In 1986, UTI formed a life insurance subsidiary, United Trust Assurance Company ("UTAC"), and by 1987 began selling life insurance products.

United Income, Inc. ("UII"), an affiliated company, was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary, United Security Assurance (USA), and began selling life insurance products.

UTI currently owns 41% of the outstanding common stock of UII and accounts for its investment in UII using the equity method.

On February 20, 1992, UTI and UII, formed a joint venture, United Trust Group, Inc., ("UTG"). On June 16, 1992, UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary, (UTAC). UII contributed $7.6 million in cash and 100% of its life insurance subsidiary, (USA), to UTG. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation, ("CIC") for a purchase price of $15,567,000. Following the acquisition UTI controlled eleven life insurance subsidiaries. The Company has taken several steps to streamline and simplify the corporate structure following the acquisitions.

On December 28, 1992, Universal Guaranty Life Insurance Company ("UG") was the surviving company of a merger with Roosevelt National Life Insurance Company ("RNLIC"), United Trust Assurance Company ("UTAC"), Cimarron Life Insurance Company ("CIM") and Home Security Life Insurance Company ("HSLIC"). On June 30, 1993, Alliance Life Insurance Company ("ALLI"), a subsidiary of UG, was merged into UG.

On July 31, 1994, Investors Trust Assurance Company ("ITAC") was merged into Abraham Lincoln Insurance Company ("ABE").

On August 15, 1995, the shareholders of CIC, Investors Trust, Inc., ("ITI"), and Universal Guaranty Investment Company, ("UGIC"), all intermediate holding companies within the UTI group, voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders. Neither UTI nor UII have
any  other  significant  holdings  or  business  dealings.   The  Board  of
Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.
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The holding companies within the group, UTI, UII UTG and FCC, are all life insurance holding companies.
These companies became members of the same affiliated group through a history of acquisitions in which life insurance companies were involved. The focus of the holding companies is the acquisition of other companies in similar lines of business and management of the insurance subsidiaries. The companies have no activities outside the life insurance focus.

The insurance companies of the group, UG, USA, APPL and ABE, all operate in the individual life insurance business. The primary focus of these companies has been the servicing of existing insurance business in force and the solicitation of new insurance business.

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll will personally or in combination with other individuals make an equity investment in UTI over a period of three years. Under the terms of the letter of intent Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.


PRODUCTS

The Company's portfolio consists of two universal life insurance products. Universal life insurance is a form of permanent life insurance that is characterized by its flexible premiums, flexible face amounts, and unbundled pricing factors. The primary universal life insurance product is referred to as the "Century 2000". This product was introduced to the marketing force in 1993 and has become the cornerstone of current marketing. This product has a minimum face amount of $25,000 and currently credits 6% interest with a guaranteed rate of 4.5% in the first 20 years and 3% in years 21 and greater. The policy values are subject to a $4.50 monthly policy fee, an administrative load and a premium load of 6.5% in all years. The premium and administrative loads are a general expense charge which is added to a policy's net premium to cover the insurer's cost of doing business. A premium load is assessed upon the receipt of a premium payment. An administrative load is a monthly maintenance The administrative load and surrender charge are based on the issue age, sex and rating class of the policy. A surrender charge is effective for the first 14 policy years. In general, the surrender charge is very high in the first couple of years and then declines to zero at the end of 14 years. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan.

The second universal life product referred to as the "UL90A", has a minimum face amount of $25,000. The administrative load is based on the issue age, sex and rating class of the policy. Policy fees vary from $1 per month in the first year to $4 per month in the second and third years and $3 per month each year thereafter. The UL90A currently credits 5.5% interest with a 4.5% guaranteed interest rate. Partial withdrawals, subject to a remaining minimum $500 cash surrender value and a $25 fee, are allowed once a year after the first duration. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premium starting at 120% for years 1-5 then grading downward to zero in year 15. This policy contains a guaranteed interest credit bonus for the long-term policyholder. From years 10 through 20, additional interest bonuses are earned with a total in the twentieth year of 1.375%. The bonus is calculated from the policy issue date and is contractually guaranteed.

The Company's actual experience for earned interest, persistency and mortality vary from the assumptions applied to pricing and for determining premiums. Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The minimum interest spread between earned and credited rates is 1% on the
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"Century  2000"  universal life insurance product.   The  Company  monitors
investment  yields, and when necessary adjusts credited interest  rates  on
its  insurance  products to preserve targeted interest  spreads.   Credited
rates are reviewed and established by the Board of Directors of the respective life insurance subsidiaries.

The premium rates are competitive with other insurers doing business in the states in which the Company is marketing its products.

The Company markets other products, none of which is significant to operations. The Company has a variety of policies in force different from those which are currently being marketed. The previously defined Universal life and interest sensitive whole life, which is a type of indeterminate premium life insurance which provides that the policy's cash value may be greater than that guaranteed if changing assumptions warrant an increase, business account for approximately 46% of the insurance in force. Approximately 29% of the insurance in force is participating business, which represents policies under which the policyowner shares in the insurance companies divisible surplus. The Company's average persistency rate for its policies in force for 1997 and 1996 has been 89.4% and 87.9%, respectively. The Company does not anticipate any material fluctuations in these rates in the future that may result from competition.

Interest-sensitive life insurance products have characteristics similar to annuities with respect to the crediting of a current rate of interest at or above a guaranteed minimum rate and the use of surrender charges to discourage premature withdrawal of cash values. Universal life insurance policies also involve variable premium charges against the policyholder's account balance for the cost of insurance and administrative expenses. Interest-sensitive whole life products generally have fixed premiums. Interest-sensitive life insurance products are designed with a combination of front-end loads, periodic variable charges, and back-end loads or surrender charges. Traditional life insurance products have premiums and benefits predetermined at issue; the premiums are set at levels that are designed to exceed expected policyholder benefits and Company expenses. Participating business is traditional life insurance with the added feature of an annual return of a portion of the premium paid by the policyholder through a policyholder dividend. This dividend is set annually by the Board of Directors of each insurance company and is completely discretionary.


MARKETING

The Company markets its products through separate and distinct agency forces. The Company has approximately 45 captive agents who actively write new business, and 15 independent agents who primarily service their existing customers. Captive agents work under an ordinary agency distribution system which relies on career agents to sell and service insurance and annuity policies of a single company. Independent agents work under a brokerage distribution system which relies on brokers to distribute the insurance and annuity policies of more than one company. Both captive and independent agents work on a contractual basis and are paid commissions on a percentage of premiums written. No individual sales agent accounted for over 10% of the Company's premium volume in 1997. The Company's sales agents do not have the power to bind the Company.

Marketing is based on referrals from existing policyholders and new prospect lists obtained from newly recruited sales agents. Recruiting of sales agents is based on referrals from existing agents and the invitation to attend our Company's comprehensive training school. The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified. As this trend appears to continue, the recruiting focus of the Company has been on introducing quality individuals to the insurance industry through an extensive internal training program. The Company feels this approach is conducive to the mutual success of our new recruits and the Company as these recruits market our products in a professional, company structured manner.

New  sales  are  marketed by UG and USA through their agency  forces  using
contemporary   sales  approaches  with  personal  computer   illustrations.
Current marketing efforts are primarily focused on the Midwest region.

USA is licensed in Illinois, Indiana and Ohio. During 1997, Ohio accounted for 99% of USA's direct premiums collected.
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ABE  is  licensed  in  Alabama, Arizona, Illinois, Indiana,  Louisiana  and
Missouri.   During 1997, Illinois and Indiana accounted for  46%  and  32%, respectively of ABE's direct premiums collected.

APPL is licensed in Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, West Virginia and Wyoming. During 1997, West Virginia accounted for 95% of APPL's direct premiums collected.

UG is licensed in Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. During 1997, Illinois accounted for 33%, and Ohio accounted for 14% of direct premiums collected. No other state accounted for more than 7% of direct premiums collected in 1997.

In  1997 $38,471,452 of total direct premium was written by USA, ABE,  APPL
and  UG.   Ohio  accounted for 35% , Illinois accounted for 21%,  and  West
Virginia accounted for 10% of total direct premiums collected.

New business production has decreased 15% from 1995 to 1996 and 43% from 1996 to 1997. Several factors have had a significant impact on new business production. Over the last two years there has been the possibility of a change in control of UTI. In September of 1996, an agreement was reached effecting a change in control of UTI to an unrelated party. The transaction did not materialize. At this writing negotiations are progressing with a different unrelated party for change in control of UTI. Please refer to note 17 in the Notes to the Consolidated Financial Statements for additional information. The possible changes in control, and the uncertainty surrounding each potential event, have hurt the insurance Companies' ability to attract and maintain sales agents. In addition, increased competition for consumer dollars from other financial institutions, product Illustration guideline changes by State Insurance Departments, and a decrease in the total number of insurance sales agents in the industry, have all had an impact, given the relatively small size of the Company.

Management recognizes the aforementioned challenges and is responding. The potential change in control of the Company is progressing, bringing the possibility for future growth, efforts are being made to introduce additional products, and the recruitment of quality individuals for intensive sales training, are directed at reversing current marketing trends.


UNDERWRITING

The underwriting procedures of the insurance subsidiaries are established by management. Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates. Most policies are individually underwritten. Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history. Additional information may include inspection reports, medical examinations, and statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. After reviewing the information collected, the Company either issues the policy as applied for or with an extra premium charge because of unfavorable factors or rejects the application. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

The Company's insurance subsidiaries require blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (ages 16-45). Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.


RESERVES

The applicable insurance laws under which the insurance subsidiaries operate require that each insurance company report policy reserves as
liabilities  to  meet future obligations on the policies in  force.   These
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reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in each of the years 1997, 1996 and 1995.


REINSURANCE

As is customary in the insurance industry, the Company's insurance subsidiaries cede insurance to other insurance companies under reinsurance agreements. Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk. The ceding insurance company remains primarily liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it, however it is the practice of insurers to reduce their exposure to loss to the extent that they have been reinsured with other insurance companies. The Company sets a limit on the amount of insurance retained on the life of any one person. The Company will not retain more than $125,000, including accidental death benefits, on any one life. At December 31, 1997, the Company had insurance in force of $3.692 billion of which approximately $1.022 billion was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers. The Company believes the assuming companies are able to honor all contractual commitments, based on the Company's periodic reviews of their financial statements, insurance industry reports and reports filed with state insurance departments.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1997.

The  Company  does not have any short-duration reinsurance contracts.   The
effect of the Company's long-duration reinsurance contracts on premiums earned in 1997, 1996 and 1995 was as follows:

                        Shown in thousands
                 1997           1996           1995
                Premiums       Premiums       Premiums
                 Earned         Earned         Earned

Direct     $    33,374     $   35,891      $  38,482
Assumed              0              0              0
Ceded           (4,735)        (4,947)        (5,383)
Net
 premiums  $    28,639     $   30,944      $  33,099

INVESTMENTS

The Company retains the services of a registered investment advisor to assist the Company in managing its investment portfolio. The Company may modify its present investment strategy at any time, provided its strategy continues to be in compliance with the limitations of state insurance department regulations.

Investment income represents a significant portion of the Company's total income. Investments are subject to applicable state insurance laws and regulations which limit the concentration of investments in any one category or class and further limit the investment in any one issuer. Generally, these limitations are imposed as a percentage of statutory assets or percentage of statutory capital and surplus of each company.

The following table reflects net investment income by type of investment.

                                          December 31,
                                  1997       1996       1995

Fixed maturities and fixed
maturities                 $ 12,677,348  $13,326,312 $13,190,121
  held for sale
Equity securities                87,211       88,661      52,445
Mortgage loans                  802,123    1,047,461   1,257,189
Real estate                     745,502      794,844     975,080
Policy loans                    976,064    1,121,538   1,041,900
Short-term investments           70,624       21,423      21,295
Other                           696,486      691,111     642,632
Total consolidated
 investment income           16,055,358   17,091,350  17,180,662
Investment expenses          (1,198,061)  (1,222,903) (1,724,438)
Consolidated net
 investment income         $ 14,857,297 $ 15,868,447 $15,456,224

At December 31, 1997, the Company had a total of $5,797,000 of investments, comprised of $3,848,000 in real estate and $1,949,000 in equity securities, which did not produce income during 1997.

The following table summarizes the Company's fixed maturities distribution at December 31, 1997 and 1996 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

            Fixed Maturities
      Rating       % of Portfolio
                  1997          1996
Investment Grade
   AAA             31%            30%
   AA              14%            13%
   A               46%            46%
   BBB              9%            10%
Below investment
  grade             0%             1%
                  100%           100%

The following table summarizes the Company's fixed maturities and fixed maturities held for sale by major classification.

                                      Carrying Value
                                    1997            1996

U.S. government and
 government agencies          $  29,701,879   $  29,998,240
States, municipalities and
 political subdivisions          22,814,301      14,561,203
Collateralized mortgage
 obligations                     11,093,926      13,246,780
Public utilities                 48,064,818      51,941,647
Corporate                        70,964,039      72,140,081
                              $ 182,638,963   $ 181,887,951

The following table shows the composition and average maturity of the Company's investment portfolio at December 31, 1997.

                        Carrying      Average       Average
Investments               Value        Maturity       Yield

Fixed maturities and fixed
 maturities held for
  sale               $182,638,963     4 years          6.95%
Equity securities       3,001,744     not applicable   3.63%
Mortgage loans          9,469,444     10 years         7.82%
Investment real estate 11,485,276     not applicable   6.48%
Policy loans           14,207,189     not applicable   6.81%
Short-term investments  1,798,878     330 days         6.33%
Total Investments    $222,601,494                      7.24%

At December 31, 1997, fixed maturities and fixed maturities held for sale have a combined market value of $186,451,198. Fixed maturities are carried at amortized cost. Management has the ability and intent to hold these securities until maturity. Fixed maturities held for sale are carried at market.

The Company holds approximately $1,798,878 in short-term investments. Management monitors its investment maturities and in their opinion is sufficient to meet the Company's cash requirements. Fixed maturities of $15,107,100 mature in one year and $120,382,870 mature in two to five years.

The Company holds approximately $9,469,444 in mortgage loans which represents 3% of the total assets. All mortgage loans are first position loans. Before a new loan is issued, the applicant is subject to certain criteria set forth by Company management to ensure quality control. These criteria include, but are not limited to, a credit report, personal financial information such as outstanding debt, sources of income, and
personal  equity.   Loans issued are limited to no more  than  80%  of  the
appraised value of the property and must be first position against the collateral.

The Company has $298,000 of mortgage loans, net of a $10,000 reserve allowance, which are in default and in the process of foreclosure. These loans represent approximately 3% of the total portfolio. The Company has one loan of $3,404 which is under a repayment plan. Letters are sent to each mortgagee when the loan becomes 30 days or more delinquent. Loans 90 days or more delinquent are placed on a non-performing status and classified as delinquent loans. Reserves for loan losses are established based on management's analysis of the loan balances compared to the expected realizable value should foreclosure take place. Loans are placed on a non-accrual status based on a quarterly analysis of the likelihood of repayment. All delinquent and troubled loans held by the Company are loans which were held in portfolios by acquired companies at the time of acquisition. Management believes the current internal controls surrounding, the mortgage loan selection process provide a quality portfolio with minimal risk of foreclosure and/or negative financial impact.

The Company has in place a monitoring system to provide management with information regarding potential troubled loans. Management is provided with a monthly listing of loans that are 30 days or more past due along with a brief description of what steps are being taken to resolve the delinquency. Quarterly, coinciding with external financial reporting, the Company determines how each delinquent loan should be classified. All loans 90 days or more past due are classified as delinquent. Each delinquent loan is reviewed to determine the classification and status the loan should be given. Interest accruals are analyzed based on the likelihood of repayment. In no event will interest continue to accrue when accrued interest along with the outstanding principal exceeds the net realizable value of the property. The Company does not utilize a specified number of days delinquent to cause an automatic non-accrual status.

The mortgage loan reserve is established and adjusted based on management's quarterly analysis of the portfolio and any deterioration in value of the underlying property which would reduce the net realizable value of the property below its current carrying value.

In addition, the Company also monitors that current and adequate insurance on the properties are being maintained. The Company requires proof of insurance on each loan and further requires to be shown as a lienholder on the policy so that any change in coverage status is reported to the Company. Proof of payment of real estate taxes is another monitoring technique utilized by the Company. Management believes a change in insurance status or non-payment of real estate taxes are indicators that a loan is potentially troubled. Correspondence with the mortgagee is performed to determine the reasons for either of these events occurring.

The following table shows a distribution of mortgage loans by type.

Mortgage        Amount       % of Total
Loans

FHA/VA       $  536,443          5%
Commercial    1,565,643         17%
Residential   7,367,358         78%

The following table shows a geographic distribution of the mortgage loan portfolio and real estate held.
             Mortgage            Real
               Loans            Estate

New Mexico      3%                0%
Illinois       10%               55%
Kansas         13%                0%
Louisiana      15%               14%
Mississippi     0%               20%
Missouri        2%                1%
North           7%                6%
Carolina
Oklahoma        5%                1%
Virginia        4%                0%
West Virginia  38%                2%
Other           3%                1%
Total         100%              100%

The following table summarizes delinquent mortgage loan holdings.

Delinquent
31 Days or More           1997            1996           1995
Non-accrual status  $        0      $        0      $       0
Other                  308,000         613,000        628,000
Reserve on
 delinquent loans      (10,000)        (10,000)       (10,000)
Total Delinquent    $  298,000      $  603,000      $ 618,000
Interest income
 foregone
 (Delinquent loans) $   29,000      $   29,000      $  16,000

In Process of
 Restructuring      $        0      $        0      $       0
Restructuring on
 other than market
  terms                      0               0              0
Other potential
 problem loans               0               0              0
Total Problem Loans $        0      $        0      $       0
Interest income
 foregone
(Restructured loans)$        0      $        0      $       0

See Item 2, Properties, for description of real estate holdings.


COMPETITION

The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates. Many of these competing insurers are larger, have more diversified lines of insurance coverage, have substantially greater financial resources and have a greater number of agents. Other significant competitive factors include policyholder benefits, service to policyholders, and premium rates.

The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. The products offered (see Products) are similar to those offered by other major companies. The product features are regulated by the states and are subject to extensive competition among major insurance organizations. The Company believes a strong service commitment to policyholders, efficiency and flexibility of operations, timely service to the agency force and the expertise of its key executives help minimize the competitive pressures of the insurance industry.

The industry has experienced a downward trend in the total number of agents who sell insurance products, and competition for the top sales producers has intensified. As this trend appears to continue, the recruiting focus of the Company has been on introducing quality individuals to the insurance industry through an extensive internal training program. The Company feels this approach is conducive to the mutual success of our new recruits and the Company as these recruits market our products in a professional, company structured manner.


GOVERNMENT REGULATION

The Company's insurance subsidiaries are assessed contributions by life and health guaranty associations in almost all states to indemnify policyholders of failed companies. In several states the company may reduce premium taxes paid to recover a portion of assessments paid to the states' guaranty fund association. This right of "offset" may come under review by the various states, and the company cannot predict whether and to what extent legislative initiatives may affect this right to offset. Also, some state guaranty associations have adjusted the basis by which they assess the cost of insolvencies to individual companies. The company believes that its reserve for future guaranty fund assessments is sufficient to provide for assessments related to known insolvencies. This reserve is based upon management's current expectation of the availability of this right of offset, known insolvencies and state guaranty fund assessment bases. However, changes in the basis whereby assessments are charged to individual companies and changes in the availability of the right to offset assessments against premium tax payments could materially affect the company's results.

Currently, the Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to:
(i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the form of any future proposals or regulation. The Company's insurance subsidiaries, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

The insurance regulatory framework continues to be scrutinized by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). The NAIC is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance subsidiaries are subject to such legislation and registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 of the Notes to the Consolidated Financial Statements), and payment of dividends (see Note 2 of the Notes to the Consolidated Financial Statements) in excess of specified amounts by the insurance subsidiary within the holding company system are required.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year end 1997, the insurance companies had one ratio outside the normal range. The ratio is related to the decrease in premium income. The ratio fell outside the normal range the last three years. The cause for the decrease in premium income is related to the possible change in control of UTI over the last two years to two different parties. At year end 1996 it was announced that UTI was to be acquired by an unrelated party, but the sale did not materialize. At this writing negotiations are progressing with a different unrelated party for the change in control of UTI. Please refer to the Notes to the Consolidated Financial Statements for additional information. The possible changes in control over the last two years have hurt the insurance companies' ability to recruit new agents. The active agents were apprehensive due to uncertainties in relation to the change in control of UTI. In recent years, the industry experienced a decline in the total number of agents selling insurance products and therefore competition has increased for quality agents. Accordingly, new business production decreased significantly over the last two years.

A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The achievement of long-term growth will require growth in the statutory capital of the Company's insurance subsidiaries. The subsidiaries may secure additional statutory capital through various sources, such as internally generated statutory earnings or equity contributions by the Company from funds generated through debt or equity offerings.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The risk-based capital formula measures the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action.

The levels and ratios are as follows:

                                     Ratio of Total Adjusted Capital to
                                      Authorized Control Level RBC
       Regulatory Event                       (Less Than or Equal to)

  Company action level                                2*
  Regulatory action level                             1.5
  Authorized control level                            1
  Mandatory control level                             0.7

  * Or, 2.5 with negative trend.

At December 31, 1997, each of the insurance subsidiaries has a Ratio that is in excess of 3, which is 300% of the authorized control level; accordingly the insurance subsidiaries meet the RBC requirements.

The NAIC, in conjunction with state regulators, has been reviewing existing insurance laws and regulations. A committee of the NAIC proposed changes in the regulations governing insurance company investments and holding company investments in subsidiaries and affiliates which were adopted by the NAIC as model laws in 1996. The Company does not presently anticipate any material adverse change in its business as a result of these changes.

Legislative and regulatory initiatives regarding changes in the regulation of banks and other financial services businesses and restructuring of the federal income tax system could, if adopted and depending on the form they take, have an adverse impact on the company by altering the competitive environment for its products. The outcome and timing of any such changes cannot be anticipated at this time, but the company will continue to monitor developments in order to respond to any opportunities or increased competition that may occur.

The NAIC has recently released the Life Illustration Model Regulation. Many states have adopted the regulation effective January 1, 1997. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product that does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product that does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer. The Company conducts an ongoing thorough review of its sales and marketing process and continues to emphasize its compliance efforts.

A task force of the NAIC is currently undertaking a project to codify a comprehensive set of statutory insurance accounting rules and regulations. This project is not expected to be completed earlier than 1999. Specific recommendations have been set forth in papers issued by the NAIC for industry review. The Company is monitoring the process, but the potential impact of any changes in insurance accounting standards is not yet known.


EMPLOYEES

There are approximately 90 persons who are employed by the Company and its affiliates.


PROPERTIES

The following table shows a breakout of property, net of accumulated depreciation, owned and occupied by the Company and the distribution of real estate by type.

  Property owned             Amount       % of Total
  Home Office             $ 2,815,241        20%

  Investment real estate
  Commercial              $ 4,355,450        30%
  Residential development $ 5,405,282        38%
  Foreclosed real estate  $ 1,724,544        12%
                          $11,485,276        80%

  Grand total             $14,300,517       100%

Total investment real estate holdings represent approximately 3% of the total assets of the Company net of accumulated depreciation of $539,366 and $442,373 at year end 1997 and 1996 respectively. The Company owns an office complex in Springfield, Illinois, which houses the primary insurance operations. The office buildings contain 57,000 square feet of office and warehouse space. The properties are carried at approximately $2,394,360. In addition, an insurance subsidiary owns a home office building in Huntington, West Virginia. The building has 15,000 square feet and is carried at $165,882. The facilities occupied by the Company are adequate relative to the Company's present operations.

Commercial property consists primarily of former home office buildings of acquired companies no longer used in the operations of the Company. These properties are leased to various unaffiliated companies and organizations. Residential development property is primarily located in Springfield, Illinois, and entails several developments, each targeted for a different segment of the population. These targets include a development primarily for the first time home buyer, an upscale development for existing homeowners looking for a larger home, and duplex condominiums for those who desire maintenance free exteriors and surroundings. The Company's primary focus is on the development and sale of lots, with an occasional home construction to help stimulate interest.

Springfield is the State Capital of Illinois. The City's economy is service oriented with the main employers being the State of Illinois, two major area hospitals and two large insurance companies. This provides for a very stable economy not as dramatically affected by economic conditions in other parts of the United States.

Foreclosed property is carried at the unpaid loan principal balance plus accrued interest on the loan and other costs associated with the foreclosure process. The carrying value of foreclosed property does not exceed management's estimate of net realizable value. Management's estimate of net realizable value is based on significant internal real estate experience, local market experience, independent appraisals and evaluation of existing comparable property sales.

LEGAL PROCEEDINGS

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management is of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


DIRECTORS AND EXECUTIVE OFFICERS OF UII

THE BOARD OF DIRECTORS

In accordance with the laws of Ohio and the Certificate of Incorporation and Bylaws of UII as amended, the Company is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions. In the fiscal year ended December 31, 1998, the Board met five times. All directors attended at least 75% of all meetings of the board except for Mr. Aveni.

The Board of Directors has an Audit Committee consisting of Messrs. Berschet, Melville and Teater. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of UII, the nature of services performed for UII and the fees to be paid to the independent auditors, the performance of the UII's independent and internal auditors and the accounting practices of UII. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1998. All members were present with the exception of Mr. Teater.

The compensation of the UII's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

Under the UII's Certificate of Incorporation, the Board of Directors may be comprised of between five and twenty-one directors. The Board currently has a fixed number of directors at nine. Shareholders elect Directors to serve for a period of one year at the UII's Annual Shareholders' meeting.

The following information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UII.

DIRECTORS

NAME,   AGE    POSITION WITH UII, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS

Randall L. Attkisson  53
               Director  of  UII since  1998,  Chief  Financial
               Officer, Treasurer, Director or First Southern Bancorp, Inc. since 1986; Director of The Galilean Home, Liberty, KY since 1996; Treasurer, Director of First Southern Funding, Inc. since 1992; Director of The River Foundation, Inc. since
               1990; Treasurer, Director of Somerset Holdings, Inc. since 1987; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

Vincent T. Aveni   72
               Director of UII since 1987; Chairman Emeritus  of
               Realty One, Inc. and co-developer of the Three Village Condominium; currently serving the Ohio Association of Realtors as a trustee; past President of Ohio Association of Realtors; past Regional Vice President of the Ohio and Michigan National Association Marketing Institute, and Farm and Land Institute.

Marvin W. Berschet   69
               Director of UII since 1987; self-employed  since
               1956; charter member of National Cattlemen's Association; Board member of Meat Export Federation for seven years and Chairman of Beef Council for three years; served on the National Livestock and Meat Board for 16 years; past President of Ohio Cattlemen's Association.

Jesse T. Correll    42
               Director of UII since 1998, Chairman, President,
               Director of First Southern Bancorp, Inc. since 1983; President, Director of First Southern Funding, Inc. since 1992; President, Director of Somerset Holdings, Inc. and Lancaster Life Reinsurance Company and First Southern Insurance Agency since 1987; President, Director of The River Foundation since 1990; President, Director of Dyscim Holdings Company, Inc. since 1990; Director or Adamas Diamond Corporation since 1980; Secretary, Director Lovemore Holding Company since 1987; President, Director of North Plaza of Somerset since 1990; Director of St. Joseph
               Hospital, Lexington, KY since 1997; Managing Partner of World Wide Minerals from 1978 to 1983.

James E. Melville   53
               Director, President and Chief Operating Officer since July 1997; Chief Financial Officer of UII since 1993, Senior Executive ;Vice President of UII since September 1992; President of certain Affiliate Companies from May 1989 until September 1991; Chief Operating Officer of FCC from 1989 to September 1991; Chief Operating Officer of certain Affiliate Companies from 1984 until September 1991; Senior Executive Vice President of certain Affiliate Companies from 1984 until September 1989; Consultant to UTI and UTG from March to September, 1992; President and Chief Operating Officer of certain affiliate life insurance companies and Senior Executive Vice President of non-insurance affiliate companies since 1992.

Charlie E. Nash  70
               Director  of UII since 1987; Executive  Director  and
               State President of the Ohio Farmers Union; serves on the Board of Directors for National Farmers Union Uniform Pension Committee and a member of its Investment Committee for pension funds; Chairman of the Putnam County Board of Elections; serves on the Board of Directors of Farmers Union Ventures, Inc., Green Thumb, Inc. and Farmers Education Foundation; he is a farm owner.

Millard V. Oakley  68
               Director of UII since 1998, Presently serves on Board
               of Directors and Executive Committee of Thomas Nelson, a publicly held publishing company based in Nashville, TN; Director of First National Bank of the Cumberlands, Livingston-Cooksville, TN; Lawyer with limited law practice since 1980; State Insurance Commissioner for State of Tennessee from 1975 to 1979; Served as General Counsel, United States House of Representatives, Washington, D.C.,

               Congressional Committee on Small Business from 1971-1973; Served four elective terms as County Attorney for Overton County, Tennessee; Elected delegate to National Democratic Convention in 1964; Served four elective terms in the Tennessee General Assembly from 1956 to 1964; Lawyer in Livingston, TN from 1953 to 1971; Elected to the Tennessee Constitutional Convention in 1952.


Larry E. Ryherd   58
               Chairman  of the Board of Directors since  1987,  CEO
               since 1992; UTI Chairman of the Board of Directors and a Director since 1984, CEO since 1991; Chairman, CEO and Director of UTG since 1992; President, CEO and Director of certain affiliate companies since 1992. Mr. Ryherd has served has Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992.

Robert W. Teater 71
               Director of UII since 1987; Director of UTG and certain affiliate companies since 1992; member of Columbus School Board since 1991, President of Columbus School Board since 1992; President of Robert W. Teater and Associates, a comprehensive consulting firm in natural resources development and organization management since 1983.

EXECUTIVE OFFICERS OF UII

More detailed information on the following officers of UII appears under "Election of Directors":

     Larry   E.  Ryherd       Chairman of the Board and Chief
                              Executive Officer
     James E. Melville        President and Chief Operating Officer

Other officers of UII are set forth below:

NAME,   AGE    POSITION WITH UII, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS

George E. Francis    55
               Executive  Vice  President  since  July  1997;
               Secretary of UII since February 1993; Director of certain Affiliate Companies since October 1992; Senior Vice
               President  and  Chief  Administrative  Officer  of   certain
               Affiliate Companies since 1989; Secretary of certain Affiliate Companies since March 1993; Treasurer and Chief Financial Officer of certain Affiliate Companies from 1984 until September 1992.

Theodore C. Miller   36
               Senior Vice President and Chief Financial Officer since July 1997; Vice President and Treasurer since October 1992; Vice President and Controller of certain Affiliate Companies from 1984 to 1992.

EXECUTIVE COMPENSATION UII

EXECUTIVE COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid to or earned by UII's Chief Executive Officer and each of the Executive Officers of UII whose salary plus bonus exceeded $100,000 during each of UII's last three fiscal years. COMPENSATION FOR SERVICES PROVIDED BY THE NAMED EXECUTIVE OFFICERS TO UII AND ITS AFFILIATES IS PAID BY FCC AS SET FORTH IN THEIR EMPLOYMENT AGREEMENTS. (SEE EMPLOYMENT CONTRACTS).

                        SUMMARY COMPENSATION TABLE

                              Annual Compensation (1)(3)

                                              Other Annual
Name and                                    Compensation (2)
Principal Position             Salary($)           $

Larry E. Ryherd     1998         400,000         20,373

Chairman of
  the Board         1997         400,000         18,863
Chief Executive
  Officer           1996         400,000         17,681

James E. Melville   1998         238,200         31,956
President, Chief    1997         238,200         29,538
Operating Officer   1996         238,200         27,537

George E. Francis   1998         126,200          8,791
Executive Vice      1997         122,000          8,187
President,Secretary 1996         119,000          7,348


(1) Compensation deferred at the election of named officers is included in this section.

(2) Other annual compensation consists of interest earned on deferred compensation amounts pursuant to their employment agreements and the Company's matching contribution to the First Commonwealth Corporation Employee Savings Trust 401(k) Plan.

(3) Neither UTI or UII pay compensation of any kind to the named executive officers nor is a change of compensation contemplated after the Merger.

AGGREGATED  OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END  OPTION/SAR
VALUES

The following table summarizes for fiscal year ending, December 31, 1998, the number of shares subject to unexercised options and the value of unexercised options of the Common Stock of UTI held by the named executive officers. The values shown were determined by multiplying the applicable number of unexercised share options by the difference between the per share market price on December 31, 1998 and the applicable per share exercise price. There were no options granted to the named executive officers for the past three fiscal years.


             Number of Shares       Number of Securities      Value of
               Acquired on   Value  Underlying Unexercised   Unexercised
              Exercise (#) Realized($) Options/SARs       In the Money/SARs
                                       at FY-End(#)          at FY-End ($)

Name                              Exercis-  Unexer-      Exercis-  Unexer-
                                   able      cisable      able      cisable


Larry E. Ryherd       -       -    13,800       -           -         -
James E. Melville     -       -    30,000       -           -         -
George E. Francis     -       -     4,600       -           -         -


COMPENSATION OF DIRECTORS

UII's standard arrangement for the compensation of directors provide that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. UII's director compensation policy also provides that directors who are either employees of UII or directors or officers of First Southern Funding, LLC and affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting; namely, Messrs. Ryherd, Melville, Attkisson, Correll and Oakley.

EFFECT OF THE MERGER ON DIRECTORS

If the Merger is consummated, each of the independent director of UII, namely, Messrs. Aveni, Berschet, Nash and Teater shall become directors of UTI. The directors compensation shall remain the same as stated above.

EMPLOYMENT CONTRACTS

On July 31, 1997, Larry E. Ryherd entered into an employment agreement with FCC. Formerly, Mr. Ryherd had served as Chairman of the Board and Chief Executive Officer of UII and its affiliates. Pursuant to the agreement, Mr. Ryherd agreed to serve as Chairman of the Board and Chief Executive Officer of UII and in addition, to serve in other positions of the affiliated companies if appointed or elected. The agreement provides for an annual salary of $400,000 as determined by the Board of Directors. The term of the agreement is for a period of five years. Mr. Ryherd has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 13,800 of the Common Stock of UTI at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement dated July 31, 1997 with James E. Melville pursuant to which Mr. Melville is employed as President and Chief Operating Officer and in addition, to serve in other positions of the affiliated companies if appointed or elected at an annual salary of $238,200. The term of the agreement expires July 31, 2002. Mr. Melville has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr.
Melville was granted an option to purchase up to 30,000 shares of the Common Stock of UTI at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement with George E. Francis on July 31, 1997. Under the terms of the agreement, Mr. Francis is employed as Executive Vice President of UII at an annual salary of $126,200. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. The term of the agreement expires July 31, 2000. Mr. Francis has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Francis was granted an option to purchase up to 4,600 shares of the Common Stock of UTI at $17.50 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.

REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

The compensation of UII's executive officers is determined by the full Board of Directors. The Board of Directors strongly believes that UII's executive officers directly impact the short-term and long-term performance of UII. With this belief and the corresponding objective of making decisions that are in the best interest of UII's shareholders, the Board of Directors places significant emphasis on the design and administration of UII's executive compensation plans.


EXECUTIVE COMPENSATION PLAN ELEMENTS

BASE SALARY. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During the last three fiscal years, there were no material changes in the base salaries of the named executive officers.

STOCK OPTIONS. One of UII's priorities is for the executive officers to be significant shareholders so that the interest of the executives are closely aligned with the interests of UII's other shareholders. The Board of Directors believes that this strategy motivates executives to remain focused on the overall long-term performance of UII. Stock options are granted at the discretion of the Board of Directors and are intended to be granted at levels within the competitive market range of comparable companies. During 1993, each of the named executive officers were granted options under their employment agreements for UII's Common Stock as described in the Employment Contracts section. There were no options granted to the named executive officers during the last three fiscal years.

DEFERRED COMPENSATION. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the deferred compensation arrangements as described in the Employment Contracts section may prove to be critical to certain officers, depending upon their particular financial circumstance.


CHIEF EXECUTIVE OFFICER

Larry E. Ryherd has been Chairman of the Board and Chief Executive Officer since 1987 and Chairman of the Board of the Company's parent, UTI, since 1984. The Board of Directors used the same compensation plan elements described above for all executive officers to determine Mr. Ryherd's 1998 compensation.

In setting both the cash-based and equity-based elements of Mr. Ryherd's compensation, the Board of Directors made an overall assessment of Mr. Ryherd's leadership in achieving UII's long-term strategic and business goals.

Mr. Ryherd's base salary reflects a consideration of both competitive forces and UII's performance. The Board of Directors does not assign specific weights to these categories.

UII surveys total cash compensation for chief executive officers at the same group of companies described under "Base Salary" above. Based upon its survey, UII then determines a median around which it builds a competitive range of compensation for the CEO. As a result of this review, the Board of Directors concluded that Mr. Ryherd's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for CEOs running companies comparable in size and complexity to UII.

The Board of Directors considered UII's financial results as compared to other companies within the industry, financial performance for fiscal 1998 as compared to fiscal 1997, UII's progress as it relates to UII's growth through acquisitions and simplification of the organization, the fact that since UII does not have a Chief Marketing Officer, Mr. Ryherd assumes additional responsibilities of the Chief Marketing Officer, and Mr. Ryherd's salary history, performance ranking and total compensation history.

Through fiscal 1998, Mr. Ryherd's annual salary was $400,000, the amount the Board of Directors set in January 1997. Following a review of the above factors, the Board of Directors decided to recognize Mr. Ryherd's performance by placing a greater emphasis on long-term incentive awards, and therefore retained Mr. Ryherd's base salary at $400,000.

CONCLUSION.

The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results UII strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the shareholders and the executive team.

                            BOARD OF DIRECTORS

               Randall L. Attkisson     Charlie E. Nash
               Vincent T. Aveni         Millard V. Oakley
               Marvin W. Berschet       Larry E. Ryherd
               Jesse T. Correll         Robert W. Teater
               James E. Melville

                             PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on UII's Common Stock during the five fiscal years ended December 31, 1998, with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1):


              1992         1993        1994         1995        1996    1997
UII           100          100         92           92          40       32
NASDAQ        100          115         112          159         195     239
NASDAQ
 insurance    100          107         100          143         163     239



(1)UII selected the NASDAQ Composite Index Performance as an appropriate comparison because UII's Common Stock is not listed on any exchange but UII's Common Stock is traded in the over-the-counter market.
   Furthermore, UII selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index. Trading activity in UII's Common Stock is limited, which may be in part a result of UII's low profile from not being listed on any exchange, and its reported operating losses. UII has experienced a tremendous growth rate over the period shown in the Return Chart with assets growing from approximately $9 million in 1991 to approximately $13 million in 1998. The growth rate has been the result of acquisitions of other companies and new insurance writings. UII has incurred costs of conversions and administrative consolidations associated with the acquisitions which has contributed to the operating losses. The Return Chart is not intended to forecast or be indicative of possible future performance of UII's stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of UII under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UII specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as directors of UII during 1998 and were officers or employees of UII or its affiliates during 1998: James E. Melville and Larry E. Ryherd. Accordingly, these individuals have participated in decisions related to compensation of executive officers of UII and its affiliates.

During 1998, the following executive officers of UII were also members of the Board of Directors of FCC, two of whose executive officers served on the Board of Directors of UII: Messrs. Melville and Ryherd.

During 1998, Larry E. Ryherd and James E. Melville, executive officers of UII, were also members of the Board of Directors of UTI, two of whose executive officers served on the Board of Directors of UII: Messrs. Melville, and Ryherd.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF UII

PRINCIPLE HOLDERS OF SECURITIES

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UII's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.


Title                             Number of Shares        Percent
Of        Name and Address         and Nature of             of
Class     of Beneficial Owner   Beneficial Ownership       Class

Common    United Trust, Inc. (1)(2)    565,766             40.6%.
Stock no  5250 South Sixth Street
par value Springfield, IL 62703

(1)                                                                 Because
  Larry E. Ryherd owns 501,701 shares of UTI's Common Stock (19.6%), and UTI owns 565,766 shares of UII Common Stock (40.6%) Mr. Ryherd may be considered a beneficial owner of UII; however, Mr. Ryherd disclaims any beneficial interest in the shares of UII owned by UTI as the UTI's board of directors controls the voting and investment decisions regarding such shares.

(2) First Southern Funding, LLC & Affiliates owns 1,054,440 shares of UTI's Common Stock (42.3%) and UTI owns 565,776 shares of UII Common Stock (40.6%), and because Jesse T. Correll owns 83% of First Southern Funding, LLC, Mr. Correll may be considered a beneficial owner of UII.

                  SECURITY OWNERSHIP OF MANAGEMENT OF UII

The following tabulation shows with respect to each of the directors and nominees of UII, with respect to UII's chief executive officer and each of UII's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of UII as a group: (i) the total number of shares of all classes of stock of UII or any of its parents or affiliates, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

Title  Directors, Named ExecutiveNumber of Shares    Percent
 of   Officers, & All Directors &and Nature of          of
ClassExecutive Officers as a Group Ownership          Class

UTI's       Randall L. Attkisson         0              *
Common      Vincent T. Aveni             0              *
Stock, no   Jesse T. Correll             0 (1)          *
Par value   Marvin W. Berschet           0              *
            George E. Francis        4,600 (2)          *
            James E. Melville       52,500 (3)         2.0%
            Charlie E. Nash              0              *
            Millard V. Oakley        9,000              *
            Larry E. Ryherd        501,701 (4)        19.6%
            Robert W. Teater             0              *
            All directors and
            executive officers
            as a group
           (ten in number)         567,801            21.8%

FCC's       Randall L. Attkisson         0              *
Common      Vincent T. Aveni             0              *
Stock,$1.00 Marvin W. Berschet           0              *
Par value   Jesse T. Correll             0              *
            George E. Francis            0              *
            James E. Melville          544 (5)          *

            Charlie E. Nash              0              *
            Millard V. Oakley            0              *
            Larry E. Ryherd              0              *
            Robert W. Teater             0              *
            All directors and
            executive officers
            as a group
           (ten in number)             544              *

UII's       Randall L. Attkisson         0              *
Common      Vincent T. Aveni         7,716 (6)          *
Stock, no   Marvin W. Berschet       7,161 (7)          *
Par value   Jesse T. Correll             0              *
            George E. Francis            0              *
            James E. Melville            0              *
            Charlie E. Nash          7,052              *
            Millard V. Oakley            0              *
            Larry E. Ryherd         47,250 (8) (9)      *
            Robert W. Teater         7,380 (10)         *
            All directors and
            executive officers
            as a group
           (ten in number)          76,559            5.5%


(1)In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which own 1,054,440 shares (42.34%) of UTI. (See Principle Holders of Securities)

(2)Includes 4,600 shares which may be acquired upon the exercise of outstanding stock options.

(3)James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and
   (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(4) Larry E. Ryherd owns 181,091 shares of UTI's Common Stock in his own name. Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options.

(5) James E. Melville owns 168 shares individually and 376 shares jointly with his spouse.

(6) Includes 272 shares owned directly by Mr. Aveni's brother and 210 shares owned directly by Mr. Aveni's son.

(7) Includes 42 shares owned directly by each of Mr. Berschet's two sons and 77 shares owned directly by Mr. Berschet's daughter, a total of 161 shares.

(8) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(9) In addition, Mr. Ryherd is a director and officer of UTI, who owns 565,766 shares (29.9%) of the Company. Mr. Ryherd disclaims any beneficial interest in the shares of the Company owned by UTI as the UTI board of directors controls the voting and investment decisions regarding such shares.

(10)  Includes  210  shares  owned directly  by  Mr.  Teater's spouse.

   * Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UII file periodic reports regarding ownership of UII securities with the Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.

DIRECTORS AND EXECUTIVE OFFICERS OF UTI

THE BOARD OF DIRECTORS


In accordance with the laws of Illinois and the Certificate of Incorporation and Bylaws of UTI, as amended, UTI is managed by its executive officers under the direction of the Board of Directors. The Board elects executive officers, evaluates their performance, works with management in establishing business objectives and considers other fundamental corporate matters, such as the issuance of stock or other securities, the purchase or sale of a business and other significant corporate business transactions. In the fiscal year ended December 31, 1998, the Board met five times. All directors attended at least 75% of all meetings of the board except for Messers. Cellini and Larson.

The Board of Directors has an Audit Committee consisting of Messrs. Albin, Geary, and Melville. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of UTI, the nature of services performed for UTI and the fees to be paid to the independent auditors, the performance of UTI's independent and internal auditors and the accounting practices of UTI. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1998. All members were present.

The compensation of UTI's executive officers is determined by the full Board of Directors (see report on Executive Compensation).

Under UTI's Certificate of Incorporation, the Board of Directors may be comprised of between five and twenty-one directors. The Board currently has a fixed number of directors at thirteen. Shareholders elect Directors to serve for a period of one year at UTI's Annual Shareholders' meeting.

The following information with respect to business experience of the Board of Directors has been furnished by the respective directors or obtained from the records of UTI.


DIRECTORS

NAME, AGE       POSITION WITH THE COMPANY, BUSINESS EXPERIENCE AND OTHER
                DIRECTORSHIPS

John S. Albin  70
               Director of the Company since 1984; farmer in Douglas and Edgar counties, Illinois, since 1951; Chairman of the Board of Longview State Bank since 1978; President of the Longview Capitol Corporation, a bank holding company, since 1978; Chairman of First National Bank of Ogden, Illinois, since 1987; Chairman of the State Bank of Chrisman since 1988; Director and Secretary of Illini Community Development Corporation since 1990; Chairman of Parkland College Board of Trustees since 1990; board member of the Fisher National Bank, Fisher, Illinois, since 1993.

Randall L. Attkisson  53
               Director  of UTI since 1998,  Chief  Financial
               Officer, Treasurer, Director or First Southern Bancorp, Inc. since 1986; Director of The Galilean Home, Liberty, KY since 1996; Treasurer, Director of First Southern Funding, Inc. since 1992; Director of The River Foundation, Inc. since
               1990;  Treasurer, Director of Somerset Holdings, Inc.  since

               1987; President of Randall L. Attkisson & Associates from 1982 to 1986; Commissioner of Kentucky Department of Banking & Securities from 1980 to 1982; Self-employed Banking Consultant in Miami, FL from 1978 to 1980.

William F. Cellini  64
               Director of UTI since 1996 and Director of FCC and certain affiliate companies since 1984; Chairman of the Board of New Frontier Development Group, Chicago, Illinois for more than the past five years; Executive Director of Illinois Asphalt Pavement Association.

Robert E. Cook 73
               Director  of UTI since 1984, President of Cook-Witter,
               Inc., a governmental consulting and lobbying firm with offices in Springfield, Illinois, from 1985 until 1990.

Jesse T. Correll    42
               Director of UTI since 1998, Chairman, President,
               Director of First Southern Bancorp, Inc. since 1983; President, Director of First Southern Funding, Inc. since 1992; President, Director of Somerset Holdings, Inc. and Lancaster Life Reinsurance Company and First Southern Insurance Agency since 1987; President, Director of The River Foundation since 1990; President, Director of Dyscim Holdings Company, Inc. since 1990; Director or Adamas Diamond Corporation since 1980; Secretary, Director Lovemore Holding Company since 1987; President, Director of North Plaza of Somerset since 1990; Director of St. Joseph
               Hospital, Lexington, KY since 1997; Managing Partner of World Wide Minerals from 1978 to 1983.

Larry R. Dowell   64
               Director of UTI since 1984; cattleman and farmer in Stronghurst, Henderson County, Illinois since 1956; member of the Illinois Beef Association; past Board and Executive Committee member of Illinois Beef Council; Chairman of Henderson County Board of Supervisors since 1992.

Donald G. Geary  75
               Director of UTI since 1996, Director of FCC and certain
               affiliate   companies  since  1984;  industrial  warehousing
               developer and founder of Regal 8 Inns for more than the past five years.

Raymond L. Larson   64
               Director of UTI since 1984; cattleman and farmer
               since  1953;  Director of the Bank of Sugar Grove,  Illinois since 1977; Board member of National Livestock and Meat Board since 1983 and currently Treasurer, Board member and past President of Illinois Beef Council; member of National Cattlemen's Association and Illinois Cattlemen's Association.

Dale E. McKee  80
               Director of UTI since 1984; pork producer and farmer in Rio, Illinois since 1947; President of McKee and Flack, Inc., an Iowa corporation engaged in farming since 1975; director of St. Mary's Hospital of Galesburg since 1984.

James E. Melville   53
               Director, President and Chief Operating  Officer
               since July 1997; Chief Financial Officer of UTI since 1993, Senior Executive Vice President of UTI since September 1992; President of certain Affiliate Companies from May 1989 until September 1991; Chief Operating Officer of FCC from 1989 until September 1991; Chief Operating Officer of certain Affiliate Companies from 1984 until September 1991; Senior Executive Vice President of certain affiliate companies from 1984 until 1989; Consultant to UTI and UTG from March 1992 through September 1992; President and Chief Operating Officer of certain affiliate life insurance companies and Senior Executive Vice President of non-insurance affiliate companies since 1992.

Thomas F. Morrow   54
               Director of UTI since 1984; Director of certain affiliate companies since 1992 and Treasurer since 1993. Mr. Morrow has served as Vice Chairman and Director of certain affiliate life insurance companies since 1992 as well as having held similar positions with other affiliate life insurance companies from 1987 to 1992.

Millard V. Oakley  68
               Director of UTI since 1998; presently serves on Board of Directors and Executive Committee of Thomas Nelson, a publicly held publishing company based in Nashville, TN;

               Director of First National Bank of the Cumberlands, Livingston-Cooksville, TN; Lawyer with limited law practice since 1980; State Insurance Commissioner for State of Tennessee from 1975 to 1979; Served as General Counsel, United States House of Representatives, Washington, D.C., Congressional Committee on Small Business from 1971-1973; Served four elective terms as County Attorney for Overton County, Tennessee; Elected delegate to National Democratic Convention in 1964; Served four elective terms in the Tennessee General Assembly from 1956 to 1964; Lawyer in Livingston, TN from 1953 to 1971; Elected to the Tennessee Constitutional Convention in 1952.

Larry E. Ryherd  58
               Chairman of the Board of Directors and a Director since 1984, CEO since 1991; Chairman of the Board of UII since 1987, CEO since 1992 and President since 1993; Chairman, CEO and Director of UTG since 1992; Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992.

EXECUTIVE OFFICERS OF UTI

More detailed information on the following officers of UTI appears under "Election of Directors":

     Larry   E.  Ryherd       Chairman of the Board and
                              Chief Executive Officer
     James E. Melville        President and Chief Operating Officer

Other officers of UTI are set forth below:

NAME,   AGE    POSITION WITH UTI, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS

George E. Francis    55
               Executive  Vice  President  since  July  1997;
               Secretary of UTI since February 1993; Director of certain Affiliate Companies since October 1992; Senior Vice
               President  and  Chief  Administrative  Officer  of   certain
               Affiliate Companies since 1989; Secretary of certain Affiliate Companies since March 1993; Treasurer and Chief Financial Officer of certain Affiliate Companies from 1984 until September 1992.

Theodore C. Miller  36
               Senior Vice President and Chief Financial Officer since July 1997; Vice President and Treasurer since October 1992; Vice President and Controller of certain Affiliate Companies from 1984 to 1992.


ITEM 11.  EXECUTIVE COMPENSATION UTI

EXECUTIVE COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid to or earned by UTI's Chief Executive Officer and each of the Executive Officers of UTI whose salary plus bonus exceeded $100,000 during each of UTI's last three fiscal years: COMPENSATION FOR SERVICES PROVIDED BY THE NAMED EXECUTIVE OFFICERS TO UTI AND ITS AFFILIATES IS PAID BY FCC AS SET FORTH IN THEIR EMPLOYMENT AGREEMENTS. (SEE EMPLOYMENT CONTRACTS).

                        SUMMARY COMPENSATION TABLE

                              Annual Compensation (1)(3)

                                              Other Annual
Name and                                    Compensation (2)
Principal Position             Salary($)           $

Larry E. Ryherd     1998         400,000         20,373
Chairman of
the Board           1997         400,000         18,863
Chief Executive
Officer             1996         400,000         17,681

James E. Melville   1998         238,200         31,956
President, Chief    1997         238,200         29,538
Operating Officer   1996         238,200         27,537

George E. Francis   1998         126,200          8,791
Executive Vice      1997         123,200          8,187
President,Secretary 1996         120,200          7,348

(1) Compensation deferred at the election of named officers is included in this section.

(2) Other annual compensation consists of interest earned on deferred compensation amounts pursuant to their employment agreements and the Company's matching contribution to the First Commonwealth Corporation Employee Savings Trust 401(k) Plan.

(3) Neither UTI or UII pay compensation of any kind to the named executive officers nor is a change of compensation contemplated after the Merger.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

The following table summarizes for fiscal year ending, December 31, 1998, the number of shares subject to unexercised options and the value of unexercised options of the Common Stock of UTI held by the named executive officers. The values shown were determined by multiplying the applicable number of unexercised share options by the difference between the per share market price on December 31, 1998 and the applicable per share exercise price. There were no options granted to the named executive officers for the past three fiscal years.

        Number of Shares           Number of Securities   Value of Unexercised
          Acquired on    Value    Underlying Unexercised   Unexercised in the
          Exercise (#)  Realized($)     at FY-End(#)        Money Options/SARs
                                                           at FY-End ($)
Name                               Exer-       Unexer-     Exer-    Unexer-
                                    cisable     cisable     cisable  cisable
Larry E. Ryherd   -      -         13,800         -           -         -
James E. Melville -      -         30,000         -           -         -
George E. Francis -      -          4,600         -           -         -


COMPENSATION OF DIRECTORS

UTI's standard arrangement for the compensation of directors provide that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. UTI's director compensation policy also provides that directors who are either employees of UTI or directors or officers of First Southern Funding, LLC and affiliates do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting; namely Messieurs Ryherd, Melville, Attkisson, Correll and Oakley.


EMPLOYMENT CONTRACTS

On July 31, 1997, Larry E. Ryherd entered into an employment agreement with FCC. Formerly, Mr. Ryherd had served as Chairman of the Board and Chief Executive Officer of the Company and its affiliates. Pursuant to the agreement, Mr. Ryherd agreed to serve as Chairman of the Board and Chief Executive Officer of the Company and in addition, to serve in other
positions  of  the  affiliated  companies if  appointed  or  elected.   The
agreement provides for an annual salary of $400,000 as determined by the Board of Directors. The term of the agreement is for a period of five years. Mr. Ryherd has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 13,800 of the Common Stock of the Company at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement dated July 31, 1997 with James E. Melville pursuant to which Mr. Melville is employed as President and Chief Operating Officer and in addition, to serve in other positions of the affiliated companies if appointed or elected at an annual salary of $238,200. The term of the agreement expires July 31, 2002. Mr. Melville has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr.
Melville was granted an option to purchase up to 30,000 shares of the Common Stock of the Company at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

FCC entered into an employment agreement with George E. Francis on July 31, 1997. Under the terms of the agreement, Mr. Francis is employed as Executive Vice President of the Company at an annual salary of $126,200. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. The term of the agreement expires July 31, 2000. Mr. Francis has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Francis was granted an option to purchase up to 4,600 shares of the Common Stock of the Company at $17.50 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.

On July 31, 1997, UTI entered into a severance agreement with Thomas F. Morrow, Director of the Company since 1984. Mr. Morrow had certain expectations and understandings as to the length of time he would be employed by UTI and desired to retire effective July 31, 1997. Mr. Morrow has agreed to continue as director of UTI and his duties as an executive officer ceased. UTI paid Mr. Morrow six months' severance in a lump sum of $150,000. In lieu of renewal commissions that Mr. Morrow was entitled to under prior agreements, Mr. Morrow will be paid a monthly sum of $4,000 for a period of 24 months commencing July 31, 1997. Thereafter, Morrow will be paid a monthly sum of $3,000 for the next 24 month period ending July 31, 2001. Prior to his retirement, Mr. Morrow deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $300,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Morrow was granted an option to purchase up to 17,200 of UTI Common Stock at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000. Mr. Morrow also redeemed the Common Stock of the Company and UII held by himself and his family. See "Related Party Transactions".


REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

The compensation of UTI's executive officers is determined by the full Board of Directors. The Board of Directors strongly believes that UTI's executive officers directly impact the short-term and long-term performance of UTI. With this belief and the corresponding objective of making decisions that are in the best interest of UTI's shareholders, the Board of Directors places significant emphasis on the design and administration of UTI's executive compensation plans.


EXECUTIVE COMPENSATION PLAN ELEMENTS

BASE SALARY. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During the last three fiscal years, there were no material changes in the base salaries of the named executive officers.

STOCK OPTIONS. One of UTI's priorities is for the executive officers to be significant shareholders so that the interest of the executives are closely aligned with the interests of UTI's other shareholders. The Board of Directors believes that this strategy motivates executives to remain focused on the overall long-term performance of UTI. Stock options are granted at the discretion of the Board of Directors and are intended to be granted at levels within the competitive market range of comparable companies. During 1993, each of the named executive officers were granted options under their employment agreements for UTI's Common Stock as described in the Employment Contracts section. There were no options granted to the named executive officers during the last three fiscal years.

DEFERRED COMPENSATION. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the deferred compensation arrangements as described in the Employment Contracts section may prove to be critical to certain officers, depending upon their particular financial circumstance.


CHIEF EXECUTIVE OFFICER

Larry E. Ryherd has been Chairman of the Board and Chief Executive Officer since 1984. The Board of Directors used the same compensation plan elements described above for all executive officers to determine Mr. Ryherd's 1998 compensation.

In setting both the cash-based and equity-based elements of Mr. Ryherd's compensation, the Board of Directors made an overall assessment of Mr. Ryherd's leadership in achieving UTI's long-term strategic and business goals.

Mr. Ryherd's base salary reflects a consideration of both competitive forces and UTI's performance. The Board of Directors does not assign specific weights to these categories.

UTI surveys total cash compensation for chief executive officers at the same group of companies described under "Base Salary" above. Based upon its survey, UTI then determines a median around which it builds a competitive range of compensation for the CEO. As a result of this review, the Board of Directors concluded that Mr. Ryherd's base salary was in the low end of the competitive market, and his total direct compensation (including stock incentives) was competitive for CEOs running companies comparable in size and complexity to UTI.

The Board of Directors considered UTI's financial results as compared to other companies within the industry, financial performance for fiscal 1998 as compared to fiscal 1997, UTI's progress as it relates to UTI's growth through acquisitions and simplification of the organization, the fact that since UTI does not have a Chief Marketing Officer, Mr. Ryherd assumes additional responsibilities of the Chief Marketing Officer, and Mr. Ryherd's salary history, performance ranking and total compensation history.

Through fiscal 1998, Mr. Ryherd's annual salary was $400,000, the amount the Board of Directors set in January 1997. Following a review of the above factors, the Board of Directors decided to recognize Mr. Ryherd's performance by placing a greater emphasis on long-term incentive awards, and therefore retained Mr. Ryherd's base salary at $400,000.


Conclusion.

The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results UTI strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the shareholders and the executive team.
                                122

                            BOARD OF DIRECTORS

               John S. Albin            Raymond L. Larson
               Randall L. Attkisson     Dale E. McKee
               William F. Cellini       James E. Melville
               Robert E. Cook           Thomas F. Morrow
               Jesse T. Correll         Millard V. Oakley
               Larry R. Dowell          Larry E. Ryherd
               Donald G. Geary




PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on UTI's Common Stock during the five fiscal years ended December 31, 1998, with the cumulative total return on the NASDAQ Composite Index Performance and the NASDAQ Insurance Stock Index (1):

             1992   1993   1994    1995    1996   1997
UTI          100     63     25      19      32     40
             100    115    112     159     195    239
NASDAQ
 insurance   100    107    100     143     163    239


(1)UTI selected the NASDAQ Composite Index Performance as an appropriate comparison as UTI's Common Stock is traded on the NASDAQ Small Cap exchange under the sign "UTIN". Furthermore, UTI selected the NASDAQ Insurance Stock Index as the second comparison because there is no similar single "peer company" in the NASDAQ system with which to compare stock performance and the closest additional line-of-business index which could be found was the NASDAQ Insurance Stock Index. Trading activity in UTI's Common Stock is limited, which may be due in part as a result of UTI's low profile, and its reported operating losses. UTI has experienced a tremendous growth rate over the period shown in the Return Chart with assets growing from approximately $233 million in 1991 to approximately $347 million in 1998. The growth rate has been the result of acquisitions of other companies and new insurance writings. UTI has incurred costs of conversions and administrative consolidations associated with the acquisitions which has contributed to the operating losses. The Return Chart is not intended to forecast or be indicative of possible future performance of UTI's stock.

The foregoing graph shall not be deemed to be incorporated by reference into any filing of UTI under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that UTI specifically incorporates such information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as directors of UTI during 1998 and were officers or employees of UTI or its subsidiaries during 1998: James E. Melville and Larry E. Ryherd. Accordingly, these individuals have participated in decisions related to compensation of executive officers of UTI and its subsidiaries.

During 1998, the following executive officers of UTI were also members of the Board of Directors of UII, two of whose executive officers served on the Board of Directors of UTI: Messrs. Melville and Ryherd.

During 1998, Larry E. Ryherd and James E. Melville, executive officers of UTI, were also members of the Board of Directors of FCC, two of whose executive officers served on the Board of Directors of UTI: Messrs. Melville and Ryherd.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF UTI

PRINCIPAL HOLDERS OF SECURITIES

The following tabulation sets forth the name and address of the entity known to be the beneficial owners of more than 5% of UTI's Common Stock and shows: (i) the total number of shares of Common Stock beneficially owned by such person as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

Title                             Number of Shares        Percent
Of        Name and Address         and Nature of             of
Class     of Beneficial Owner   Beneficial Ownership       Class

Common    First Southern Funding, LLC  1,054,440(1)          42.34%
Stock no  99 Lancaster Street
Par value P.O. Box 328
          Stanford, KY  40484

          Larry E. Ryherd                501,701(2)          19.63%
          12 Red Bud Lane
          Springfield, IL 62707

(1) Includes 123,241 shares owned by First Southern Bancorp, 183,033 shares owned by First Southern Capital, and 22,135 shares owned by First Southern Investments, all affiliates of First Southern Funding, LLC. Jesse T. Correll, Director of UTI, by reason of ownership of 83% of the outstanding shares of First Southern Funding, LLC may be considered a beneficial owner of UTI.

(2) Larry E. Ryherd owns 181,091 shares of UTI's Common Stock in his own name. Includes: (i) 150,050 shares of UTI's common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr and 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife, as custodian for granddaughter;
  (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and
  (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon the exercise of outstanding stock options.


                  SECURITY OWNERSHIP OF MANAGEMENT OF UTI

The following tabulation shows with respect to each of the directors and nominees of UTI, with respect to UTI's chief executive officer and each of UTI's executive officers whose salary plus bonus exceeded $100,000 for fiscal 1998, and with respect to all executive officers and directors of

UTI as a group: (i) the total number of shares of all classes of stock of UTI or any of its parents or subsidiaries, beneficially owned as of December 31, 1998 and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of stock so owned as of the same date.

Title  Directors, Named ExecutiveNumber of Shares    Percent
 of   Officers, & All Directors &and Nature of          of
ClassExecutive Officers as a Group Ownership          Class

FCC's       John S. Albin                0              *
Common      Randall L. Attkisson         0              *
Stock,$1.00 William F. Cellini           0              *
Par value   Robert E. Cook               0              *
            Jesse T. Correll             0              *
            Larry R. Dowell              0              *
            George E. Francis            0              *
            Donald G. Geary            225              *
            Raymond L. Larson            0              *
            Dale E. McKee                0              *
            James E. Melville          544 (1)          *
            Thomas F. Morrow             0              *
            Millard V. Oakley            0              *
            Larry E. Ryherd              0              *
            All directors and executive officers
            as a group (fourteen in
             number)                   769              *

UII's       John S. Albin                0              *
Common      Randall L. Attkisson         0              *
Stock, no   William F. Cellini           0              *
Par value   Robert E. Cook           4,025              *
            Jesse T. Correll             0              *
            Larry R. Dowell              0              *
            George E. Francis            0              *
            Donald G. Geary              0              *
            Raymond L. Larson            0              *
            Dale E. McKee                0              *
            James E. Melville            0              *
            Thomas F. Morrow             0              *
            Millard V. Oakley            0              *
            Larry E. Ryherd         47,250 (2)         3.4%
            All directors and executive officers
            as a group (fourteen in
            number)                 51,275             3.7%

UTI's       John S. Albin           10,503 (3)          *
Common      Randall L. Attkisson         0              *
Stock, no   William F. Cellini       1,000              *
Par value   Robert E. Cook          10,199              *
            Jesse T. Correll             0 (4)          *
            Larry R. Dowell         10,142              *
            George E. Francis        4,600 (5)          *
            Donald G. Geary          1,200              *
            Raymond L. Larson        4,400 (6)          *
            Dale E. McKee           11,122              *
            James E. Melville       52,500 (7)         2.1%
            Thomas F. Morrow        40,555 (8)         1.6%
            Millard V. Oakley        9,000              *
            Larry E. Ryherd        501,701 (9) (10)   19.6%
            All directors and executive officers
            as a group (fourteen
            in number)             656,922            25.7%

(1) James E. Melville owns 168 shares individually and 376 shares owned jointly with his spouse.

(2) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.

(3)  Includes 392 shares owned directly by Mr. Albin's spouse.

(4) In addition, Mr. Correll is a director and officer of First Southern Funding, LLC & Affiliates which owns 1,054,440 shares (42.34%) of the Company. (See Principal Holders of Securities)

(5) Includes 4,600 shares which may be acquired upon exercise of outstanding stock options.

(6)  Includes 375 shares owned directly by Mr. Larson's spouse.

(7) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes: (i) 3,000 shares of UTI's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 3,000 shares of UTI's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares of which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon exercise of outstanding stock options.

(8) Includes 1,500 shares as custodian for grandchildren. Includes 17,200 shares which may be acquired upon exercise of outstanding stock options.

(9) Larry E. Ryherd owns 181,091 shares of UTI's Common Stock in his own name. Includes: (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 4,600 shares of UTI's Common Stock, 2,700 shares of which are in the name of Shari Lynette Serr, 1,900 shares of which are in the name of Jarad John Ryherd; (iv) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter, (v) 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (vi) 13,800 shares which may be acquired by Larry E. Ryherd upon exercise of outstanding stock options

(10) In addition, Mr. Ryherd is a director and officer of UII. The Company owns 565,766 shares of UII. Mr. Ryherd disclaims any beneficial interest of the 565,766 shares of UII owned by the Company as the Company's Board of directors controls the voting and investment decisions regarding such shares.

  *  Less than 1%.

Except as indicated above, the foregoing persons hold sole voting and investment power.

Directors and officers of UTI file periodic reports regarding ownership UTI securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules promulgated thereunder.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

UTI has a service agreement with its affiliate, UII (equity investee), to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company.

UII has a service agreement with USA which states that USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII's subcontract agreement with the Company states that UII is to pay the Company monthly fees equal to 60% of collected service fees from USA as stated above.

On January 1, 1993, FCC entered into an agreement with UG pursuant to which FCC provides management services necessary for UG to carry on its business. In addition to the UG agreement, FCC and its affiliates have either directly or indirectly entered into management and/or cost-sharing arrangements for FCC's management services. FCC received net management fees of $9,893,321, $9,927,000 and $10,464,000 under these arrangements in 1997, 1996 and 1995, respectively. UG paid $8,660,481, $9,626,559 and
$10,164,000 to FCC in 1997, 1996 and 1995, respectively.

USA paid $989,295, $1,567,891 and $2,015,325 under their agreement with UII for 1997, 1996 and 1995, respectively. UII paid $593,577, $940,734 and
$1,209,195 under their agreement with the Company for 1997, 1996 and 1995, respectively.

Their respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by the Company for these services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On July 31, 1997, UTI issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of UTI. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with UTI were the acquisition of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd was a party to the convertible notes.

Approximately $1,048,000 of the cash received from the issuance of the convertible notes was used to acquire stock holdings of UTI and UII of Mr. Morrow and to acquire a portion of UTI's stock held by Larry E. Ryherd and his family. The remaining cash received will be used by UTI to provide additional operating liquidity and for future acquisitions of life insurance companies. On July 31, 1997, UTI acquired a total of 126,921 of its own shares of common stock and 47,250 shares of UII common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of UTI. Mr. Morrow will remain as a member of the Board of Directors of UTI. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges. Additionally, on July 31, 1997, UTI acquired a total of 97,499 shares of its common stock from Larry
E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings of UTI was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family own approximately 31% of the outstanding common stock of UTI.

YEAR 2000 ISSUE UTI AND UII

The "Year 2000 Issue" is the inability of computers and computing technology to recognize correctly the Year 2000 date change. The problem results from a long-standing practice by programmers to save memory space by denoting Years using just two digits instead of four digits. Thus, systems that are not Year 2000 compliant may be unable to read dates correctly after the Year 1999 and can return incorrect or unpredictable results. This could have a significant effect on UTI and UII's business/financial systems as well as products and services, if not corrected.

UTI and UII established a project to address year 2000 processing concerns in September of 1996. In 1997 UTI and UII completed the review of UTI and UII's internally and externally developed software, and made corrections to all year 2000 non-compliant processing. UTI and UII also secured verification of current and future year 2000 compliance from all major external software vendors. In December of 1997, a separate computer operating environment was established with the system dates advanced to December of 1999. A parallel model office was established with all dates in the data advanced to December of 1999. Parallel model office processing is being performed using dates from December of 1999 to January of 2001, to insure all year 2000 processing errors have been corrected. Testing should be completed by the end of the first quarter of 1998. After testing is completed, periodic regression testing will be performed to monitor continuing compliance. By addressing year 2000 compliance in a timely manner, compliance will be achieved using existing staff and without significant impact on UTI and UII operationally or financially.


RECENT DEVELOPMENT

Equity Investment in UTI

On April 30, 1998, UTI and First Southern Funding, a Kentucky corporation ("FSF"), signed a Definitive Agreement ("the FSF Agreement") whereby FSF will  make  an  equity  investment in UTI.  Under  the  terms  of  the  FSF
Agreement,  FSF  will  buy 473,523 authorized but unissued  shares  of  UTI common stock for $15.00 a share and will also buy 389,715 shares of UTI common stock that UTI purchased during the last year in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. FSF will also purchase 66,667 shares of UTI common stock and $2,560,000 of face amount convertible bonds which are due and payable on any change in control of UTI, in private transactions, primarily from officers of UTI. In addition, FSF will be granted a three year option to purchase up to 1,450,000 shares of UTI common stock for $15.00 per share.

Management of UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life companies. The transaction is subject to the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before July 31, 1998, and there can be no assurance that the transaction will be completed.

FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.


Effect on Merger of UTI and UII

If the FSF Agreement is consummated, the transaction will have no effect on the Merger, and in fact, will enhance the need to simplify the organizational structure which is one of the reasons for the merger. (See "INFORMATION REGARDING THE PROPOSED MERGER - Reasons for the merger UTI"). UTI has sufficient authorized and unissued shares to cover both the FSF Agreement and the Merger and as such, the transactions are not conditioned upon the UTI shareholders approving the proposed increase in authorized common stock of UTI; however, the option granted to FSF in the FSF
Agreement to purchase up to 1,450,000 shares of UTI common stock will require and increase in its authorized common stock (See "PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI").


Effects on Shareholders of UTI and UII

If the FSF Agreement is consummated, there will be no effect on the UII shareholders. The effect on UTI shareholders will be positive to the extent that UTI will have an increase in its stockholders' equity from the FSF investment which will provide additional working capital to expand its operations through acquisitions. The issuance of the shares to FSF will have a dilutive ownership effect on UTI shareholders in that the shareholders will own a smaller percentage of UTI; yet UTI shareholders' equity will be increased. If the Merger is also consummated, the UII shareholders will be effected in the same manner as the UTI shareholders. Additionally, if the merger is consummated and should FSF exercise its options, FSF would then own approximately 51% of the outstanding common stock of UTI.

DESCRIPTION OF UTI AND UII CAPITAL STOCK

UTI

     UTI's Articles of Incorporation, as amended authorizes the issuance of 3,500,000 shares of Common Stock, no par value, and 150,000 shares of Preferred Stock, par value $100 per share. As of January 5, 1998, there were 1,655,200 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. While shares of Preferred Stock may be issued from time to time in the future, UTI has no current plans to issue any such shares. The rights of holders of Common Stock may be materially limited or qualified upon issuance of Preferred Stock, as described below under "Preferred Stock".

DESCRIPTION OF COMMON STOCK

      Voting Rights. All shares of Common Stock have equal voting rights, with one vote per share, on all matters submitted to the shareholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

      Dividends. Subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds of the Company legally available therefrom.

      Other. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common Stock are entitled to share ratably in the assets available for distribution to such shareholder after the payment of all liabilities and after the liquidation preference of any Preferred Stock outstanding at the time. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of the Company are fully paid and non-assessable. All shares of Common Stock issuable upon the merger will likewise be fully paid and non-assessable.

      Transfer Agent and Registrar. UTI serves as its own registrar and transfer agent for the Common Stock.

DESCRIPTION OF PREFERRED STOCK

      Under UTI's Articles of Incorporation, in addition to Common Stock, the Board of Directors authorized to issue, from time to time, without any further action on the part of its shareholders, up to 150,000 shares of Preferred Stock in one or more series with such preferences, limitations and relative rights are are determined by the Board of Directors at the time of issuance. There are no shares of Preferred Stock currently outstanding. The rights of holders of Common Stock may be materially limited or adversely affected upon issuance of shares of Preferred Stock. For example, the issuance of Preferred Stock could be used in certain circumstances to render more difficult or discourage a merger, tender offer or proxy contest or a removal of incumbent management. Preferred Stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of the holders of Common Stock. While shares of Preferred Stock may be issued from time to time in the future, UTI has no current plans to issue any such shares.

LIQUIDATION

Upon liquidation, after payment of the liquidation preferences of any outstanding Preferred Stock, the remaining net assets of UTI will be distributed pro rata to the holders of the Common Stock, in cash or in kind.


UII

      UII Articles of Incorporation, as amended authorizes the issuance of 2,310,001 shares of Common Stock, no par value, and 150,000 shares of Preferred Stock, par value $100 per share. As of January 5, 1998, there were 1,391,919 shares of Common Stock outstanding and no shares of

Preferred Stock outstanding. The rights of holders of Common Stock may be materially limited or qualified upon issuance of Preferred Stock, as described below under "Preferred Stock".

      Voting Rights. All shares of Common Stock have equal voting rights, with one vote per share, on all matters submitted to the shareholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

      Dividends. Subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds of the Company legally available therefrom.

      Other. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common Stock are entitled to share ratably in the assets available for distribution to such shareholder after the payment of all liabilities and after the liquidation preference of any Preferred Stock outstanding at the time. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of the Company are fully paid and non-assessable

      Transfer Agent and Registrar. UII serves as its own registrar and transfer agent for the Common Stock.


DESCRIPTION OF PREFERRED STOCK

      Under UII's Articles of Incorporation, in addition to Common Stock, the Board of Directors of the Company is authorized to issue, from time to time, without any further action on the part of its shareholders, up to 150,000 shares of Preferred Stock in one ore more series with such preferences, limitations and relative rights as are determined by the Board of Directors at the time of issuance. There are no shares of Preferred Stock currently outstanding. The rights of holders of Common Stock may be materially limited or adversely affected upon issuance of shares of Preferred Stock. For example, the issuance of Preferred Stock could be used in certain circumstances to render more difficult or discourage a merger, tender offer or proxy contest or a removal of incumbent management. Preferred Stock may be issued with voting and conversion rights that could adversely affect the voting power and other rights of the holders of Common Stock. While shares of Preferred Stock may be issued from time to time in the future, UII has no current plans to issue any such shares.

LIQUIDATION

      Upon liquidation, after payment of the liquidation preferences of any outstanding Preferred Stock, the remaining net assets of UII will be distributed pro rata to the holders of the Common Stock, in cash or in kind.

          PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI

   The Board of Directors of UTI has declared advisable and in the best interests of UTI and its stockholders, and has recommended to the
stockholders,  an  amendment  of  Article  Fourth  of  UTI's  Articles   of
Incorporation (the "Amendment") increasing UTI's authorized Common Stock from 3,500,000 shares to 7,000,000 shares. Appendix D, to this Proxy Statement contains the text of the Amendment. The following discussion of the Amendment is qualified in its entirety by reference to the text of the Amendment set forth in Appendix C.

   At present, UTI's authorized capital stock consists of 3,500,000 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of the record date there were no shares of the Preferred Stock issued and outstanding. On that date there were 1,912,239 shares of Common Stock issued and outstanding with 257,039 shares being held in UTI's treasury.

   The proposed Amendment increases the number of authorized shares of Common Stock from 3,500,000 shares to 7,000,000 shares. The Amendment has no effect on the present authorization with respect to the Preferred Stock.

   The purpose of the Amendment is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors may deem necessary or desirable. For example, the increase in authorized shares of Common Stock would allow UTI to declare and effectuate a stock dividend without further shareholder action or to acquire another company by exchanging shares of Common Stock of UTI for shares of the other company. The Amendment would also enable UTI to grant options to purchase shares of the authorized but unissued Common Stock to certain employees. Other than the Proposed Merger, UTI has committed approximately 360,000 shares of authorized but unissued Common Stock under current agreements.

   The additional shares of authorized Common Stock resulting from the Amendment would be identical in all respects to the existing Common Stock. All outstanding Common Stock would continue to have one vote per share. The authorized but currently unissued Preferred Stock would continue to be issuable by the Board, from time to time, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions, as described at DESCRIPTION OF UTI AND UII CAPITAL STOCK - UTI -Preferred Stock.

   The Board is empowered to issue authorized shares of Common stock in excess of those outstanding without further action by the stockholders, unless such action is required by applicable law or regulatory agencies or by the rules, if UTI shall choose to comply with such rules, of any stock exchange on which UTI's securities may then be listed. Current stockholders have no pre-emptive rights to subscribe to or to purchase any securities of UTI of any kind or class. Additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. Such shares could also be used to make more difficult a change in control of UTI. Under certain circumstances, the Board of Directors of UTI could create impediments or frustrate persons seeking to effect a takeover or otherwise gain control of UTI, by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of UTI and its stockholders. In addition, the existence of such shares might have the effect of discouraging an attempt by another person or entity to acquire control of UTI through the acquisition of a substantial amount of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity.

   The Board of Directors of UTI recommends to the stockholders of UTI that they vote in favor of the Amendment. The affirmative vote of two thirds of the outstanding shares of UTI Common Stock is required to approve the proposal. Unless otherwise instructed, proxies will be voted in favor of the proposal to adopt the Amendment. If approved, the Amendment will become effective upon filing and recording as required by the Illinois Business Corporation Act.

            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   Kerber, Eck and Braeckel LLP served as UTI's and UII's independent certified public accounting firm for the fiscal year ended December 31, 1997 and for fiscal year ended December 31, 1996. In serving its primary function as outside auditor, Kerber, Eck and Braeckel LLP performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission and; assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements. UTI and UII do not expect that a representative of Kerber, Eck and Braeckel LLP will be present at the Special Meeting of Shareholders. Kerber, Eck and Braeckel LLP has been selected for fiscal year 1998.



                 OTHER MATTERS TO COME BEFORE THE MEETING


   The management does not intend to bring any other business before the meetings of the UTI and UII shareholders and has no reason to believe that any will be presented in the meetings. If, however, any other business should properly be presented to the meetings, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgement.


               SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

   Proposals intended to be presented by Shareholders at the 1998 Annual Meeting of Shareholders of UTI and UII must be received by UTI or UII, as the case may be, not later than December 31, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal should be communicated in writing to the particular company's Secretary at the address indicated above. If the Merger is consummated, no such UII meeting will be held.

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Illinois, on

                                   UNITED TRUST, INC.



                                   By   /s/ Larry E. Ryherd
                                   Larry E. Ryherd
                                   Chairman of the Board and Chief
                                   Executive      Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John S. Albin
John S. Albin, Director

/s/ William F. Cellini
William F. Cellini, Director

/s/ Robert E. Cook
Robert E. Cook, Director

/s/ Larry R. Dowell
Larry R. Dowell, Director

/s/ Donald G. Geary
Donald G. Geary, Director

/s/ Raymond L. Larson
Raymond L. Larson, Director

/s/ Dale E. McKee
Dale E. McKee, Director

/s/ Thomas F. Morrow
Thomas F. Morrow, Director

/s/ Larry E. Ryherd
Larry E. Ryherd, Chairman of the Board,
Chief Executive Officer and Director

/s/ James E. Melville
James E. Melville, Chief Operating Officer,
President, and Director

/s/ Theodore C. Miller
Theodore C. Miller, Senior Vice President,
Chief Financial Officer (Principal Financial
and Accounting Officer)
                        UTI INDEX TO EXHIBITS

 Exhibit
 Number


 3(a)     (1)     Amended  Articles of Incorporation for the Company  dated
                  November 20, 1987.

 3(b)     (1)     Amended  Articles of Incorporation for the Company  dated
                  December 6, 1991.

 3(c)     (1)    Amended Articles of Incorporation for the Company  dated
                 March 30, 1993.

 3(d)     (1)    Code of By-Laws for the Company.

 8(a)            Tax Opinion of KPMG Peat Marwick LLP dated October 9, 1998.

10(a)     (2)    Credit  Agreement  dated May 8,  1996  between  First  of
                 America  Bank  - Illinois, N.A., as lender and First
                 Commonwealth Corporation, as borrower.

10(b)     (2)    $8,900,000 Term Note of First Commonwealth Corporation  to
                 First of America Bank - Illinois, N.A. dated May 8, 1996.

10(c)     (2)    Coinsurance  Agreement dated September 30,  1996  between
                 Universal Guaranty Life Insurance Company and First
                 International Life Insurance Company, including assumption reinsurance agreement exhibit and amendments.

10(d)     (1)    Subcontract  Agreement dated September  1,  1990  between
                 United Trust, Inc. and United Income, Inc.

10(e)     (1)    Service  Agreement dated November 8, 1989 between  United
                 Security Assurance Company and United Income, Inc.

10(f)     (1)    Management and Consultant Agreement dated as of January 1,
                 1993   between  First  Commonwealth  Corporation  and
                 Universal Guaranty Life Insurance Company.

10(g)     (1)    Management  Agreement  dated December  20,  1981  between
                 Commonwealth   Industries  Corporation,   and   Abraham
                 Lincoln Insurance Company.

10(h)     (1)    Reinsurance  Agreement  dated  January  1,  1991  between
                 Universal  Guaranty Life Insurance Company and Republic
                 Vanguard Life Insurance Company.

10(i)     (1)    Reinsurance Agreement dated July 1, 1992  between  United
                 Security  Assurance Company and Life Reassurance
                 Corporation  of America.

10(j)     (1)    United Trust, Inc. Stock Option Plan.

10(k)     (1)    Board Resolution adopting United Trust, Inc.'s Officer
                 Incentive Fund.

10(l)     (3)    Employment  Agreement dated as of July 31,  1997  between
                 Larry E. Ryherd and First Commonwealth Corporation

10(m)     (3)    Employment  Agreement dated as of July 31,  1997  between
                 James E. Melville and First Commonwealth Corporation

10(n)     (3)    Employment  Agreement dated as of July 31,  1997  between
                 George E. Francis and First Commonwealth Corporation.
                 Agreements containing the same terms and conditions excepting title and current salary were also entered into by Joseph H. Metzger, BradM. Wilson, Theodore C. Miller,
                 Michael K. Borden and Patricia G.Fowler.

10(o)     (1)    Consulting Arrangement entered into June 15, 1987 between
                 Robert E. Cook and United Trust, Inc.

10(p)     (1)    Agreement dated June 16, 1992 between John K. Cantrell and
                 First Commonwealth Corporation.

10(q)     (1)    Termination Agreement dated as of January 29, 1993 between
                 Scott  J.  Engebritson and United Trust, Inc.,  United
                 Fidelity, Inc.,  United  Income, Inc., First Commonwealth
                 Corporation  and United Security Assurance Company.

10(r)     (1)    Stock Purchase Agreement dated February 20, 1992  between
                 United Trust Group, Inc. and Sellers.

10(s)     (1)    Amendment  No.  One dated April 20,  1992  to  the  Stock
                 Purchase  Agreement between the Sellers and United  Trust
                 Group, Inc.

10(t)     (1)    Security  Agreement dated June 16,  1992  between  United
                 Trust Group, Inc. and the Sellers.

10(u)     (1)    Stock  Purchase  Agreement dated June  16,  1992  between
                 United Trust Group, Inc. and First Commonwealth Corporation


Footnote:

     (1) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-5392, as of December 31, 1993.
     (2) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-5392, as of December 31, 1996.
     (3) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-5392, as of December 31, 1997

                           UII INDEX TO EXHIBITS

 Exhibit
 Number


 3(i)    (1) Articles  of Incorporation for the Company dated November2, 1987.

 3(i)    (1) Amended Articles of Incorporation for the Company dated
             January 27, 1988.

 3(ii)   (1) Code of Regulations for the Company.

10(a)    (1) Service Agreement between United Income, Inc.  and  United
             Security Assurance Company dated November 8, 1989.

10(b)    (2) Subcontract Service Agreement between United Income,  Inc.
             and United Trust, Inc. dated September 1, 1990.

10(c)    (2) Non-Qualified Stock Option Plan

10(d)    (2) Stock Option Plan

10(e)    (3) Credit  Agreement  dated May  8,  1996  between First of America
             Bank - Illinois, N.A., as lender and First Commonwealth Corporation, as borrower.

10(f)    (3) $8,900,000 Term Note of First Commonwealth Corporation  to
             First of America Bank - Illinois, N.A. dated May 8, 1996.

10(g)    (3) Coinsurance  Agreement dated September  30,  1996  between
             Universal  Guaranty Life Insurance Company and First
             International Life Insurance Company, including assumption reinsurance agreement exhibit and amendments.

10(h)    (4) Employment  Agreement dated as of July  31,  1997  between
             Larry E. Ryherd and First Commonwealth Corporation

10(i)    (4) Employment  Agreement dated as of July  31,  1997  between
             James E. Melville and First Commonwealth Corporation

10(j)    (4) Employment  Agreement dated as of July  31,  1997  between
             George E. Francis and First Commonwealth Corporation. Agreements containing the same terms and conditions excepting title and current salary were also entered into by Joseph H. Metzger, Brad M. Wilson, Theodore C. Miller, Michael K. Borden and Patricia G. Fowler.

99(a)    (1) Order  of  Ohio Division of Securities registering  United
             Income, Inc.'s securities dated March 9, 1988.

99(b)    (1) Order  of  Ohio Division of Securities registering  United
             Income, Inc.'s Securities dated April 5, 1989.

99(c)    (1) Order  of  Ohio Division of Securities registering  United
             Income, Inc.'s Securities dated April 23, 1990.

99(d)        Audited financial statements of United Trust Group, Inc.

FOOTNOTE

         (1) Incorporated by reference from the Company's Registration Statement on Form 10, File No. 0-18540, filed on April 30, 1990.

         (2) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-18540, as of December 31,1991.

         (3) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-18540, as of December 31, 1996.

         (4) Incorporated by reference from the Company's Annual Report on Form 10-K, File No. 0-1854, as of December 31, 1997.
                                     137

                       INDEX TO FINANCIAL STATEMENTS


United Trust, Inc.
     Annual Consolidated Financial Statements
       Consolidated Balance Sheets as of December 31, 1997 and 1996 136 Consolidated Statements of Operations Three Years
          Ended December 31, 1997                                     137
       Consolidated Statements of Shareholders' Equity Three Years
          Ended December 31, 1997                                     138
       Consolidated Statements of Cash Flows Three Years Ended
          December 31, 1997                                           139
       Notes to Financial Statements                                  140
     Interim Financial Statements
       Consolidated Balance Sheets as of September 30, 1998 and
          December 31, 1997                                           175
       Consolidated Statements of Operations Nine Months
          Ended September 30, 1998 and 1997                           176
       Consolidated Statements of Cash Flows Nine Months Ended
          September 30, 1998 and 1997                                 177
       Notes to Consolidated Financial Statements                     178

United Income, Inc.
       Consolidated Balance Sheets as of December 31, 1997 and 1996 186 Consolidated Statements of Operations Three Years Ended
          December 31, 1997                                           187
       Consolidated Statements of Shareholders' Equity Three Years
          Ended December 31, 1997                                     188
       Consolidated Statements of Cash Flows Three Years Ended
          December 31, 1997                                           189
       Notes to Financial Statements                                  190
       Exhibit Containing Audited Consolidated Financial Statements and
          Notes of United Trust Group, Inc.                           200
     Interim Financial Statements
       Consolidated Balance Sheets as of September 30, 1998 and
          December 31, 1997                                           235
       Consolidated Statements of Operations Nine Months
          Ended Sept 30, 1998 and 1997                                236
       Consolidated Statements of Cash Flows Nine Months Ended
          Sept 30, 1998 and 1997                                      237
       Notes to Consolidated Financial Statements                     238

                       INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS AND SHAREHOLDERS
UNITED TRUST, INC.



     We have audited the accompanying consolidated balance sheets of United Trust, Inc. (an Illinois corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Trust, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     We have also audited Schedule I as of December 31, 1997, and Schedules II, IV and V as of December 31, 1997 and 1996, of United Trust, Inc. and subsidiaries and Schedules II, IV and V for each of the three years in the period then ended. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.





                                   KERBER, ECK & BRAECKEL LLP



Springfield, Illinois
March 26, 1998
                                     139

               UTI CONSOLIDATED BALANCE SHEETS AS OF 12/31/97
                           UNITED TRUST, INC.
                      CONSOLIDATED BALANCE SHEETS
                   As of December 31, 1997 and 1996

ASSETS
                                                  1997           1996
Investments:
        Fixed maturities at amortized cost
         (market $184,782,568 and
           $181,815,225)                   $  180,970,333 $  179,926,785
        Investments held for sale:
        Fixed maturities, at market
         (cost $1,672,298 and $1,984,661)       1,668,630      1,961,166
        Equity securities, at market
         (cost $3,184,357 and $2,086,159)       3,001,744      1,794,405
        Mortgage loans on real estate
          at amortized cost                     9,469,444     11,022,792
        Investment real estate, at cost, net
          of accumulated depreciation           9,760,732      9,779,984
        Real estate acquired in
         satisfaction of debt                   1,724,544      1,724,544
        Policy loans                           14,207,189     14,438,120
        Short-term investments                  1,798,878        430,983
                                              222,601,494    221,078,779

Cash and cash equivalents                      16,105,933     17,326,235
Investment in affiliates                        5,636,674      4,826,584
Accrued investment income                       3,686,562      3,461,799
Reinsurance receivables:
        Future policy benefits                 37,814,106     38,745,013
        Policy claims and other benefits        3,529,078      3,856,124
Other accounts and notes receivable               845,066        894,321
Cost of insurance acquired                     41,522,888     43,917,280
Deferred policy acquisition costs              10,600,720     11,325,356
Cost in excess of net assets purchased,
  net of accumulated amortization               2,777,089      5,496,808
Property and equipment, net
 of accumulated depreciation                    3,412,956      3,255,171
Other assets                                      767,258      1,290,192
                Total assets               $  349,299,824 $  355,473,662

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
        Future policy benefits             $  248,805,695 $  248,879,317
        Policy claims and benefits payable      2,080,907      3,193,806
        Other policyholder funds                2,445,469      2,784,967
        Dividend and endowment accumulations   14,905,816     13,913,676
Income taxes payable:
        Current                                    15,730         70,663
        Deferred                               14,174,260     13,193,431
Notes payable                                  21,460,223     19,573,953
Indebtedness to affiliates, net                    18,475         31,837
Other liabilities                               3,790,051      5,975,483
                Total liabilities             307,696,626    307,617,133
Minority interests in consolidated
  subsidiaries                                 26,246,580     29,842,672


Shareholders' equity:
Common stock - no par value,
 stated value $.02 per share.
        Authorized 3,500,000 shares -
         1,634,779 and 1,870,093 shares
        issued after deducting treasury
         shares of 277,460 and 42,384              32,696         37,402
Additional paid-in capital                     16,488,375     18,638,591
Unrealized depreciation of
  investments held for sale                       (29,127)       (86,058)
Accumulated deficit                            (1,135,326)      (576,078)
                Total shareholders' equity     15,356,618     18,013,857
                Total liabilities and
                  shareholders' equity     $  349,299,824 $  355,473,662

                            See accompanying notes

UTI CONSOLIDATED STATEMENTS OF OPERATIONS AS OF 12/31/97
UNITED TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Years Ended December 31, 1997


                              1997         1996            1995

Revenues:

        Premiums and
         policy fees    $  33,373,950$  35,891,609$  38,481,638
        Reinsurance
          premiums
           and policy fees (4,734,705)  (4,947,151)  (5,383,102
        Net investment
          income           14,857,297   15,868,447   15,456,224
        Realized investment
          gains and
            (losses), net   (279,096)    (987,930)    (124,235)
        Other income         774,884    1,151,395    1,438,559
                          43,992,330   46,976,370   49,869,084


Benefits and other expenses:

        Benefits, claims and
         settlement expenses:
                Life      23,644,252   26,568,062   26,680,217
                Reinsurance
                 benefits and
                  claims  (2,078,982)  (2,283,827)  (2,850,228)
                Annuity    1,560,828    1,892,489    1,797,475
            Dividends to
             Policyholders 3,929,073    4,149,308    4,228,300
        Commissions and
          amortization of deferred
                policy
                 acquisition
                   costs   3,616,365    4,224,885    4,907,653
        Amortization of cost
          of insurance
           acquired        2,394,392    5,524,815    4,303,237
        Amortization of
          agency force             0            0      396,852
        Non-recurring write down
          of value of
           agency force            0            0    8,296,974
        Operating expenses 9,222,913   11,994,464   11,517,648
        Interest expense   1,816,491    1,731,309    1,966,776
                          44,105,332   53,801,505   61,244,904

Loss before income taxes,
  minority interest
        and equity in loss of
          investees         (113,002)  (6,825,135) (11,375,820)
Income tax credit (expense) (986,229)   4,703,741    4,571,028
Minority interest in loss
        of consolidated
         subsidiaries        563,699    1,278,883    4,439,496
Equity in loss of investees  (23,716)     (95,392)    (635,949)
Net loss                $   (559,248)$   (937,903)$ (3,001,245)


Net loss per
        common share    $      (0.32)$      (0.50)$      (1.61)

Average common
        shares outstanding 1,772,870    1,869,511    1,866,851

                         See accompanying notes

UTI CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY  12/31/97
UNITED TRUST, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Three Years Ended December 31, 1997



                              1997         1996         1995

Common stock
        Balance, beginning
          of year       $     37,402 $     37,352 $     37,312
        Issued during year         0           50           40
        Stock retired from
         purchase of fractional
         shares of reverse
         stock split              (7)           0            0
        Purchase treasury
          stock               (4,699)           0            0
        Balance, end
         of year        $     32,696 $     37,402 $     37,352



Additional paid-in capital
        Balance, beginning
          of year       $ 18,638,591$  18,624,578$  18,612,118
        Issued during year         0       14,013       12,460
        Stock retired from
          purchase of fractional
           shares of reverse
           stock split        (2,374)           0            0
        Purchase treasury
          stock           (2,147,842)           0            0
        Balance, end
         of year        $ 16,488,375$  18,638,591$  18,624,578



Unrealized appreciation (depreciation) of
    investments held for sale
        Balance, beginning
          of year       $    (86,058)$     (1,499)$   (143,405)
        Change during year    56,931      (84,559)     141,906
        Balance, end
         of year        $    (29,127)$    (86,058)$     (1,499)




Retained earnings (accumulated deficit)
        Balance, beginning
          of year       $   (576,078)$    361,825 $  3,363,070
        Net loss            (559,248)    (937,903)  (3,001,245)
        Balance, end
         of year        $ (1,135,326)$   (576,078)$    361,825


Total shareholders' equity,
  end of year           $ 15,356,618$  18,013,857 $ 19,022,256

                         See accompanying notes

UTI CONSOLIDATED STATEMENT OF CASH FLOWS 12/31/97
UNITED TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1997

                             1997        1996        1995

Increase (decrease) in cash
  and cash equivalents
Cash flows from operating
  activities:
   Net loss             $   (559,248)$   (937,903)$  (3,001,245)
   Adjustments to reconcile net
     loss to net cash provided by
     (used in) operating activities
       net of changes in assets and
     liabilities resulting from the
      sales and purchases
        of subsidiaries:
        Amortization/accretion
          of fixed
           maturities        670,185      899,445      803,696
        Realized investment
         (gains) losses,
          net                279,096      987,930      124,235
        Policy acquisition
          costs deferred    (586,000)  (1,276,000)  (2,370,000)
        Amortization of
          deferred policy
            acquisition
             costs         1,310,636    1,387,372    1,567,748
        Amortization of cost
          of insurance
           acquired        2,394,392    5,524,815    4,303,237
        Amortization of value
          of agency force          0            0      396,852
        Non-recurring write
          down of value of
            agency force           0            0    8,296,974
        Amortization of costs
          in excess of net
           assets purchased  155,000      185,279      423,192
        Depreciation         469,854      390,357      720,605
        Minority interest   (563,699)  (1,278,883)  (4,439,496
        Equity in loss of
          investees           23,716       95,392      635,949
        Change in accrued
           investment income(224,763)     210,043     (171,257)
        Change in reinsurance
           receivables     1,257,953       83,871     (482,275)
        Change in policy
          liabilities and
           accruals         (547,081)   3,326,651    3,581,928
        Charges for mortality
          and administration
          of universal life and
            annuity
             products    (10,588,874) (10,239,476) (9,757,354)
        Interest credited to
          account balances 7,212,406    7,075,921    6,644,282
        Change in income
          taxes payable      925,896   (4,714,258)  (4,595,571)
        Change in indebtedness
         (to) from affiliates(13,362)     119,706      (20,004)
        Change in other assets
          and liabilities,
           net            (1,593,358)   1,299,773   (2,175,839)
Net cash provided by (used in)
  operating activities        22,749    3,140,035      485,657

Cash flows from investing activities:
   Proceeds from investments
     sold and matured:
        Fixed maturities
          held for sale      290,660    1,219,036      619,612
        Fixed maturities sold      0   18,736,612            0
        Fixed maturities
          matured         21,488,265   20,721,482   16,265,140
        Equity securities     76,302        8,990      104,260
        Mortgage loans     1,794,518    3,364,427    2,252,423
        Real estate        1,136,995    3,219,851    1,768,254
        Policy loans       4,785,222    3,937,471    4,110,744
        Short term           410,000      825,000       25,000
   Total proceeds from
     investments sold and
     matured              29,981,962   52,032,869   25,145,433
   Cost of investments acquired:
        Fixed maturities (23,220,172) (29,365,111) (25,112,358)
        Equity securities (1,248,738)           0   (1,000,000)
        Mortgage loans      (245,234)    (503,113)    (322,129)
        Real estate       (1,444,980)    (813,331)  (1,902,609)
        Policy loans      (4,554,291)  (4,329,124)  (4,713,471)
        Short term        (1,726,035)    (830,983)    (100,000)
   Total cost of investments
     acquired            (32,439,450) (35,841,662) (33,150,567)
   Purchase of property
     and equipment          (531,528)    (383,411)     (57,625)
Net cash provided by (used in)
   investing activities   (2,989,016)  15,807,796   (8,062,759)

Cash flows from financing activities:
        Policyholder contract
          deposits        17,905,246   22,245,369   25,021,983
        Policyholder contract
          withdrawals    (14,515,576) (15,433,644) (16,008,462)
        Net cash transferred
         from coinsurance ceded    0  (19,088,371)           0
        Proceeds from notes
          payable          2,560,000    9,050,000      300,000
        Payments of principal
          on notes payable(1,874,597) (10,923,475)    (905,861)
        Payment for fractional
          shares from reverse
            stock split       (2,381)           0            0

        Payment for fractional
          shares from reverse
           stock split of
            subsidiary      (534,251)           0            0
        Purchase of stock
          of affiliates     (865,877)           0            0
        Purchase of
          treasury stock    (926,599)           0            0
        Proceeds from issuance
          of common stock          0          500          400
Net cash provided by (used in )
  financing activities     1,745,965  (14,149,621)   8,408,060

Net increase (decrease) in
 cash and cash equivalents(1,220,302)   4,798,210      830,958
Cash and cash equivalents
  at beginning of year    17,326,235   12,528,025   11,697,067
Cash and cash equivalents
  at end of year       $  16,105,933 $ 17,326,235$  12,528,025

                            See accompanying notes

UNITED TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. ORGANIZATION - At December 31, 1997, the parent, significant majority-owned subsidiaries and affiliates of United Trust, Inc., were as depicted on the following organizational chart.

                      ORGANIZATIONAL CHART
                    AS OF DECEMBER 31, 1997

United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").
                                    144

                                    The  Company's  significant  accounting
 policies consistently applied in the preparation of the accompanying consolidated financial statements are summarized as follows.

     B.                           NATURE OF OPERATIONS - United Trust, Inc.
     is an insurance holding company, which sells individual life insurance products through its subsidiaries. The Company's principal market is the Midwestern United States. The primary focus of the Company has been the servicing of existing insurance business in force, the solicitation of new life insurance products and the acquisition of other companies in similar lines of business.

     C. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Investments in 20% to 50% owned affiliates in which management has the ability to exercise significant influence are included based on the equity method of accounting and the Company's share of such affiliates' operating results is reflected in Equity in loss of investees. Other investments in affiliates are carried at cost. All significant intercompany accounts and transactions have been eliminated.

     D. BASIS OF PRESENTATION - The financial statements of United Trust, Inc.'s life insurance subsidiaries have been prepared in accordance with generally accepted accounting principles which differ from statutory accounting practices permitted by insurance regulatory authorities.

     E. USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     F. INVESTMENTS - Investments are shown on the following bases:

                                  Fixed maturities -- at cost, adjusted for
     amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, the Company has the ability and intent to hold these investments to maturity, at which time the full face value is expected to be realized.

                                  Investments held for sale --  at  current
     market value, unrealized appreciation or depreciation is charged directly to shareholders' equity.

                                  Mortgage  loans  on  real  estate  --  at
     unpaid balances, adjusted for amortization of premium or discount, less allowance for possible losses.

                                  Real  estate - Investment real estate  at
     cost, less allowances for depreciation and, as appropriate, provisions for possible losses. Foreclosed real estate is adjusted for any impairment at the foreclosure date. Accumulated depreciation on investment real estate was $539,366 and $442,373 as of December 31, 1997 and 1996, respectively.

                                   Policy   loans  --  at  unpaid  balances
     including  accumulated  interest  but  not  in  excess  of  the   cash
     surrender value.

                                  Short-term investments -- at cost,  which
     approximates current market value.

                                  Realized  gains and losses  on  sales  of
     investments   are   recognized  in  net   income   on   the   specific
     identification basis.

     G. RECOGNITION OF REVENUES AND RELATED EXPENSES - Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies are recognized as revenues when due. . Limited payment life insurance policies defer gross premiums received in excess of net premiums, which is then recognized in income in a constant relationship with insurance in force. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs. For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance and policy administration fees assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

     H. DEFERRED POLICY ACQUISITION COSTS - Commissions and other costs (salaries of certain employees involved in the underwriting and policy issue functions, and medical and inspection fees)of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred. Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves.

                                  For universal life insurance and interest
     sensitive life insurance products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

                                  The  following table summarizes  deferred
     policy acquisition costs and related data for the years shown.

                                 1997           1996           1995

    Deferred, beginning
     of year                $ 11,325,356   $ 11,436,728   $ 10,634,476

    Acquisition costs deferred:
      Commissions                312,000        845,000      1,838,000
      Other expenses             274,000        431,000        532,000
      Total                      586,000      1,276,000      2,370,000

      Interest accretion         425,000        408,000        338,000
      Amortization
       charged to income      (1,735,636)    (1,795,372)    (1,905,748)
      Net amortization        (1,310,636)    (1,387,372)    (1,567,748)

      Change for the year       (724,636)      (111,372)       802,252

    Deferred, end of year   $  10,600,720  $ 11,325,356   $ 11,436,728

     The following table reflects the components of the income statement for the line item Commissions and amortization of deferred policy acquisition costs:

                                 1997           1996           1995

     Net amortization of deferred
      policy acquisition costs $ 1,310,636  $ 1,387,372    $ 1,567,748
     Commissions                 2,305,729    2,837,513      3,339,905
       Total                   $ 3,616,365  $ 4,224,885    $ 4,907,653

     Estimated net amortization expense of deferred policy acquisition costs for the next five years is as follows:

                                   Interest                  Net
                                  Accretion Amortization Amortization

     1998                      $   403,000  $ 1,530,000  $ 1,127,000
     1999                          365,000    1,359,000      994,000
     2000                          330,000    1,211,000      881,000
     2001                          299,000    1,082,000      783,000
     2002                          270,000      969,000      699,000

     I.COST OF INSURANCE ACQUIRED - When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. The Company utilized 9% discount rate on approximately 24% of the business and 15% discount rate on approximately 76% of the business. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to differences in the blocks of business. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

                                    1997          1996           1995

    Cost of insurance acquired,
       beginning of year      $ 43,917,280   $ 55,816,934   $ 60,120,171
       Interest accretion        5,962,644      6,312,931      7,044,239
       Amortization             (8,357,036)   (11,837,746)   (11,347,476)
         Net amortization       (2,394,392)    (5,524,815)    (4,303,237)
       Balance attributable to
        coinsurance agreement            0     (6,374,839)             0
     Cost of insurance acquired,
       end of year            $ 41,522,888   $ 43,917,280   $ 55,816,934

      Estimated net amortization expense of cost of insurance acquired for the next five years is as follows:

                                  Interest                    Net
                                 Accretion  Amortization  Amortization

     1998                     $  6,113,000  $  8,261,000  $  2,148,000
     1999                        5,787,000     7,271,000     1,484,000
     2000                        5,559,000     6,811,000     1,252,000
     2001                        5,367,000     6,828,000     1,461,000
     2002                        4,737,000     6,203,000     1,466,000

     J.COST IN EXCESS OF NET ASSETS PURCHASED - Cost in excess of net assets purchased is the excess of the amount paid to acquire a company over the fair value of its net assets. Costs in excess of net assets purchased are amortized on the straight-line basis over a 40-year period. Management continually reviews the value of goodwill based on estimates of future earnings. As part of this review, management determines whether goodwill is fully recoverable from projected undiscounted net cash flows from earnings of the subsidiaries over the remaining amortization period. If management were to determine that changes in such projected cash flows no longer supported the recoverability of goodwill over the remaining amortization period, the carrying value of goodwill would be reduced with a corresponding charge to expense (no such changes have occurred). Accumulated amortization of cost in excess of net assets purchased was $1,420,146 and $1,265,146 as of December 31, 1997 and 1996, respectively. A reverse stock split of FCC in May of 1997 created negative goodwill of $2,564,719. The credit to goodwill resulted from the retirement of fractional shares. Please refer to
     Note 11 to the Consolidated Financial Statements for additional information concerning the reverse stock split.

     K. PROPERTY AND EQUIPMENT - Company-occupied property, data processing equipment and furniture and office equipment are stated at cost less accumulated depreciation of $1,990,314 and $1,617,453 at December 31, 1997 and 1996,
     respectively. Depreciation is computed on a straight-line basis for financial reporting purposes using estimated useful lives of three to 30 years. Depreciation expense was $372,861 and $418,449 for the years ended December 31, 1997 and 1996, respectively.

     L.FUTURE POLICY BENEFITS AND EXPENSES - The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries'
     experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

     Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in 1997, 1996 and 1995.

     M.POLICY AND CONTRACT CLAIMS - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the policies and contracts, as well as provisions for claims incurred and unreported based on prior experience of the Company.

     N.PARTICIPATING INSURANCE - Participating business represents 29% and 30% of the ordinary life insurance in force at December 31, 1997 and 1996, respectively. Premium income from participating business represents 50%, 52%, and 55% of total premiums for the years ended December 31, 1997, 1996 and 1995, respectively. The amount of dividends  to  be  paid  is  determined  annually  by  the  respective insurance subsidiary's Board of Directors. Earnings allocable to participating policyholders are based on legal requirements that vary by state.

     O.INCOME TAXES - Income taxes are reported under Statement of Financial Accounting Standards Number 109. Deferred income taxes are recorded to reflect the tax consequences on future periods of differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each such period.

     P.BUSINESS  SEGMENTS  -  The  Company  operates  principally  in   the
     individual life insurance business.

     Q.EARNINGS PER SHARE - Earnings per share are based on the weighted average number of common shares outstanding during each year, retroactively adjusted to give effect to all stock splits. In accordance with Statement of Financial Accounting Standards No. 128, the computation of diluted earnings per share is not shown since the Company has a loss from continuing operations in each period presented, and any assumed conversion, exercise, or contingent issuance of securities would have an antidilutive effect on earnings per share. Had the Company not been in a loss position, the outstanding dilutive instruments would have been convertible notes of 204,800, 0 and 0 shares in 1997, 1996 and 1995, respectively, and stock options exercisable of 1,562, 1,562, and 4,062 shares in 1997, 1996, and 1995, respectively, UTI had stock options outstanding during each of the periods presented for 105,000 shares of common stock at a per share price in excess of the average market price, and would therefore not have been included in the computation of diluted earnings per share


     R.CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term instruments with an original purchased maturity of three months or less cash equivalents.

     S.RECLASSIFICATIONS   -   Certain  prior  year   amounts   have   been
     reclassified to conform with the 1997 presentation. Such reclassifications had no effect on previously reported net loss, total assets, or shareholders' equity.

     T.REINSURANCE - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company retains a maximum of $125,000 of coverage per individual life.

     Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. Reinsurance receivables is recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

2.  SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1997, substantially all of consolidated shareholders' equity represents net assets of UTI's subsidiaries. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UTI due to the ownership structure. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,246. At December 31, 1997, UG's statutory capital and surplus amounted to $10,997,365. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.


3.  INCOME TAXES

Until 1984, the insurance companies were taxed under the provisions of the Life Insurance Company Income Tax Act of 1959 as amended by the Tax Equity and Fiscal Responsibility Act of 1982. These laws were superseded by the Deficit Reduction Act of 1984. All of these laws are based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Under the provision of the pre-1984 life insurance company income tax regulations, a portion of "gain from operations" of a life insurance company was not subject to current taxation but was accumulated, for tax purposes, in a special tax memorandum account designated as "policyholders' surplus account". Federal income taxes will become payable on this account at the then current tax rate when and if distributions to shareholders, other than stock dividends and other limited exceptions, are made in excess of the accumulated previously taxed income maintained in the "shareholders surplus account".

The following table summarizes the companies with this situation and the maximum amount of income that has not been taxed in each.

               Shareholder's      Untaxed
    Company      Surplus          Balance

      ABE   $    5,237,958 $    1,149,693
     APPL        5,417,825      1,525,367
      UG        27,760,313      4,363,821
      USA                0              0

The payment of taxes on this income is not anticipated; and, accordingly, no deferred taxes have been established.

The life insurance company subsidiaries file a consolidated federal income tax return. The holding companies of the group file separate returns.

Life insurance company taxation is based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Income tax expense consists of the following components:

                                    1997           1996           1995

    Current tax expense      $        5,400 $    (148,148)  $     2,641
    Deferred tax
    expense (credit)                980,829    (4,555,593)   (4,573,669)
                             $      986,229 $  (4,703,741)  $(4,571,028)

The Companies have net operating loss carryforwards for federal income tax purposes expiring as follows:

                 UTI             UG            FCC
     2004  $      597,103 $            0 $      163,334
     2005         292,656              0        138,765
     2006         212,852      2,400,574         33,345
     2007         110,758        782,452        676,067
     2008               0        939,977          4,595
     2009               0              0        168,800
     2010               0              0         19,112
     2012               0      2,970,692              0
    TOTAL  $    1,213,369 $    7,093,695 $    1,204,018

The  Company  has  established a deferred tax asset of $3,328,879  for  its
operating   loss  carryforwards  and  has  established  an   allowance   of
$2,904,200.

The following table shows the reconciliation of net income to taxable income of UTI:

                              1997           1996            1995

    Net income (loss)   $  (559,248)   $  (937,903)   $  (3,001,245)
    Federal income tax
     provision (credit)     414,230        (59,780)         153,764
    Loss of subsidiaries    356,422        714,916        2,613,546
    Loss of investees        23,716         95,392          635,949
    Write off of investment
     in affilliate                0        315,000           10,000
    Write off of note receivable  0        211,419                0
    Depreciation                  0          1,046            3,095
    Other                    44,059         25,528           22,091
    Taxable income      $   279,179     $  365,618    $     437,200

UTI has a net operating loss carryforward of $1,213,369 at December 31, 1997. UTI has averaged $300,000 in taxable income over the past four years and must average taxable income of $122,000 per year to fully realize its net operating loss carryforwards. UTI's operating loss carryforwards do not begin to expire until the year 2004. Management believes future earnings of UTI will be sufficient to fully utilize its net operating loss carryforwards.

The expense or (credit) for income differed from the amounts computed by applying the applicable United State statutory rate of 35% to the loss before income taxes as a result of the following differences:

                                    1997           1996           1995

    Tax computed at
     statutory rate     $       (39,551)    $  (2,388,797) $  (3,981,537)
    Changes in taxes due to:
     Cost in excess of net
      assets purchased           54,250            64,848         60,594
      Current year loss for
      which no benefit
      realized                1,039,742                 0              0
      Benefit of prior losses  (324,705)       (2,393,395)      (601,563)
      Other                     256,493            13,603        (48,522)
    Income tax expense
     (credit)          $        986,229     $  (4,703,741) $  (4,571,028)

The following table summarizes the major components that comprise the deferred tax liability as reflected in the balance sheets:

                            1997            1996

    Investments      $  (228,027)    $  (122,251)
    Cost of insurance
     acquired         15,753,308      16,637,884
    Other assets         (72,468)       (187,747)
    Deferred policy
     acquisition costs 3,710,252       3,963,875
    Agent balances       (23,954)        (65,609)
    Property and
     equipment           (19,818)        (37,683)
    Discount of notes  1,097,352         922,766
    Management/
     consulting fees    (573,182)       (733,867)
    Future policy
     benefits         (4,421,038)     (5,906,087)
    Gain on sale of
     subsidiary        2,312,483       2,312,483
    Net operating loss
     carryforward       (424,679)       (522,392)
    Other liabilities   (756,482)     (1,151,405)
    Federal tax DAC   (2,179,487)     (1,916,536)
    Deferred tax
     liability     $  14,174,260   $  13,193,431

4.  ANALYSIS OF INVESTMENTS, INVESTMENT INCOME AND INVESTMENT GAIN

A.NET INVESTMENT INCOME - The following table reflects net investment income by type of investment:

                                          December 31,
                                1997           1996          1995

Fixed maturities and fixed
maturities held for sale   $ 12,677,348  $ 13,326,312   $ 13,190,121
Equity securities                87,211        88,661         52,445
Mortgage loans                  802,123     1,047,461      1,257,189
Real estate                     745,502       794,844        975,080
Policy loans                    976,064     1,121,538      1,041,900
Short-term investments           70,624       21,423          21,295
Other                           696,486       691,111        642,632
Total consolidated investment
 income                      16,055,358    17,091,350     17,180,662
Investment expenses          (1,198,061)   (1,222,903)    (1,724,438)
Consolidated net investment
 income                    $ 14,857,297  $ 15,868,447   $ 15,456,224

  At December 31, 1997, the Company had a total of $5,797,000 of investments, comprised of $3,848,000 in real estate and $1,949,000 in equity securities, which did not produce income during 1997.

The following table summarizes the Company's fixed maturity holdings and investments held for sale by major classifications:

                                                  Carrying Value
                                               1997            1996

Investments held for sale:
  Fixed maturities                      $   1,668,630   $   1,961,166
  Equity securities                         3,001,744       1,794,405
Fixed maturities:
  U.S. Government, government agencies
   and authorities                         28,259,322      28,554,631
  State, municipalities and political
   subdivisions                            22,778,816      14,421,735
  Collateralized mortgage obligations      11,093,926      13,246,781
  Public utilities                         47,984,322      51,821,989
  All other corporate bonds                70,853,947      71,891,649
                                        $ 185,640,707   $ 183,692,356

  By insurance statute, the majority of the Company's investment portfolio is required to be invested in investment grade securities to provide ample protection for policyholders. The Company does not invest in so-called "junk bonds" or derivative investments.

  Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

  The following table summarizes by category securities held that are below investment grade at amortized cost:

Below Investment
Grade Investments        1997           1996          1995
State,
Municipalities and
 Political
  Subdivisions   $            0 $      10,042 $            0
Public Utilities         80,497       117,609        116,879
Corporate               656,784       813,717        819,010
Total            $      737,281 $     941,368 $      935,889

B.    INVESTMENT SECURITIES

  The amortized cost and estimated market values of investments in securities including investments held for sale are as follows:

                       Cost or         Gross          Gross        Estimated
                      Amortized      Unrealized     Unrealized       Market
1997                     Cost          Gains          Losses         Value

Investments Held
for Sale:
 U.S. Government
  and govt. agencies
   and authorities $    1,448,202 $            0 $ (5,645)       $   1,442,557
 States,
  municipalities and
   political subdivisions  35,000            485        0               35,485
  Collateralized
   mortgage Obligations         0              0        0                    0
  Public utilities         80,169            328        0               80,496
 All other corporate
  bonds                   108,927          1,164        0              110,092
                        1,672,298          1,977   (5,645)           1,668,630
  Equity securities     3,184,357        176,508 (359,121)           3,001,744
  Total            $    4,856,655 $      178,485 (364,766)       $   4,670,374

Held to Maturity Securities:
  U.S. Government
   and govt. agencies
    and authorities$   28,259,322 $      415,419 $(51,771)       $  28,622,970
  States,
   municipalities and
    political
     subdivisions      22,778,816        672,676   (1,891)          23,449,601
  Collateralized
mortgage Obligations   11,093,926        210,435   (96,714)         11,207,647
  Public utilities     47,984,322      1,241,969   (84,754)         49,141,537
  All other
   corporate bonds     70,853,947      1,599,983   (93,117)         72,360,813
  Total            $  180,970,333 $    4,140,482 $ (328,247)     $ 184,782,568

                       Cost or         Gross          Gross        Estimated
                      Amortized      Unrealized     Unrealized       Market
                         Cost          Gains          Losses         Value
1996

Investments Held for Sale:
  U.S. Government
and govt. agencies and
 authorities       $    1,461,068 $            0 $ (17,458)      $   1,443,609
  States,
municipalities and
 political subdivisions   145,199            665   (6,397)             139,467
  Collateralized
mortgage Obligations            0              0        0                    0
  Public utilities        119,970            363     (675)             119,658
  All other corporate
   bonds                  258,424          4,222   (4,215)             258,432
                        1,984,661          5,250  (28,745)           1,961,166
  Equity
   securities           2,086,159         37,000 (328,754)           1,794,405
  Total            $    4,070,820 $       42,250 (357,499)       $   3,755,571

Held to Maturity Securities:
  U.S. Government
and govt. agencies
 and authorities   $   28,554,631 $      421,523 (136,410)       $  28,839,744
  States,
municipalities and
 political
  subdivisions         14,421,735        318,682  (28,084)          14,712,333
  Collateralized
mortgage Obligations   13,246,780        175,163 (157,799)          13,264,145
  Public utilities     51,821,990        884,858 (381,286)          52,325,561
  All other corporate
   bonds               71,881,649      1,240,230 (448,437)          72,673,442
  Total            $  179,926,785 $    3,040,456 $ (1,152,016)   $ 181,815,225

  The amortized cost of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

 Fixed Maturities Held                       Estimated
        for Sale             Amortized         Market
   December 31, 1997            Cost           Value

Due in one year or less   $       83,927  $      84,952
Due after one year
 through five years            1,533,202      1,528,211
Due after five years
 through ten years                55,169         55,467
Due after ten years                    0              0
Collateralized mortgage obligations    0              0
Total                     $    1,672,298  $   1,668,630

                               155

Fixed Maturities Held to     Amortized       Estimated
        Maturity                Cost           Market
   December 31, 1997                           Value

Due in one year or less   $   15,023,173  $  15,003,728
Due after one year
 through five years          118,849,668    120,857,201
Due after five years
 through ten years            30,266,228     31,726,265
Due after ten years            5,737,338      5,987,726
Collateralized mortgage
 obligations                  11,093,926     11,207,648
Total                     $  180,970,333  $ 184,782,568

  An analysis of sales, maturities and principal repayments of the Company's fixed maturities portfolio for the years ended December 31, 1997, 1996 and 1995 is as follows:

                          Cost or         Gross         Gross         Proceeds
                        Amortized       Realized      Realized         from
Year ended December        Cost          Gains         Losses          Sale
31, 1997

Scheduled principal repayments, calls and tenders:
     Held for sale   $     299,390  $         931 $ (9,661)    $      290,660
     Held to maturity   21,467,552         21,435     (722)        21,488,265
Sales:
      Held for sale              0              0        0                  0
      Held to maturity           0              0        0                  0
  Total              $  21,766,942  $      22,366 $(10,383)    $   21,778,925

                         Cost or         Gross         Gross         Proceeds
                        Amortized       Realized      Realized         from
Year ended December        Cost          Gains         Losses          Sale
31, 1996

Scheduled principal repayments, calls and tenders:
     Held for sale   $     699,361  $       6,035 $   (813)    $      704,583
     Held to maturity   20,900,159         13,469 (192,146)        20,721,482
Sales:
      Held for sale        517,111              0   (2,658)           514,453
      Held to maturity  18,735,848         81,283  (80,519)        18,736,612
  Total              $  40,852,479  $     100,787 (276,136)    $   40,677,130

                         Cost or         Gross         Gross         Proceeds
                        Amortized       Realized      Realized         from
Year ended December        Cost          Gains         Losses          Sale
31, 1995

Scheduled principal repayments, calls and tenders:
     Held for sale   $     621,461  $           0 $ (1,849)    $      619,612
     Held to maturity   16,383,921        125,740 (244,521)        16,265,140
Sales:
      Held for sale              0              0        0                  0
      Held to maturity           0              0        0                  0
  Total              $  17,005,382  $     125,740 (246,370)    $   16,884,752

C.INVESTMENTS ON DEPOSIT - At December 31, 1997, investments carried at approximately $17,801,000 were on deposit with various state insurance departments.

D.INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES - The Company's investment in United Income, Inc., a 40% owned affiliate, is carried at an amount equal to the Company's share of the equity of United Income. The Company's equity in United Income, Inc. includes the original investment of $194,304, an increase of $4,359,749 resulting from a public offering of stock and the Company's share of earnings and losses since inception.


5.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The financial statements include various estimated fair value information at December 31, 1997 and 1996, as required by Statement of Financial Accounting Standards 107, Disclosure about Fair Value of Financial Instruments ("SFAS 107"). Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a)  Cash and Cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments held for sale

Quoted market prices, if available, are used to determine the fair value. If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(c)  Mortgage loans on real estate

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings.

(d) Investment real estate and real estate acquired in satisfaction of debt

An estimate of fair value is based on management's review of the individual real estate holdings. Management utilizes sales of surrounding properties, current market conditions and geographic considerations. Management conservatively estimates the fair value of the portfolio is equal to the carrying value.

(e)  Policy loans

It is not practicable to estimate the fair value of policy loans as they have no stated maturity and their rates are set at a fixed spread to related policy liability rates. Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets, and earn interest at rates ranging from 4% to 8%. Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(f)  Short-term investments

For short-term instruments, the carrying amount is a reasonable estimate of fair value. Short-term instruments represent United States Government Treasury Bills and certificates of deposit with various banks that are protected under FDIC.

(g)  Notes and accounts receivable and uncollected premiums

The Company holds a $840,066 note receivable for which the determination of fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Accounts receivable and uncollected premiums are primarily insurance contract related receivables which are determined based upon the underlying insurance liabilities and added reinsurance amounts, and thus are excluded for the purpose of fair value disclosure by paragraph 8(c) of SFAS 107.

(h)  Notes payable

For borrowings under the senior loan agreement, which is subject to floating rates of interest, carrying value is a reasonable estimate of fair value. For subordinated borrowings fair value was determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by SFAS 107 are as follows as of December 31:

                         1997                         1996
                              Estimated                     Estimated
                Carrying         Fair         Carrying         Fair
Assets           Amount         Value          Amount         Value

Fixed
 maturities $  180,970,333 $  184,782,568 $  179,926,785 $ 181,815,225
Fixed
 maturities
  held for sale  1,668,630      1,668,630      1,961,166     1,961,166
Equity
 securities      3,001,744      3,001,744      1,794,405     1,794,405
Mortgage
 loans on
   real estate   9,469,444      9,837,530     11,022,792    11,022,792
Policy loans    14,207,189     14,207,189     14,438,120    14,438,120
Short-term
 Investments     1,798,878      1,798,878        430,983       430,983
Investment
in real Estate   9,760,732      9,760,732      9,779,984     9,779,984
Real estate
  acquired
in satisfaction
  of debt        1,724,544      1,724,544      1,724,544     1,724,544
Notes receivable   840,066        784,831        840,066       783,310

Liabilities
Notes payable   21,460,223     20,925,184     19,573,953    18,937,055

6.  STATUTORY EQUITY AND GAIN FROM OPERATIONS

The Company's insurance subsidiaries are domiciled in Ohio, Illinois and West Virginia and prepare their statutory-based financial statements in accordance with accounting practices prescribed or permitted by the respective insurance department. These principles differ significantly from generally accepted accounting principles. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which has not yet been completed, will likely change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. UG's total statutory shareholders' equity was $10,997,365 and $10,226,566 at December 31, 1997 and 1996, respectively. The Company's insurance subsidiaries reported combined statutory gain from operations (exclusive of intercompany dividends) was $3,978,000, $10,692,000 and $4,076,000 for
1997, 1996 and 1995, respectively.


7.  REINSURANCE

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.


The Company assumes risks from, and reinsures certain parts of its risks with other insurers under yearly renewable term and coinsurance agreements that are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk, the Company generally will not carry more than $125,000 individual life insurance on a single risk.

The Company has reinsured approximately $1.022 billion, $1.109 billion and $1.088 billion in face amount of life insurance risks with other insurers for 1997, 1996 and 1995, respectively. Reinsurance receivables for future policy benefits were $37,814,106 and $38,745,093 at December 31, 1997 and 1996, respectively, for estimated recoveries under reinsurance treaties. Should any reinsurer be unable to meet its obligation at the time of a claim, obligation to pay such claim would remain with the Company.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. The transaction resulted in no gain or loss in the GAAP financial statements. The transaction was entered into to increase the statutory surplus position of UG. The ceding commission received was equal to the value reflected on this block of business in the Cost of Insurance Acquired asset. The ceding commission reduced this asset. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-
premium  paying  life  insurance policies.   A.M.  Best  assigned  FILIC  a
Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1997.

The  Company  does not have any short-duration reinsurance contracts.   The
effect of the Company's long-duration reinsurance contracts on premiums earned in 1997, 1996 and 1995 was as follows:

                           Shown in thousands
                   1997          1996           1995
                 Premiums      Premiums       Premiums
                  Earned        Earned         Earned

Direct     $    33,374     $   35,891      $  38,482
Assumed              0              0              0
Ceded           (4,735)        (4,947)        (5,383)
Net
 premiums  $    28,639     $   30,944      $  33,099

8.  COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


9.  RELATED PARTY TRANSACTIONS

Under the current structure, FCC pays a majority of the general operating expenses of the affiliated group. FCC then receives management, service fees and reimbursements from the various affiliates.

UII has a service agreement with USA. The agreement was originally established upon the formation of USA which was a 100% owned subsidiary of UII. Changes in the affiliate structure have resulted in USA no longer being a direct subsidiary of UII, though still a member of the same affiliated group. The original service agreement has remained in place without modification. USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII has a subcontract agreement with UTI to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above. The service fees received from UII are recorded in UTI's financial statements as other income.

USA paid $989,295, $1,567,891 and $2,015,325 under their agreement with UII for 1997, 1996 and 1995, respectively. UII paid $593,577, $940,734 and
$1,209,195 under their agreement with UTI for 1997, 1996 and 1995, respectively. Additionally, UII paid FCC $150,000, $300,000 and $600,000 in 1997, 1996 and 1995, respectively for reimbursement of costs attributed to UII. These reimbursements are reflected as a credit to general expenses.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Amounts recorded by USA as deferred acquisition costs are no greater than what would have been recorded had all such expenses been directly incurred by USA. Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On July 31, 1997, United Trust Inc. issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with the Company were the acquisition by UTI of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd was a party to the convertible notes.

Approximately $1,048,000 of the cash received from the issuance of the convertible notes was used to acquire stock holdings of United Trust Inc. and United Income, Inc. of Mr. Morrow and to acquire a portion of the United Trust Inc. holdings of Larry E. Ryherd and his family. The remaining cash received will be used by the Company to provide additional operating liquidity and for future acquisitions of life insurance companies. On July 31, 1997, the Company acquired a total of 126,921 shares of United Trust Inc. common stock and 47,250 shares of United Income, Inc. common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of the Company. Mr. Morrow will remain as a member of the Board of Directors. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges. Additionally, on July 31, 1997, the Company acquired a total of 97,499 shares of United Trust Inc. common stock from Larry E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings in United Trust Inc. was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family in the Company to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family own approximately 31% of the outstanding common stock of United Trust Inc. THE MARKET PRICE OF UTI COMMON STOCK ON JULY 31, 1997 WAS $6.00 PER SHARE. THE STOCK ACQUIRED IN THE ABOVE TRANSACTION WAS FROM THE LARGEST TWO SHAREHOLDERS OF UTI STOCK. THERE WERE NO ADDITIONAL STATED OR UNSTATED ITEMS OR AGREEMENTS RELATING TO THE STOCK PURCHASE.

On September 23, 1997, the Company acquired 10,056 shares of UTI common stock from Paul Lovell, a director, for $35,000 and a promissory note valued at $61,000 due September 23, 2004. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal reductions of $10,000 annually until maturity. Simultaneous with the stock purchase, Mr. Lovell resigned his position on the UTI board.

On July 31,1997, the Company entered into employment agreements with eight individuals, all officers or employees of the Company. The agreements have a term of three years, excepting the agreements with Mr. Ryherd and Mr. Melville, which have five-year terms. The agreements secure the services of these key individuals, providing the Company a stable management environment and positioning for future growth.
                                     162

10.  CAPITAL STOCK TRANSACTIONS

  A.   STOCK OPTION PLAN

  In 1985, the Company initiated a nonqualified stock option plan for employees, agents and directors of the Company under which options to purchase up to 44,000 shares of UTI's common stock are granted at a fixed price of $.20 per share. Through December 31, 1997 options for 42,438 shares were granted and exercised. Options for 1,562 shares remain available for grant.

  A summary of the status of the Company's stock option plan for the three years ended December 31, 1997, and changes during the years ending on those dates is presented below.:

                           1997            1996            1995
                            Exercise        Exercise        Exercise
                      Shares   Price   Shares  Price   Shares  Price

Outstanding  at beginning
 of year               1,562 $ 0.20     4,062  $ 0.20   6,062   $0.20
Granted                    0   0.00         0    0.00       0    0.00
Exercised                  0   0.00    (2,500)   0.20  (2,000)   0.20
Forfeited                  0   0.00         0    0.00       0    0.00
Outstanding  at end
 of year               1,562 $ 0.20     1,562  $ 0.20   4,062   $0.20

Options exercisable at
 year end              1,562 $ 0.20     1,562  $ 0.20   4,062   $0.20
Fair value of options granted
 during  the year            $ 0.00            $  5.43          $6.05

The following information applies to options outstanding at December 31, 1997:

  Number outstanding                           1,562
  Exercise price                              $ 0.20
  Remaining contractual life              Indefinite


  B.   DEFERRED COMPENSATION PLAN

   UTI and FCC established a deferred compensation plan during 1993 pursuant to which an officer or agent of FCC, UTI or affiliates of UTI, could defer a portion of their income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in the amount equal to the total income deferred plus interest at a rate of approximately 8.5% per annum and a stock option to purchase shares of common stock of UTI. At the beginning of the deferral period an officer or agent received an immediately exercisable option to purchase 2,300 shares of UTI common stock at $17.50 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option expires on December 31, 2000. A total of 105,000 options were granted in 1993 under this plan. As of December 31, 1997 no options were exercised. At December 31, 1997 and 1996, the Company held a liability of $1,376,384 and $1,267,598, respectively, relating to this plan. At December 31, 1997, UTI common stock had a bid price of $8.00 and an ask price of $9.00 per share.

   The following information applies to deferred compensation plan stock options outstanding at December 31, 1997:

  Number outstanding                       105,000
  Exercise price                            $17.50
  Remaining contractual life               3 years

  C.   CONVERTIBLE NOTES

   On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. As of December 31, 1997, the notes were convertible into 204,800 shares of UTI common stock with no conversion privileges having been exercised. At December 31, 1997, UTI common stock had a bid price of $8.00 and an ask price of $9.00 per share.

  D.   REVERSE STOCK SPLIT

   On May 13, 1997, UTI effected a 1 for 10 reverse stock split. Fractional shares received a cash payment on the basis of $1.00 for each old share. The reverse split was completed to enable UTI to meet new NASDAQ requirements regarding market value of stock to remain listed on the NASDAQ market and to increase the market value per share to a level where more brokers will look at UTI and its stock. Prior period numbers have been restated to give effect of the reverse split.


11.  REVERSE STOCK SPLIT OF FCC

On May 13, 1997, FCC effected a 1 for 400 reverse stock split. Fractional shares received a cash payment on the basis of $.25 for each old share. FCC maintained a significant number of shareholder accounts with less than $100 of market value of stock. The reverse stock split enabled these smaller shareholders to receive cash for their shares without incurring broker costs and will save the Company administrative costs associated with maintaining these small accounts.


12.  NOTES PAYABLE

At  December 31, 1997 and 1996, the Company has $21,460,223 and $19,573,953
in long-term debt outstanding, respectively. The debt is comprised of the following components:

                          1997          1996

Senior debt         $   6,900,000 $   8,400,000
Subordinated 10 yr.
 notes                  5,746,774     6,209,293
Subordinated 20 yr.
 notes                  3,902,582     3,814,660
Convertible notes       2,560,000             0
Other notes payable     2,350,867     1,150,000
                    $  21,460,223 $  19,573,953

A.  Senior debt

The senior debt is through First of America Bank - Illinois NA and is subject to a credit agreement. The debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate." The base rate at December 31, 1997 was 8.5%. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1997, the Company prepaid the May 1998 principal payment.

The credit agreement contains certain covenants with which the Company must comply. These covenants contain provisions common to a loan of this type and include such items as; a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt; Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre-tax earnings of Universal Guaranty Life Insurance Company and its subsidiaries (based on Statutory Accounting Practices) and the after-tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is in compliance with all of the covenants of the agreement.

B.  Subordinated debt

The subordinated debt was incurred June 16, 1992 as a part of the acquisition of the now dissolved Commonwealth Industries Corporation,
(CIC). The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes, except for one $840,000 note, provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The aforementioned $840,000 note provides for a lump sum principal payment due June 16, 2002. In June 1997, the Company refinanced a $204,267 subordinated 10-year note as a subordinated 20-year note bearing interest at the rate of 8.75% per annum. The repayment terms of the refinanced note are the same as the original subordinated 20 year notes. The original 20-year notes bear interest at the rate of 8 1/2% per annum on $3,397,620 and 8.75% per annum on $504,962 (of which the $204,267 note refinanced in the current year is included), payable semi-annually with a lump sum principal payment due June 16, 2012.

C.  Convertible notes

On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years.

D.  Other notes payable

United Income, Inc. holds two promissory notes receivable totaling $850,000 due from FCC. Each note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $150,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $700,000 becoming due upon the maturity date of May 8, 2006.

As partial proceeds in the acquisition of common stock from certain officers and directors in the third quarter of 1997, the Company issued unsecured promissory notes. These notes bear interest at 1% over prime with interest payments due quarterly. Principal comes due at varying times with $150,000 maturing on January 31, 1999, $1,654,507 maturing on July 31, 2005 and one note of $70,392 requiring annual principal reductions of $10,000 until maturity on September 23, 2004. The interest rates were deemed favorable to UTI and as a result, the Company has discounted the notes to reflect a 15% effective rate of interest for financial statement purposes. The notes have a total face maturity value of $1,874,899 and a discounted value at December 31, 1997 of $1,500,867.

Scheduled principal reductions on the Company's debt for the next five years is as follows:

              Year      Amount

              1998   $   526,504
              1999     1,826,504
              2000     1,526,504
              2001     1,526,504
              2002     4,690,758


13.  OTHER CASH FLOW DISCLOSURES

On  a cash basis, the Company paid $1,800,110, $1,700,973 and $1,934,326 in interest expense for the years 1997, 1996 and 1995, respectively. The Company paid $57,277, $17,634 and $25,821 in federal income tax for 1997, 1996 and 1995, respectively.

As partial proceeds for the acquisition of common stock of UTI and UII during 1997, UTI issued promissory notes of $140,000 due in eighteen months, $61,000 due in seven years and $1,281,000 due in seven and one-half years.

One of the Company's insurance subsidiaries ("UG") entered into a coinsurance agreement with Park Avenue Life Insurance Company ("PALIC") at September 30, 1996. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000. The transaction resulted in no gain or loss in the GAAP financial statements. The transaction was entered into to increase the statutory surplus position of UG. The ceding commission received was equal to the value reflected on this block of business in the Cost of Insurance Acquired asset. The ceding commission reduced this asset. To provide the cash required to be transferred under the agreement, the Company sold $18,737,000 of fixed maturity investments held to maturity.


14.  NON-RECURRING WRITE DOWN OF VALUE OF AGENCY FORCE ACQUIRED

During the year-ended December 31, 1995, the Company recognized a non-recurring write down of $8,297,000 on its value of agency force acquired. The write down released $2,904,000 of the deferred tax liability and $3,327,000 was attributed to minority interest in loss of consolidated subsidiaries. In addition, equity loss of investees was negatively impacted by $542,000. The effect of this write down resulted in an increase in the net loss of $2,608,000. This write down is directly related to the Company's change in distribution systems. Due to the broker agency force not meeting management's expectations and lack of production, the Company has changed its focus from a primarily broker agency distribution system to a captive agent system. With the change in focus, most of the broker agents were terminated and therefore, management re-evaluated the value of the agency force carried on the balance sheet. For purposes of the write-down, the broker agency force has no future expected cash flows and therefore warranted a write-off of the value. The write down is reported as a separate line item "non-recurring write down of value of agency force acquired" and the release of the deferred tax liability is reported in the credit for income taxes payable in the Statement of
Operations. In addition, the impact to minority interest in loss of consolidated subsidiaries and equity loss of investees is in the Statement of Operations.


15.  CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


16.  NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S. standard for computing EPS more compatible with the EPS standards of other countries.

Under SFAS No. 128, primary EPS computed in accordance with previous opinions is replaced with a simpler calculation called basic EPS. Basic EPS is calculated by dividing income available to common stockholders (i.e., net income or loss adjusted for preferred stock dividends) by the weighted-average number of common shares outstanding. Thus, in the most significant change in current practice, options, warrants, and convertible securities are excluded from the basic EPS calculation. Further, contingently issuable shares are included in basic EPS only if all the necessary conditions for the issuance of such shares have been satisfied by the end of the period.

Fully diluted EPS has not changed significantly but has been renamed diluted EPS. Income available to common stockholders continues to be adjusted for assumed conversion of all potentially dilutive securities using the treasury stock method to calculate the dilutive effect of options and warrants. However, unlike the calculation of fully diluted EPS under previous opinions, a new treasury stock method is applied using the average market price or the ending market price. Further, prior opinion requirement to use the modified treasury stock method when the number of options or warrants outstanding is greater than 20% of the outstanding shares also has been eliminated. SFAS 128 also includes certain shares that are contingently issuable; however, the test for inclusion under the new rules is much more restrictive.

SFAS No. 128 requires companies reporting discontinued operations, extraordinary items, or the cumulative effect of accounting changes are to use income from operations as the control number or benchmark to determine whether potential common shares are dilutive or antidilutive. Only dilutive securities are to be included in the calculation of diluted EPS.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS No. 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS No. 130 entitled Reporting Comprehensive Income and SFAS No. 132 Employers' Disclosures about Pensions and Other Postretirement Benefits. Both of the above statements are effective for financial statements with fiscal years beginning after December 15, 1997.

SFAS No. 130 defines how to report and display comprehensive income and its components in a full set of financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners.

SFAS   No.   132  addresses  disclosure  requirements  for  post-retirement
benefits.   The  statement does not change post-retirement  measurement  or recognition issues.

The Company will adopt both SFAS No. 130 and SFAS No. 132 for the 1998 financial statements. Management does not expect either adoption to have a material impact on the Company's financial statements.


17.  PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll will personally or in combination with other individuals make an equity investment in UTI over a period of three years. Upon completion of the transaction Mr. Correll will own 51% of UTI. Under the terms of the letter of intent Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.

18.   PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.

    19.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)



                              03/31/98       06/30/98       09/30/98

Premium income and
  Other                 $    7,231,481  $    7,111,079 $   6,243,869
considerations, net
Net investment income        3,727,002       3,786,410     3,791,774
Total revenues              11,226,760      10,557,065     9,767,526
Policy benefits
including Dividends          6,827,040       6,287,460     6,217,272
Commissions and
  amortization of DAC        1,043,677         776,558       824,516
Operating expenses           2,237,840       2,237,899     1,953,061
Operating income (loss)         19,707         163,392      (204,429)
Net income (loss)              114,441         228,704       458,002
Basic earnings per share           .07             .14           .28
Diluted earnings per share         .08             .15           .27

                        1997
                            1st         2nd            3rd           4th

Premium income and
 other considerations,
  net                $  7,926,386 $  7,808,782  $   6,639,394   $  6,264,683
Net investment income   3,844,899    3,825,457      3,686,861      3,500,080
Total revenues         11,965,571   11,871,953     10,354,133      9,800,673
Policy benefits
 including dividends    7,718,015    6,861,699      6,467,739      6,007,718
Commissions and
 amortization of DAC    1,110,410      553,913      1,083,006        869,036
Operating expenses      2,589,176    2,777,409      2,378,618      1,477,710
Operating income (loss)  (393,242)     683,223       (679,495)       276,512
Net income (loss)          47,026      101,812       (524,441)      (183,645)
Basic earnings per share      .03          .05           (.28)          (.12)
Diluted earnings per share    .03          .06           (.28)          (.12)

                        1996
                           1st          2nd           3rd            4th

Premium income and
 other considerations,
  net                $  8,481,511 $  8,514,175  $   7,348,199   $  6,600,573
Net investment income   3,973,349    3,890,127      4,038,831      3,966,140
Total revenues         12,870,140   12,455,875     11,636,614     10,013,741
Policy benefits
including dividends     6,528,760    7,083,803      8,378,710      8,334,759
Commissions and
 amortization of DAC    1,161,850      924,174        703,196      1,435,665
Operating expenses      3,447,329    2,851,752      3,422,654      2,272,729
Operating income (loss)   (71,615)    (137,198)    (2,346,452)    (4,269,870)
Net income (loss)         304,737        9,038       (892,761)      (358,917)
Basic earnings per share      .16          0.0           (.48)          (.18)
Diluted earnings per share    .18          0.0           (.48)          (.18)

                                          1995
                           1st          2nd            3rd          4th

Premium income and
 other considerations,
  net                $  9,445,222 $  8,765,804  $   7,868,803  $  7,018,707
Net investment income   3,850,161    3,843,518      3,747,069     4,015,476
Total revenues         13,694,471   12,933,370     11,829,921    11,411,322
Policy benefits
including dividends     8,097,830    9,113,933      5,978,795     6,665,206
Commissions and
  amortization of DAC   1,556,526    1,960,458      1,350,662        40,007
Operating expenses      3,204,217    2,492,689      2,232,938     3,587,804
Operating income (loss)  (495,966)  (1,939,361)       120,393    (9,060,886)
Net income (loss)         179,044     (689,602)       198,464    (2,689,151)
Basic earnings per share      .10         (.37)           .11         (1.45)
Diluted earnings per share    .11         (.37)           .12         (1.45)

UNITED TRUST, INC.
SUMMARY OF INVESTMENTS - OTHER THAN
INVESTMENTS IN RELATED PARTIES
As of December 31, 1997                             Schedule I


  Column A                Column B     Column C     Column D

                                                    Amount at
                                                    Which Shown
                                                    in Balance
                             Cost         Value        Sheet

Fixed maturities:
        Bonds:
          United States
           Goverment and
           government agencies
           and
           authorities $ 28,259,322 $ 28,622,970 $ 28,259,322
        State, municipalities, and
           political
           subdiaries    22,778,816   23,449,601   22,778,816
        Collateralized mortgage
           obligations   11,093,926   11,207,647   11,093,926
          Public
            utilities    47,984,322   49,141,537   47,984,322
                All other
                corporate
                 bonds   70,853,947   72,360,813   70,853,947
 Total fixed maturities 180,970,333$ 184,782,568  180,970,333

Investments held for sale:
        Fixed maturities:
          United States Goverment and
          government agencies
          and authorities 1,448,202 $  1,442,557    1,442,557
        State, municipalities,
          and political
           subdivisions      35,000       35,485       35,485
                Public
                utilities    80,169       80,496       80,496
                All other
                  corporate
                    bonds   108,927      110,092      110,092
                          1,672,298 $  1,668,630    1,668,630

        Equity securities:
                Banks, trusts
                and insurance
                companies 2,473,969 $  2,167,368    2,167,368
                All other
                corporate
                securities  710,388      834,376      834,376
                          3,184,357 $  3,001,744    3,001,744


Mortgage loans on
 real estate              9,469,444                 9,469,444
Investment real estate    9,760,732                 9,760,732
Real estate acquired in
  satisfaction of debt    1,724,544                 1,724,544
Policy loans             14,207,189                14,207,189
Short term investments    1,798,878                 1,798,878
    Total investments $ 222,787,775             $ 222,601,494

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY BALANCE SHEETS
AS  OF DECEMBER 31, 1997 AND 1996                               SCHEDULE II

(A) THE CONDENSED FINANCIAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES OF UNITED TRUST, INC. AND CONSOLIDATED SUBSIDIARIES.

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY BALANCE SHEETS
As of December 31, 1997 and 1996      Schedule II




                             1997        1996

ASSETS

        Investment in
          affiliates   $ 19,974,098$ 19,475,431
        Cash and cash
          equivalents       342,294     422,446
        Notes receivable
          from affiliate  1,682,245     265,900
        Receivable from
          affiliates, net    31,502      30,247
        Accrued interest
          income             21,334       2,051
        Other assets        225,986     262,927
            Total assets 22,277,459$ 20,459,002




LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
        Notes payable   $ 4,060,866 $         0
        Notes payable
           to affiliate     840,000     840,000
        Deferred income
           taxes          2,016,575   1,602,345
        Other liabilities     3,400       2,800
        Total liabilities 6,920,841   2,445,145




Shareholders' equity:
        Common stock         32,696      37,402
        Additional paid-in
          capital        16,488,375  18,638,591
        Unrealized
          depreciation of
            investments held
            for sale of
             affiliates     (29,127)    (86,058)
        Accumulated
         deficit         (1,135,326)   (576,078)
        Total shareholders'
          equity          15,356,618  18,013,857
        Total liabilities and
          shareholders'
           equity       $ 22,277,459$ 20,459,002

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY STATEMENTS OF OPERATIONS
Three Years Ended December 31, 1997           Schedule II



                            1997      1996      1995

Revenues:

        Management fees
          from
          affiliates    $ 593,577 $ 940,734 $1,209,196
        Other income
          from affiliates  73,515   115,235    113,869
        Interest income
          from affiliates  53,492    21,264     13,583
        Interest income    37,620    29,340     21,678
        Realized investment
          losses                0  (207,051)         0
        Loss from write down
          of investee           0  (315,000)   (10,000)
                          758,204   584,522  1,348,326


Expenses:

        Management fee
          to affiliate    200,000   575,000    800,000
        Interest expense  194,543         0          0
        Interest expense
          to affiliates    63,000    63,000     63,000
        Operating expenses 65,541   133,897     83,312
                          523,084   771,897    946,312

        Operating income
          (loss)          235,120  (187,375)   402,014

        Income tax credit
          (expense)      (414,230)   59,780   (153,764)
        Equity in loss
          of investees    (23,716)  (95,392)  (635,949)
        Equity in loss of
          subsidiaries   (356,422) (714,916)(2,613,546)
               Net loss$ (559,248)$(937,903)(3,001,245)

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT ONLY STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1997            Schedule II


                            1997       1996      1995

Increase (decrease) in cash
  and cash equivalents
Cash flows from
  operating activities:
   Net loss             $ (559,248)$ (937,903)$ (3,001,245)
   Adjustments to reconcile
     net loss to net
     cash provided by
     operating activities:
        Equity in loss of
          subsidiaries      56,422    714,916    2,613,546
        Equity in loss
          of investees      23,716     95,392      635,949
        Compensation expense
          through stock option
            plan                 0     13,563       12,100
        Change in accrued
          interest income  (19,283)    14,222        2,260
        Depreciation        12,439     18,366       26,412
        Realized investment
           losses                0    207,051            0
        Loss from writedown
          of investee            0    315,000       10,000
        Change in deferred
          income taxes     414,230    (60,524)     153,764
        Change in indebtedness
          (to) from
           affiliates, net  (1,255)  (104,766)     (23,027)
        Change in other assets
          and liabilities   44,029       (728)    (274,167)
Net cash provided by
  operating activities     271,050    274,589      155,592

Cash flows from investing activities:
        Purchase of stock
          of affiliates   (865,877)         0     (325,000)
        Change in notes
          receivable
          from affiliate(1,116,345)  (250,000)     300,000
        Capital contribution
          to affiliate           0   (106,000)     (53,000)
Net cash used in
  investing activities  (1,982,222)  (356,000)     (78,000)

Cash flows from financing activities:
        Purchase of
          treasury stock  (926,599)         0            0
        Proceeds from issuance
          of notes
          payable        2,560,000          0            0
        Payment for fractional
          shares from reverse
          stock split       (2,381)         0            0
        Proceeds from issuance
          of common stock        0        500          400
Net cash provided by
   financing activities  1,631,020        500          400

Net increase (decrease) in
  cash and cash equivalent (80,152)   (80,911)      77,992
Cash and cash equivalents
  at beginning of year     422,446    503,357      425,365
Cash and cash equivalents
  at end of year        $  342,294 $  422,446 $    503,357

UTI REINSURANCE 12/31/97
UNITED TRUST, INC.
REINSURANCE
As of December 31, 1997 and the year ended December 31, 1997 Schedule IV







Column A Column B     Column C     Column D     Column E   Column F

                                                             Percentage
                        Ceded to     Assumed                 of amount
                         other      from other               assumed to
         Gross amount  companies    companies*   Net amount    net





Life
insurance
in force3,691,867,000$1,022,458,000$1,079,885,000$3,749,294,000   28.80%



Premiums and
  policy fees:

Life
insurance$ 33,133,414 $   4,681,928 $           0 $  28,451,486    0.00%

 Accident
 and health
 insurance    240,536        52,777             0       187,759    0.00%

         $ 33,373,950 $   4,734,705 $           0 $  28,639,245    0.00%





* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UTI REINSURANCE 12/31/96
UNITED TRUST, INC.
REINSURANCE
As of December 31, 1996 and the year ended December 31, 1996 Schedule IV







Column A Column B     Column C     Column D     Column E   Column F

                                                             Percentage
                        Ceded to     Assumed                 of amount
                         other      from other               assumed to
         Gross amount  companies    companies*   Net amount    net





Life
insurance
in force 3,952,958,000 1,108,534,000 1,271,766,000 4,116,190,000 30.90%



Premiums and
  policy fees:

 Life
 insurance $35,633,232  $  4,896,896 $           0 $  30,736,336  0.00%

   Accident
   and health
   insurance   258,377        50,255             0       208,122  0.00%

         $  35,891,609  $  4,947,151 $           0    30,944,458  0.00%





* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UTI REINSURANCE 12/31/95
UNITED TRUST, INC.
REINSURANCE
As of December 31, 1995 and the year ended December 31, 1995 Schedule IV







Column A Column B     Column C     Column D     Column E   Column F

                                                             Percentage
                        Ceded to     Assumed                 of amount
                         other      from other               assumed to
         Gross amount  companies    companies*   Net amount    net





Life
insurance
in force 4,207,695,000 1,087,774,000 1,039,517,000 4,159,438,000 25.00%



Premiums and
 policy fees:

Life
insurance   38,233,190     5,330,351             0    32,902,839  0.00%

  Accident
  and health
  insurance    248,448        52,751             0       195,697  0.00%

          $ 38,481,638 $   5,383,102 $           0 $  33,098,536  0.00%





* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UTI VALUATION AND QUALIFYING ACCOUNTS
UNITED TRUST, INC.
VALUATION AND QUALIFYING ACCOUNTS
For the years ended
  December 31, 1997, 1996 and 1995      Schedule V

            Balance at  Additions
            Beginning   Charges                 Balances at
Description Of Period  and Expenses Deductions End of Period

31-Dec-97

Allowance for
 doubtful accounts -
     mortgage
     loans$  10,000      $       0  $       0    $  10,000


31-Dec-96

Allowance for
 doubtful accounts -
    mortgage
    loans$  10,000       $       0  $       0    $  10,000



31-Dec-95

Allowance for
 doubtful accounts -
    mortgage
    loans$  26,000       $       0  $  16,000    $  10,000

                    PART 1.  FINANCIAL INFORMATION
                    Item 1.  Financial Statements

                          UNITED TRUST, INC.
                           AND SUBSIDIARIES

                     Consolidated Balance Sheets

                                          September 30,December 31,
ASSETS                                       1998         1997

Investments:
Fixed maturities at amortized cost
    (market $180,997,557
      and $184,782,568)                $ 173,273,717$ 180,970,333
Investments held for sale:
Fixed maturities, at market
    (cost $1,498,095 and $1,672,298)       1,508,793    1,668,630
Equity securities, at market
    (cost $2,820,685 and $3,184,357)       1,986,074    3,001,744
Mortgage loans on real estate
  at amortized cost                        9,724,950    9,469,444
Investment real estate, at cost,
   net of accumulated depreciation         9,283,288    9,760,732
Real estate acquired in satisfaction
 of debt                                   1,646,001    1,724,544
Policy loans                              13,972,263   14,207,189
Short-term investments                       224,144    1,798,878
Other invested assets                         66,212            0
                                         211,685,442  222,601,494

Cash and cash equivalents                 28,390,490   16,105,933
Investment in affiliates                   5,823,726    5,636,674
Accrued investment income                  4,019,454    3,686,562
Reinsurance receivables:
Future policy benefits                    37,154,221   37,814,106
Policy claims and other benefits           3,539,631    3,529,078
Other accounts and notes receivable          915,764      845,066
Cost of insurance acquired                39,804,518   41,522,888
Deferred policy acquisition costs          9,698,841   10,600,720
Costs in excess of net assets purchased,
net of accumulated amortization            2,665,309    2,777,089
Property and equipment,
   net of accumulated depreciation         3,259,525    3,412,956
Other assets                                 968,442      767,258
Total assets                           $ 347,925,363$ 349,299,824

LIABILITIES AND SHAREHOLDERS' EQUITY

Policy liabilities and accruals:
Future policy benefits                 $ 247,817,394$ 248,805,695
Policy claims and benefits payable         2,086,070    2,080,907
Other policyholder funds                   2,263,474    2,445,469
Dividend and endowment accumulations      15,334,597   14,905,816
Income taxes payable:
Current                                       55,699       15,730
Deferred                                  13,119,824   14,174,260
Notes payable                             20,615,335   21,460,223
Indebtedness to affiliates, net               33,789       18,475
Other liabilities                          4,178,581    3,790,051
Total liabilities                        305,504,763  307,696,626
Minority interests in
  consolidated subsidiaries               26,635,449   26,246,580

Shareholders' equity:
Common stock - no par value,
  stated value $.02 per share
Authorized 3,500,000 shares -
  1,627,200 and 1,634,779 shares
issued after deducting treasury shares
 of 285,039 and 277,460                       32,545       32,696
Additional paid-in capital                16,420,441   16,488,375
Unrealized depreciation of
  investments held for sale                 (333,656)     (29,127)
Accumulated deficit                         (334,179)  (1,135,326)
Total shareholders' equity                15,785,151   15,356,618
Total liabilities and shareholders'
 Equity                                $ 347,925,363$ 349,299,824

                          See accompanying notes

                          UNITED TRUST, INC.
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations

                          Three Months Ended         Nine Months Ended
                      September 30 September 30   September 30 September 30,
                            1998        1997        1998        1997

Revenues:

Premiums and
  policy fees            $ 7,504,326$ 8,079,691 $24,154,829$ 26,038,285
Reinsurance premiums
  and policy fees         (1,260,457)(1,440,297) (3,568,400) (3,663,723)
Net investment income      3,791,774  3,686,861  11,305,186  11,357,217
Realized investment
 gains and (losses), net   (433,084)   (114,436)   (835,488)   (143,015)
Other income                164,967     142,314     495,224     602,893
                          9,767,526  10,354,133  31,551,351  34,191,657


Benefits and other expenses:

Benefits, claims and
  settlement expenses:
Life                      6,044,255  5,615,588   17,588,570  18,242,132
Reinsurance benefits
  and claims              (961,031)   (481,468)  (2,058,464) (1,447,716)
Annuity                    352,619     411,395    1,095,033   1,178,807
Dividends to policyholders 781,429     922,224    2,706,633   3,074,230
Commissions and
  amortization of deferred
policy acquisition costs   824,516   1,083,006    2,644,751   2,747,329
Amortization of cost
  of insurance acquired    497,926     612,007    1,718,370   1,724,294
Operating expenses       1,953,061   2,378,618    6,428,800   7,745,203
Interest expense           479,180     492,258    1,448,988   1,316,892
                         9,971,955  11,033,628   31,572,681  34,581,171

Loss before
  income taxes, minority
interest and equity in
  earnings of investees   (204,429)   (679,495)    (21,330)   (389,514)
Credit (provision)
  for income taxes         880,800    (157,919)  1,001,812    (285,126)
Minority interest in (gain) loss
of consolidated
 subsidiaries             (351,811)    353,893    (447,072)    297,943
Equity in earnings
  (loss) of investees      133,442     (40,920)    267,737       1,094

Net income (loss)       $  458,002 $  (524,441)$   801,147 $  (375,603)



Basic earnings per
 share from continuing
   operations and net
     income (loss)      $     0.28 $     (0.30)$      0.49 $     (0.21)

Diluted earnings per
  share from continuing
operations and net
  income (loss)         $     0.27 $     (0.30)$      0.50 $     (0.21)

Basic weighted average
 shares outstanding       1,627,200  1,719,806   1,627,644   1,819,398

Diluted weighted average
  shares outstanding      1,833,562  1,719,806   1,834,006   1,819,398

                            See accompanying notes

                             UNITED TRUST, INC.
                             AND SUBSIDIARIES
          Consolidated Statement of Changes in Shareholders' Equity
                For the Period ended September 30,1998

COMMON STOCK
  BALANCE, BEGINNING OF YEAR       $    32,696
  ISSUED DURING YEAR                         0
  PURCHASE TREASURY STOCK                 (151)
  BALANCE, END OF PERIOD                32,545

ADDITIONAL PAID-IN CAPITAL
  BALANCE, BEGINNING OF YEAR         16,488,375
  ISSUED DURING YEAR                         0
  PURCHASE TREASURY STOCK              (67,934)
  BALANCE, END OF PERIOD             16,420,441

RETAINED EARNINGS (ACCUMULATED DEFICIT)
  BALANCE, BEGINNING OF YEAR         (1,135,326)
  NET INCOME                           801,147 $ 801,147
  BALANCE, END OF PERIOD              (334,179)

ACCUMULATED OTHER COMPREHENSIVE INCOME
  BALANCE, BEGINNING OF YEAR           (29,127)
  UNREALIZED DEPRECIATION ON SECURITIES         (304,529)
  FOREIGN CURRENCY TRANSLATION ADJUSTMENTS             0
  MINIMUM PENSION LIABILITY ADJUSTMENT                 0
  OTHER COMPREHENSIVE INCOME          (304,529) (304,529)
  COMPREHENSIVE INCOME                         $ 496,618
  BALANCE, END OF PERIOD              (333,656)

TOTAL SHAREHOLDER'S EQUITY,
 END OF PERIOD                    $ 15,785,151

                           See accompanying notes

                            UTI 10Q CASH FLOWS
                            UNITED TRUST, INC.
                             AND SUBSIDIARIES

                   Consolidated Statements of Cash Flows

                                              Nine Months Ended
                                          September 30 September 30,
                                             1998        1997

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
Net income (loss)                       $   801,147 $  (375,603)
Adjustments to reconcile net income
  (loss) to net cash provided by
(used in) operating activities net
  of changes in assets and
liabilities resulting from the sales and
 purchases of subsidiaries:
Amortization/accretion of fixed maturities  507,219     505,440
Realized investment (gains) losses, net     835,488     143,015
Policy acquisition costs deferred          (135,000)   (557,000)
Amortization of deferred policy
  acquisition costs                       1,036,879     984,977
Amortization of cost of insurance acquired1,718,370   1,724,294
Amortization of costs in excess of net
  assets purchased                           67,500     116,250
Depreciation                                357,682     333,653
Minority interest                           447,072    (297,943)
Equity in earnings of investees            (267,737)     (1,094)
Change in accrued investment income        (332,892)   (632,561)
Change in reinsurance receivables           649,332     986,960
Change in policy liabilities and accruals  (118,794)   (153,240)
Charges for mortality and administration of
  universal life and annuity products    (8,116,570) (7,996,086)
Interest credited to account balances     5,322,471   5,432,922
Change in income taxes payable           (1,014,467)    210,864
Change in indebtedness
 (to) from affiliates, net                   15,314     (31,820)
Change in other assets and liabilities,
 net                                        (22,087) (1,256,796)
Net cash provided by
 (used in) operating activities           1,750,927    (863,768)

Cash flows from investing activities:
Proceeds from investments
  sold and matured:
Fixed maturities held for sale              164,097           0
Fixed maturities sold                             0           0
Fixed maturities matured                 32,371,454   8,186,791
Equity securities                           450,000     105,261
Mortgage loans                              943,156   1,146,863
Real estate                               1,039,924     510,806
Policy loans                              2,941,532   3,799,553
Short-term                                1,581,203     410,000
Total proceeds from investments
  sold and matured                       39,491,366  14,159,274
Cost of investments acquired:
Fixed maturities held for sale                    0           0
Fixed maturities                        (25,166,178)(14,301,690)
Equity securities                           (79,053)   (710,387)
Mortgage loans                           (1,577,694)   (134,314)
Real estate                                (941,618)   (937,268)
Policy loans                             (2,706,606) (3,573,018)
Other invested assets                       (66,212)          0
Short-term                                        0    (404,475)
Total cost of investments acquired      (30,537,361)(20,061,152)
Purchase of property and equipment          (89,424)   (431,910)
Net cash provided by
  (used in) investing activities          8,864,581   (6,333,788)

Cash flows from financing activities:
Policyholder contract deposits           11,989,493   14,069,987
Policyholder contract withdrawals        (9,812,952) (11,280,925)
Purchase of treasury stock                  (26,527)    (926,599)
Purchase of additional shares
  of equity investee                              0    (165,374)
Proceeds from issuance of notes payable           0   2,560,000
Payments of principal on notes payable     (480,965)   (758,251)
Payment for fractional shares
  from reverse stock split                        0      (2,381)
Payment for fractional shares from
  reverse stock split of subsidiary               0    (535,851)
Net cash provided by financing activities 1,669,049   2,960,606

Net increase (decrease) in
  cash and cash equivalents              12,284,557  (4,236,950)
Cash and cash equivalents
  at beginning of period                 16,105,933  17,326,235
Cash and cash equivalents
  at end of period                     $ 28,390,490$ 13,089,285

                    UNITED TRUST, INC. AND SUBSIDIARIES

            Notes to Consolidated Financial Statements 09/30/98


1.   BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared by United Trust Inc. ("UTI") and its consolidated subsidiaries ("Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Although the Company believes the disclosures are adequate to make the information presented not be misleading, it is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto presented in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1997.

The information furnished reflects, in the opinion of the Company, all adjustments (which include only normal and recurring accruals) necessary for a fair presentation of the results of operations for the periods presented. Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of the Company's future financial condition.

At September 30, 1998, the parent, significant subsidiaries and affiliates of United Trust Inc. were as depicted on the following organizational chart.

                      ORGANIZATIONAL CHART
                    AS OF SEPTEMBER 30, 1998



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

2.    INVESTMENTS

As of September 30, 1998, fixed maturities and fixed maturities held for sale represented 83% of total invested assets. As prescribed by the various state insurance department statutes and regulations, the insurance companies' investment portfolio is required to be invested in investment grade securities to provide ample protection for policyholders. The Company does not invest in so-called "junk bonds" or derivative investments. The liabilities of the insurance companies are predominantly long term in nature and therefore, the companies invest primarily in long term fixed maturity investments. The Company has analyzed its fixed maturity portfolio and reclassified those securities expected to be sold prior to maturity as investments held for sale. The investments held for sale are carried at market. Management has the intent and ability to hold its fixed maturity portfolio to maturity and as such carries these securities at amortized cost. As of September 30, 1998, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity.


3.   NOTES PAYABLE

At September 30, 1998 and December 31, 1997, the Company has $20,615,335 and $21,460,223 in long-term debt outstanding, respectively. The debt is comprised of the following components:

                           1998          1997

Senior debt         $   6,900,000 $   6,900,000
Subordinated 10 yr.
 Notes                  5,488,523     5,746,774
Subordinated 20 yr.
 Notes                  3,252,071     3,902,582
Convertible notes       2,560,000     2,560,000
Other notes payable     2,414,741     2,350,867
                    $  20,615,335 $  21,460,223

A.  SENIOR DEBT

The senior debt is through First of America Bank - Illinois NA and is subject to a credit agreement. The debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate." The base rate at September 30, 1998 was 8.5%. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year, with a final payment due May 8, 2005. On November 8, 1998, the Company prepaid one half or $500,000 of the May 1999 principal payment. The base rate dropped one half a percentage point during October. The base rate at October 31, 1998 was 8.0%.

The credit agreement contains certain covenants with which the Company must comply. These covenants contain provisions common to a loan of this type and include such items as; a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt; Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre-tax earnings of Universal Guaranty Life Insurance Company and its subsidiaries (based on Statutory Accounting Practices) and the after-tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is in compliance with all of the covenants of the agreement.

B.  SUBORDINATED DEBT

The subordinated debt was incurred June 16, 1992 as a part of the acquisition of the now dissolved Commonwealth Industries Corporation,
(CIC). The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes, except for one $840,000 note, provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The aforementioned $840,000 note provides for a lump sum principal payment due June 16, 2002. The 20-year notes bear interest at the rate of 8.5% per annum, interest payable semi-annually, with a lump sum principal payment due June 16, 2012. The

Company refinanced a total of $504,962 of subordinated 10-year notes to subordinated 20-year notes bearing interest at the rate of 8.75% per annum. The terms, other than interest rate, of the refinanced notes are the same as the original subordinated 20-year notes.

C.  CONVERTIBLE NOTES

On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years.

D.  OTHER NOTES PAYABLE

United Income, Inc. holds two promissory notes receivable totaling $850,000 due from FCC. Each note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $150,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $700,000 becoming due upon the maturity date of May 8, 2006.

As partial proceeds in the acquisition of common stock from certain officers and directors in the third quarter of 1997, the Company issued unsecured promissory notes. These notes bear interest at 1% over prime with interest payments due quarterly. Principal comes due at varying times with $150,000 maturing on January 31, 1999, $1,654,507 maturing on July 31, 2005 and one note of $70,392 requiring annual principal reductions of $10,000 until maturity on September 23, 2004. The interest rates were deemed favorable to UTI and as a result, the Company has discounted the notes to reflect a 15% effective rate of interest for financial statement purposes. The notes have a total face maturity value of $1,864,899 and a discounted value at September 30, 1998 of $1,522,377.

On January 16, 1998, UTI acquired 7,579 shares of its common stock from the estate of Robert Webb, a former director, for $26,527 and a promissory note valued at $41,819 due January 16, 2005. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal due on maturity. The note has been discounted to reflect a 15% effective rate for financial statement purposes.

Scheduled principal reductions on the Company's debt for the next five years is as follows:

              Year      Amount

              1998   $   258,251
              1999     1,826,504
              2000     1,526,504
              2001     1,526,504
              2002     4,690,758

On November 8, 1998, the Company prepaid $500,000 of the 1999 principal payment due on the senior debt.


4.  CAPITAL STOCK TRANSACTIONS

A.  STOCK OPTION PLAN

In 1985, UTI initiated a nonqualified stock option plan for employees, agents and directors of UTI under which options to purchase up to 44,000 shares of UTI's common stock are granted at a fixed price of $.20 per share. Through September 30, 1998 options for 42,438 shares were granted and exercised. Options for 1,562 shares remain available for grant.

A summary of the status of UTI's stock option plan through September 30, 1998 and December 31, 1997 is presented below.

                           1998            1997
                            Exercise           Exercise
                      Shares   Price   Shares     Price

  Outstanding at beginning
   of year            1,562   $ 0.20     1,562   $ 0.20
  Granted                 0     0.00         0     0.00
  Exercised               0     0.00         0     0.20
  Forfeited               0     0.00         0     0.00
  Outstanding at end
   of period          1,562   $ 0.20     1,562   $ 0.20

  Options exercisable at
   end of period      1,562   $ 0.20     1,562   $ 0.20
  Fair value of options granted
    during the period         $ 0.00             $ 0.00

  The following information applies to options outstanding at September 30, 1998:

  Number outstanding                           1,562
  Exercise price                              $ 0.20
  Remaining contractual life              Indefinite


B.  DEFERRED COMPENSATION PLAN

UTI and FCC established a deferred compensation plan during 1993 pursuant to which an officer or agent of FCC, UTI or affiliates of UTI, could defer a portion of their income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in the amount equal to the total income deferred plus interest at a rate of approximately 8.5% per annum and a stock option to purchase shares of common stock of UTI. At the beginning of the deferral period an officer or agent received an immediately exercisable option to purchase 2,300 shares of UTI common stock at $17.50 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option expires on December 31, 2000. A total of 105,000 options were granted in 1993 under this plan. As of September 30, 1998 no options were exercised. At September 30, 1998 and December 31, 1997, the Company held a liability of $1,464,616 and $1,376,384, respectively, relating to this plan. At September 30, 1998, UTI common stock had a closing price of $6.50 per share.

The following information applies to deferred compensation plan stock options outstanding at September 30, 1998:

  Number outstanding                       105,000
  Exercise price                            $17.50
  Remaining contractual life            2.25 years


C.  CONVERTIBLE NOTES

On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. As of September 30, 1998, the notes were convertible into 204,800 shares of UTI common stock with no conversion privileges having been exercised. At September 30, 1998, UTI common stock had a closing price of $6.50 per share.

D.  PURCHASE OF TREASURY STOCK

On January 16, 1998, UTI acquired 7,579 shares of its common stock from the estate of Robert Webb, a former director, for $26,527 and a promissory note valued at $41,819 due January 16, 2005. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal due on maturity.


5.   EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations as presented on the income statement.

                            For  the YTD period ended September  30, 1998
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS

Income  available to common
 shareholders                  $    801,147         1,627,644    $  0.49

EFFECT OF DILUTIVE SECURITIES

Convertible notes                   118,236           204,800
Options                                                 1,562

DILUTED EPS

Income  available to common
shareholders and assumed
 conversions                         919,383        1,834,006    $  0.50



                            For  the  third quarter ended September 30, 1998
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS

Income available to common
 shareholders                  $    458,002         1,627,200    $  0.28

EFFECT OF DILUTIVE SECURITIES

Convertible notes                    39,847           204,800
Options                                                 1,562

DILUTED EPS

Income  available to common
 shareholders and assumed
  conversions                       497,849         1,833,562    $  0.27

                            For  the YTD period ended September 30, 1997
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS
Income  available to common
  shareholders                $    (375,603)       1,819,398    $  (0.21)

EFFECT OF DILUTIVE SECURITIES
                                          0                0

DILUTED EPS
Income  available to common $
 shareholders and assumed
  conversions                      (375,603)       1,819,398    $  (0.21)

                            For  the  third quarter ended September 30, 1997
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS
Income  available to common
 shareholders                 $    (524,441)       1,719,806    $  (0.30)

EFFECT OF DILUTIVE SECURITIES
                                          0                0

DILUTED EPS
Income  available to common
 shareholders and assumed
  conversions                      (524,441)       1,719,806    $  (0.30)

UTI has stock options outstanding during the third quarter of 1998 and 1997 for 105,000 shares of common stock at $17.50 per share that were not included in the computation of diluted EPS because the exercise price was greater than the average market price of the common shares.

Had UTI not incurred losses in the third quarter of 1997 and for the year to date period ending September 30, 1997, convertible notes for 204,800 shares and options for 1,562 shares would have been included in the diluted earnings per share calculations.


6.   COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management is of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


7.   OTHER CASH FLOW DISCLOSURE

On a cash basis, the Company paid $1,232,658 and $1,107,090 in interest expense through the third quarter of 1998 and 1997, respectively. The Company paid $15,730 and $60,044 of federal income tax through the third quarter of 1998 and 1997, respectively.

As partial proceeds for the acquisition of treasury common stock of UTI during 1998, UTI issued promissory notes of $41,819 due January 16, 2005. During the second quarter of 1998, the Company foreclosed on three mortgage loans, transferring a total value of $70,000 to real estate acquired in satisfaction of debt.


8.   PROPOSED MERGER OF UNITED TRUST, INC. AND UNITED INCOME, INC.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur during the first quarter of 1999. The proposed merger is not contingent upon the pending change in control of UTI.


9.   PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On April 30, 1998, UTI and First Southern Funding, a Kentucky corporation ("FSF"), signed a Definitive Agreement ("the FSF Agreement") whereby FSF will make an equity investment in UTI. Mr. Jesse T. Correll who signed the initial letter of intent with UTI dated February 19, 1998, is the majority shareholder of FSF. Under the terms of the FSF Agreement, FSF will buy
473,523 authorized but unissued shares of UTI common stock for $15.00 a share and will also buy 389,715 shares of UTI common stock that UTI purchased during the last year in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. FSF will also purchase 66,667 shares of UTI common stock and $2,560,000 of face amount convertible bonds which are due and payable on any change in control of UTI, in private transactions, primarily from officers of UTI. In addition, FSF will be granted a three year option to purchase up to 1,450,000 shares of UTI common stock for $15.00 per share.

Management of UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to the receipt of regulatory and other approvals; and the satisfaction of certain conditions. Two of the three states in which regulatory approval is required have granted such approval. The third state (West Virginia) is expected to approve by the end of November. The transaction is expected to be completed during the fourth quarter 1998. There can be no assurance that the transaction will be completed. The pending change in control of UTI is not contingent upon the merger of UTI and UII.

FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.


10.  ACCOUNTING AND LEGAL DEVELOPMENTS

THE FASB HAS ISSUED SFAS 130 ENTITLED REPORTING COMPREHENSIVE INCOME, WHICH IS EFFECTIVE FOR FINANCIAL STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 130 ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE INCOME AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE INCOME INCLUDES ALL CHANGES IN
SHAREHOLDERS' EQUITY, EXCEPT THOSE ARISING FROM TRANSACTIONS WITH SHAREHOLDERS, AND INCLUDES NET INCOME AND NET UNREALIZED GAINS (LOSSES) ON SECURITIES. SFAS 130 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD REQUIRED US TO MAKE ADDITIONAL DISCLOSURES IN THE CONSOLIDATED FINANCIAL STATEMENTS, BUT DID NOT AFFECT THE COMPANY'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

ALL ITEMS OF OTHER COMPREHENSIVE INCOME REFLECT NO RELATED TAX EFFECT, SINCE THE COMPANY HAS AN ALLOWANCE AGAINST THE COLLECTION OF ANY FUTURE TAX BENEFITS. IN ADDITION, THERE WAS NO SALE OR LIQUIDATION OF INVESTMENTS REQUIRING A RECLASSIFICATION ADJUSTMENT FOR THE PERIOD PRESENTED.


THE FASB HAS ISSUED SFAS 131 ENTITLED, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, WHICH IS EFFECTIVE FOR FINANCIAL
STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 131 REQUIRES THAT A PUBLIC BUSINESS ENTERPRISE REPORT FINANCIAL AND DESCRIPTIVE INFORMATION ABOUT ITS REPORTABLE OPERATING SEGMENTS. OPERATING SEGMENTS ARE COMPONENTS OF AN ENTERPRISE ABOUT WHICH SEPARATE FINANCIAL INFORMATION IS AVAILABLE THAT IS EVALUATED REGULARLY IN DECIDING HOW TO ALLOCATE RESOURCES AND IN ASSESSING PERFORMANCE. SFAS 131 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD HAD NO AFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO REPORTABLE OPERATING SEGMENTS.

THE  FASB  HAS  ISSUED  SFAS  132  ENTITLED, EMPLOYERS'  DISCLOSURES  ABOUT
PENSIONS  AND  OTHER  POSTRETIREMENT  BENEFITS,  WHICH  IS  EFFECTIVE   FOR
FINANCIAL STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 132 REVISES CURRENT DISCLOSURE REQUIREMENTS FOR EMPLOYER PROVIDED POST-RETIREMENT BENEFITS. THE STATEMENT DOES NOT CHANGE RETIREMENT MEASUREMENT OR RECOGNITION ISSUES. . SFAS 132 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD HAD NO AFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO PENSION PLAN OR OTHER OBLIGATION FOR POST-RETIREMENT BENEFITS.

THE   FASB   HAS  ISSUED  SFAS  133  ENTITLED,  ACCOUNTING  FOR  DERIVATIVE
INSTRUMENTS AND HEDGING ACTIVITIES, WHICH IS EFFECTIVE FOR ALL FISCAL QUARTERS OF FISCAL YEARS BEGINNING AFTER JUNE 15, 1999. SFAS 133 REQUIRES THAT AN ENTITY RECOGNIZE ALL DERIVATIVES AS EITHER ASSETS OR LIABILITIES IN THE STATEMENT OF FINANCIAL POSITION AND MEASURE THOSE INSTRUMENTS AT FAIR VALUE. IF CERTAIN CONDITIONS ARE MET, A DERIVATIVE MAY BE SPECIFICALLY DESIGNATED AS A SPECIFIC TYPE OF EXPOSURE HEDGE. THE ACCOUNTING FOR CHANGES IN THE FAIR VALUE OF A DERIVATIVE DEPENDS ON THE INTENDED USE OF THE DERIVATIVE AND THE RESULTING DESIGNATION. THE ADOPTION OF SFAS 133 IS NOT EXPECTED TO HAVE A MATERIAL EFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO DERIVATIVE OR HEDGING TYPE INVESTMENTS.
                                   190

                       INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS AND SHAREHOLDERS
UNITED INCOME,, INC.



     We have audited the accompanying consolidated balance sheets of United Income, Inc. (an Ohio corporation) and subsidiaries as of December 31,
1997and 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Income, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.







                                   KERBER, ECK & BRAECKEL LLP



Springfield, Illinois
March 26, 1998

                          UNITED INCOME, INC.
                            BALANCE SHEETS
                  As of December 31, 1997 and 1996




ASSETS
                                                  1997         1996

Cash and cash equivalents                  $    710,897 $    439,676
Mortgage loans                                  121,520      122,853
Notes receivable from affiliate                 864,100      864,100
Accrued interest income                          12,068       11,784
Property and equipment (net of accumulated
   depreciation of $93,648 and $92,140)           1,070        2,578
Investment in affiliates                     11,060,682   11,324,947
Receivable from affiliate                        23,192       31,837
Other assets (net of accumulated amortization
   of $138,810 and $101,794)                     46,258       83,274
        Total assets                       $ 12,839,787 $ 12,881,049



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities and accruals:
   Convertible debentures                  $    902,300 $    902,300
   Other liabilities                              1,534        1,273
        Total liabilities                       903,834      903,573


Shareholders' equity:
Common stock - no par value, stated value
   $.033 per share.  'Authorized 2,310,001 shares -
   1,391,919 and 1,392,130 shares issued after
   deducting treasury shares of
   177,590 and 177,590                           45,934       45,940
Additional paid-in capital                   15,242,365   15,244,471
Unrealized depreciation of investments held
  for                                           (19,603)     (59,508)
  sale of affiliate
Accumulated deficit                          (3,332,743)  (3,253,427)
        Total shareholders' equity           11,935,953   11,977,476
        Total liabilities and
        shareholder' equity                $ 12,839,787 $ 12,881,049

                             See accompanying notes

                           UNITED INCOME, INC.
                       STATEMENTS OF OPERATIONS
                  Three Years Ended December 31, 1997


                                         1997        1996        1995

Revenues:

   Interest income                 $    27,127 $    13,099 $    16,516
   Interest income from affiliates      82,579      79,433      71,646
   Service agreement income
    from affiliates                    989,295    1,567,891  2,015,325
   Other income from affiliates         87,073      127,922    129,627
   Realized investment gains                 0        2,599        905
   Other income                             48            3        130
                                     1,186,122    1,790,947  2,234,149


Expenses:

   Management fee to affiliate         743,577    1,240,735  1,809,195
   Operating expenses                   80,173       89,529     78,505
   Interest expense                     85,155       84,027     88,538
                                       908,905    1,414,291  1,976,238

Gain before income taxes and equity
   in loss of investees                277,217     376,656     257,911
Provision for income taxes                   0           0           0
Equity in loss of investees           (356,533)   (695,739) (2,405,813)
Net loss                           $   (79,316)$  (319,083)$(2,147,902)


Net loss per
   common share                    $      (.06)$      (.23)$     (1.54)

Average common
   shares outstanding                1,391,996   1,392,084   1,392,060

                             See accompanying notes

                            UNITED INCOME, INC.
                    STATEMENTS OF SHAREHOLDERS' EQUITY
                   Three Years Ended December 31, 1997



                                         1997        1996        1995

Common stock
   Balance, beginning of year      $    45,940 $    45,938 $    45,938
   Exercise of stock options                 0           2           0
   Stock retired from purchase of fractional
      shares of reverse stock split         (6)          0           0
   Balance, end of year            $    45,934 $    45,940 $    45,938



Additional paid-in capital
   Balance, beginning of year      $15,244,471$ 15,243,773$ 15,243,773
   Exercise of stock options                 0         698           0
   Stock retired from purchase of fractional
      shares of reverse stock split     (2,106)          0           0
   Balance, end of year            $15,242,365$ 15,244,471$ 15,243,773



Unrealized appreciation (depreciation) of
    investments held for sale
   Balance, beginning of year      $   (59,508)$      (236)$   (99,907)
   Change during year                   39,905     (59,272)     99,671
   Balance, end of year            $   (19,603)$   (59,508)$      (236)



Accumulated deficit
   Balance, beginning of year      $(3,253,427)$(2,934,344)$  (786,442)
   Net loss                            (79,316)   (319,083) (2,147,902)
   Balance, end of year            $(3,332,743)$(3,253,427)$(2,934,344)


Total shareholders' equity,
 end of year                      $ 11,935,953 $11,977,476 $12,355,131

                               See accompanying notes

UNITED INCOME, INC.
STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1997



                                        1997       1996        1995

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
   Net loss                        $  (79,316)$  (319,083)$(2,147,902)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities
   Depreciation and amortization       38,524     45,331      52,169
   Gain on payoff of mortgage loan          0     (2,599)          0
   Accretion of discount on mortgage
    loans                                (266)      (481)     (1,591)
   Compensation expense through
      stock option plan                     0        667           0
   Equity in loss of investees        356,533    695,739   2,405,813
   Changes in assets and liabilities:
   Change in accrued interest income     (284)    (4,744)     (1,713)
   Change in receivable from affiliate  8,645   (119,706)     25,598
   Change in other liabilities            261    (39,449)     (5,469)
Net cash provided by
   operating activities               324,097    255,675     326,905

Cash flows from investing activities:
   Change in notes receivable
    from affiliates                         0   (150,000)          0
   Purchase of investments
    in affiliates                     (52,363)         0     (26,091)
   Capital contribution to investee         0    (94,000)    (47,000)
   Sale of investments in affiliates        0          0       1,810
   Payments of principal on mortgage
    loans                               1,599     62,434       4,480
   Purchase of mortgage loan                0          0    (126,000)
   Proceeds from sale of property and       0      1,164           0
Net cash used in investing activities (50,764)  (180,402)   (192,801)

Cash flows from financing activities:
   Proceeds from sale of common stock       0         33           0
   Payment for fractional shares from
     reverse stock split               (2,112)         0           0
Net cash provided by
   (used in) financing activities      (2,112)        33           0

Net increase in cash and
  cash equivalents                    271,221     75,306     134,104
Cash and cash equivalents
  at beginning of year                439,676    364,370     230,266
Cash and cash equivalents
  at end of year                   $  710,897 $  439,676 $   364,370

                                 See accompanying notes

UNITED INCOME, INC.
NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.ORGANIZATION  -  At December 31, 1997, the affiliates of  United  Income,
  Inc. were as depicted on the following organizational chart.


                      ORGANIZATIONAL CHART
                    AS OF DECEMBER 31, 1997



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").
                                   196

The   summary  of  the  Company's  significant  accounting   policies
consistently applied in the preparation of the accompanying consolidated financial statements follows.

B.NATURE  OF OPERATIONS - United Income, Inc. ("UII"), referred to  as  the
  ("Company"), was incorporated November 2, 1987, and commenced its activities January 20, 1988. UII is an insurance holding company that through its insurance affiliates sells individual life insurance products. UII is an affiliate of UTI, an Illinois insurance holding company. UTI owns 40.6% of UII. The officers of UII are the same as those of its parent UTI.


C.MORTGAGE LOANS - at unpaid balances, adjusted for amortization premium or discount, less allowance for possible losses. Realized gains and losses on sales of mortgage loans are recognized in net income on a specific identification basis.

D.PROPERTY  AND  EQUIPMENT - Property and equipment is  recorded  at  cost.
  Depreciation  is  provided  using  a straight-line  method.   Accumulated
  depreciation  was  $93,648  in 1997 and $92,140  in  1996.   Depreciation
  expense for the years ended December 1997, 1996, and 1995 was $1,508, $8,315, and $11,265 respectively.

E.CASH AND CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term investment instruments with an original purchased maturity of three months or less as cash equivalents.

F.EARNINGS  PER  SHARE  -  Earnings per share are  based  on  the  weighted average number of common shares outstanding during each year, retroactively adjusted to give effect to all stock splits. In accordance with Statement of Financial Accounting Standards No. 128, the computation of diluted earnings per share is not shown since the Company has a loss from continuing operations in each period presented, and any assumed conversion, exercise, or contingent issuance of securities would have an antidilutive effect on earnings per share. . HAD UII NOT BEEN IN A LOSS POSITION, THE OUTSTANDING DILUTIVE INSTRUMENTS WOULD HAVE BEEN CONVERTIBLE NOTES OF 36,092, 36,092 AND 36,092 SHARES IN 1997, 1996 AND 1995, RESPECTIVELY, AND STOCK OPTIONS EXERCISABLE OF 231, 231, AND 301 SHARES IN 1997, 1996, AND 1995, RESPECTIVELY, UII HAD STOCK OPTIONS OUTSTANDING FOR SHARES OF COMMON STOCK IN 1997, 1996, AND 1995 RESPECTIVELY, AT A PER SHARE PRICE IN EXCESS OF THE AVERAGE MARKET PRICE, AND WOULD THEREFORE NOT HAVE BEEN INCLUDED IN THE COMPUTATION OF DILUTED EARNINGS PER SHARE FOR PURPOSES OF THIS CALCULATION, BOOK VALUE PER SHARE WAS UTILIZED TO REPRESENT MARKET VALUE.


G.USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

H.RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported net income (loss), total assets, or shareholders' equity.


2.   DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a) Mortgage loans

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings. As of December 31, 1997 the estimated fair value and carrying amountt were $138,519 and $121,520, respectively. As of December 31, 1996 the estimated fair value and carrying amount were each $122,853.

(b) Notes receivable from affiliate

For notes receivable from affiliate, which is subject to a floating rate of interest, carrying value is a reasonable estimate of fair value.

(c) Convertible debentures

For the convertible debentures, which are subject to a floating rate of interest, carrying value is a reasonable estimate of fair value.


3.   RELATED PARTY TRANSACTIONS

Effective November 8, 1989, United Security Assurance Company ("USA") entered a service agreement with its then direct parent, UII, for certain administrative services. Pursuant to the terms of the agreement, USA pays UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. The Company recognized service agreement income of $989,295, $1,567,891 and $2,015,325 in 1997, 1996 and 1995, respectively.

Effective September 1, 1990, UII entered a service agreement with United Trust, Inc. (UTI) for certain administrative services. Through its personnel, UTI performs such services as may be mutually agreed upon between the parties. In compensation for its services, UII pays UTI a contractually established fee. The Company incurred expenses of $593,577, $940,735 and $1,209,195 during 1997, 1996 and 1995, respectively, pursuant to the terms of the service agreement with UTI. In addition, the Company incurred $150,000, $300,000 and $600,000 during 1997, 1996 and 1995, respectively, as reimbursement for services performed on its behalf by FCC.

At December 31, 1997, the Company owns $864,100 in notes receivable from affiliates. The notes carry interest at a rate of 1% above prime.
Interest is received quarterly. Principal is due upon maturity, with $150,000 maturing in 1999, $700,000 maturing in 2006 and $14,100 maturing in 2012.


4.   STOCK OPTION PLANS

The Company has a stock option plan under which certain directors, officers and employees may be issued options to purchase up to 31,500 shares of common stock at $13.07 per share. Options become exercisable at 25% annually beginning one year after date of grant and expire generally in five years. In November 1992, 10,437 option shares were granted. At December 31, 1997, options for 451 shares were exercisable and options for 20,576 shares were available for grant. Options for 10,437 shares expired during 1997. No options were exercised during 1997.

A summary of the status of the Company's stock option plan for the three years ended December 31, 1997, and changes during the years ending on those dates is presented below.

                           1997            1996            1995
                            Exercise        Exercise        Exercise
                      Shares   Price   Shares  Price  Shares   Price
   Outstanding  at beginning
    of year           10,888 $ 13.07   10,888 $ 13.07  10,437   $13.07
   Granted                 0    0.00        0    0.00     451    13.07
   Exercised               0    0.00        0    0.00       0     0.00
   Forfeited          10,437   13.07        0    0.00       0     0.00
   Outstanding  at
    end of year          451 $ 13.07   10,888 $ 13.07  10,888   $13.07

   Options  exercisable
    at year end          451 $ 13.07   10,888 $ 13.07  10,888   $13.07

The following information applies to options outstanding at December 31, 1997:

  Number outstanding                             451
  Exercise price                             $ 13.07
  Remaining contractual life                 3 years

On January 15, 1991, the Company adopted an additional Non-Qualified Stock Option Plan under which certain employees and sales personnel may be granted options. The plan provides for the granting of up to 42,000 options at an exercise price of $.47 per share. The options generally expire five years from the date of grant. Options for 10,220 shares of common stock were granted in 1991, options for 1,330 shares were granted in 1993 and options for 301 shares were granted in 1995. A total of 11,620 option shares have been exercised as of December 31, 1997. At December 31, 1997, 231 options have been granted and are exercisable. Options for 0 and 70 shares were exercised during 1997 and 1996, respectively.

  A summary of the status of the Company's stock option plan for the three years ended December 31, 1997, and changes during the years ending on those dates is presented below.

                           1997            1996            1995
                            Exercise        Exercise        Exercise
                      Shares   Price   Shares  Price  Shares   Price
  Outstanding at beginning
   of year               231  $ 0.47    301   $  0.47       0   $0.47
  Granted                  0    0.00      0      0.00     301    0.47
  Exercised                0    0.00    (70)     0.47       0    0.00
  Forfeited                0    0.00      0      0.00       0    0.00
  Outstanding at end
   of year               231  $ 0.47    231   $  0.47     301  $ 0.47

  Options  exercisable
   at year end           231  $ 0.47    231   $  0.47     301   $0.47
  Fair value of options
   granted during  the year   $ 0.00          $  0.00           $8.40

The following information applies to options outstanding at December 31, 1997:

  Number outstanding                             231
  Exercise price                              $ 0.47
  Remaining contractual life                 3 years


5.   INCOME TAXES

The Company has net operating loss carryforwards for federal income tax purposes expiring as follows:

               UII
2006     $   41,314
2007        531,747
         $  573,061
TOTAL

The Company has established a deferred tax asset of $200,571 for its operating loss carryforwards and has established an allowance of $200,571 against this asset. The Company has no other deferred tax components which would be reflected in the balance sheets.

The provision for income taxes shown in the statements of operations does not bear the normal relationship to pre-tax income as a result of certain permanent differences. The sources and effects of such differences are summarized in the following table:

                                   1997           1996            1995

Income tax at statutory
 rate of 35% of income
  before income taxes           $ 97,026        $ 131,830       $ 90,269
Utilization of net
 operating loss carryforward     (97,026)        (133,866)       (92,049)
Depreciation                           0            2,036          1,780
Provision for income taxes      $      0        $       0       $      0

6.  SUMMARIZED FINANCIAL INFORMATION OF UNITED TRUST GROUP, INC.

The following provides summarized financial information for the Company's 50% or less owned affiliate:

                                    December 31,    December 31,
ASSETS                                1997             1996

Total investments               $222,601,494     $ 221,078,779
Cash and cash equivalents         15,763,639        16,903,789
Cost of insurance acquired        45,009,452        47,536,812
Other assets                      64,576,450        69,480,242
     TOTAL ASSETS               $347,951,035     $ 354,999,622

       LIABILITIES AND
SHAREHOLDERS' EQUITY
Policy liabilities              $268,237,887     $ 268,771,766
Notes payable                     19,081,602        19,839,853
Deferred taxes                    12,157,685        11,591,086
Other liabilities                  4,053,293         6,335,866
     TOTAL LIABILITIES           303,530,467       306,538,571
Minority interests in
 consolidated subsidiaries        10,130,024        13,332,034

Shareholders' equity
Common stock no par value         45,926,705        45,926,705
Authorized 10,000 shares - 100 issued
Unrealized depreciation of
 investment in stocks                (41,708)         (126,612)
Accumulated deficit              (11,594,453)      (10,671,076)
     TOTAL SHAREHOLDERS' EQUITY   34,290,544        35,129,017
     TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY     $ 347,951,035     $ 354,999,622

                                      1997           1996         1995

Premiums and policy fees,
 net of reinsurance             $ 28,639,245   $ 30,944,458   $ 33,098,536
Net investment income             14,882,677     15,902,107     15,497,547
Other                               (171,304)      (370,454)         1,237
                                  43,350,618     46,476,111     48,597,320
Benefits, claims and
 settlement expenses              27,055,171     30,326,032     29,855,764
Other expenses                    16,776,537     22,953,093     30,725,908
                                  43,831,708     53,279,125     60,581,672
Loss before income tax and
  minority interest                 (481,090)    (6,803,014)   (11,984,352)
Income tax credit (provision)       (571,999)     4,643,961      4,724,792
Minority interest in loss of
  consolidated subsidiaries          129,712        498,356      1,938,684
Net loss                        $   (923,377)  $ (1,660,697)  $ (5,320,876)

7.   SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1997, substantially all of consolidated shareholders' equity represents investment in affiliates. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,246. At December 31, 1997, UG's statutory capital and surplus amounted to $10,997,365. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.


8.   CONVERTIBLE DEBENTURES

In  early  1994,  UII received $902,300 from the sale of  Debentures.   The
Debentures were issued pursuant to an indenture between the Company and First of America Bank - Southeast Michigan, N.A., as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $25.00 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem Debentures. The Debentures will mature on March 31, 2004. The Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

9.   NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S. standard for computing EPS more compatible with the EPS standards of other countries.

Under SFAS No. 128, primary EPS computed in accordance with previous opinions is replaced with a simpler calculation called basic EPS. Basic EPS is calculated by dividing income available to common stockholders (i.e., net income or loss adjusted for preferred stock dividends) by the weighted-average number of common shares outstanding. Thus, in the most significant change in current practice, options, warrants, and convertible securities are excluded from the basic EPS calculation. Further, contingently issuable shares are included in basic EPS only if all the necessary conditions for the issuance of such shares have been satisfied by the end of the period.

Fully diluted EPS has not changed significantly but has been renamed diluted EPS. Income available to common stockholders continues to be adjusted for assumed conversion of all potentially dilutive securities using the treasury stock method to calculate the dilutive effect of options and warrants. However, unlike the calculation of fully diluted EPS under previous opinions, a new treasury stock method is applied using the average market price or the ending market price. Further, prior opinion requirement to use the modified treasury stock method when the number of options or warrants outstanding is greater than 20% of the outstanding shares also has been eliminated. SFAS 128 also includes certain shares that are contingently issuable; however, the test for inclusion under the new rules is much more restrictive.

SFAS No. 128 requires companies reporting discontinued operations, extraordinary items, or the cumulative effect of accounting changes are to use income from operations as the control number or benchmark to determine whether potential common shares are dilutive or antidilutive. Only dilutive securities are to be included in the calculation of diluted EPS.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS No. 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS No. 130 entitled Reporting Comprehensive Income and SFAS No. 132 Employers' Disclosures about Pensions and Other Postretirement Benefits. Both of the above statements are effective for financial statements with fiscal years beginning after December 15, 1997.

SFAS No. 130 defines how to report and display comprehensive income and its components in a full set of financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners.

SFAS   No.   132  addresses  disclosure  requirements  for  post-retirement
benefits.   The  statement does not change post-retirement  measurement  or recognition issues.

The Company will adopt both SFAS No. 130 and SFAS No. 132 for the 1998 financial statements. Management does not expect either adoption to have a material impact on the Company's financial statements.

10.  PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll will personally or in combination with other individuals make an equity investment in UTI over a three year period of time. . Upon completion of the transaction Mr. Correll will own 51% of UTI. Under the terms of the letter of intent, Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.


11.   REVERSE STOCK SPLIT

On May 13, 1997, UII effected a 1 for 14.2857 reverse stock split. Fractional shares received a cash payment on the basis of $0.70 for each old share. Prior period numbers have been restated to give effect of the reverse split.


12.   PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.

13. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                      03/31/98            06/30/98        09/30/98

Interest income    $   11,551              12,220          12,285
Interest
 income/affil.         20,488              20,708          20,972
Service agreement
 income               237,358             197,581         227,868
Total revenues        287,351             250,471         276,404
Management fee        142,415             116,226         139,022
Operating expenses     50,140              10,203          10,444
Interest expense       21,430              21,429          21,430
Operating income       73,366             102,613         105,508
Net income (loss)     105,177             225,221          328299
Basic earnings per
 share                    .08                 .16             .24
Diluted earnings per
 share                    .09                 .17             .24

                                             1997
                         1st           2nd              3rd            4th

Interest income    $    2,659      $    2,680      $  10,806      $   10,982
Interest
 income/affil.         19,956          20,171         21,521          20,931
Service agreement
 income               294,095         287,596        213,518         194,086
Total revenues        342,657         333,661        266,816         242,988
Management fee        226,457         247,558        153,111         116,451
Operating expenses     50,318           9,682          9,912          10,261
Interest expense       20,866          21,430         21,429          21,430
Operating income       45,016          54,991         82,364          94,846
Net income (loss)      55,572          84,941       (136,852)        (82,977)
Basic earnings per
 share                    .04             .06           (.10)           (.06)
Diluted earnings per
 share                    .05             .07           (.10)           (.06)

                                               1996
                          1st           2nd             3rd             4th

Net investment
 income            $    3,673      $   3,793       $   2,893      $    2,740
Interest
 income/affil.         18,078         20,717          20,249          20,389
Service agreement
 income               536,604        459,454         406,952         164,881
Total revenues        583,627        535,094         456,715         215,511
Management fee        421,963        425,672         294,170          98,930
Operating expenses     51,804         14,514          12,045          11,166
Interest expense       21,430         20,865          20,866          20,866
Operating income       88,430         74,043         129,634          84,549
Net income (loss)     235,469         50,795        (583,728)        (21,619)
Basic earnings
 per share                .01            .00            (.03)            .00
Diluted earnings
 per share                .01            .00            (.03)            .00

                                                1995
                         1st            2nd             3rd             4th

Net investment
 income            $    1,431      $    7,283      $   4,064      $    3,738
Investment
 income/affil.         22,111          13,830         17,778          17,927
Service agreement
 income               505,118         529,411        494,867         485,929
Total revenues        570,284         587,002        540,031         536,832
Management fee        437,041         483,677        452,935         435,542
Operating expenses     46,264          23,951         12,243          (3,953)
Interest expense       21,485          22,676         22,384          21,993
Operating income (loss)65,494          56,698         52,469          83,250
Net income (loss)     137,752        (530,781)       132,804      (1,887,677)
Basic earnings
 per share                .01            (.03)           .01            (.11)
Diluted earnings
 per share                .01            (.03)           .01            (.11)

                               EXHIBIT 99(D)

                      AUDITED FINANCIAL STATEMENTS OF

                         UNITED TRUST GROUP, INC.

                       Independent Auditors' Report



Board of Directors and Shareholders
United Trust Group, Inc.


     We have audited the accompanying consolidated balance sheets of United Trust Group, Inc. (an Illinois corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Trust Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

     We have also audited Schedule I as of December 31, 1997, and Schedules II, IV and V as of December 31, 1997 and 1996, of United Trust Group, Inc. and subsidiaries and Schedules II, IV and V for each of the three years in the period then ended. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.




                                   KERBER, ECK & BRAECKEL LLP




Springfield, Illinois
March 26, 1998

UNITED TRUST GROUP, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 1997 and 1996

ASSETS
                             1997         1996

Investments:
        Fixed maturities at
          amortized cost$ 180,970,333$ 179,926,785
          (market $184,782,568
            and $181,815,225)
        Investments held
          for sale:
        Fixed maturities, at market
         (cost $1,672,298
          and $1,984,661)  1,668,630    1,961,166
        Equity securities, at market
        (cost $3,184,357 and
          $2,086,159)      3,001,744    1,794,405
        Mortgage loans on
          real estate at
          amortized cost   9,469,444   11,022,792
        Investment real estate,
          at cost, net of
          accumulated
          depreciation     9,760,732    9,779,984
        Real estate acquired
          in satisfaction  1,724,544    1,724,544
        Policy loans      14,207,189   14,438,120
        Short-term
         Investments       1,798,878      430,983
                         222,601,494  221,078,779

Cash and cash equivalents 15,763,639   16,903,789
Investment in affiliates     350,000      350,000
Accrued investment income  3,665,228    3,459,748
Reinsurance receivables:
        Future policy
         Benefits         37,814,106   38,745,013
        Policy claims and
          other benefits   3,529,078    3,856,124
Other accounts and
  notes receivable         1,680,066    1,734,321
Cost of insurance
 Acquired                 45,009,452   47,536,812
Deferred policy
 acquisition costs        10,600,720   11,325,356
Cost in excess of net assets
  purchased,
  net of accumulated
   amortization            2,777,089    5,496,808
Property and equipment,
  net of accumulated
  depreciation             3,392,905    3,255,171
Other assets                 767,258    1,257,701
          Total assets $ 347,951,035$ 354,999,622

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
        Future policy
         benefits      $ 248,805,695$ 248,879,317
        Policy claims and
          benefits payable 2,080,907    3,193,806
        Other policyholder 2,445,469    2,784,967
        Dividend and endowment
          accumulations   14,905,816   13,913,676
Income taxes payable:
        Current               15,730       70,663
        Deferred          12,157,685   11,591,086
Notes payable             19,081,602   19,839,853
Indebtedness to affiliates    49,977       62,084
Other liabilities          3,987,586    6,203,119
             Total
             Liabilities 303,530,467  306,538,571
Minority interests in
  consolidated
   subsidiaries           10,130,024   13,332,034


Shareholders' equity:
Common stock - no par value
        Authorized 10,000 shares
        -    100 shares
        -     issued      45,926,705   45,926,705
Unrealized depreciation of
  investments held for sale  (41,708)    (126,612)
Accumulated deficit      (11,594,453) (10,671,076)
        Total shareholders'
          equity          34,290,544   35,129,017
        Total liabilities and
          shareholders'
           equity      $ 347,951,035$ 354,999,622

                     See accompanying notes
                             209

UNITED TRUST GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Years
Ended December 31, 1997      1997        1996        1995

Revenues:
        Premiums and
          policy fees   $ 33,373,950$ 35,891,609$ 38,481,638
        Reinsurance premiums
          and policy fees (4,734,705) (4,947,151) (5,383,102
        Net investment
         Income           14,882,677  15,902,107  15,497,547
        Realized investment
          gains and (losses),
           net              (279,096)   (465,879)  (114,235)
        Other income         107,792      95,425    115,472
                          43,350,618  46,476,111 48,597,320


Benefits and other expenses:

        Benefits, claims and
          settlement expenses:
                Life      23,644,252  26,568,062 26,680,217
                Reinsurance
                 benefits and
                 claims   (2,078,982) (2,283,827)(2,850,228)
                Annuity    1,560,828   1,892,489  1,797,475
             Dividends to
             Policyholders 3,929,073   4,149,308  4,228,300
        Commissions and
          amortization of deferred
                policy acquisition
                costs      3,616,365   4,224,885  4,907,653
        Amortization of cost
         of insurance
          acquired         2,527,360   5,690,069  4,509,755
        Amortization of
         agency force              0           0    396,852
        Non-recurring write
         down of value of
         agency force              0           0   8,296,974
        Operating expenses 8,957,372  11,285,566  10,634,314
        Interest expense   1,675,440   1,752,573   1,980,360
                          43,831,708  53,279,125  60,581,672

Loss before income taxes,
                minority interest
        and equity in loss
        of investees       (481,090)  (6,803,014)(11,984,352)
Credit (provision) for
 income taxes              (571,999)   4,643,961   4,724,792
Minority interest in loss
        of consolidated
        subsidiaries        129,712      498,356   1,938,684
Net loss                $  (923,377)$ (1,660,697)$(5,320,876)


Net loss per
        common share    $    (9,234)$    (16,607)$  (53,209)

Average common
        shares outstanding      100         100         100

                               210

UNITED TRUST GROUP, INC.CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY Three Years Ended December 31, 1997
                               1997         1996          1995

Common stock
        Balance, beginning
          of year       $  45,926,705 $  45,726,705 $  45,626,705
      Capital contribution          0       200,000       100,000
    Balance, end of year$  45,926,705 $  45,926,705 $  45,726,705



Unrealized appreciation
  (depreciation) of
    investments held for sale
        Balance, beginning
          of year       $    (126,612)$        (501)$    (212,567)
        Change during year     84,904      (126,111)      212,066
     Balance, end of year$    (41,708)$    (126,612)$        (501)




Accumulated deficit
        Balance, beginning
          of year       $ (10,671,076)$  (9,010,379)$  (3,689,503)
        Net loss             (923,377)   (1,660,697)   (5,320,876)
    Balance, end of year$ (11,594,453)$ (10,671,076)$  (9,010,379)



Total shareholders' equity,
  end of year           $  34,290,544 $  35,129,017 $  36,715,825

                                  211

UNITED TRUST GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1997

                            1997        1996        1995

Increase (decrease) in cash
  and cash equivalents
Cash flows from operating activities:
   Net loss             $  (923,377)$(1,660,697)$(5,320,876)
   Adjustments to reconcile net
    loss to net cash provided by
     (used in) operating activities
     net of changes in assets and
     liabilities resulting from the
     sales and purchases of subsidiaries:
        Amortization/accretion
        of fixed maturities 670,185     899,445     803,696
        Realized investment
        (gains) losses, net 279,096     465,879     114,235
        Policy acquisition
          costs deferred   (586,000) (1,276,000) (2,370,000)
        Amortization of deferred
       policy acquisition 1,310,636   1,387,372   1,567,748
        Amortization of cost of
       insurance acquired 2,527,360   5,690,069   4,509,755
        Amortization of value
          of agency force         0           0     396,852
        Non-recurring write down
          of value of
           agency force           0           0   8,296,974
        Amortization of costs in
          excess of net assets
          purchased         155,000     185,279     423,192
        Depreciation        457,415     371,991     694,194
        Minority interest   129,712     498,356  (1,938,684)
        Change in accrued
         investment income (205,480)    195,821    (173,517)
        Change in reinsurance
          receivables     1,257,953      83,871    (482,275)
        Change in policy
          liabilities and  (547,081)  3,326,651   3,581,928
        Charges for mortality
           and administration of
          universal life and annuity
            products    (10,588,874)(10,239,476) (9,757,354)
        Interest credited to
           account
            balance       7,212,406   7,075,921   6,644,282
        Change in income
          taxes payable     511,666  (4,653,734) (4,749,335)
        Change in indebtedness
        (to) from affilies  (12,107)    224,472      (3,023)
        Change in other assets
          and liabilities,
           net           (1,893,811)    396,226  (1,529,727)
Net cash provided by (used in)
  operating activities     (245,301)  2,971,446     708,065

Cash flows from investing activities:
   Proceeds from investments
     sold and matured:
        Fixed maturities
          held for sale     290,660   1,219,036     619,612
        Fixed
          maturities sold         0  18,736,612           0
        Fixed maturities
          matured        21,488,265  20,721,482  16,265,140
        Equity securities    76,302       8,990     104,260
        Mortgage loans    1,794,518   3,364,427   2,252,423
        Real estate       1,136,995   3,219,851   1,768,254
        Policy loans      4,785,222   3,937,471   4,110,744
        Short term          410,000     825,000      25,000
   Total proceeds from
     investments sold and
      matured            29,981,962  52,032,869  25,145,433
   Cost of investments acquired:
        Fixed maturities(23,220,172)(29,365,111)(25,112,358)
        Equity securities(1,248,738)          0  (1,000,000)
        Mortgage loans     (245,234)   (503,113)   (322,129)
        Real estate      (1,444,980)   (813,331) (1,902,609)
        Policy loans     (4,554,291) (4,329,124) (4,713,471)
        Short term       (1,726,035)   (830,983)   (100,000)
   Total cost of investments
     acquired           (32,439,450)(35,841,662)(33,150,567)
   Purchase of property
     and equipment         (531,528)   (383,411)    (57,625)
Net cash provided by (used in)
  investing activities   (2,989,016) 15,807,796  (8,062,759)

Cash flows from
  financing activities:
        Policyholder contract
          deposits       17,902,246  22,245,369  25,021,983
        Policyholder contract
           withdrawals  (14,515,576)(15,433,644)(16,008,462)
        Net cash transferred
           from coinsurance
           ceded                  0 (19,088,371)          0
        Proceeds from
          notes payable   1,000,000   9,300,000     300,000
        Payments on principal
          of notes
          payable        (1,758,252)(10,923,475) (1,205,861)
        Payment for fractional
          shares from reverse
          stock split
           of subsidiary   (534,251)          0           0
Net cash provided by
  financing activities    2,094,167 (13,900,121)  8,107,660

Net increase (decrease) in
   cash and cash
    equivalents          (1,140,150)  4,879,121     752,966
Cash and cash equivalents
  at beginning of year   16,903,789  12,024,668  11,271,702
Cash and cash equivalents
  at end of year       $ 15,763,639$ 16,903,789$ 12,024,668

                               212

UNITED TRUST, GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. ORGANIZATION - At December 31, 1997, the parent, significant majority-owned subsidiaries and affiliates of
     United Trust Group, Inc., were as depicted on the following organizational chart.


                      ORGANIZATIONAL CHART
                    AS OF DECEMBER 31, 1997



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").
                                 213


                                    The  Company's  significant  accounting
 policies consistently applied in the preparation of the accompanying consolidated financial statements are summarized as follows.

     B. NATURE OF OPERATIONS - United Trust Group, Inc. is an insurance holding company, which sells individual life insurance products through its subsidiaries. The Company's principal market is the Midwestern United States. The primary focus of the Company has been the servicing of existing insurance business in force, the solicitation of new life insurance products and the acquisition of other companies in similar lines of business.

     C. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     D. BASIS OF PRESENTATION - The financial statements of United Trust Group, Inc.'s life insurance subsidiaries have been prepared in accordance with generally accepted accounting principles which differ from statutory accounting practices permitted by insurance regulatory authorities.

     E. USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     F. INVESTMENTS - Investments are shown on the following bases:

                                  Fixed maturities -- at cost, adjusted for
     amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, the Company has the ability and intent to hold these investments to maturity, at which time the full face value is expected to be realized.

                                  Investments held for sale --  at  current
     market value, unrealized appreciation or depreciation is charged directly to shareholders' equity.

                                  Mortgage  loans  on  real  estate  --  at
     unpaid balances, adjusted for amortization of premium or discount, less allowance for possible losses.

         Real estate - Investment real estate at cost, less allowances for depreciation and, as appropriate, provisions for possible losses. Foreclosed real estate is adjusted for any impairment at the foreclosure date. Accumulated depreciation on investment real estate was $539,366 and $442,373 as of December 31, 1997 and 1996,
     respectively.

                                   Policy   loans  --  at  unpaid  balances
     including  accumulated  interest  but  not  in  excess  of  the   cash
     surrender value.

                                  Short-term investments -- at cost,  which
     approximates current market value.

                                  Realized  gains and losses  on  sales  of
     investments   are   recognized  in  net   income   on   the   specific
     identification basis.

     G. RECOGNITION OF REVENUES AND RELATED EXPENSES - Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies are recognized as revenues when due. Limited payment life insurance policies defer gross premiums received in excess of net premiums which is then recognized in income in a constant relationship with insurance in force. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs. For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance and policy administration fees assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

     H. DEFERRED POLICY ACQUISITION COSTS - Commissions and other costs (salaries of certain employees involved in the underwriting and policy issue functions, and medical and inspection fees) of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred. Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves.

                                  For universal life insurance and interest
     sensitive life insurance products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

                                  The  following table summarizes  deferred
     policy acquisition costs and related data for the years shown.

                                 1997           1996           1995

    Deferred, beginning
     of year              $ 11,325,356   $ 11,436,728   $ 10,634,476

    Acquisition costs
    deferred:
      Commissions              312,000        845,000      1,838,000
      Other expenses           274,000        431,000        532,000
      Total                    586,000      1,276,000      2,370,000

      Interest accretion       425,000        408,000        338,000
      Amortization charged
       to income            (1,735,636)    (1,795,372)    (1,905,748)
      Net amortization      (1,310,636)    (1,387,372)    (1,567,748)

      Change for the year     (724,636)      (111,372)       802,252

    Deferred, end of year $ 10,600,720   $ 11,325,356   $ 11,436,728

     The following table reflects the components of the income statement for the line item Commissions and amortization of deferred policy acquisition costs:

                                 1997           1996           1995
   Net amortization of
     deferred policy
      acquisition costs    $ 1,310,636    $ 1,387,372    $ 1,567,748
    Commissions              2,305,729      2,837,513      3,339,905

    Total                  $ 3,616,365    $ 4,224,885    $ 4,907,653

     Estimated net amortization expense of deferred policy acquisition costs for the next five years is as follows:

                                    Interest                 Net
                                   Accretion  Amortization Amortization

     1998                      $   403,000   $ 1,530,000  $ 1,127,000
     1999                          365,000     1,359,000      994,000
     2000                          330,000     1,211,000      881,000
     2001                          299,000     1,082,000      783,000
     2002                          270,000       969,000      699,000

     I.COST OF INSURANCE ACQUIRED - When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. The Company utilized a 9% discount rate on approximately 24% of the business and a 15% discount rate on approximately 76% of the business. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits.. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to differences in the blocks of business. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

                                 1997           1996           1995

    Cost of insurance
     acquired, beginning
      of year             $ 47,536,812   $ 59,601,720   $ 64,111,475
    Interest accretion       6,288,402      6,649,203      7,044,239
    Amortization            (8,815,762)   (12,339,272)   (11,553,994)
    Net amortization        (2,527,360)    (5,690,069)    (4,509,755)
    Balance attributable
    to coinsurance agreement         0     (6,374,839)             0

    Cost of insurance
     acquired,
      end of year         $ 45,009,452   $ 47,536,812   $ 59,601,720

     Estimated net amortization expense of cost of insurance acquired for the next five years is as follows:

                                 Interest                    Net
                                Accretion  Amortization  Amortization

     1998                     $  6,427,000 $  8,696,000  $  2,269,000
     1999                        6,090,000    7,688,000     1,598,000
     2000                        5,851,000    7,229,000     1,378,000
     2001                        5,649,000    7,229,000     1,580,000
     2002                        5,008,000    6,569,000     1,561,000

     J.COST IN EXCESS OF NET ASSETS PURCHASED - Cost in excess of net assets purchased is the excess of the amount paid to acquire a company over the fair value of its net assets. Costs in excess of net assets purchased are amortized on the straight-line basis over a 40-year period. Management continually reviews the value of goodwill based on estimates of future earnings. As part of this review, management determines whether goodwill is fully recoverable from projected undiscounted net cash flows from earnings of the subsidiaries over the remaining amortization period. If management were to determine that changes in such projected cash flows no longer supported the recoverability of goodwill over the remaining amortization period, the carrying value of goodwill would be reduced with a corresponding charge to expense (no such changes have occurred). Accumulated amortization of cost in excess of net assets purchased was $1,420,146 and $1,265,146 as of December 31, 1997 and 1996, respectively. A reverse stock split of FCC in May of 1997 created negative goodwill of $2,564,719. The credit to goodwill resulted from the retirement of fractional shares. Please refer to
     Note 11 to the Consolidated Financial Statements for additional information concerning the reverse stock split.

     K. PROPERTY AND EQUIPMENT - Company-occupied property, data processing equipment and furniture and office equipment are stated at cost less accumulated depreciation of $1,375,105 and $1,014,683 at December 31, 1997 and 1996,
     respectively. Depreciation is computed on a straight-line basis for financial reporting purposes using estimated useful lives of three to thirty years. Depreciation expense was $360,422 and $277,567 for the years ended December 31, 1997 and 1996, respectively.

     L.FUTURE POLICY BENEFITS AND EXPENSES - The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries'
     experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C, which are industry standard actuarial tables for forecasting assumed policy lapse rates.

     Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in 1997, 1996 and 1995.

     M.POLICY AND CONTRACT CLAIMS - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the policies and contracts, as well as provisions for claims incurred and unreported based on prior experience of the Company.

     N.PARTICIPATING INSURANCE - Participating business represents 29% and 30% of the ordinary life insurance in force at December 31, 1997 and 1996, respectively. Premium income from participating business represents 50%, 52%, and 55% of total premiums for the years ended December 31, 1997, 1996 and 1995, respectively. The amount of dividends  to  be  paid  is  determined  annually  by  the  respective insurance subsidiary's Board of Directors. Earnings allocable to participating policyholders are based on legal requirements that vary by state.

     O.INCOME TAXES - Income taxes are reported under Statement of Financial Accounting Standards Number 109. Deferred income taxes are recorded to reflect the tax consequences on future periods of differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each such period.

     P.BUSINESS  SEGMENTS  -  The  Company  operates  principally  in   the
     individual life insurance business.

     Q. EARNINGS PER SHARE - Earnings per share are based on the weighted average number of common shares outstanding during each year,
     RETROACTIVELY ADJUSTED  TO  GIVE  EFFECT TO ALL STOCK SPLITS.   IN
     ACCORDANCE  WITH STATEMENT  OF FINANCIAL ACCOUNTING STANDARDS NO.
     128, THE COMPUTATION OF DILUTED EARNINGS PER SHARE IS NOT SHOWN SINCE THE COMPANY HAS A LOSS FROM CONTINUING OPERATIONS IN EACH PERIOD PRESENTED, AND ANY ASSUMED CONVERSION, EXERCISE, OR CONTINGENT ISSUANCE OF SECURITIES WOULD HAVE AN ANTIDILUTIVE EFFECT ON EARNINGS PER. DURING 1997, 1996, AND 1995 RESPECTIVELY, THE COMPANY HAD NO DILUTIVE INSTRUMENTS.

     R.CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term instruments with an original purchased maturity of three months or less cash equivalents.

     S.RECLASSIFICATIONS   -   Certain  prior  year   amounts   have   been
     reclassified to conform with the 1997 presentation. Such reclassifications had no effect on previously reported net loss, total assets, or shareholders' equity.

     T.REINSURANCE - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company retains a maximum of $125,000 of coverage per individual life.

     Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. Reinsurance receivables is recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.


2.  SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1997, substantially all of consolidated shareholders' equity represents net assets of UTG's subsidiaries. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UTI is the ultimate parent of UG through ownership of several intermediary holding companies. UG can not pay a dividend directly to UII due to the ownership structure. UG's dividend limitations are described below without effect of the ownership structure.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1997, UG had a statutory gain from operations of $1,779,246. At December 31, 1997, UG's statutory capital and surplus amounted to $10,997,365. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

3.  INCOME TAXES

Until 1984, the insurance companies were taxed under the provisions of the Life Insurance Company Income Tax Act of 1959 as amended by the Tax Equity and Fiscal Responsibility Act of 1982. These laws were superseded by the Deficit Reduction Act of 1984. All of these laws are based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Under the provision of the pre-1984 life insurance company income tax regulations, a portion of "gain from operations" of a life insurance company was not subject to current taxation but was accumulated, for tax purposes, in a special tax memorandum account designated as "policyholders' surplus account". Federal income taxes will become payable on this account at the then current tax rate when and if distributions to shareholders, other than stock dividends and other limited exceptions, are made in excess of the accumulated previously taxed income maintained in the "shareholders surplus account".

The following table summarizes the companies with this situation and the maximum amount of income that has not been taxed in each.

    Company    Shareholders'     Untaxed
                  Surplus        Balance

      ABE   $    5,237,958 $    1,149,693
     APPL        5,417,825      1,525,367
      UG        27,760,313      4,363,821
      USA                0              0

The payment of taxes on this income is not anticipated; and, accordingly, no deferred taxes have been established.

The life insurance company subsidiaries file a consolidated federal income tax return. The holding companies of the group file separate returns.

Life insurance company taxation is based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Income tax expense consists of the following components:

                            1997           1996           1995

    Current tax
      expense       $        5,400 $   (148,148)  $      1,897
    Deferred tax
     expense (credit)      566,599   (4,495,813)    (4,726,689)
                    $      571,999 $ (4,643,961)  $ (4,724,792)

The Companies have net operating loss carryforwards for federal income tax purposes expiring as follows:

                  UG            FCC

     2004  $            0 $      163,334
     2005               0        138,765
     2006       2,400,574         33,345
     2007         782,452        676,067
     2008         939,977          4,595
     2009               0        168,800
     2010               0         19,112
     2012       2,970,692              0
    TOTAL  $    7,093,695 $    1,204,018

The  Company  has  established a deferred tax asset of $2,904,200  for  its
operating   loss  carryforwards  and  has  established  an   allowance   of
$2,904,200.

The expense or (credit) for income taxes differed from the amounts computed by applying the applicable United States statutory rate of 35% to the loss before taxes as a result of the following differences:

                                    1997           1996           1995

    Tax computed at statutory
     rate                 $       (168,382)   $  (2,381,055) $  (4,194,523)
    Changes in taxes due to:
      Cost in excess of net
        assets purchased            54,250           64,848         60,594
      Current year loss for which
       no benefit realized       1,039,742                0              0
      Benefit of prior losses     (324,705)      (2,393,395)      (598,563)
      Other                        (28,906)          65,641          7,700
    Income tax expense
     (credit)             $        571,999    $  (4,643,961) $  (4,724,792)

The following table summarizes the major components that comprise the deferred tax liability as reflected in the balance sheets:
                          1997            1996

    Investments      $  (228,027)    $  (122,251)
    Cost of insurance
     acquired         15,753,308      16,637,883
    Deferred policy
     acquisition costs 3,710,252       3,963,875
    Agent balances       (23,954)        (65,609)
    Property and
     equipment           (19,818)        (37,683)
    Discount of notes    896,113         922,766
    Management/
     consulting fees    (573,182)       (733,867)
    Future policy
     benefits         (4,421,038)     (5,906,087)
    Other liabilities   (756,482)     (1,151,405)
    Federal tax DAC   (2,179,487)     (1,916,536)
    Deferred tax
     liability     $  12,157,685   $  11,591,086

4.  ANALYSIS OF INVESTMENTS, INVESTMENT INCOME AND INVESTMENT GAIN

A.NET INVESTMENT INCOME - The following table reflects net investment income by type of investment:

                                          December 31,
                                   1997           1996          1995

Fixed maturities and fixed
 maturities held for sale     $ 12,677,348  $ 13,326,312   $ 13,253,122
Equity securities                   87,211        88,661         52,445
Mortgage loans                     802,123     1,047,461      1,257,189
Real estate                        745,502       794,844        975,080
Policy loans                       976,064     1,121,538      1,041,900
Short-term investments              70,624        21,423         21,295
Other                              721,866       724,771        620,954
Total consolidated investment
 income                         16,080,738    17,125,010     17,221,985
Investment expenses             (1,198,061)   (1,222,903)    (1,724,438)
Consolidated net investment
 income                       $ 14,882,677  $ 15,902,107   $ 15,497,547

At December 31, 1997, the Company had a total of $5,797,000 of investments, comprised of $3,848,000 in real estate and $1,949,000 in equity securities, which did not produce income during 1997.

The following table summarizes the Company's fixed maturity holdings and investments held for sale by major classifications:

                                                  Carrying Value
                                               1997            1996

Investments held for sale:
  Fixed maturities                      $   1,668,630   $   1,961,166
  Equity securities                         3,001,744       1,794,405
Fixed maturities:
  U.S. Government, government
   agencies and authorities                28,259,322      28,554,631
  State, municipalities and
   political subdivisions                  22,778,816      14,421,735
  Collateralized mortgage obligations      11,093,926      13,246,781
  Public utilities                         47,984,322      51,821,989
  All other corporate bonds                70,853,947      71,891,649
                                        $ 185,640,707   $ 183,692,356

By insurance statute, the majority of the Company's investment portfolio is required to be invested in investment grade securities to provide ample protection for policyholders. The Company does not invest in so-called "junk bonds" or derivative investments.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. Debt securities classified as below-investment grade are those that receive a Standard & Poor's rating of BB or below.

  The following table summarizes by category securities held that are below investment grade at amortized cost:

Below Investment
Grade Investments         1997           1996          1995

State,
Municipalities and political
 subdivisions    $            0 $      10,042 $            0
Public Utilities         80,497       117,609        116,879
Corporate               656,784       813,717        819,010
Total            $      737,281 $     941,368 $      935,889

B.     INVESTMENT SECURITIES

  The amortized cost and estimated market values of investments in securities including investments held for sale are as follows:

                       Cost or         Gross          Gross        Estimated
                      Amortized      Unrealized     Unrealized       Market
1997                     Cost          Gains          Losses         Value

Investments Held for Sale:
  U.S. Government
and govt. agencies and
  authorities      $    1,448,202 $            0 $ (5,645)       $   1,442,557
  States,
municipalities and political
 subdivisions              35,000            485        0               35,485
  Collateralized
mortgage obligations            0              0        0                    0
  Public utilities         80,169            328        0               80,497
  All other corporate
    bonds                 108,927          1,164        0              110,091
                        1,672,298          1,977   (5,645)           1,668,630
  Equity securities     3,184,357        176,508   (359,121)         3,001,744
  Total            $    4,856,655 $      178,485 $ (364,766)     $   4,670,374

Held to Maturity Securities:
  U.S. Government
   and govt. agencies
    and authorities$   28,259,322 $      415,419 $ (51,771)      $  28,622,970
  States,
   municipalities and
    political
     subdivisions      22,778,816        672,676   (1,891)          23,449,601
  Collateralized
   mortgage
    obligations        11,093,926        210,435   (96,714)         11,207,647
  Public utilities     47,984,322      1,241,969   (84,754)         49,141,537
  All other corporate
   bonds               70,853,947      1,599,983   (93,117)         72,360,813
  Total            $  180,970,333 $    4,140,482 $ (328,247)     $ 184,782,568

                       Cost or         Gross          Gross        Estimated
                      Amortized      Unrealized     Unrealized       Market
1996                     Cost          Gains          Losses         Value

Investments Held for Sale:
  U.S. Government
and govt. agencies
 and authorities   $    1,461,068 $            0 $ (17,458)      $   1,443,609
  States,
municipalities and
 political subdivisions   145,199            665    (6,397)            139,467
  Collateralized
mortgage obligations            0              0         0                   0
  Public utilities        119,970            363      (675)            119,658
  All other corporate
   bonds                  258,424          4,222    (4,215)            258,432
                        1,984,661          5,250   (28,745)          1,961,166
  Equity securities     2,086,159         37,000   (328,754)         1,794,405
  Total            $    4,070,820 $       42,250 $ (357,499)     $   3,755,571

Held to Maturity Securities:
  U.S. Government
and govt. agencies
 and authorities   $   28,554,631 $      421,523 $ (136,410)     $  28,839,744
  States,
municipalities and
 political
  subdivisions         14,421,735        318,682    (28,084)        14,712,333
  Collateralized
mortgage obligations   13,246,780        175,163   (157,799)        13,264,145
  Public utilities     51,821,990        884,858   (381,286)        52,325,561
  All other corporate
   bonds               71,881,649      1,240,230   (448,437)        72,673,442
  Total            $  179,926,785 $    3,040,456 $ (1,152,016)   $ 181,815,225

  The amortized cost of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

 Fixed Maturities Held                       Estimated
        for Sale             Amortized         Market
   December 31, 1997            Cost           Value

Due in one year or less   $       83,927  $      84,952
Due after one year through
 five years                    1,533,202      1,528,211
Due after five years through
 ten years                        55,169         55,467
Due after ten years                    0              0
Collateralized mortgage
 obligations                           0              0
Total                     $    1,672,298  $   1,668,630

                                 224

Fixed Maturities Held to     Amortized       Estimated
        Maturity                Cost           Market
   December 31, 1997                           Value

Due in one year or less   $   15,023,173  $  15,003,728
Due after one year through
 five years                  118,849,668    120,857,201
Due after five years through
 ten years                    30,266,228     31,726,265
Due after ten years            5,737,338      5,987,726
Collateralized mortgage
 obligations                  11,093,926     11,207,648
Total                     $  180,970,333  $ 184,782,568

  An analysis of sales, maturities and principal repayments of the Company's fixed maturities portfolio for the years ended December 31, 1997, 1996 and 1995 is as follows:

                         Cost or         Gross         Gross         Proceeds
                        Amortized       Realized      Realized         from
Year ended                 Cost          Gains         Losses          Sale
December 31, 1997
Scheduled principal repayments,
 calls and tenders:
     Held for sale   $     299,390  $         931 $ (9,661)    $      290,660
     Held to maturity   21,467,552         21,435     (722)        21,488,265
Sales:
      Held for sale              0              0        0                  0
      Held to maturity           0              0        0                  0
  Total              $  21,766,942  $      22,366 $ (10,383)   $   21,778,925

                         Cost or         Gross         Gross         Proceeds
                        Amortized       Realized      Realized         from
Year ended                Cost          Gains         Losses          Sale
December 31, 1996
Scheduled principal repayments, calls and tenders:
   Held for sale   $     699,361  $       6,035 $       (813)    $     704,583
   Held to maturity   20,900,159         13,469     (192,146)       20,721,482
Sales:
   Held for sale         517,111              0       (2,658)          514,453
   Held to maturity   18,735,848         81,283      (80,519)       18,736,612
  Total            $  40,852,479  $     100,787 $   (276,136)    $  40,677,130

                         Cost or         Gross         Gross         Proceeds
                        Amortized       Realized      Realized         from
Year ended                 Cost          Gains         Losses          Sale
December 31, 1995
Scheduled principal repayments,
 calls and tenders:
  Held for sale   $     621,461  $           0 $   (1,849)      $      619,612
  Held to maturity   16,383,921        125,740   (244,521)          16,265,140
Sales:
  Held for sale               0              0          0                    0
  Held to maturity            0              0          0                    0
  Total           $  17,005,382  $     125,740 $ (246,370)      $   16,884,752

C.INVESTMENTS ON DEPOSIT - At December 31, 1997, investments carried at approximately $17,801,000 were on deposit with various state insurance departments.


5.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The financial statements include various estimated fair value information at December 31, 1997 and 1996, as required by Statement of Financial Accounting Standards 107, Disclosure about Fair Value of Financial Instruments ("SFAS 107"). Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a)  Cash and Cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments held for sale

Quoted market prices, if available, are used to determine the fair value. If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(c)  Mortgage loans on real estate

The fair values of mortgage loans are estimated using discounted cash flow analyses and interest rates being offered for similar loans to borrowers with similar credit ratings.

(d) Investment real estate and real estate acquired in satisfaction of debt

An estimate of fair value is based on management's review of the individual real estate holdings. Management utilizes sales of surrounding properties, current market conditions and geographic considerations. Management conservatively estimates the fair value of the portfolio is equal to the carrying value.

(e)  Policy loans

It is not practicable to estimate the fair value of policy loans as they have no stated maturity and their rates are set at a fixed spread to related policy liability rates. Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets, and earn interest at rates ranging from 4% to 8%. Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(f)  Short-term investments

For short-term instruments, the carrying amount is a reasonable estimate of fair value. Short-term instruments represent United States Government Treasury Bills and certificates of deposit with various banks that are protected under FDIC.

(g)  Notes and accounts receivable and uncollected premiums

The Company holds a $840,066 note receivable for which the determination of fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Accounts receivable and uncollected premiums are primarily insurance contract related receivables which are determined based upon the underlying insurance liabilities and added reinsurance amounts, and thus are excluded for the purpose of fair value disclosure by paragraph 8(c) of SFAS 107.

(h)  Notes payable

For borrowings under the senior loan agreement, which is subject to floating rates of interest, carrying value is a reasonable estimate of fair value. For subordinated borrowings fair value was determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by SFAS 107 are as follows as of December 31:

                        1997                          1996
                              Estimated                     Estimated
                Carrying         Fair         Carrying         Fair
Assets           Amount         Value          Amount         Value
Fixed
 maturities $  180,970,333 $  184,782,568 $  179,926,785 $ 181,815,225
Fixed
maturities
 held for sale   1,668,630      1,668,630      1,961,166     1,961,166
Equity
 securities      3,001,744      3,001,744      1,794,405     1,794,405
Mortgage
loans on
 real estate     9,469,444      9,837,530     11,022,792    11,022,792
Policy loans    14,207,189     14,207,189     14,438,120    14,438,120
Short-term
 investments     1,798,878      1,798,878        430,983       430,983
Investment
in real estate   9,760,732      9,760,732      9,779,984     9,779,984
Real estate
  acquired
in satisfaction
 of debt         1,724,544      1,724,544      1,724,544     1,724,544
Notes receivable 1,680,066      1,569,603      1,680,066     1,566,562

Liabilities
Notes payable   19,081,602     18,539,301     19,839,853    18,671,155

                                    227

6.  STATUTORY EQUITY AND GAIN FROM OPERATIONS

The Company's insurance subsidiaries are domiciled in Ohio, Illinois and West Virginia and prepare their statutory-based financial statements in accordance with accounting practices prescribed or permitted by the respective insurance department. These principles differ significantly from generally accepted accounting principles. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which has not yet been completed, will likely change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. UG's total statutory shareholders' equity was $10,997,365 and $10,226,566 at December 31, 1997 and 1996, respectively. The Company's insurance subsidiaries reported combined statutory gain from operations (exclusive of intercompany dividends) was $3,978,000, $10,692,000 and $4,076,000 for
1997, 1996 and 1995, respectively.


7.  REINSURANCE

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

The Company assumes risks from, and reinsures certain parts of its risks with other insurers under yearly renewable term and coinsurance agreements that are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk, the Company generally will not carry more than $125,000 individual life insurance on a single risk.

The Company has reinsured approximately $1.022 billion, $1.109 billion and $1.088 billion in face amount of life insurance risks with other insurers for 1997, 1996 and 1995, respectively. Reinsurance receivables for future policy benefits were $37,814,106 and $38,745,093 at December 31, 1997 and 1996, respectively, for estimated recoveries under reinsurance treaties. Should any reinsurer be unable to meet its obligation at the time of a claim, obligation to pay such claim would remain with the Company.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

One of the Company's insurance subsidiaries (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best assigned FILIC a Financial Performance Rating (FPR) of 7 (Strong) on a scale of 1 to 9. A.M. Best assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. During 1997, FILIC changed its name to Park Avenue Life Insurance Company ("PALIC"). The agreement with PALIC accounts for approximately 65% of the reinsurance receivables as of December 31, 1997.

The  Company  does not have any short-duration reinsurance contracts.   The
effect of the Company's long-duration reinsurance contracts on premiums earned in 1997, 1996 and 1995 was as follows:

                         Shown in thousands
                   1997          1996           1995
                 Premiums      Premiums       Premiums
                  Earned        Earned         Earned

Direct     $    33,374     $   35,891      $  38,482
Assumed              0              0              0
Ceded           (4,735)        (4,947)        (5,383)
Net
 premiums  $    28,639     $   30,944      $  33,099

8.  COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under the insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Mandatory assessments may be partially recovered through a reduction in future premium tax in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


9.  RELATED PARTY TRANSACTIONS

UII has a service agreement with USA which states that USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above.

USA paid $989,295, $1,567,891 and $2,015,325 under their agreement with UII for 1997, 1996 and 1995, respectively. UII paid $593,577, $940,734 and
$1,209,195 under their agreement with UTI for 1997, 1996 and 1995, respectively.

Respective domiciliary insurance departments have approved the agreements of the insurance companies and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTG for services include costs related to the production of new business, which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Also included are costs associated with the maintenance of existing policies that are charged as current period costs and included in "general expenses".

On July 31,1997, the Company entered into employment agreements with eight individuals, all officers or employees of the Company. The agreements have a term of three years, excepting the agreements with Mr. Ryherd and Mr. Melville, which have five-year terms. The agreements secure the services of these key individuals, providing the Company a stable management environment and positioning for future growth.


10.   DEFERRED COMPENSATION PLAN

UTI and FCC established a deferred compensation plan during 1993 pursuant to which an officer or agent of FCC, UTI or affiliates of UTI, could defer a portion of their income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in the amount equal to the total income deferred plus interest at a rate of approximately 8.5% per annum and a stock option to purchase shares of common stock of UTI. At the beginning of the deferral period an officer or agent received an immediately exercisable option to purchase 2,300 shares of UTI common stock at $17.50 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option expires on December 31, 2000. A total of 105,000 options were granted in 1993 under this plan. As of December 31, 1997 no options were exercised. At December 31, 1997 and 1996, the Company held a liability of $1,376,384 and $1,267,598, respectively, relating to this plan. At December 31, 1997, UTI common stock had a bid price of $8.00 and an ask price of $9.00 per share.

The following information applies to deferred compensation plan stock options outstanding at December 31, 1997:

  Number outstanding                       105,000
  Exercise price                            $17.50
  Remaining contractual life               3 years



11.     REVERSE STOCK SPLIT OF FCC

On May 13, 1997, FCC effected a 1 for 400 reverse stock split. Fractional shares received a cash payment on the basis of $.25 for each old share. FCC maintained a significant number of shareholder accounts with less than $100 of market value of stock. The reverse stock split enabled these smaller shareholders to receive cash for their shares without incurring broker costs and will save the Company administrative costs associated with maintaining these small accounts.


12.  NOTES PAYABLE

At  December 31, 1997 and 1996, the Company has $19,081,602 and $19,839,853
in long-term debt outstanding, respectively. The debt is comprised of the following components:

                          1997          1996
Senior debt         $   6,900,000 $   8,400,000
Subordinated 10 yr.
 notes                  5,746,774     6,209,293
Subordinated 20 yr.
 notes                  4,034,828     3,830,560
Other notes payable     2,400,000     1,400,000
                    $  19,081,602 $  19,839,853

A.  Senior debt

The senior debt is through First of America Bank - Illinois NA and is subject to a credit agreement. The debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate." The base rate at December 31, 1997 was 8.5%. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1997, the Company prepaid the May 1998 principal payment.

The credit agreement contains certain covenants with which the Company must comply. These covenants contain provisions common to a loan of this type and include such items as; a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt; Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre-tax earnings of Universal Guaranty Life Insurance Company and its subsidiaries (based on Statutory Accounting Practices) and the after-tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is in compliance with all of the covenants of the agreement.

B.  Subordinated debt

The subordinated debt was incurred June 16, 1992 as a part of the acquisition of the now dissolved Commonwealth Industries Corporation,
(CIC). The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes, except for one $840,000 note, provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The aforementioned $840,000 note provides for a lump sum principal payment due June 16, 2002. In June 1997, the Company refinanced a $204,267 subordinated 10-year note as a subordinated 20-year note bearing interest at the rate of 8.75% per annum. The repayment terms of the refinanced note are the same as the original subordinated 20 year notes. The original 20-year notes bear interest at the rate of 8 1/2% per annum on $3,397,620 and 8.75% per annum on $504,962 (of which the $204,267 note refinanced in the current year is included), payable semi-annually with a lump sum principal payment due June 16, 2012.

C.  Other notes payable

United Income, Inc. holds two promissory notes receivable totaling $850,000 due from FCC. Each note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $150,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $700,000 becoming due upon the maturity date of May 8, 2006.

United Trust, Inc. holds three promissory notes receivable totaling $1,550,000 due from FCC. Each note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly. Principal of $250,000 is due upon the maturity date of June 1, 1999, with the remaining principal payment of $1,300,000 becoming due upon maturity in 2006.

Scheduled principal reductions on the Company's debt for the next five years is as follows:

              Year      Amount

              1998   $   516,504
              1999     1,916,504
              2000     1,516,504
              2001     1,516,504
              2002     2,356,504


13.  OTHER CASH FLOW DISCLOSURES

On  a cash basis, the Company paid $1,658,703, $1,700,973 and $1,934,326 in interest expense for the years 1997, 1996 and 1995, respectively. The Company paid $57,277, $17,634 and $25,821 in federal income tax for 1997, 1996 and 1995, respectively.

One of the Company's insurance subsidiaries ("UG") entered into a coinsurance agreement with Park Avenue Life Insurance Company ("PALIC") at September 30, 1996. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000. To provide the cash required to be transferred under the agreement, the Company sold $18,737,000 of fixed maturity investments.


14.  NON-RECURRING WRITE DOWN OF VALUE OF AGENCY FORCE ACQUIRED

During the year-ended December 31, 1995, the Company recognized a non-recurring write down of $8,297,000 on its value of agency force acquired The write down released $2,904,000 of the deferred tax liability and $3,327,000 was attributed to minority interest in loss of consolidated subsidiaries. In addition, equity loss of investees was negatively impacted by $542,000. The effect of this write down resulted in an increase in the net loss of $2,608,000. This write down is directly related to the Company's change in distribution systems. Due to the broker agency force not meeting management's expectations and lack of production, the Company has changed its focus from a primarily broker agency distribution system to a captive agent system. With the change in focus, most of the broker agents were terminated and therefore, management re-evaluated the value of the agency force carried on the balance sheet. For purposes of the write-down, the broker agency force has no future expected cash flows and therefore warranted a write-off of the value. The write down is reported as a separate line item "non-recurring write down of value of agency force acquired" and the release of the deferred tax liability is reported in the credit for income taxes payable in the Statement of
Operations. In addition, the impact to minority interest in loss of consolidated subsidiaries and equity loss of investees is in the Statement of Operations.


15.  CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


16.  NEW ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 128 entitled Earnings per share, which is effective for financial statements for fiscal years beginning after December 15, 1997. SFAS No. 128 specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock. The Statement's objective is to simplify the computation of earnings per share, and to make the U.S. standard for computing EPS more compatible with the EPS standards of other countries.

Under SFAS No. 128, primary EPS computed in accordance with previous opinions is replaced with a simpler calculation called basic EPS. Basic EPS is calculated by dividing income available to common stockholders (i.e., net income or loss adjusted for preferred stock dividends) by the weighted-average number of common shares outstanding. Thus, in the most significant change in current practice, options, warrants, and convertible securities are excluded from the basic EPS calculation. Further, contingently issuable shares are included in basic EPS only if all the necessary conditions for the issuance of such shares have been satisfied by the end of the period.

Fully diluted EPS has not changed significantly but has been renamed diluted EPS. Income available to common stockholders continues to be adjusted for assumed conversion of all potentially dilutive securities using the treasury stock method to calculate the dilutive effect of options and warrants. However, unlike the calculation of fully diluted EPS under previous opinions, a new treasury stock method is applied using the average market price or the ending market price. Further, prior opinion requirement to use the modified treasury stock method when the number of options or warrants outstanding is greater than 20% of the outstanding shares also has been eliminated. SFAS 128 also includes certain shares that are contingently issuable; however, the test for inclusion under the new rules is much more restrictive.

SFAS No. 128 requires companies reporting discontinued operations, extraordinary items, or the cumulative effect of accounting changes are to use income from operations as the control number or benchmark to determine whether potential common shares are dilutive or antidilutive. Only dilutive securities are to be included in the calculation of diluted EPS.

This statement was adopted for the 1997 Financial Statements. For all periods presented the Company reported a loss from continuing operations so any potential issuance of common shares would have an antidilutive effect on EPS. Consequently, the adoption of SFAS No. 128 did not have an impact on the Company's financial statement.

The FASB has issued SFAS No. 130 entitled Reporting Comprehensive Income and SFAS No. 132 Employers' Disclosures about Pensions and Other Postretirement Benefits. Both of the above statements are effective for financial statements with fiscal years beginning after December 15, 1997.

SFAS No. 130 defines how to report and display comprehensive income and its components in a full set of financial statements. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners.

SFAS   No.   132  addresses  disclosure  requirements  for  post-retirement
benefits.   The  statement does not change post-retirement  measurement  or recognition issues.

The Company will adopt both SFAS No. 130 and SFAS No. 132 for the 1998 financial statements. Management does not expect either adoption to have a material impact on the Company's financial statements.


17.  PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On February 19, 1998, UTI signed a letter of intent with Jesse T. Correll, whereby Mr. Correll will personally or in combination with other individuals make an equity investment in UTI over a period of three years. Upon completion of the transaction Mr. Correll will own 51% of UTI Under the terms of the letter of intent Mr. Correll will buy 2,000,000 authorized but unissued shares of UTI common stock for $15.00 per share and will also buy 389,715 shares of UTI common stock, representing stock of UTI and UII, that UTI purchased during the last eight months in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. Mr. Correll also will purchase 66,667 shares of UTI common stock and $2,560,000 of face amount of convertible bonds (which are due and payable on any change in control of UTI) in private transactions, primarily from officers of UTI. Upon completion of the transaction, Mr. Correll would be the largest shareholder of UTI.

UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to negotiation of a definitive purchase agreement; completion of due diligence by Mr. Correll; the receipt of regulatory and other approvals; and the satisfaction of certain conditions. The transaction is not expected to be completed before June 30, 1998, and there can be no assurance that the transaction will be completed.


18.   PROPOSED MERGER

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business. A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur sometime during the third quarter of 1998.
                               233

19.   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                            1997
                          1st           2nd             3rd           4th
Premiums and policy fees,
 net                $ 7,926,386   $  7,808,782   $  6,639,394   $  6,264,683
Net investment
 income               3,859,875      3,839,519      3,691,584      3,491,699
Total revenues       11,781,878     11,687,887     10,216,109      9,664,744
Policy benefits
 including dividends  7,718,015      6,861,699      6,467,739      6,007,718
Commissions and
 amortization of
  DAC and COI         1,670,854      1,174,116      1,727,317      1,571,438
Operating and
 interest expenses    2,884,663      3,084,239      2,778,435      1,885,475
Operating income (loss)(491,654)       567,833       (757,382)       200,113
Net income (loss)       (23,565)        27,351       (512,444)      (414,719)
Net income (loss)
 per share              (235.65)        273.51      (5,124.44)     (4,147.19)

                                              1996
                         1st            2nd            3rd            4th
Premiums and policy fees,
 net                $ 7,637,503   $  8,514,175   $  7,348,199   $  7,444,581
Net investment
 income               3,974,407      3,930,487      4,002,258      3,994,955
Total revenues       12,513,692     12,187,077     11,331,283     10,444,059
Policy benefits
 including dividends  6,528,760      7,083,803      8,378,710      8,334,759
Commissions and
 amortization of
  DAC and COI         2,567,921      2,298,549      1,734,048      3,314,436
Operating and
 interest expenses    3,616,660      3,072,535      3,685,600        910,771
Operating income
 (loss)                (198,649)      (267,810)    (2,467,075)    (3,869,480)
Net income (loss)       268,675        (93,640)    (1,563,817)      (271,915)
Net income (loss)
 per share             2,686.75        (936.40)    (15,638.17)     (2,719.15)

                                             1995
                          1st           2nd             3rd         4th

Premiums and policy fees,
 net                $ 8,703,332   $  9,507,694   $  7,868,803   $  7,018,707
Net investment
 income               3,857,562      3,849,212      3,757,605      3,918,933
Total revenues       13,385,477     12,566,391     11,514,869     11,130,583
Policy benefits
 including dividends  8,097,830      9,113,933      5,978,795      6,665,206
Commissions and
 amortization of
  DAC and COI         2,451,030      2,860,032      3,044,057      1,459,141
Operating and
 interest expenses    3,449,062      2,742,174      2,498,472      3,924,966
Operating income (loss)(612,445)    (2,149,748)        (6,455)    (9,215,704)
Net income (loss)        95,608     (1,305,599)       126,751     (4,237,636)
Net income (loss)
 per share               956.08     (13,055.99)      1,267.51     (42,376.60)

UNITED TRUST GROUP, INC.
SUMMARY OF INVESTMENTS - OTHER THAN
INVESTMENTS IN RELATED PARTIES
As of December 31, 1997                                    Schedule I


   Column A                                Column B     Column C  Column D

                                                                  Amount at
                                                                 Which Shown
                                                                 in Balance
                                            Cost         Value      Sheet

Fixed maturities:
        Bonds:
                United States Goverment and
                   government agencies
                     and  authorities $ 28,259,322  $  28,622,970  $28,259,322
                State, municipalities,
                   and political
                       subdivisions     22,778,816      23,449,601  22,778,816
                Collateralized mortgage
                      obligations       11,093,926      11,207,647  11,093,926
                   Public    utilities  47,984,322      49,141,537  47,984,322
                  All other corporate
                   bonds                70,853,947      72,360,813  70,853,947
          Total fixed maturities       180,970,333 $   184,782,568 180,970,333

Investments held for sale:
        Fixed maturities:
                United States Goverment and
                   government agencies
                      and   authorities  1,448,202  $    1,442,557   1,442,557
                State, municipalities,
                   and political
                       subdivisions         35,000          35,485      35,485
                   Public   utilities       80,169          80,496      80,496
                  All   other   corporate
                   bonds                   108,927         110,092     110,092
                                         1,672,298  $    1,668,630   1,668,630

        Equity securities:
                Banks, trusts and
                    insurance companies  2,473,969  $    2,167,368   2,167,368
                All other corporate
                      securities           710,388         834,376     834,376
                                         3,184,357  $    3,001,744   3,001,744


Mortgage loans on real estate            9,469,444                   9,469,444
Investment real estate                   9,760,732                   9,760,732
Real estate acquired in satisfaction
 of debt                                 1,724,544                   1,724,544
Policy loans                            14,207,189                  14,207,189
Short-term investments                   1,798,878                   1,798,878
          Total   investments      $   222,787,775  $              222,601,494

UNITED TRUST GROUP, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY BALANCE SHEETS
As of December 31, 1997 and 1996      Schedule II




                                                  1997             1996

ASSETS
 Investment in affiliates                 $  34,683,168        $ 35,548,414
 Cash and cash equivalents                       25,980              39,529
 Notes   receivable  from  affiliate          9,781,602          10,039,853
          Accrued   interest   income            34,455              35,202
                  Total   assets         $   44,525,205        $ 45,662,998




LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
          Notes  payable                  $   9,635,257        $ 10,009,853
          Notes   payable  to  affiliate        146,345              30,000
          Income   taxes   payable                5,175               6,663
          Accrued   interest   payable           34,455              35,202
           Other    liabilities                 413,429             452,263
                   Total    liabilities      10,234,661          10,533,981




Shareholders' equity:
           Common    stock                   45,926,705          45,926,705
        Unrealized depreciation of
         investments held for sale of
          affiliates                            (41,708)           (126,612)
        Accumulated deficit                 (11,594,453)        (10,671,076)
                  Total shareholders' equity 34,290,544          35,129,017
                Total liabilities and shareholders'
                    Equity               $   44,525,205        $ 45,662,998

UNITED TRUST GROUP, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY STATEMENTS OF OPERATIONS
Three Years Ended December 31, 1997                    Schedule II







                                      1997       1996       1995

Revenues:

        Interest income from
          Affiliates            $ 782,892 $  792,046 $  790,334
        Other income               37,641     34,600     31,774
                                  820,533    826,646    822,108


Expenses:

        Interest expense          776,230    789,496    787,784
        Interest expense to
         Affiliates                 6,662      2,550      2,550
        Operating expenses          5,585      4,624      3,341
                                  788,477    796,670    793,675

        Operating income           32,056     29,976     28,433

        Provision for income taxes (5,362)    (4,664)    (3,221)
        Equity in loss of
         Subsidiaries            (950,071) (1,686,009)(5,346,088)
                Net loss       $ (923,377)$(1,660,697)(5,320,876)

UNITED TRUST GROUP, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT ONLY STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1997                           Schedule II

                                                 1997      1996        1995

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
 Net loss                                    $(923,377)$(1,660,697)(5,320,876)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
         Equity  in  loss  of subsidiaries     950,071   1,686,009  5,346,088
         Change  in  accrued interest  income      747           0       (167)
         Change  in  accrued interest  payable    (747)          0        167
         Change  in  income  taxes payable      (1,488)      3,442      3,221
         Change  in  other  liabilities        (38,834)   (139,256)   (96,843)
Net  cash  used  in  operating activities      (13,628)   (110,502)   (68,410)

Cash flows from investing activities:
        Proceeds for fractional shares from reverse stock
            split  of  subsidiary                   79           0          0
         Purchase  of  stock of affiliates           0     (95,000)      (200)
Net cash provided by (used in) investing activities 79     (95,000)      (200)

Cash flows from financing activities:
        Receipt of principal on notes receivable
           from  affiliate                      258,252          0          0
         Payments  of  principal on notes
          payable                              (258,252)         0          0
         Capital  contribution  from  affiliates      0    200,000    100,000
Net  cash  provided  by  financing activities         0    200,000    100,000

Net increase (decrease) in cash and
 cash  equivalents                              (13,549)    (5,502)    31,390
Cash and cash equivalents at beginning
 of  year                                        39,529     45,031     13,641
Cash  and  cash equivalents at end of year    $  25,980 $   39,529  $  45,031

      UTG REINSURANCE 1997
UNITED TRUST GROUP, INC.
REINSURANCE
As  of December 31, 1997 and the year ended December 31, 1997      Schedule IV







Column A  Column B      Column C      Column D      Column E    Column F


                                                                  Percentage
                          Ceded to      Assumed                   of amount
                            other        from other               assumed to
          Gross amount   companies     companies*    Net amount       net





Life
insurance
in force 3,691,867,000 1,022,458,000 1,079,885,000 3,749,294,000 28.80%



Premiums and
  policy fees:

Life
insurance  33,133,414 $   4,681,928 $           0 $  28,451,486  0.00%

Accident and
 health
 insurance    240,536        52,777             0       187,759  0.00%

        $  33,373,950 $   4,734,705 $           0 $  28,639,245  0.00%





* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UNITED TRUST GROUP, INC.
REINSURANCE
As  of December 31, 1996 and the year ended December 31, 1996      Schedule IV







Column A  Column B      Column C      Column D    Column E      Column F


                                                                  Percentage
                          Ceded to      Assumed                   of amount
                            other        from other               assumed to
          Gross amount   companies     companies*   Net amount       net





Life
insurance
in
force  3,952,958,000 1,108,534,000 1,271,766,000 4,116,190,000 30.90%



Premiums
  and policy fees:

Life
Insurance 35,633,232 $   4,896,896 $           0 $  30,736,336  0.00%

Accident and
and health
insurance    258,377        50,255             0       208,122  0.00%

       $  35,891,609 $   4,947,151 $           0 $  30,944,458  0.00%





* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UNITED TRUST GROUP, INC.
REINSURANCE
As of December 31, 1995 and  the  year ended December 31, 1995  Schedule IV
Column  A  Column  B      Column  C  Column D   Column E     Column F

                                                             Percentage
                        Ceded to     Assumed                 of amount
                         other      from other               assumed to
         Gross amount  companies    companies*  Net amount      net





Life
insurance
in
force 4,207,695,000 1,087,774,000 1,039,517,000 4,159,438,000   25.00%



Premiums and policy fees:

Life
insurance38,233,190 $  5,330,351 $          0 $ 32,902,839     0.00%

Accident and health
insurance   248,448       52,751            0      195,697     0.00%

       $ 38,481,638 $  5,383,102 $          0 $ 33,098,536     0.00%





* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UNITED   TRUST    GROUP, INC.
VALUATION AND QUALIFYING ACCOUNTS
For the years ended December 31, 1997, 1996 and 1995    Schedule V

                      Balance at  Additions
                      Beginning   Charges               Balances at
Description          Of Period   and Expenses Deductions End of Period

31-Dec-97

Allowance for
  doubtful accounts -
    mortgage loans      $  10,000 $       0 $       0 $  10,000


31-Dec-96

Allowance for
 doubtful accounts -
    mortgage loans      $  10,000 $       0 $       0 $  10,000


31-Dec-95

Allowance for
 doubtful accounts -
    mortgage loans      $  26,000 $       0 $  16,000 $  10,000

                      PART  1.   FINANCIAL INFORMATION
                  ITEM 1. FINANCIAL STATEMENTSUNITED  INCOME, INC.
                                BALANCE  SHEET
                                           September  30,   December 31,
                                                1998            1997
                 ASSETS

Cash and cash equivalents                $      740,511 $     710,897
Mortgage loans                                  170,431       121,520
Notes receivable from affiliate                 864,100       864,100
Accrued interest income                          13,713        12,068
Property and equipment (net of accumulated
   depreciation $94,170 and $93,648)                548         1,070
Investment in affiliates                     11,458,930    11,060,682
Receivable from affiliates                       33,789        23,192
Other assets (net of accumulated
   amortization $166,572 and $138,810)           18,496        46,258
           TOTAL ASSETS                  $   13,300,518 $  12,839,787




  LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities and accruals:
   Convertible debentures                $      902,300 $     902,300
   Other liabilities                              2,072         1,534
         TOTAL LIABILITIES                      904,372       903,834


Shareholders' equity:
Common stock - no par value,
   stated value $.033 per share.
      Authorized 2,310,001 shares -
         1,391,919 and 1,391,919 shares
      issued after deducting treasury shares of
         177,590 and 177,590                     45,934        45,934
Additional paid-in capital                   15,242,365    15,242,365
Unrealized depreciation of investments
   held for sale of affiliate                  (218,107)      (19,603)
Accumulated deficit                          (2,674,046)   (3,332,743)
       TOTAL SHAREHOLDERS' EQUITY            12,396,146    11,935,953
         TOTAL LIABILITIES AND
          SHAREHOLDERS' EQUITY           $   13,300,518 $  12,839,787

                                See accompanying notes
                                          242

UNITED INCOME, INC.
STATEMENT OF OPERATIONS
                               Three Months Ended        Nine Months Ended
                          Sept 30,        Sept 30,     Sept 30,   Sept  30,
                           1998            1997           1998       1997

Revenues:

    Interest  income   $    12,285 $    10,806     $     36,056  $   16,145
    Interest income from
     affiliates             20,972      21,521           62,168      61,648
   Service agreement income
        from   affiliates  227,868     213,518          662,807     795,209
     Other   income  from
      affiliates            15,279      20,971           53,195      70,132
                           276,404     266,816          814,226     943,134



Expenses:

   Management fee to
    affiliates             139,022     153,111          397,663     627,126
     Operating expenses     10,444       9,912           70,787      69,912
     Interest   expense     21,430      21,429           64,289      63,725
                           170,896     184,452          532,739     760,763
Income before provision for income
   taxes and equity income
        of   investees     105,508      82,364          281,487     182,371
Provision for income taxes       0           0                0           0
Equity   in  income  (loss)
  of  investee             222,791    (219,216)         377,210    (178,710)

Net  income  (loss)    $   328,299  $ (136,852)     $   658,697  $    3,661


Basic earnings per share
   from continuing
      operations and net
        income  (loss) $      0.24  $    (0.10)     $      0.47  $     0.00

Diluted earnings per share
   from continuing
      operations and net
        income  (loss) $      0.24  $    (0.10)     $      0.51  $     0.05



Basic weighted average
 shares   outstanding    1,391,919    1,391,919       1,391,919   1,392,022


Diluted weighted average
 shares   outstanding    1,428,242    1,391,919       1,428,242   1,428,345

                                 See accompanying notes

                                 UNITED INCOME, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   FOR THE PERIOD ENDED SEPTEMBER 30,1998

COMMON STOCK
  BALANCE, BEGINNING OF YEAR       $    45,934
  ISSUED DURING YEAR                         0
  PURCHASE TREASURY STOCK                    0
  BALANCE, END OF PERIOD                45,934

ADDITIONAL PAID-IN CAPITAL
  BALANCE, BEGINNING OF YEAR         15,242,365
  ISSUED DURING YEAR                          0
  PURCHASE TREASURY STOCK                     0
  BALANCE, END OF PERIOD             15,242,365

RETAINED EARNINGS (ACCUMULATED DEFICIT)
  BALANCE, BEGINNING OF YEAR         (3,332,743)
  NET INCOME                           658,697 $ 658,697
  BALANCE, END OF PERIOD             (2,674,046)

ACCUMULATED OTHER COMPREHENSIVE INCOME
  BALANCE, BEGINNING OF YEAR           (19,603)
  UNREALIZED DEPRECIATION ON SECURITIES          (198,504)
  FOREIGN CURRENCY TRANSLATION ADJUSTMENTS             0
  MINIMUM PENSION LIABILITY ADJUSTMENT                 0
  OTHER COMPREHENSIVE INCOME          (198,504)  (198,504)
  COMPREHENSIVE INCOME                          $ 460,193
  BALANCE, END OF PERIOD              (218,107)

TOTAL SHAREHOLDER'S EQUITY,
 END OF PERIOD                    $ 12,396,146

                             See accompanying notes

UNITED INCOME, INC.
STATEMENT OF CASH  FLOWS
                                                Sept 30,  Sept 30,
                                                  1998      1997

Increase (decrease) in cash and cash equivalents
   Cash flows from operating activities:
      Net income                              $ 658,697 $   3,661
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization              28,284    28,895
      Accretion of discount on mortgage loan       (196)     (200)
      Equity in  (income) loss of investees    (377,210)  178,710
Changes in assets and liabilities:
   Change in accrued interest income             (1,645)     (524)
   Change in indebtedness of affiliates         (10,597)   25,207
   Change in other liabilities                      538    (1,051)
NET CASH PROVIDED BY OPERATING ACTIVITIES       297,871   234,698


Cash flows from investing activities:
   Purchase of investments in affiliates        (30,909)  (19,353)
   Purchase of note receivable                 (188,633)        0
   Issuance of mortgage loan                    (50,000)        0
   Payments received on mortgage loans            1,285     1,188
NET CASH USED IN INVESTING ACTIVITIES          (268,257)  (18,165)


Cash flows from financing activities:
   Payment for fractional shares from reverse
    stock split                                       0    (2,112)
NET CASH USED IN FINANCING ACTIVITIES                 0    (2,112)


Net increase in cash and cash equivalents        29,614   214,421
Cash and cash equivalents at beginning
 of period                                      710,897   439,676
Cash and cash equivalents at end of period    $ 740,511 $ 654,097

UNITED INCOME, INC.

Notes to Financial Statements at 9/30/98


1.   BASIS OF PRESENTATION

The accompanying financial statements have been prepared by United Income, Inc. ("UII") pursuant to the rules and regulations of the Securities and Exchange Commission. Although UII and its affiliates believe the disclosures are adequate to make the information presented not be misleading, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto presented in UII's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1997.

The information furnished reflects, in the opinion of UII, all adjustments (which include only normal and recurring accruals) necessary for a fair presentation of the results of operations for the periods presented. Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of UII's future financial condition.

At September 30, 1998, the affiliates of United Income, Inc., were as depicted on the following organizational chart.

                      ORGANIZATIONAL CHART
                    AS OF SEPTEMBER 30, 1998



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 41% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

2.  STOCK OPTION PLANS

UII has a stock option plan under which certain directors, officers and employees may be issued options to purchase up to 31,500 shares of common stock at $13.07 per share. Options become exercisable at 25% annually beginning one year after date of grant and expire generally in five years. In November 1992, 10,437 option shares were granted. At September 30, 1998, options for 451 shares were exercisable and options for 20,576 shares were available for grant. No options were exercised during 1998.

A summary of the status of UII's stock option plan for the periods ended September 30, 1998 and December 31, 1997, and changes during the periods ending on those dates is presented below.

                            September 30, 1998       December 31, 1997
                                       Exercise                 Exercise
                             Shares       Price     Shares         Price
Outstanding at beginning
  of period                     451     $ 13.07     10,888       $ 13.07
  Granted                         0        0.00          0          0.00
  Exercised                       0        0.00          0          0.00
Forfeited                         0           0     10,437         13.07
  Outstanding at end of period  451     $ 13.07        451       $ 13.07

  Options exercisable at
   period end                   451     $ 13.07        451       $ 13.07

The following information applies to options outstanding at September 30,1998:

  Number outstanding                             451
  Exercise price                             $ 13.07
  Remaining contractual life              2.25 years

On January 15, 1991, UII adopted an additional Non-Qualified Stock Option Plan under which certain employees and sales personnel may be granted options. The plan provides for the granting of up to 42,000 options at an exercise price of $.47 per share. The options generally expire five years from the date of grant. Options for 10,220 shares of common stock were granted in 1991, options for 1,330 shares were granted in 1993 and options for 301 shares were granted in 1995. A total of 11,620 option shares have been exercised as of September 30, 1998. At September 30, 1998, 231 options have been granted and are exercisable. No options were exercised during 1998 and 1997, respectively.

  A summary of the status of UII's stock option plan for the periods ended September 30, 1998 and December 31, 1997, and changes during the periods ending on those dates is presented below.

                                September 30, 1998      December 31, 1997
                                         Exercise                Exercise
                               Shares       Price        Shares     Price
  Outstanding at beginning
   of period                      231      $ 0.47           231    $ 0.47
  Granted                           0        0.00             0      0.00
  Exercised                         0        0.00             0      0.00
  Forfeited                         0        0.00             0      0.00
  Outstanding at end of period    231      $ 0.47           231    $ 0.47

  Options exercisable at
   period end                     231      $ 0.47           231    $ 0.47
  Fair value of options granted
    during the year                        $ 0.00                  $ 0.00

The following information applies to options outstanding at September 30,1998:

  Number outstanding                             231
  Exercise price                              $ 0.47
  Remaining contractual life              2.25 years


3.   COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which UII and its affiliates do business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgements against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although UII and its affiliates cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in some states. UII and its affiliates do not believe such assessments will be materially different from amounts already provided for in the financial statements.

UII and its affiliates are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing UII and its affiliates liabilities. Management is of the opinion that the settlement of those actions will not have a material adverse effect on UII and its affiliates financial position or results of operations.


4.   EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations as presented on the income statement.

                            For  the YTD period ended September  30, 1998
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS
Income  available to common
 shareholders              $    658,697         1,391,919    $  0.47

EFFECT OF DILUTIVE SECURITIES
Convertible debentures           64,289            36,092
Options                                               231

DILUTED EPS
Income  available to common
shareholders and assumed
 conversions                    722,986         1,428,242    $  0.51

                                    249






                            For  the  third quarter ended  September 30, 1998
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS
Income  available to common
 shareholders                   $    328,299         1,391,919    $  0.24

EFFECT OF DILUTIVE SECURITIES
Convertible debentures                21,430            36,092
Options                                                    231

DILUTED EPS
Income  available to common
shareholders  and   assumed
 conversions                          349,729         1,428,242    $  0.24




                            For  the YTD period ended September  30, 1997
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS
Income  available to common
 shareholders                $    3,661           1,392,022    $  0.00

EFFECT OF DILUTIVE SECURITIES
Convertible debentures           63,725              36,092
Options                                                 231

DILUTED EPS
Income  available to common
shareholders  and   assumed
 conversions                     67,386          1,428,345     $  0.05



                            For  the  third quarter ended  September 30, 1997
                                 Income          Shares          Per-Share
                                 (Numerator)     (Denominator)     Amount

BASIC EPS
Income  available to common
 shareholders               $    (136,852)       1,391,919    $  (0.10)

EFFECT OF DILUTIVE SECURITIES
                                        0                0

DILUTED EPS
Income  available to common
shareholders  and   assumed
 conversions                     (136,852)       1,391,919    $  (0.10)



UII has stock options outstanding during the third quarter of 1998 and 1997 for 451 shares of common stock at $13.07 per share that were not included in the computation of diluted EPS because the exercise price was greater than the average market price of the common shares. Due to the limited trading of the stock of UII, market price is assumed to be equal to book value for purposes of this calculation.

Due to the reported net loss for third quarter 1997, diluted EPS is the same as basic EPS. Had UII reported a net gain, convertible debentures for 36,092 shares and options for 231 shares would have been included in the diluted EPS calculation.


5.   PROPOSED MERGER OF UNITED TRUST INC. AND UNITED INCOME INC.

On March 25, 1997, the Board of Directors of UTI and UII voted to recommend to the shareholders a merger of the two companies. Under the Plan of Merger, UTI would be the surviving entity with UTI issuing one share of its stock for each share held by UII shareholders.

UTI owns 53% of United Trust Group, Inc., an insurance holding company, and UII owns 47% of United Trust Group, Inc. Neither UTI nor UII have any other significant holdings or business dealings. The Board of Directors of each company thus concluded a merger of the two companies would be in the best interests of the shareholders. The merger will result in certain cost savings, primarily related to costs associated with maintaining a corporation in good standing in the states in which it transacts business.

A vote of the shareholders of UTI and UII regarding the proposed merger is anticipated to occur during the first quarter of 1999. The proposed merger is not contingent upon the pending change in control of UTI.


6.   PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On April 30, 1998, UTI and First Southern Funding, a Kentucky corporation ("FSF"), signed a Definitive Agreement ("the FSF Agreement") whereby FSF will make an equity investment in UTI. Mr. Jesse T. Correll who signed the initial letter of intent with UTI dated February 19, 1998, is the majority shareholder of FSF. Under the terms of the FSF Agreement, FSF will buy
473,523 authorized but unissued shares of UTI common stock for $15.00 a share and will also buy 389,715 shares of UTI common stock that UTI purchased during the last year in private transactions at the average price UTI paid for such stock, plus interest, or approximately $10.00 per share. FSF will also purchase 66,667 shares of UTI common stock and $2,560,000 of face amount convertible bonds which are due and payable on any change in control of UTI, in private transactions, primarily from officers of UTI. In addition, FSF will be granted a three year option to purchase up to 1,450,000 shares of UTI common stock for $15.00 per share.

Management of UTI intends to use the equity that is being contributed to expand their operations through the acquisition of other life insurance companies. The transaction is subject to the receipt of regulatory and other approvals; and the satisfaction of certain conditions. Two of the three states in which regulatory approval is required have granted such approval. The third state (West Virginia) is expected to approve by the end of November. The transaction is expected to be completed during the fourth quarter 1998. There can be no assurance that the transaction will be completed. The pending change in control of UTI is not contingent upon the merger of UTI and UII.

FSF is an affiliate of First Southern Bancorp, Inc., a bank holding company that owns five banks that operate out of 14 locations in central Kentucky.


7.   OTHER CASH FLOW DISCLOSURE

On a cash basis, UII paid $64,289 and $63,725 in interest expense through the third quarter of 1998 and 1997, respectively. UII paid $0 and $0 of federal income tax through the third quarter of 1998 and 1997, respectively.

UII acquired for $188,633 a note receivable from an outside party which was
payable  by  UTG.   Immediately  upon  acquisition  of  the  note,  it  was
contributed to UTG as a capital contribution.
                                    251

8.  SUMMARIZED FINANCIAL INFORMATION OF UNITED TRUST GROUP, INC.

The following provides summarized financial information for UII's 50% or less owned affiliate:

                                  September 30,    December 31,
ASSETS                               1998              1997
Total investments               $ 211,685,442  $    222,601,494
Cash and cash equivalents          28,107,672        15,763,639
Cost of insurance acquired         43,198,363        45,009,452
Other assets                       63,284,969        64,576,450
     TOTAL ASSETS               $ 346,276,446  $    347,951,035

            LIABILITIES     AND
SHAREHOLDERS' EQUITY
Policy liabilities              $ 267,501,535  $    268,237,887
Notes payable                      18,172,839        19,081,602
Deferred taxes                     11,060,688        12,157,685
Other liabilities                   4,370,834         4,053,293
     TOTAL LIABILITIES            301,105,896       303,530,467
Minority interests in              10,198,661        10,130,024
consolidated subsidiaries

Shareholders' equity
Common stock no par value          46,577,216        45,926,705
Authorized 10,000 shares -  100
issued
Unrealized   depreciation    of      (464,056)          (41,708)
investment in stocks
Accumulated deficit               (11,141,271)      (11,594,453)
     TOTAL SHAREHOLDERS' EQUITY    34,971,889        34,290,544
     TOTAL  LIABILITIES
      AND SHAREHOLDERS' EQUITY  $ 346,276,446  $    347,951,035

                              Three Months Ended     Nine Months Ended
                              September 30,          September 30,
                              1998          1997       1998          1997
Premium  and policy  fees,
 net of reinsurance         $ 6,243,869 $ 6,639,394 $ 20,586,429 $ 22,374,562
Net investment income         3,804,066   3,691,584   11,339,547   11,390,978
Other                         (415,552)    (114,869)    (775,915)     (79,666)
                              9,632,383  10,216,109   31,150,061   33,685,874
Benefits, claims and
 settlement expenses          6,217,272   6,467,739   19,331,772   21,047,453
Other expenses                3,672,468   4,505,752   12,175,402   13,319,624
                              9,889,740  10,973,491   31,507,174   34,367,077
Income (loss) before income tax and
   minority interest          (257,357)    (757,382)    (357,113)    (681,203)

Income tax (provision) credit  845,835      131,893    1,044,373      113,671

Minority  interest  income
of consolidated
   subsidiaries              (141,938 )     113,045     (234,076)      58,874
Net income (loss)           $ 446,540    $ (512,444)   $ 453,184   $ (508,658)


9.   ACCOUNTING AND LEGAL DEVELOPMENTS

THE FASB HAS ISSUED SFAS 130 ENTITLED REPORTING COMPREHENSIVE INCOME, WHICH IS EFFECTIVE FOR FINANCIAL STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 130 ESTABLISHES STANDARDS FOR REPORTING AND PRESENTATION OF COMPREHENSIVE INCOME AND ITS COMPONENTS IN A FULL SET OF FINANCIAL STATEMENTS. COMPREHENSIVE INCOME INCLUDES ALL CHANGES IN
SHAREHOLDERS' EQUITY, EXCEPT THOSE ARISING FROM TRANSACTIONS WITH SHAREHOLDERS, AND INCLUDES NET INCOME AND NET UNREALIZED GAINS (LOSSES) ON SECURITIES. SFAS 130 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD REQUIRED US TO MAKE ADDITIONAL DISCLOSURES IN THE CONSOLIDATED FINANCIAL STATEMENTS, BUT DID NOT AFFECT UII'S FINANCIAL POSITION OR RESULTS OF OPERATIONS.

ALL ITEMS OF OTHER COMPREHENSIVE INCOME REFLECT NO RELATED TAX EFFECT, SINCE UII HAS AN ALLOWANCE AGAINST THE COLLECTION OF ANY FUTURE TAX
BENEFITS. IN ADDITION, THERE WAS NO SALE OR LIQUIDATION OF INVESTMENTS REQUIRING A RECLASSIFICATION ADJUSTMENT FOR THE PERIOD PRESENTED.


THE FASB HAS ISSUED SFAS 131 ENTITLED, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, WHICH IS EFFECTIVE FOR FINANCIAL
STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 131 REQUIRES THAT A PUBLIC BUSINESS ENTERPRISE REPORT FINANCIAL AND DESCRIPTIVE INFORMATION ABOUT ITS REPORTABLE OPERATING SEGMENTS. OPERATING SEGMENTS ARE COMPONENTS OF AN ENTERPRISE ABOUT WHICH SEPARATE FINANCIAL INFORMATION IS AVAILABLE THAT IS EVALUATED REGULARLY IN DECIDING HOW TO ALLOCATE RESOURCES AND IN ASSESSING PERFORMANCE. SFAS 131 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD HAD NO AFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO REPORTABLE OPERATING SEGMENTS.

THE  FASB  HAS  ISSUED  SFAS  132  ENTITLED, EMPLOYERS'  DISCLOSURES  ABOUT
PENSIONS  AND  OTHER  POSTRETIREMENT  BENEFITS,  WHICH  IS  EFFECTIVE   FOR
FINANCIAL STATEMENTS FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 1997. SFAS 132 REVISES CURRENT DISCLOSURE REQUIREMENTS FOR EMPLOYER PROVIDED POST-RETIREMENT BENEFITS. THE STATEMENT DOES NOT CHANGE RETIREMENT MEASUREMENT OR RECOGNITION ISSUES. . SFAS 132 WAS ADOPTED AS OF JANUARY 1, 1998. ADOPTING THE NEW STANDARD HAD NO AFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO PENSION PLAN OR OTHER OBLIGATION FOR POST-RETIREMENT BENEFITS.

THE   FASB   HAS  ISSUED  SFAS  133  ENTITLED,  ACCOUNTING  FOR  DERIVATIVE
INSTRUMENTS AND HEDGING ACTIVITIES, WHICH IS EFFECTIVE FOR ALL FISCAL QUARTERS OF FISCAL YEARS BEGINNING AFTER JUNE 15, 1999. SFAS 133 REQUIRES THAT AN ENTITY RECOGNIZE ALL DERIVATIVES AS EITHER ASSETS OR LIABILITIES IN THE STATEMENT OF FINANCIAL POSITION AND MEASURE THOSE INSTRUMENTS AT FAIR VALUE. IF CERTAIN CONDITIONS ARE MET, A DERIVATIVE MAY BE SPECIFICALLY DESIGNATED AS A SPECIFIC TYPE OF EXPOSURE HEDGE. THE ACCOUNTING FOR CHANGES IN THE FAIR VALUE OF A DERIVATIVE DEPENDS ON THE INTENDED USE OF THE DERIVATIVE AND THE RESULTING DESIGNATION. THE ADOPTION OF SFAS 133 IS NOT EXPECTED TO HAVE A MATERIAL EFFECT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS, SINCE THE COMPANY HAS NO DERIVATIVE OR HEDGING TYPE INVESTMENTS.
                                   254

                                                                 APPENDIX A

                   AGREEMENT AND PLAN OF REORGANIZATION

        AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated March 31, 1998, by and between United Income, Inc., an Ohio corporation ("UII"), and United Trust, Inc., an Illinois corporation ("UTI").

                                WITNESSETH:

        UTI and UII have reached an agreement to combine their companies through a merger (the "Merger") of UII into UTI. UTI and UII jointly own 100% of the outstanding capital stock of United Trust Group, Inc., an
Illinois corporation ("UTG"). Immediately after closing, UTG shall be liquidated and UTI's name will be changed to United Trust Group, Inc. UTI and UII now wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

      Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, UTI and UII hereby agree as follows:

     1.REPRESENTATIONS AND WARRANTIES OF UTI. UTI hereby represents and warrants to UII as follows:

  1.1 Organization and Standing. UTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the certificate of incorporation and bylaws of UTI have been delivered to UII, and such copies are complete and correct and in full force and effect on the date hereof.

  1.2 Capitalization. UTI's entire authorized capital stock consists of 3,500,000 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of May 4, 1998, there were 1,655,200 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

  1.3 Financial Statements. UTI has delivered to UII copies of UTI's audited consolidated financial statements for the fiscal years ended December 31, 1996, 1997 and unaudited financial statements for the six month periods ended June 30, 1997 and June 30, 1998. These financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements (except as may be stated in the notes to such statements), and present fairly the consolidated financial position and consolidated results of operations of UTI and its subsidiaries at the dates of and for the periods covered thereby. UTI also has delivered to UII copies of UTI's Form 10-K's, Form 10-Q's, Form 8-K's and proxy statements filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") in respect of or during the three years ended December 31, 1996 and thereafter through the date hereof. All such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

  1.4  Absence  of Certain Changes, Events or Conditions.  Since  June  30,
1998, there has not been any change in UTI's consolidated financial position, results of operations, assets, liabilities, net worth or business, other than as described in a schedule heretofore delivered to UII referring to this Section 1.4 and changes in the ordinary course of business which have not been materially adverse.

  1.5 Litigation, etc. Except as described in a schedule heretofore delivered to UII referring to this Section 1.5, there is no pending litigation or other claim or matter against or relating to UTI, its properties or business, or the transactions contemplated by this Agreement, which, under Statement No. 5 of the Financial Accounting Standards Board, would require disclosure in footnotes to, or accrual in, the consolidated financial statements of UTI.

  1.6 Information for Proxy Statement. The information and data provided and to be provided by UTI for use in the Registration Statement and the Proxy Statement referred to in Section 5, when such Registration Statement becomes effective and at the time of mailing of the Prospectus and Proxy Statement included therein to UTI and UII stockholders pursuant to Section 5, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  1.7 No Conflict With Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any material violation, termination or modification of, or conflict with, any terms of any material contract or other instrument to which UTI is a party, or of any material judgment, decree or order applicable to UTI.

  1.8   Authority.   The  execution,  delivery  and  performance  of   this
Agreement by UTI have been authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of UTI subject to the discretion of a court of equity and subject to bankruptcy insolvency and similar laws affecting the rights of creditors generally.

  1.9 Validity of Common Stock to Be Issued. Subject to the approval by the stockholders of UTI, the shares of UTI Common Stock to be issued by UTI in connection with the Merger have been duly authorized by UTI's board of directors for issue and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

     2. REPRESENTATIONS AND WARRANTIES OF UII. UII hereby represents and warrants to UTI as follows:

  2.1 Organization and Standing. UII is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. UII has delivered to UTI a true and complete schedule referring to Section 2.1 and listing all of its (i) corporate officers ("Officers"), (ii) members of the board of directors ("Directors") and (iii) subsidiaries of which 20% or more of the common stock is directly or indirectly owned by UII.

  2.2 Capitalization. UII's entire authorized capital stock consists of 2,310,001 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of September 30, 1998, there were 1,391,919 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

  2.3 Financial Statements. UII has delivered to UTI copies of the following: UII's audited consolidated financial statements for the fiscal years ended December 31, 1995, 1996 and 1997 and unaudited financial statements for the six month periods ended June 30, 1997 and June 30, 1998. These financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and, at the dates of and for the periods covered thereby, present fairly the consolidated financial position and results of operations of UII and its subsidiaries. UII also has delivered to UTI copies of UII's Form 10-K's, Form 10-Q's, Form 8-K's and proxy statements filed with the Securities and Exchange Commission pursuant to the Exchange Act in respect of or during the three years ended December 31, 1997 and thereafter through the date hereof. All such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.


  2.4 No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheets included within UII's financial statements referred to in Section 2.3, at the date of such statements UII had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be shown, disclosed or indicated in a balance sheet or explanatory notes or information supplementary thereto, including, without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any period prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, prior thereto.

  2.5 Absence of Certain Changes, Events or Conditions. Since December 31, 1997, there has not been any change in UII's financial position, results of operations, assets, liabilities, net worth or business, other than as described in a schedule heretofore delivered to UTI referring to this Section 2.5 and changes in the ordinary course of business which have not been materially adverse.

  2.6 Litigation, etc. Except as described on a schedule heretofore delivered to UTI and referring to this Section 2.6, there is no litigation, proceeding or governmental investigation pending or threatened, and, so far as is known to UII, there is no such litigation, proceeding or governmental investigation which is probable of assertion in the reasonable opinion of UII's officers, against or relating to UII, its properties or business, or the transactions contemplated by this Agreement. UII is not subject to any order of any court, regulatory commission, board or administrative body entered in any proceeding to which they are a party or of which they have knowledge.

  2.7 Compliance. UII has all licensed, permits, approvals and other authorizations, and have made all filings and registrations, necessary in order to enable them to conduct their businesses in all material respects. UII has heretofore delivered a schedule to UTI referring to this Section
2.7 which fairly and accurately summarizes or lists all licenses, permits, approvals, authorizations and regulatory matters relating to UII.

  UII has complied with all applicable laws, regulations and ordinances to the extent material to their businesses. The schedule referred to in this
Section 2.7 fairly and accurately describes all instances, known to the Officers or Directors of UII, in which UII is not currently in compliance with any applicable law, regulation or ordinance.

  2.8 Information for Proxy Statement. The information and data provided and to be provided by UII for use in the Registration Statement and the Proxy Statement referred to in Section 5, when such Registration Statement becomes effective and at the time of mailing of the Prospectus and Proxy Statement included therein to UTI and UII stockholders, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

  2.9 No Conflict With Other Documents. Except as described in a schedule heretofore delivered to UTI and referring to this Section 2.9, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, any term of any contract or other instrument to which UII is a party, or of any judgment, decree or order applicable to UII, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of UII.

  2.10 Authority. The execution, delivery and performance of this Agreement by UII have been authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of UII subject to the discretion of a court of equity and subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

  2.11  Contracts.   Except as shown on a schedule  delivered  to  UTI  and
referring to this Section 2.11, UII is not a party to or subject to: (a) any employment contract with any officer, consultant, director or employee;
(b) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (c) any contract or agreement with any labor union; (d) any lease of real or personal property with a remaining term in excess of one year (except for normal office equipment); (e) any instrument creating a lien or evidencing or related to indebtedness for borrowed money; (f) any contract containing covenants not to enter into or consummate the transactions contemplated hereby or which will be terminated or modified by the carrying out of such transactions; or (g) any other contract or agreement with a value exceeding $25,000 not of the type covered by any of the other specific items of this Section 2.11. Each of the instruments described in such schedule is valid and in full force and effect, and a true and complete copy thereof has heretofore been delivered to UTI. UII is not in default, or alleged to be in default, under any agreement, instrument or obligation to which it is a party or by which it is bound, in any material respect, nor, in the reasonable opinion of UII's Officers, is any such agreement, instrument or obligation unduly burdensome. Except as shown on such schedule, the consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under any such agreement or provide any right of termination to any party thereto other than UII. No party with whom UII has an agreement which is of any material importance to UII is in default thereunder in any material respect. Except as set forth in the schedule referred to in this Section 2.11, since September 30, 1997 UII has not taken any action which would have violated
Section 4.1 had this Agreement been dated September 30, 1997.

  2.12 Tax Matters. The provisions made for taxes on the December 31, 1997 and June 30, 1998 consolidated balance sheets referred to in Section
2.3 are sufficient for the payment of all unpaid taxes of the entities included therein, whether or not disputed. The United States federal income tax returns of UII have been audited by the Internal Revenue Service (or are no longer subject to audit) for all years to and including December 31, 1994. Except as described on a schedule heretofore delivered to UTI and referring to this Section 2.12, with respect to UII, there are no proposed additional taxes, interest or penalties with respect to any year examined or not yet examined, and except as set forth in said schedule none of such entities has entered into any agreements extending the statute of limitations with respect to any federal or state taxes. UII has provided to UTI true and complete copies of the federal and state income tax returns of UII for the three years ended December 31, 1997, together with true and complete copies of all reports of any taxing authority relating to examinations thereof which have been delivered to UII.

  2.13 Title to Properties; Absence of Liens and Encumbrances, etc. UII has good and marketable title to all their properties and assets, real and personal (including those reflected in the consolidated balance sheets contained in the financial statements referred to in Section 2.3, except as sold or otherwise disposed of in the ordinary course of business from the date thereof), in each case free and clear of all liens and encumbrances, except those shown in such financial statements, the lien of current taxes not yet in default or payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or currently planned business use, of the properties subject thereto or affected thereby, or impair business operations.

     3. COVENANTS OF UTI. UTI covenants to UII that, except as otherwise consented to in writing by UII after the date of this Agreement:

  3.1 Authorized Stock Increase and Reservation. UTI will solicit and will use its best efforts to cause its stockholders to increase the authorized Common Stock of UTI from 3,500,000 shares to 7,000,000 shares. If such increase is obtained, UTI will keep available a sufficient number of shares of UTI Common Stock for issuance and delivery to the stockholders of UII between the date hereof and the closing of the transactions contemplated by this Agreement.

  3.2  Consents.   UTI will take all necessary corporate or  other  action,
and use its best efforts to obtain all consents and approvals, required for consummation of the transactions contemplated by this Agreement.

  3.3 Meeting of Stockholders. UTI will duly call and convene a meeting of its stockholders to act upon the Merger, the increase in authorized Common Stock of UTI and the other transactions contemplated by this Agreement as soon as practicable, and the Board of Directors of UTI will recommend a favorable vote thereon. UTI will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement.

  3.4 Conditions to be Satisfied. UTI will use its best efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied and to cause the officers and directors to UTI to cooperate to that end.

     4. COVENANTS OF UII. UII covenants to UTI that, except as otherwise consented to in writing by UTI after the date of this Agreement:

  4.1 Conduct of Business. After the date of this Agreement, with respect to UII (a) its business will be conducted only in the ordinary course; (b) it will not enter into or amend any employment contract with any officer, consultant, or employee; (c) there shall be no change in any of its pension, retirement or similar benefits nor any increase in salaries of any of its executive officers except for ordinary increases in accordance with UII's established practice; (d) it shall not incur any liability for borrowed money, encumber any of its assets or enter into any agreement relating to the incurrence of additional debt (other than in connection with purchases or leases of equipment which would not have been required to be listed on the schedule provided under Section 2.11 or short term bank credit, entered into in the ordinary course of operations); (e) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the good will of its independent agents; (f) no change shall be made in its charter documents or bylaws; (g) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock and, it shall not enter into any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (h) no dividend or other distribution or payment shall be declared or paid in respect of the UII Common Stock or the UII Preferred Stock.

  4.2 Information. UII will give to UTI and UTI's officers, accountants, counsel and other representatives reasonable access, during normal business hours throughout the period prior to the closing of the transactions contemplated by this Agreement, to the properties, books, contracts, commitments and records of UII. UII will furnish to UTI during such period all such information concerning UII and its business and properties as UTI may reasonably request.

  4.3 Meeting of Stockholders. UII will duly call and convene a meeting of its stockholders to act upon the transactions contemplated by this Agreement as soon as practicable, and the Board of Directors of UII will recommend a favorable vote thereon. UII will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement.

  4.4 Consents. UII will take all necessary corporate or other action and use its best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

  4.5 Conditions To Be Satisfied. UII will use its best efforts to cause all of the conditions described in Articles 7 and 8 of this Agreement to be satisfied and to cause the Officers and Directors of UII to cooperate to that end.

     5. S-4 REGISTRATION STATEMENT AND PROXY STATEMENT. As promptly as practical, each of UTI and UII will file proxy materials under the Exchange Act, and UTI will file a registration statement on Form S-4 under the Securities Act of 1933, with the Securities and Exchange Commission, to permit the solicitation of proxies under the Exchange Act and the offering and delivery of shares of UTI Common Stock to the stockholders of UII in connection with the Merger. Each of UTI and UII will exert its best efforts to cause such registration statement to become effective as soon as practicable, and UTI and UII agree to cooperate in such efforts. The registration statement and the proxy statement in the form in which they exist when the proxy statement is actually first mailed to the stockholders of UTI and UII are herein referred to as the "Registration Statement" and the "Proxy Statement". Upon the effectiveness of the Registration Statement, each of UTI and UII will cause the Proxy Statement to be delivered to its stockholders entitled to vote on the Merger at least 20 days prior to the date of the meeting of its stockholders that is called to act upon the Merger in accordance with applicable law.

     6. MERGER OF UII AND UTI. Subject to the terms and conditions of this Agreement, UTI and UII agree to effect the following transactions at the Closing (as defined in Section 6.10):

  6.1  Conditions.   UTI and UII will each deliver to the other  reasonably
appropriate evidence of the satisfaction of the conditions, contained in Sections 7 and 8, to their respective obligations hereunder.

  6.2  Increase  in  Authorized  UTI  Common  Stock.   The  certificate  of
incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000.
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
  6.3 Merger. At the time of Closing UII will be merged with and into UTI (the "Merger") pursuant to the provisions and with the effect provided in the Illinois Business Corporation Act and the Ohio General Corporation Law, and in the Agreement of Merger, including without limitation the liquidation of UTG into UTI immediately following the merger and the assumption by UTI of all liabilities and obligations of UII. The Agreement of Merger shall be filed with the Secretary of State of each Illinois and Ohio on the date of Closing. UTI will be the surviving corporation in the Merger and its corporate name will be changed to United Trust Group, Inc. ("UTG").

  6.4 Conversion of Shares. The manner and basis of converting the UII Common Stock into shares of UTG Common Stock are as follows. Each (one) share of UII Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by UII as treasury stock, if any, which shares shall be cancelled and extinguished), and all rights in respect thereof, shall by virtue of the Merger, without any action by the holder thereof, be converted into one share of UTG Common Stock (subject to adjustment for any stock split, reverse stock split and stock dividend with respect to UTI Common Stock from the date hereof to the Closing). From and after the Closing, each certificate converted pursuant to this Section 6.3 which theretofore represented shares of UII Common Stock shall evidence ownership of shares of UTG Common Stock on the basis herein above set forth, and the conversion shall be complete and effective at the effective time of the Merger.

  6.5 Issuance of Certificates. As soon as practicable after the Closing of the Merger, UTG will mail a letter of instruction and new stock certificate of UTG Common Stock ("New Shares") to each UTI and UII shareholder replacing their UTI Common Stock certificate and UII Common Stock certificate ("Old Shares"). The Old Shares will be considered null and void. Shareholders should not forward their certificates representing the Old Shares before receiving their instructions.

  6.6 Surrender of Certificates. As soon as practicable after the Closing of the Merger, UTI will mail to each UII shareholder a form letter of transmittal and instructions for surrendering certificates representing their share of UII Common Stock and for receiving shares of UTG Common Stock pursuant to the Merger.

  6.7 Procedure. UTI shall have the right to make rules, not inconsistent with the terms of this Agreement, governing any of the foregoing procedures contemplated by this Section 6.

  6.8 UII Transfer Books Closed and Stock Delisted. On the date of the Closing, the stock transfer books of UII shall be deemed closed, and no transfer of shares of UII shall be made thereafter. UII shall notify the National Association of Securities Dealers, and the transfer agent and registrar for the shares of UII capital stock, at least 10 calendar days before the anticipated date of the Closing, that no transfer of shares will be made after that date

  6.9 Effective Date. The closing of the transactions (the "Effective Date") contemplated by this Agreement shall take place at the executive offices of UII beginning at 2:00 p.m. on the first business day following the day upon which the UTI and UII stockholders meetings to approve the Merger were held, or at such other time and place as may be agreed upon by UTI and UII; provided, that if all of the conditions specified in this Agreement have not been satisfied or waived as of such date, the Closing shall be postponed until two business days following the satisfaction or waiver of all of the conditions of this Agreement. In accordance with
Section 13, this Agreement may be terminated at the election of either party if Closing does not occur on or before December 31, 1998.

     7. CONDITIONS TO UTI'S OBLIGATIONS. Unless waived by UTI in writing at its sole discretion, all obligations of UTI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

  7.1 Representations, Warranties and Covenants. The representations and warranties of UII contained in Section 2 of this Agreement shall be true at and as of the date of the Closing and, except as otherwise clearly contemplated hereby, shall be deemed made again at and as of such date and be true as so made again; UII shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. UTI shall have received from UII a certificate or certificates in such reasonable detail as UTI may reasonably request, signed by the President or a Vice-President of UII and dated the date of Closing, to the effect stated in this Section 7.1 and with respect to the fulfillment of the conditions set forth in Sections 7.2 through 7.7.

  7.2 Approval of Stockholders. The transactions shall have been duly approved by (i) a favorable vote of the holders of at least two-thirds of the issued and outstanding shares of each of the UTI Common Stock entitled to vote thereon, and (ii) a favorable vote of the holders of a majority of the issued and outstanding UII Common Stock entitled to vote thereon.

  7.3 Approvals of Governmental Authorities. All governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

  7.4 Accuracy of Prospectus and Proxy Statement. On and as of the dates of the meetings of stockholders of UTI and UII at which action is to be taken on the transactions contemplated hereby, the Proxy Statement and the Registration Statement shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

  7.5 No Adverse Proceedings or Events. No suit, action or other proceedings against UTI or UII or their officers and directors shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

  7.6 Consents and Actions; Contracts. All requisite consents of any third parties and other actions which UII has covenanted to use its best efforts to obtain and take under Section 4.4 hereof shall have been obtained and completed.

  7.7  Increase  in  Authorized  UTI  Common  Stock.   The  certificate  of
incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000 and its corporate name changed to United Trust Group, Inc.

     8. CONDITIONS TO UII'S OBLIGATIONS. Unless waived by UII in writing at its sole discretion, all obligations of UII under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

  8.1 Representations, Warranties and Covenants. The representations and warranties of UTI contained in Section 1 shall be true at and as of the date of the Closing and, except as otherwise clearly contemplated hereby, shall be deemed made again at and as of such date and be true as so made again; UTI shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and UII shall have received from UTI a certificate or certificates in such reasonable detail as UII may reasonably request, signed by the President or a Vice President of UTI and dated the date of Closing, to the effect stated in this Section 8.1 and with respect to the fulfillment of the conditions set forth in Sections 8.2 through 8.7.

  8.2 Approval of Stockholders. The transactions contemplated by this Agreement shall have been duly approved by (i) a favorable vote of the holders of at least two-thirds of the issued and outstanding shares of UTI Common Stock entitled to vote thereon, and (ii) a favorable vote of the holders of a majority of the issued and outstanding shares of UII Common Stock entitled to vote thereon.

  8.3 Approvals of Governmental Authorities. All governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

  8.4 Accuracy of Prospectus and Proxy Statement. On and as of the dates of the meetings of stockholders of UTI and UII at which action is to be taken on the transactions contemplated hereby, the Proxy Statement and the Registration Statement shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

  8.5 No Adverse Proceedings or Events. No suit, action or other proceeding against UTI or UII or their officers and directors, or the consummation of the transactions contemplated by this Agreement, shall have been instituted and resulted in the entry of a court order (which has not been subsequently dismissed, terminated or vacated) enjoining, either temporarily or permanently, the consummation of the transactions contemplated by this Agreement.

  8.6 Consents and Actions. All requisite consents of any third parties or other actions which UTI has covenanted to use its best efforts to obtain and take under Section 3.2 shall have been obtained and completed.

  8.7  Increase  in  Authorized  UTI  Common  Stock.   The  certificate  of
incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000.

     9. BROKERS AND ADVISORS. Each of UTI and UII represents and warrants to the other that the transactions contemplated by this Agreement have been negotiated directly between them and their respective counsel, without the intervention of any person which might give rise to a valid claim against any of them for a brokerage commission, finder's fee, counseling or advisory fee, or like payment, and each agrees to indemnify the other against any such liability.

     10. UPDATING OF CERTAIN CONDITIONS. The requirement for the continuing accuracy of the representations and warranties set forth in
Section 7.1 and 8.1 shall be subject to the following provisions. Each of UTI and UII will promptly furnish to the other any information which, either before or after the time of the mailing of the Proxy Statement and Prospectus included in the Registration Statement, shall be necessary in order to make the representations and warranties in Section 1.6 and 2.8 true as of the time of the meetings of the UTI and UII stockholders, the Closing and any earlier date subsequent to the mailing of the Proxy Statement. In the event that any such information would or might, in the absence of any other action, cause the non-fulfillment of the conditions of this Agreement due to a possible material adverse change or otherwise, a determination shall be made by the Board of Directors of UTI in the case of information pertaining to UII and by the Board of Directors of UII in the case of information pertaining to UTI whether or not to continue the transaction; and, if the transaction is continued, UTI and UII shall each take such action as may be necessary to amend or supplement the Proxy Statement and Registration Statement. If action is taken to continue the transaction and so to amend or supplement the Proxy Statement or Registration Statement, the supplemental or amended information included therein shall be deemed to modify the requirements for the continuing accuracy of any previous information, and shall be deemed part of the Proxy Statement and Registration Statement.

     11. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. Expenses of printing this Agreement, the Proxy Statement and Registration Statement and any other documents used in the transactions contemplated hereunder shall be divided equally between UTI and UII. The fee for registration under the Securities Act of 1933 of the shares of UTI Common Stock to be issued upon conversion of shares of UII capital stock shall be paid by UTI.

     12. NOTICES. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, shall be addressed to each company's principal executive offices as shown on the cover page of the most recent SEC report delivered by such company pursuant to Section 1.3 or 2.3 of this Agreement, as the case may be.

     All such notices, requests, demands or communication shall be mailed postage prepaid, first class mail, or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

     13. AMENDMENTS AND TERMINATION. UTI and UII by mutual consent of their respective Boards of Directors or authorized committees or officers may amend this Agreement in such manner as may be agreed upon only by a written instrument executed by UTI and UII, whether before or after the meetings of the stockholders of UTI and UII, at which action upon the transactions contemplated hereby is to be taken; provided, however, that after the requisite approval of the stockholders has been obtained, neither UTI nor UII shall consent to any amendment or modification which would change the provisions with respect to the transactions contemplated by this Agreement in any manner which would materially and adversely affect the rights of UTI's or UII's stockholders. UTI and UII, by mutual consent of their Boards of Directors, may terminate this Agreement at any time prior to the Closing and, unless otherwise specifically provided in such consent, any such termination shall be without liability on the part of UTI or UII except as provided in Section 11.

     UTI or UII may at its election terminate this Agreement and the Merger in the event that any condition for it to close has not been met or waived by it in its sole discretion, or if for any reason the Merger shall not have become effective on or before December 31, 1998.

     Any Such termination shall be without liability to UTI or UII except as provided in Section 11 and except to the extent that such termination was caused by the knowing or intentional material breach of covenants, representations, or warranties contained in this Agreement.

     14. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     15. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. It is understood, recognized, and agreed that the validity of this Agreement and the enforceability of any provision hereof, whether before or after the Closing, are subject to bankruptcy and insolvency laws affecting the rights of creditors generally.

     16. SURVIVAL. The respective representations, certifications and warranties of the parties hereto, including those made in or resulting from any certificates, instruments or other documents delivered pursuant to this Agreement, shall expire with and be terminated and extinguished by the Closing hereunder, and thereafter no party hereto shall be under any liability whatsoever with respect to any such representation, certification or warranty, it being intended that the sole remedy of any party for a breach of any such representation, certification or warranty shall be to elect not to proceed with the Closing hereunder if such breach has resulted in a condition to such party's obligations hereunder not being satisfied. The foregoing shall not be applicable to any knowing or intentional breach of this Agreement or to any knowing or intentional misrepresentation, certification or warranty, as to each of which, all legal remedies of the party adversely affected may be enforced and shall survive the Closing hereunder.

     IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by its undersigned officer thereunto duly authorized on the date first above written.


ATTEST:                     UNITED TRUST, INC.



/s/ George E. Francis
George E. Francis                  By: /s/ Larry E. Ryherd
Secretary                          Larry E. Ryherd,
                                   Chief Executive Officer



[CORPORATE SEAL]





ATTEST:                     UNITED INCOME, INC.



/s/ George E. Francis
George E. Francis                  By:/s/ James E. Melville
Secretary                          James E. Melville
                                   President



[CORPORATE SEAL]
                                                                  Exhibit A
                                                      To Agreement and Plan
                                                          Of Reorganization

                     AGREEMENT AND ARTICLES OF MERGER

                                  Merging

                            UNITED INCOME, INC.

                    a corporation of the State of Ohio

                               With and Into

                             UNITED TRUST INC.

                  a corporation of the State of Illinois

      Agreement and Articles of Merger, dated June 25, 1998, by and between United Trust, Inc., an Illinois corporation ("UTI"), and United Income, Inc., an Ohio corporation ("UII"), said corporations being together hereinafter sometimes referred to as the "constituent Corporations".

      Whereas, UTI is a corporation duly organized and existing under the laws of the State of Illinois and has authorized capital stock of 3,500,000 shares of Common Stock, no par value, of which 1,912,239 shares are issued and outstanding with 257,039 shares being held in the treasury and 150,000 shares of Preferred Stock, par value $100 per share of which no shares are outstanding.

      Whereas, UII is a corporation duly organized and existing under the laws of the State of Ohio and has authorized capital stock of 2,310,001 shares of Common Stock, no par value, of which 1,569,509 shares are issued and outstanding with 177,590 shares being held in the treasury and 150,000 shares of Preferred Stock, par value $100 per share of which no shares are outstanding.

       Whereas, the Board of Directors of each of the Constituent Corporations has adopted resolutions declaring advisable and to the best interests of the Constituent Corporations and their respective stockholders that UII be merged with and into UTI, and that simultaneously UTI will change its name to United Trust Group, Inc. (the "Surviving Corporation"), under and pursuant to the Illinois Business Corporation Act and the Ohio General Corporation Law, and on the terms and conditions herein contained (the "Merger").

                                 ARTICLE I

      1.1 UTI and UII agree to effect the Merger of UII with and into UTI. UTI and UII jointly own 100% of the outstanding capital stock of United Trust Group, Inc., an Illinois corporation ("UTG"). Immediatley following the merger, UTI will liquidate UTG. UTI will change its name to UTG and shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Illinois. The name of the Surviving Corporation shall be "United Trust Group, Inc". The terms and conditions of the Merger and the manner of carrying the same into effect are as set forth in this Agreement and Articles of Merger (hereinafter referred to as this "Agreement").

     1.2 The Certificate of Incorporation of UTI, as in effect immediately prior to the Effective Date, until further amended, shall be and constitute the Certificate of Incorporation of the Surviving Corporation, and an amendment to said Certificate of Incorporation shall be effected as a result of the Merger to reflect its name change to United Trust Group, Inc.

     1.3 The Bylaws of UTI, as in effect immediately prior to the Effective Date, until further amended, shall be and constitute the Bylaws of the Surviving Corporation.

     1.4 The Board of Directors of UTI shall not be changed as a result of the Merger.

     1.5 The officers of UTI shall not be changed as a result of the Merger.

                                ARTICLE II
     2.1 The existence of UII shall cease on the Effective Date of the Merger, and the existence of UTI shall continue unaffected and unimpaired by the Merger. On the Effective Date of the Merger, in addition to the general powers of corporations, UTI shall enjoy the rights, franchises and privileges possessed by each of the Constituent Corporations, subject to the restrictions, liabilities, duties and provisions of a corporation organized under the Illinois Business Corporation Act; and all the rights, privileges, franchises and interest of each of the Constituent Corporation, and all the property, real, personal and mixed, and all the debts due on whatever account to either of them, as well as all stock subscriptions, securities and other things in action belonging to either of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, without further act or deed; and all claims, demands, property and every interest shall be the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to all real estate, taken by deed or otherwise vested in any of the Constituent
Corporation, shall not be deemed to revert or deemed to be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; provided, however, that rights of creditors and all liens upon any property of any of the Constituent Corporations shall not in any manner be impaired, nor shall any liability or obligation due or to become due, or any claim or demand for any cause existing against any such corporation be released or impaired by such Merger; but the Surviving Corporation shall be deemed to have assumed and shall be liable for liabilities and obligations of either of the Constituent Corporations, in the same manner as if the Surviving Corporations, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations.

     2.2 The Surviving Corporation may be served with process in the State of Ohio in any proceeding therein for enforcement of any obligation of UII as well as for enforcement of any obligation UII or the Surviving Corporation arising from the Merger, and the Surviving Corporation does hereby irrevocably appoint the Secretary of State of Ohio as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed to said agent is c/o United Trust Group, Inc., 5250 South Sixth Street Road, Springfield, Illinois 62703, until UTG shall have hereafter designated in writing to the said agent a different address for such purpose. Service of such process may be made by personally delivering to and leaving with said agent duplicate copies of such process, one of which copies the agent shall forthwith send by registered mail to UTG at the above address.

     2.3 The Surviving Corporation will promptly pay to dissenting stockholders of UII the amount, if any, to which they are entitled under the relevant provisions of the Ohio General Corporation Law.

     2.4 Subject to the terms and conditions herein provided, this Agreement shall be certified, executed and acknowledged to comply with applicable filing and recording requirements of the Illinois Business Corporation Act and the Ohio General Corporation Law on the closing date referred to in Section 6.8 of that certain Agreement and Plan of
Reorganization,    dated                   ,   between   the    Constituent
Corporations (the "Acquisition Agreement"), (the date of such certification, execution and acknowledgment being herein referred to as the "Closing Date"). On the Closing Date or as soon thereafter as practicable, a certified Agreement and Articles of Merger incorporating this Agreement shall be filed pursuant to Illinois Business Corporation Act and the Ohio General Corporation Law with the Secretary of State of Illinois and Ohio, respectively, and a certified copy thereof shall be recorded in the Office of the Recorder of the appropriate county or counties in Illinois and Ohio, respectively. This Agreement shall become effective in the State of Illinois at the close of business on the day on which such filing is completed, and shall become effective in the State of Ohio upon the issuance by the Secretary of State of Ohio of a Certificate of Merger (the latter of which dates is herein referred to as the "Effective Date").

                                ARTICLE III

  3.1 The manner of converting or exchanging the shares of UII into shares of UTI shall be as hereinafter set forth in this Article III.

  3.2 Each share of UTI Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be an issued and outstanding share of UTI, fully paid and non-assessable.

  3.3 Each share of UII Common Stock issued and outstanding immediately prior to the Effective Date (excluding shares of UII Common Stock held by UII as treasury stock, which shares shall be cancelled and extinguished at the Effective Date) and all rights in respect thereof shall, upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into one share of UTI Common Stock.

  3.4 Each share of UTI Common Stock issued pursuant to this Article III shall be fully paid and non-assessable. From and after the Effective Date, each certificate which theretofore represented shares of UII Common Stock shall evidence ownership of shares of the UTI Common Stock on the basis hereinabove set forth, and the exchange and conversion shall be complete and effective on the Effective Date without regard to the date or dates on which outstanding UII Common Stock shall be cancelled.

  3.5 On the Effective Date, UTI will deliver to the Exchange Agent certificates representing the number of shares of UTI Common Stock that will be required for delivery to the stockholders of UII pursuant to the Merger, and will take such further action as may be necessary in order that certificates for shares of the UTI Common Stock may be delivered to the stockholders of UII. Dividends or other distributions payable after the Effective Date to holder of record in respect of such shares of the UTI Common Stock issued in exchange for UII Common Stock shall not be paid to holders thereof until certificates evidencing the UII Common Stock are surrendered for exchange as aforesaid.

                                ARTICLE IV

  4.1 The obligations of UTI and UII to effect the Merger shall be subject to all of the terms and conditions of the Acquisition Agreement.

  4.2 This Agreement may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Acquisition Agreement.

  4.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed and original but all of which together shall constitute but one instrument.

  IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be duly executed by its duly authorized officer, attested to by its Secretary and its corporate seal, all as of the date first above written.


                                     UNITED TRUST, INC.

ATTEST:



George E. Francis                       Larry E. Ryherd
     Secretary                           Chief Executive Officer


[CORPORATE SEAL]

                                     UNITED INCOME, INC.

ATTEST:



George E. Francis                       James E. Melville
  Secretary                            President



[CORPORATE SEAL]

  THE UNDERSIGNED, Chief Executive Officer of United Trust Inc. who executed on behalf of said corporation the foregoing Agreement and Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                   Larry E. Ryherd
                                     Chief Executive Officer


     THE UNDERSIGNED, President of United Income, Inc. who executed on behalf of said corporation the foregoing Agreement and articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Agreement and articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                   James E. Melville
                                         President

                            UNITED INCOME, INC.

                          Secretary's Certificate

      I, George E. Francis, Secretary of United Income, Inc., an Ohio corporation ("UII"), do hereby certify, in accordance with the provisions of the Ohio General Corporation Law, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of UII and signed under its corporate seal by officers of UII thereunto duly authorized, was duly approved and adopted by the Stockholders of UII on the 27th day of October, 1998 at a Special Meeting of the shareholders of UII, that at the time of said meeting UII had outstanding 1,391,919 shares of its common stock, and no other shares of
capital stock; that at said meeting              shares of UII common stock
were voted in favor of, and                 shares of UII common stock were
voted against, the plan of merger.

     Witness my hand and the seal of UII this 27th day of October, 1998.



                                        George E. Francis,
                                               Secretary


[CORPORATE SEAL]

                            UNITED TRUST, INC.

                          Secretary's Certificate

      I, George E. Francis, Secretary of United Trust, Inc., an Illinois corporation ("UTI"), do hereby certify, in accordance with the provisions of the Illinois Business Corporation Act, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of UTI and signed under its corporate seal by officers of UTI thereunto duly authorized, was duly approved and adopted by the Stockholders of UTI on the 27th day of October, 1998 at a Special Meeting of the shareholders of UTI, that at the time of said meeting UTI had outstanding 1,655,200 shares of its Common Stock, and no other shares of
capital stock; that at said meeting              shares of UTI Common Stock
were  voted in favor of, and                     shares of UTI Common Stock
were voted against, the plan of the Agreement of Merger.

  Witness my hand and the seal of UTI this 27th day of October, 1998.



                                        George E. Francis,
                                               Secretary


[CORPORATE SEAL]

                         CERTIFICATE OF EXECUTION

  The foregoing Agreement of Merger, having been duly entered into and signed by United Trust Inc., an Illinois corporation ("UTI") and United Income, Inc., an Ohio corporation ("UII"), and having been duly adopted by the stockholders of UTI and the stockholders of UII, all in accordance with the provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law; the Chief Executive Officer of UTI and the Senior Executive Vice President of UII do now hereby re-execute said Agreement of Merger under the respective corporate seals of UTI and UII, attested by the respective secretaries of UTI and UII, by authority of and as the act, deed and agreement of UTI and UII, respectively, on this 27th day of October 1998.

                                   UNITED TRUST, INC.


ATTEST:



George E. Francis                       Larry E. Ryherd
  Secretary                             Chief Executive Officer



[CORPORATE SEAL]

                                   UNITED INCOME, INC.



ATTEST:




George E. Francis                       James E. Melville
  Secretary                             President



[CORPORATE SEAL]

                                                                 APPENDIX B
                       Sections 1701.84 and 1701.85
                       Ohio General Corporation Law

                   RIGHTS OF DISSENTING STOCKHOLDERS OF
                            UNITED INCOME, INC.


    1701.84 Persons entitled to relief as dissenting shareholders.

The  following  are  entitled  to relief as dissenting  shareholders  under section 1701.85 of the Revised Code;

     (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781 [1701.78.1], 1701.79, 1701.791 [1701.79.1], or
1701.801 [1701.80.1] of the Revised Code;

     (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1071.78 or 1701.781 [1701.78.1] of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

     (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

     (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

      (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 [1701.80.1] of the Revised Code.

     (F) Dissenting shareholder's demand for fair cash value of shares.

     1701.85   Dissenting shareholder's demand for fair cash value of shares.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect to the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation,  which  in  case  of a merger  or  consolidation  may  be  the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505, of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholder of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

     (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.
                                   276

                                                                 APPENDIX C

                        Section 5/11.65 and 5/11.70
                     Illinois Business Corporation Act
                   RIGHTS OF DISSENTING STOCKHOLDERS OF
                            UNITED TRUST, INC.


     5/11.65 RIGHT TO DISSENT. - (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

     (1) consummation of a plan of merger of consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

     (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

     (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     (i) alters or abolishes a preferential right of such shares;

     (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

     (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

     (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

     5/11.70 PROCEDURE TO DISSENT. - (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate of other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest or file a petition in the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

     (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements or subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

     (j) As used in this Section:

     (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
                                                                 APPENDIX D

                           PROPOSED AMENDMENT TO
                     PARAGRAPH 1 OF ARTICLE FOURTH OF
                       ARTICLES OF INCORPORATION OF
                            UNITED TRUST, INC.

                              ARTICLE FOURTH

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 7,150,000 divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                             Par value per share or
               Series         Number of      statement that shares are
Class         (if any)        shares         without par value

Common         None           7,000,000      Without par value

Preferred      To be fixed      150,000      $100
               By the Board
               Of Directors

                                  PART II

                        INFORMATION NOT REQUIRED IN

                                PROSPECTUS

Item 20.  Indemnification of Directors and Officers

        The Illinois Business Corporation Act empowers the Registrant to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the Registrant, or is or was serving as such at the request of the Registrant with respect to another corporation, partnership, joint venture, trust, or other enterprise. The Act also empowers the Registrant to purchase and maintain insurance on behalf of any such officer or director of the Registrant against liability asserted against or incurred by him or her in any such capacity, whether or not the Registrant would have power to indemnify such officer or direction against such liability.

        Article 1.1 of the Registrant's Bylaws provides, in effect, for the indemnification by the Registrant of each director, officer, employee, or agent of the Registrant to the full extent permitted by the Illinois Business Corporation Act.

Item 21.  Exhibits and Financial Statements Schedules

        A list of exhibits and financial statement schedules included as part of this Registration Statement is set forth in the list that immediately precedes such exhibits and schedules and is hereby incorporated herein by reference.

Item 22.  Undertakings

     The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold in the termination of the offering.

       4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the
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
     incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

       5. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

       6.Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       7. That every prospectus (i) that is filed pursuant to paragraph 6 immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the UTI pursuant to the provisions described under
     Item 20 above, or otherwise (other than insurance), UTI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by UTI of expenses incurred or paid by a director, officer or controlling person of UTI in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the Securities being registered, UTI will, unless in the opinion of its counsel the matter has been settled by question whether such indemnification by it, other than indemnification pursuant to court order and not including any coverage under, or agreement to pay premiums for, any policy of insurance, is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                                                    Appendix E


            Consent of Independent Certified Public Accountant


     We consent to the inclusion of our reports for the year ended December 31, 1997, dated March 26, 1998, accompanying the consolidated financial statements and schedules of United Trust, Inc., the consolidated financial statements of United Income, Inc. and the consolidated financial statements and schedules of United Trust Group, Inc. appearing in the Form S-4/A Registration Statement (File No 333-44269) of United Trust, Inc., dated
January 15, 1999, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




                              KERBER, ECK & BRAECKEL LLP




Springfield, Illinois
January 15, 1999
                                                             Appendix F


               Consent of Use of Federal Income Tax Opinion


      We consent to the use of our opinion dated October 9, 1998 regarding certain federal income tax consequences of the proposed merger of United
Income, Inc. with and into United Trust, Inc. and to the discussion presented in the prospectus dated February 1, 1999 under the sub-heading "Tax Consequences" as found starting on page 31.




                              KPMG LLP




Columbus, Ohio
January 15, 1999

                                                  APPENDIX G
October 9, 1998


Mr. James E. Melville
President
United Trust, Inc.
5250 South Sixth Street
P.O. Box 5147
Springfield, Ohio  62705


Dear Mr. Melville:

You have requested the opinion of KPMG Peat Marwick LLP ("KPMG") regarding certain Federal income tax consequences of the proposed merger ("the Merger") of United Income, Inc. ("Income") with and into United Trust, Inc. ("Trust").

Our opinion is based solely upon information provided to us in the "Agreement and Plan of Reorganization," as amended, (including Exhibit A) ("the Agreement"), and the "Statement of Facts and Representations" dated October 7, 1998 (Representations) provided to us by the management of Income and Trust as set forth in the sections of this letter entitled "Facts" and "Representations."

You have advised us that the facts contained in the Agreement and the Representations, and as set forth below in the section entitled "Facts," provide an accurate and complete description of the facts and circumstances concerning the Merger. We have made no independent determination regarding such facts and circumstances and, therefore, have relied solely upon the facts presented and the Agreement and the Representations for purposes of this letter. Any changes to the facts or to the Agreement or the Representations could cause KPMG to change the opinions stated herein.

Facts:

Trust is an Illinois "C" corporation which is publicly owned. Trust is a holding company and engages in no business or operations directly other than holding the stock of other corporations. Currently, the authorized capital stock of Trust consists solely of 3,500,000 shares of common stock, no par value ("Trust Common Stock") and 150,000 shares of preferred stock, $100 par value. In order to effect the Merger, Trust will increase the number of authorized shares of Trust Common Stock to 8,000,000. Currently 1,569,509 of the authorized Trust Common Stock shares and none of the preferred stock shares are issued and outstanding.

Income is an Ohio "C" corporation which is publicly owned. Income is a holding company which engages in no business or operations directly other than holding the stock of other corporations. Currently, the authorized capital stock of Income consists solely of 2,310,001 shares of common stock, no par value ("Income Common Stock") and 150,000 shares of preferred stock, $100 par value. Currently, 1,912,239 shares of the authorized Income Common Stock and none of the preferred stock are issued and outstanding.
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
United Trust Group ("UTG") is an Illinois "C" corporation and is a holding company which engages in no business or operations directly other than holding the stock of insurance and insurance-related companies. Currently the authorized capital stock of UTG consists solely of 10,000 shares of common stock, no par value ("UTG Common Stock"). Currently 100 shares of the authorized UTG Common Stock are issued and outstanding. Currently Trust owns 53% of the outstanding UTG Common Stock, and Income owns the remaining 47% of UTG Common Stock.

Proposed transaction:

The managements of Trust and Income have both represented to KPMG that the Merger will benefit the business operations of Trust and Income and their respective stockholders by creating a larger, more viable life insurance holding company group with lower administrative cost, a simplified corporate structure, and more readily marketable securities.

To   accomplish  the  business  purposes  described  above,  the  following transaction (the "Proposed Transaction") has been proposed:

In order to effect the Merger, Trust will increase the number of authorized shares of Trust Common Stock to 8,000,000. Following a formal vote by the Boards of Trust and Income in which the Agreement and the Merger is approved, Income will merge pursuant to the Agreement with and into Trust in accordance with the applicable provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law. In the Merger, and by operation of state law, Trust will acquire all of the assets and assume all of the liabilities of Income, the separate existence of Income will cease, and Trust will be the surviving corporation in the Merger.

In the Merger, the shareholders of Income, other than Trust, will receive solely one share of Trust Common Stock in exchange for each share of Income Common Stock surrendered. Under applicable law, Income shareholders and Trust shareholders have the right to dissent from approval of the Merger. Any such dissenting shareholder will receive a cash payment equal to the fair market value ("FMV") of their current stock holdings.


Representations:

For purposes of rendering this opinion, the managements of Trust and Income, have provided the following representations to KPMG regarding the proposed transaction:

(a) Trust has held a 30% interest in Income Common Stock for more than two years. Trust purchased the remaining 10.6% interest within the past two years. No part of this interest was acquired in anticipation or in furtherance of the Merger.

(b) The Merger is being effected to benefit the business operations of Trust and Income and their respective stockholders by creating a larger, more viable life insurance holding company group with lower administrative cost, a simplified corporate structure, and more readily marketable securities.

(c) The fair market value of Trust Common Stock received by each Income shareholder in the Merger will be approximately equal to the FMV of the Income Common Stock surrendered by such shareholders in the exchange.
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
(d) The FMV and adjusted basis of the assets of Income transferred to Trust will equal or exceed the sum of the liabilities assumed by Trust plus the amount of liabilities, if any, to which the transferred assets are subject.

(e) Any liabilities of Income assumed by Trust and the liabilities to which the transferred assets of Income are subject were incurred by Income in the ordinary course of its business.

(f) Trust, Income, and Income shareholders will each pay their respective expenses, if any, incurred in connection with the Merger.

(g) There is no intercorporate indebtedness existing between Income and Trust that was issued, acquired, or will be settled at a discount.

(h)   Neither  Trust  nor  Income is an investment company  as  defined  in
   Section 368(a)(2)(F)(iii) and (iv) of the Code.1

(i) Neither Trust nor Income is under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

(j) None of the compensation received by shareholder-employees of Income, if any, will be separate consideration for, or allocable to, any of their shares of Income stock; none of the shares of Trust stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

(k) There is no plan or intention on the part of any person or entity holding Income Common Stock immediately prior to the Merger ("former Income Common Stockholders"), to sell or exchange a number of shares of Trust Common Stock received in the Merger in any transaction in which Trust, its shareholders, or any corporation related to Trust is a direct or indirect party, that would reduce the former Income Common Stockholders' aggregate ownership of Trust Common Stock at any time following the Merger to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Income Common Stock as of the same date. For purposes of this representation, shares of Income Common Stock (or the portion thereof) exchanged for cash or other property will be treated as outstanding Income Common Stock on the date of the Merger. Moreover, shares of Income Common Stock and shares of Trust Common Stock held by Income Common Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

(l) Trust has no plan or intention to reacquire any of the Trust Common Stock issued in the Merger and the management of Trust is not aware of any plan or intention on the part of Trust, its shareholders, or any corporation related to Trust to purchase or acquire a number of shares of Trust stock received by Income shareholders in the Merger that would reduce the former Income Stockholders' aggregate ownership of Trust Common Stock at any time following the Merger to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Income Common Stock as of the same date. For purposes of this representation, shares of Income Common Stock (or the portion thereof) exchanged for cash or other property will be treated as
   outstanding  Income Common Stock on the date of the  Merger.   Moreover,
   shares of Income Common Stock and shares of Trust Common Stock held by former Income Common Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

1. References to the "Code" are to the Internal Revenue Code of 1986, as amended. Unless stated otherwise, all "section" references are to the Code.

(m) Trust has no plan or intention to sell or otherwise dispose of any of the assets of Income acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C).

(n) Following the transaction, Trust will continue the historic business of Income or use a significant portion of Income's historic business assets in a business.


Opinions:

Based solely on the Facts and the Representations set forth above, and as limited by the Scope of the Opinion, as discussed below, it is the opinion of KPMG that:

1. Provided that the Merger qualifies as a statutory merger under the applicable corporate laws of the states of Illinois and Ohio, then such Merger should qualify as a reorganization within the meaning of Section 368(a)(1)(A). Trust and Income will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss should be recognized to Income on the transfer of all its assets to Trust in exchange for Trust Common Stock, cash for dissenting shareholders, if any, and the assumption by Trust of all Income's liabilities. (Sections 361 and 357(a)).

3. The basis of Income assets in the hands of Trust should be the same in each instance as the basis of those assets in the hands of Income immediately prior to the Merger Section (362(b)).

4. The holding period of the Income assets in the hands of Trust should include in each instance the period those assets were held by Income (Section 1223(2)).

5. No gain or loss should be recognized by Trust on the receipt of Income's assets in exchange for Trust Common Stock and the assumption of the liabilities of Income (Section 1032(a)).

6. Trust should succeed to and take into account, as of the day of the Merger the items of Income described in Section 381(c), subject to the conditions and limitations specified in Sections 381, 382, 383 and 384, if applicable, and the regulations thereunder (Section 381(a)). No opinion has been requested, nor is any expressed, with respect to such conditions and limitations.

7. No gain or loss should be recognized to the Income shareholders on the exchange of their shares of Income Common Stock solely for Trust Common Stock pursuant to the Merger. (Section 354(a)(1)).

8. The basis of the Trust Common Stock to be received by the Income shareholders should be the same as the basis of the Income Common Stock surrendered in exchange therefore in the Merger (Section 358(a)(1)).

9. The holding period of the Trust Common Stock received by the Income shareholders should include the period during which they held the Income Common Stock exchanged for Trust Common Stock in the Merger, provided the Income Common Stock is held as a capital asset on the date of the exchange (Section 1223(1)).

10. Provided neither Income nor Trust is a "collapsible corporation" as defined in Section 341(b), cash received by any dissenting shareholder of Income who receives solely cash (in lieu of Trust Common Stock) in exchange for his or her Income Common Stock, or any Trust shareholder who elects to receive solely cash in exchange for his or her Trust Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302. If, as a result of such distribution, a shareholder owns no Trust Common Stock either directly or through the application of Section 318(a), the redemption will be a complete termination of interest within the meaning of Section 302(b)(3), and such cash will be treated as a distribution in exchange for his or her stock, as provided in Section 302(b).


Scope of the Opinion:

The opinions expressed above are rendered only with respect to the specific facts and representations set forth herein. No opinions are provided with respect to issues not specifically set forth in the "Opinions" section of this letter. No inference should be drawn regarding any matter not specifically opined upon. Further, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences to Income or its shareholders, or Trust and its shareholders, including, but not limited to, income, franchise, sales, use, excise or transfer taxes which may be significant.

KPMG does not express any opinion, and none was requested, as to any possible conditions and limitations specified in IRC Secs. 381, 382, 383 and 384, if applicable, and the regulations thereunder (IRC Sec. 381(a) and Reg. 1.381(a)-1) regarding any items described in IRC Sec. 381(c).

Our opinion with respect to the consummated transaction is based on the assumption that the stock consideration received by the Income shareholders will not decrease below 40 percent of the total consideration received by them for their Income stock and no views are expressed with respect to the consummated transition if that event occurs.

If any of the above-stated facts, circumstances, or assumptions are not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could cause KPMG to change its opinions. In rendering our opinion, we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion.

The  opinions  contained herein are not binding upon the  Internal  Revenue
Service, any other tax authority or any court, and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.

On December 13,1994, the Internal Revenue Service (IRS) published Revenue Procedure 94-76 stating that they were opening a study project to determine if certain corporate combining transactions such as the Merger should be subject to tax by reason of the repeal of the General Utilities doctrine.

On January 29, 1996, the IRS published Notice 96-6 stating that the study project referred to above would be closed with no guidance issued at the time. The IRS reserves the right to issue such guidance in the future.

The opinions stated herein are specifically contingent upon the Merger being consummated before any such guidance is issued by the Treasury or IRS.


KPMG Peat Marwick LLP






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